SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934
                                (Amendment No.3)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive  Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
               Besicorp Group Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

       Common Stock, par value $.10 per share
 -----------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

        3,051,435 shares of Common Stock
----------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     $34.50 per share
------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

     $105,274,507.50
------------------------------------------------------------------------------

5) Total fee paid:

     $21,055.00
------------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

   ----------------------------------------------------------------------------

          2)   Form, Schedule or Registration Statement No.:

   ----------------------------------------------------------------------------

          3)   Filing Party:

  ----------------------------------------------------------------------------

          4)   Date Filed:

------------------------------------------------------------------------------

                               BESICORP GROUP INC.
                               1151 FLATBUSH ROAD
                            KINGSTON, NEW YORK 12401

                                  March 1, 1999

To Our Shareholders:

         You are cordially invited to attend a Special Meeting of Shareholders of Besicorp Group Inc. ("Besicorp") to be held at 9:00 a.m. local time on March 19, 1999 in the Kent Room at the Warwick Hotel, 65 West 54 Street, New York, New York.

         At this important meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger, as amended (the "Plan of Merger"), by and among Besicorp, BGI Acquisition LLC ("Acquisition") and BGI Acquisition Corp., a wholly owned subsidiary of Acquisition. If the merger contemplated by the Plan of Merger is completed, Besicorp will be owned by Acquisition and you will receive $34.50 in cash (subject to upward adjustment if the Base Amount (as defined in the Plan of Merger) exceeds $105,275,000), without any interest thereon, for each share of Besicorp Common Stock you own. The Plan of Merger is attached as Annex A to the Proxy Statement. In addition, immediately before the merger, Besicorp will distribute (the "Spin-Off") to its shareholders on a pro rata basis all of the shares of common stock of Besicorp Ltd. ("Newco"), a subsidiary of Besicorp, which will, among other things, own Besicorp's photovoltaic and independent power plant development businesses and have assumed essentially all of Besicorp's liabilities and obligations. An Information Statement containing information regarding the Spin-Off and Newco will be sent to Besicorp's shareholders in conjunction with the Spin-Off. The Spin-Off does not require your approval.

         The Plan of Merger will be adopted only if the holders of at least 66 2/3% of the outstanding shares of Besicorp vote in its favor.

         YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, BESICORP AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE TERMS OF THE PLAN OF MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PLAN OF MERGER.

         Josephthal & Co., Inc., the financial advisor to Besicorp, has delivered a written opinion to the Board of Directors of Besicorp that as of November 20, 1998, the last business day prior to the date of the initial plan of merger, the consideration to be received by each shareholder of Besicorp in connection with the merger is fair from a financial point of view to Besicorp's shareholders. You should read a copy of this opinion which is attached as Annex B to the Proxy Statement.

         Important information regarding Besicorp and the proposed merger is included in the enclosed Proxy Statement. You are urged to read the Proxy Statement carefully.

         Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign and date your proxy card and return it in the enclosed envelope or by facsimile transmission to Continental Stock Transfer & Trust Company ("Continental"). To return this card by fax, you must photocopy both sides of the signed card so that they appear on the same page and fax the photocopy to Continental at (212) 509-5152, Attn: Proxy Department. If you do attend, you will be entitled to vote in person, and such vote will revoke your proxy.



                                   Sincerely,

                                   /s/ Michael F. Zinn
                                   -------------------
                                       Michael F. Zinn
                                       Chairman of the Board,
                                       President and Chief Executive Officer

                               BESICORP GROUP INC.
                               1151 FLATBUSH ROAD
                            KINGSTON, NEW YORK 12401

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

         NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the "Special Meeting") of Besicorp Group Inc., a New York corporation (the "Company" or "Besicorp"), will be held in the Kent Room at the Warwick Hotel, 65 West 54 Street, New York, New York on March 19, 1999 at 9:00 a.m. (local time) to:

                  (i) consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated November 23, 1998, as amended by Amendment No. 1 to the Agreement and Plan of Merger dated January 28, 1999 and Amendment No. 2 to the Agreement and Plan of Merger dated February 16, 1999 (as amended, the "Plan of Merger")(a copy of which is attached as Annex A to the accompanying Proxy Statement), by and among Besicorp, BGI Acquisition LLC ("Acquisition"), a Wyoming limited liability company, and BGI Acquisition Corp. ("Merger Sub"), a New York corporation and a wholly owned subsidiary of Acquisition, and

                  (ii) transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

         THE BOARD OF DIRECTORS OF BESICORP HAS UNANIMOUSLY DETERMINED THAT THE PLAN OF MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, BESICORP AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS ADOPTION OF THE PLAN OF MERGER.

           All shareholders are cordially invited to attend the Special Meeting. Only shareholders of record at the close of business on February 3, 1999 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof. The affirmative vote of at least 66 2/3% of the shares of the Besicorp Common Stock outstanding on such record date is necessary to adopt the Plan of Merger. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. YOU MAY ALSO RETURN THE PROXY CARD BY FACSIMILE TRANSMISSION TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY ("CONTINENTAL"). TO RETURN THE CARD BY FAX, YOU MUST PHOTOCOPY BOTH SIDES OF THE SIGNED PROXY CARD SO THAT THEY APPEAR ON THE SAME PAGE AND FAX THE PHOTOCOPY TO CONTINENTAL AT (212) 509-5152, Attn: Proxy Department.

                  BY ORDER OF THE BOARD OF DIRECTORS

                  /S/ Michael F. Zinn
                  ------------------------------------------
                      Michael F. Zinn, Chairman of the Board,
                      President and Chief Executive Officer

Dated: March 1, 1999

                               BESICORP GROUP INC.
                               1151 FLATBUSH ROAD
                            KINGSTON, NEW YORK 12401

                               ------------------

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 19, 1999
                               ------------------

         This Proxy Statement is furnished to the holders of common stock, par value $.10 per share ("Besicorp Common Stock"), of Besicorp Group Inc. ("Besicorp" or the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of Besicorp for use at the special meeting of the shareholders of Besicorp to be held at 9:00 a.m., local time, on March 19, 1999 in the Kent Room at the Warwick Hotel, 65 West 54 Street, New York, New York, and at any adjournment or postponement thereof (the "Special Meeting").

         The purpose of the Special Meeting is to consider and vote upon an Agreement and Plan of Merger dated November 23, 1998 (the "Initial Plan of Merger"), as amended by Amendment No. 1 to the Agreement and Plan of Merger dated January 28, 1999 ("Amendment No. 1") and Amendment No. 2 to the Agreement and Plan of Merger dated February 16, 1999 ("Amendment No.2;" the Initial Plan of Merger as amended by Amendment No. 1 and Amendment No. 2, the "Plan of Merger") by and among Besicorp, BGI Acquisition LLC ("Acquisition"), a Wyoming limited liability company, and BGI Acquisition Corp. ("Merger Sub" and together with Acquisition, the "Buyer"), a New York corporation and a wholly owned subsidiary of Acquisition. The Plan of Merger provides that Merger Sub will be merged with and into Besicorp, with Besicorp being the surviving corporation (the "Surviving Corporation") and wholly owned by Acquisition (the "Merger"). If the Merger is consummated, Besicorp's shareholders will be entitled to receive $34.50 in cash (subject to upward adjustment if the Base Amount (as defined in the Plan of Merger, a copy of which is annexed hereto as Annex A) exceeds $105,275,000 (the "Merger Consideration")), without any interest thereon, for each share of Besicorp Common Stock. If the closing of the Merger (the "Closing") had occurred on February 25, 1999, Besicorp estimates the upward adjustment would have been $2.59 per share. It is anticipated that if there is any upward adjustment, such adjustment will not exceed approximately $4.00 per share. There will not be a downward adjustment to the Merger Consideration; however, no assurance can be given that there will be any upward adjustment to the Merger Consideration. See "Summary - The Merger Consideration" and "Plan of Merger - Merger Consideration" for a description of the manner in which the amount to be paid to Besicorp's shareholders is subject to upward adjustment. As a result of these adjustment provisions, the exact amount to be received by Besicorp's shareholders in excess of $34.50 per share is currently not precisely determinable, is subject to confirmation by the parties to the Plan of Merger and may not be determined until after shareholders have returned their proxies with respect to the Special Meeting. Shareholders should base their decision on whether to adopt the Plan of Merger on a price of $34.50 per share. Prior to the consummation of the Merger, Besicorp will distribute to its shareholders on a pro rata basis all of the shares of common stock ("Newco Common Stock") of Besicorp Ltd. ("Newco"), a subsidiary of Besicorp (the "Spin-Off"), which at the time of the Spin-Off will (i) have assumed essentially all of Besicorp's liabilities and obligations other than the Permitted Liabilities (as defined below), for which the Surviving Corporation remains liable, and (ii) own Besicorp's photovoltaic and independent power plant development businesses and all of Besicorp's assets other than the following assets (which assets will indirectly be acquired by Buyer in the Merger): (a) Besicorp's cash (except for $1.5 million which Besicorp will contribute to Newco, $6.5 million to fund the Escrow Fund (as defined), $2 million to pay bonuses payable in connection with the consummation of the Merger and to pay approximately $2 million in the estimated expenses of Transaction (as defined));
(b) securities owned by Besicorp (including the shares of common stock of Niagara Mohawk Power Corporation); (c) the subsidiaries of Besicorp that own the Partnership Interests (as defined) in the Power Plants and the Corporate Headquarters (as defined); and (d) other assets consisting primarily of claims of Besicorp and awards made to Besicorp in the aggregate face amount of approximately $1.1 million. See "Unaudited Pro Forma Financial Information," "Summary - The Spin-Off" and "The Spin-Off -- The Contribution." Management currently estimates that Newco will have a value ranging from $4.5 million to $5.5 million. An Information Statement containing additional information regarding the Spin-Off and Newco will be sent to Besicorp's shareholders in conjunction with the Spin-Off. The Spin-Off does not require approval of Besicorp's shareholders; however, the Spin- Off will not occur unless all the conditions to the Merger (other than the Spin-Off) have been satisfied or waived. See "The Spin-Off." The consummation of the Merger is subject to the satisfaction (or waiver) of various conditions, including the shareholders' adopting the Plan of Merger, the occurrence of the Spin-Off, confirmation of Besicorp and Buyer with respect to the calculation of the Base Amount, such Base Amount not being less than $105,275,000 and Merger Sub's having received debt financing (the "Financing"), which, together with the equity to be contributed to Merger Sub will be in an amount necessary to pay the Merger Consideration and consummate the Merger. See "Plan of Merger -- Conditions to the Merger."

         The Besicorp Common Stock is listed on the American Stock Exchange Emerging Company Marketplace ("AMEX ECM") under the symbol "BGI.EC". As of February 25, 1999, the last reported sales price of the Besicorp Common Stock was $32-1/4. See "Market Information Regarding Besicorp Common Stock."

         This Proxy Statement is dated March 1, 1999 and is, along with the accompanying form of proxy, first being distributed to the shareholders of Besicorp on or about such date.

                              AVAILABLE INFORMATION

         Besicorp is required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to file certain reports and documents with the Securities and Exchange Commission (the "SEC"). These reports and documents may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W.,

Washington, D.C. 20549 and are available for inspection and copying at the public reference facilities maintained by the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such information can be obtained by mail from the Public Reference Section of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Besicorp Common Stock is listed on the American Stock Exchange Emerging Company Marketplace under the symbol "BGI.EC". Reports, proxy and information statements, and other information concerning
Besicorp can also be inspected at the American Stock Exchange at 86 Trinity Place, New York, New York 10006.

         The SEC  maintains  a World  Wide Web site that  contains  reports  and
documents   regarding   Besicorp.   The   address  of  the  SEC's  web  site  is
http:\\www.sec.gov.

                                TABLE OF CONTENTS


SUMMARY..................................................................................................5
         The Parties.....................................................................................5
         The Special Meeting.............................................................................5
         The Merger Consideration .......................................................................5
         Record Date; Quorum; Vote Required..............................................................6
         Background of the Merger........................................................................7
         Recommendation of Besicorp's Board of Directors.................................................8
         Opinion of Financial Advisor....................................................................8
         Interests of Executive Officers and Directors in the Merger.....................................8
         Conditions to the Merger........................................................................9
         Termination.....................................................................................9
         Effective Date; Cancellation of Stock Certificates; and
              Receipt of Merger Consideration ...........................................................9
         Dissenters' Rights..............................................................................10
         Material Federal Income Tax Consequences........................................................10
         Spin-Off........................................................................................10
         Trading Market for and Market Price of Besicorp Common Stock....................................12

VOTING AT THE SPECIAL MEETING............................................................................12
         Introduction....................................................................................12
         Time, Date and Place of Meeting.................................................................12
         Record Date; Vote Required......................................................................12
         Quorum..........................................................................................13
         Solicitation, Revocation and Use of Proxies.....................................................13
         Dissenters' Rights..............................................................................14

FACTORS TO BE CONSIDERED.................................................................................14
         Purposes and Effects of the Merger .............................................................14
         Background of the Merger .......................................................................15
         Recommendation of the Board of Directors; Fairness of the Merger ...............................20
         Opinion of Financial Advisor....................................................................21
                  Partial Liquidation Alternative .......................................................22
                  Reinvestment Alternative...............................................................23
                  Price Volume Trading History...........................................................23
         Interests of Executive Officers and Directors in the Merger.....................................25
         Certain Effects of the Merger...................................................................27
         Material Federal Income Tax Consequences........................................................27
         Regulatory and Other Approvals..................................................................29




PLAN OF MERGER...........................................................................................29
         The Merger......................................................................................29
         Merger Consideration............................................................................30
         Representations and Warranties..................................................................31
         Certain Covenants...............................................................................32
                  Conduct of Business Pending the Merger.................................................32
                  Acquisition Proposals..................................................................33
                  Indemnification .......................................................................34
         Conditions to the Merger........................................................................34
                  Financing Condition ...................................................................34
                  Other Conditions to the Merger ........................................................34
         Termination ....................................................................................35
                  Right to Terminate ....................................................................35
                  Remedies ..............................................................................36
                  Damages ...............................................................................36


INDEMNIFICATION AGREEMENT................................................................................37

ESCROW AGREEMENT.........................................................................................38

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS...................................................39

EFFECT ON OPTIONS, WARRANTS AND RESTRICTED STOCK.........................................................39

FEES AND EXPENSES........................................................................................39

UNAUDITED PRO FORMA FINANCIAL INFORMATION................................................................40

BUSINESS OF THE COMPANY..................................................................................47
         Background .....................................................................................47
         Power Plant Activities .........................................................................47
                  Discontinued Operations and Recent Developments........................................47
                  Current Operations.....................................................................48
                  Foreign Regulatory Compliance and
                       Other Risks of International Operations...........................................49
         Solar Energy Activities.........................................................................49
                  Current Operations.....................................................................49
                  Discontinued Operations and Recent Developments........................................50
         Sales and Distribution..........................................................................50
         Customers and Backlog...........................................................................50
         Competition.....................................................................................50
         Suppliers.......................................................................................51
         Research and Development........................................................................51
         Intellectual Property...........................................................................51


         Government Regulation and Environmental Matters.................................................51
         Employees ......................................................................................51
         Properties......................................................................................52
         Legal Proceedings...............................................................................52
         Security Ownership of Certain Beneficial Owners and Management..................................55

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS......................................         56
         Recent Developments.............................................................................56
         Results of Operations...........................................................................57
         Liquidity and Capital Resources.................................................................63
         Year 2000.......................................................................................64

MARKET INFORMATION REGARDING BESICORP COMMON STOCK.......................................................65

THE SPIN-OFF.............................................................................................66
         Background......................................................................................66
         The Contribution................................................................................66
         The Spin-Off....................................................................................67
         Conditions to the Spin-Off......................................................................68

INFORMATION REGARDING ACQUISITION AND MERGER SUB.........................................................68

OTHER MATTERS............................................................................................68

ANNUAL MEETING OF SHAREHOLDERS...........................................................................68

INDEPENDENT PUBLIC ACCOUNTANTS...........................................................................68

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
         OF  BESICORP GROUP INC. ....................................................................... F-1

INDEX TO THE FINANCIAL STATEMENTS OF THE PARTNERSHIPS................................................... F-1

Annex A-1 -- Initial Plan of Merger

Annex A-2 -- Amendment No. 1 to the Agreement and Plan of Merger

Annex A-3 -- Amendment No. 2 to the Agreement and Plan of Merger

Annex B -- Fairness Opinion of Josephthal & Co., Ltd.

Annex C -- Subsidiaries of Besicorp

                                        4

                                     SUMMARY

         The following is a summary of certain information contained in this Proxy Statement (including the annexes). Because this is a summary, it does not contain all the information that may be important to you. You should read the entire Proxy Statement and its annexes carefully before you decide whether to vote your shares in favor of the Plan of Merger. Capitalized terms used without being defined herein shall have the meanings ascribed to such terms by the Plan of Merger.

THE PARTIES

         Besicorp Group Inc., a New York corporation ("Besicorp" or the "Company"), is engaged in the development of independent power plants and the development, assembly, manufacture, marketing and resale of photovoltaic products and systems. Besicorp's principal executive offices are located at 1151 Flatbush Road, Kingston, New York 12401, (914) 336- 7700. See "Business of the Company."

         BGI Acquisition LLC ("Acquisition") is a limited liability company organized in Wyoming. BGI Acquisition Corp. ("Merger Sub") is a New York corporation and a wholly owned subsidiary of Acquisition. Merger Sub and Acquisition have not carried on any activities, other than in connection with the Merger. Acquisition is wholly owned by Lion Gate, LLC, a limited liability company organized under the laws of the British Virgin Islands. Lion Gate, LLC is engaged in the business of trading and investments. The sole member of Lion Gate, LLC is Mr. Thamer Bin Saeed Al-Shanfari, a citizen of the Sultanate of Oman. See "Information Regarding Acquisition and Merger Sub."


THE SPECIAL MEETING

         The Special Meeting of the shareholders of Besicorp will be held at 9:00 a.m. (local time) on March 19, 1999, in the Kent Room at the Warwick Hotel, 65 West 54 Street, New York, New York.

         The Special Meeting will be held to permit holders of shares of Besicorp Common Stock to vote upon a proposal to adopt the Plan of Merger, a copy of which is attached hereto as Annex A. The Plan of Merger provides for the merger of Merger Sub with and into Besicorp and contemplates that prior to the consummation of the Merger, Besicorp will distribute to its shareholders on a pro rata basis all of the shares of Newco Common Stock. Newco at such time will, among other things, own Besicorp's photovoltaic and independent power plant development businesses and have assumed essentially all of Besicorp's liabilities and obligations other than the Permitted Liabilities, for which the Surviving Corporation remains liable.

THE MERGER CONSIDERATION

         If the Plan of Merger is adopted and the Merger consummated, each share of Besicorp Common Stock issued and outstanding immediately prior to the Effective Date (as defined) will be converted into the right to receive $34.50 in cash (subject to upward adjustment if the Base Amount exceeds $105,275,000, as described herein and in the Plan of Merger), without any interest thereon. See "Plan of Merger -- Merger Consideration." It is anticipated that if there is any upward adjustment, such adjustment will not exceed approximately $4.00 per share. There will not be a downward adjustment to the Merger Consideration; however, no assurance can be given that there will be any upward adjustment to the Merger Consideration.

The Base Amount is determined pursuant to the following formula:

         The Base Amount is basically:

         (A) the sum of:

                  (i) $500,000,
                  (ii) a claimed tax refund for fiscal year 1998 (but only up to $3,909), (iii) Besicorp's cash and cash equivalents as of the Effective Date, (iv) .9975 multiplied by the price of a share of Niagara Mohawk Common Stock as of the trading day before the Closing Date multiplied by the number of shares of Niagara Mohawk Common Stock held by Besicorp as of the Effective Date (not to exceed 50,000 shares), and (v) the liabilities of Besicorp or any Remaining Subsidiary for unpaid federal income taxes for the current fiscal year through the Effective Date multiplied by .8357, less

         (B) the sum of:

                  (i) all liabilities of Besicorp or a Remaining Subsidiary (excluding certain state income tax and certain intercompany liabilities) determinable as of the Effective Date; (ii) an estimate of all Damages, and certain other damages; and (iii) transfer and similar taxes incurred in connection with the Transactions, assuming the prior establishment of the Escrow Fund.


         As an example, on February 25, 1999, based on the most recent ascertainable financial information, Besicorp estimates that the Base Amount would have equaled $113,174,721 (after deducting an aggregate of an additional $5.5 million for (i) the estimated costs of the Transactions, (ii) paying bonuses and (iii) contributing $1.5 million in cash to Newco). Since this exceeds $105,275,000 by $7,899,721, there would be an upward adjustment of $7,899,721 divided by 3,051,435 (the number of shares of Besicorp Common Stock on a fully diluted basis

(which is  assumed to be the number of shares  outstanding  as of the  Effective
Date)), or $2.59 per share of Besicorp Common Stock so that the Merger Consideration would equal $37.09. The aggregate amount of the payment to be made by Acquisition pursuant to the Plan of Merger equals the Merger Consideration multiplied by the number of shares of Besicorp Common Stock outstanding immediately prior to the Effective Date. This aggregate amount cannot be determined at present. However, assuming that there are 3,051,435 shares outstanding, this amount shall be no less than $105,275,000 and in the above example would amount to $113,177,724. The aggregate amount is not likely to exceed $117 million.

         In order to determine whether there will be an adjustment to the Merger Consideration, Besicorp is required no later than twenty days prior to Closing to deliver to Buyer a statement (the "Statement") setting forth the components of the Base Amount. The Statement is to be prepared in accordance with the generally accepted accounting principles applied in preparation of Besicorp's financial statements, with items to be reflected regardless of materiality and all accruals known or contemplated for Liabilities of Besicorp or a Remaining Subsidiary as of the Effective Date to be reflected. Besicorp and Buyer are to use their reasonable best efforts to reach agreement on any disputed components of the Statement prior to the Closing. In the event that Besicorp and Buyer are unable to reach an agreement on the Statement within three days prior to Closing, the Plan of Merger will be deemed terminated. It is the intent of the
parties  to  hold  the  Closing  promptly   following  the  Special  Meeting;
therefore, it is anticipated that the Statement shall have been finalized prior to the Special Meeting and the amount of the upward adjustment, if any, will have been determined prior to such Special Meeting. See "Plan of Merger -- Merger Consideration."

                                       5

RECORD DATE; QUORUM; VOTE REQUIRED

         Only holders of record of Besicorp Common Stock as of the close of business on February 3, 1999 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. On the Record Date, 3,038,935 shares of Besicorp Common Stock were outstanding.

         The presence, in person or by proxy, of the holders of a majority of the shares of Besicorp Common Stock outstanding on the Record Date is required to constitute a quorum at the Special Meeting. See "Voting at the Special Meeting -- Quorum." Shareholders of record on the Record Date are entitled to one vote per share on any matter which may properly come before the Special Meeting. For the Plan of Merger to be adopted, holders of at least 66 2/3% of the shares of Besicorp Common Stock outstanding as of the Record Date must vote in its favor. Abstentions and broker-non-votes will have the effect of votes against the Plan of Merger. Abstentions, but not broker non-votes, will be counted in determining the presence of a quorum. If the shareholders do not adopt the Plan of Merger, the Merger, in its current form, will not be consummated. See "Plan of Merger -- Conditions to the Merger."

         As of the Record Date, the executive officers and directors of Besicorp owned an aggregate of 1,598,707 shares of Besicorp Common Stock, representing 52.6% of the outstanding shares of Besicorp Common Stock without giving effect to shares (the "Conversion Shares") issuable upon exercise or conversion of options, warrants or other outstanding rights to acquire Besicorp Common Stock (the "Rights"). None of the Conversion Shares will be eligible to vote at the Special Meeting. See "Factors to be Considered - Interests of Executive Officers and Directors in the Merger." In addition, as of the Record Date, The Zinn Family Charitable Trust (the "Trust") established by Michael F. Zinn, the Chairman of the Board, President and Chief Executive Officer of Besicorp, owned 126,984 shares of Besicorp Common Stock (Mr. Zinn disclaims beneficial ownership of these shares). See "Business of the Company--Security Ownership of Certain Beneficial Owners and Management." Accordingly, the favorable vote of only 300,266 shares (in addition to the shares owned by the executive officers and directors and the Trust, all of whom intend to vote such shares in favor of adopting the Plan of Merger) of Besicorp Common Stock is required for adoption of the Plan of Merger by Besicorp's shareholders. See "Voting at the Special Meeting -- Record Date; Vote Required" and "Plan of Merger -- Termination -- Damages."

                                       6

BACKGROUND OF THE MERGER

         Besicorp through wholly owned subsidiaries held, until recently, ownership interests (the "Partnership Interests") in five domestic power plants (the "Power Plants") which, pursuant to power purchase agreements (the "Power Purchase Agreements"), provided capacity and electrical power to Niagara Mohawk Power Corporation ("Niagara Mohawk"). On or about October 1995, Niagara Mohawk announced its intention to renegotiate the Power Purchase Agreements and similar agreements it had with other independent power producers. As a result of these negotiations, the partnerships (the "Partnerships") which owned the Power Plants, Niagara Mohawk and certain other independent power producers entered into a Master Restructuring Agreement (the "MRA") in July 1997, which became effective on June 30, 1998, and which provided for, among other things, the termination or restructuring of the Power Purchase Agreements. Following the effectiveness of the MRA, the Power Plants were sold. In connection therewith, Besicorp has received through December 31, 1998, among other things, common stock of Niagara Mohawk (the "Niagara Mohawk Common Stock") with a value of approximately $69 million at June 30, 1998 and net cash of approximately $70 million (inclusive of Besicorp's share of the net proceeds of the Power Plant sales, which occurred in December 1998, of approximately $11 million), $4 million of which remained subject to certain reserves as of December 31, 1998. See Note 5 of Notes to Consolidated Financial Statements of Besicorp Group Inc. Anticipating, among other things, that (i) the proceeds to be received as a result of the MRA would substantially exceed the operating and projected operating needs of Besicorp's remaining businesses, and (ii) after the termination of these Power Purchase Agreements, the power generated by the Power Plants could not be sold profitably, Besicorp, in March, 1997, retained PaineWebber, and, after such relationship was terminated as of November 1997 by PaineWebber (PaineWebber having discontinued the department representing Besicorp), retained Josephthal & Co., Inc. ("Josephthal") in December 1997 to assist Besicorp in formulating and consummating a strategy or transaction to maximize the value of the MRA to Besicorp's shareholders and in February 1998 the Partnerships retained Josephthal to sell the Power Plants.

         The proceeds of the MRA and the sale of the Power Plants far exceed Besicorp's requirements for its remaining businesses (i.e., the photovoltaic business and its independent power plant development business (the "Continuing Businesses")); moreover, in management's opinion, the risks associated with reinvesting the after-tax proceeds (the "Proceeds") from the MRA and the Power Plant sales in such businesses exceed the benefits that could potentially be realized from such reinvestment.

         Since  investing  the  Proceeds  in  the  Continuing  Businesses  would constitute a risky investment, Besicorp concluded it would be preferable, and safer from the perspective of the shareholders of Besicorp, not to invest the Proceeds (other than the $1.5 million Besicorp currently anticipates contributing to Newco in connection with the Spin-Off) in the Continuing Businesses. Therefore, Besicorp considered how best to go forward with the Continuing Businesses, that in management's estimate would not be likely to generate significant profits, if any, for the next several years, and with the cash and shares of Niagara Mohawk Common Stock that Besicorp received as proceeds of the MRA and the sale of the Power Plants.

         Besicorp concluded that in light of the fact that its experience was principally in developing and managing independent power plants and the solar power business (the "Historical Company Businesses"), it would be inappropriate to invest the Proceeds in a business new to Besicorp (i.e., businesses unrelated to the Historical Company Businesses) in which Besicorp had no experience. Besicorp concluded it would focus primarily on the continued development and marketing of its photovoltaic products and systems and on the development of independent power plants.

         Besicorp concluded, after considering various alternatives, and soliciting both cash and non-cash bids for Besicorp, that the sale of Besicorp (other than the Continuing Businesses) for cash would be more beneficial to its shareholders than any other viable alternative. This ultimately led Besicorp to decide to effectuate the spin-off of the Continuing Businesses to its shareholders pursuant to the Spin-Off, and enter into the Plan of Merger to seek to maximize the return to Besicorp's shareholders on the Proceeds.

         On behalf of Besicorp, Josephthal contacted approximately 40 different entities to discuss their interest in pursuing some type of transaction with Besicorp such as purchasing substantially all of its assets or making a tender offer for all of the Besicorp Common Stock. As a result of Josephthal's efforts, a transaction between Besicorp and Acquisition was proposed. From late August through early September 1998, Besicorp and Acquisition exchanged proposed forms of a letter of intent. During the months of September through November 1998, representatives of Besicorp and Acquisition met numerous times and held discussions by telephone to negotiate the terms and conditions of a plan of merger, drafts of which were circulated from time to time. On November 23, 1998, the Initial Plan of Merger was signed. See "Factors to be Considered -- Background of the Merger."

RECOMMENDATION OF BESICORP'S BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF BESICORP HAS UNANIMOUSLY DETERMINED THAT THE PLAN OF MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, BESICORP AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF BESICORP UNANIMOUSLY RECOMMENDS ADOPTION OF THE PLAN OF MERGER BY BESICORP'S SHAREHOLDERS. For a discussion of the factors considered by Besicorp's Board of Directors in adopting the Plan of Merger, see "Factors to be Considered."


OPINION OF FINANCIAL ADVISOR

         Josephthal has delivered to the Board of Directors of Besicorp a written opinion dated November 20, 1998, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration (assuming that the merger consideration is $34.50 per share) was fair, from a financial point of view, to the holders of Besicorp Common Stock. The full text of the written opinion of Josephthal which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Proxy Statement and should be read carefully in its entirety. THE OPINION OF JOSEPHTHAL IS DIRECTED TO THE BOARD OF DIRECTORS OF BESICORP AND RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER (INCLUDING, WITHOUT LIMITATION, THE SPIN-OFF AND ITS EFFECT ON THE MERGER CONSIDERATION) OR ANY RELATED TRANSACTIONS, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE HIS SHARES AT THE SPECIAL MEETING. A PORTION OF JOSEPHTHAL'S COMPENSATION IS CONTINGENT UPON THE CONSUMMATION OF THE MERGER. See "Factors to Be Considered -- Opinion of Financial Advisor."


INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

         Michael F. Zinn, Michael J. Daley and Frederic Zinn, executive officers of Besicorp, will be paid bonuses of $1,000,000, $500,000 and $500,000, respectively, by Besicorp immediately before the consummation of the Merger.

         The Board and a committee thereof in November 1998 took action to be effective on January 1, 1999 (1) allowing the executive officers and directors who hold unvested Rights to acquire Besicorp Common Stock to exercise such Rights currently and to permit such persons to participate in the Spin-Off and the Merger and (2) removing the forfeiture provisions from directors' and executive officers' restricted shares of Besicorp Common Stock (e.g., Besicorp Common Stock that would be forfeited if the holder thereof ceases to be employed (including service as a director) by Besicorp upon the consummation of the Merger).

         Immediately before the Closing, Besicorp is required to deposit $6.5 million (the "Escrow Fund") into an escrow account pursuant to the escrow agreement provided for by the Plan of Merger and as more fully described herein (the "Escrow Agreement"). The Escrow Fund serves, among other things, to fund claims for indemnity made by the Buyer pursuant to the Indemnification Agreement. To the extent that the Escrow Fund is insufficient to fund such claims, Newco is obligated to indemnify Buyer directly pursuant to the Indemnification Agreement. If any proceeds remain in the Escrow Fund following the fifth anniversary of the date of the Escrow Agreement, they shall be released to Newco when conditions to the release have been satisfied. See "Plan of Merger - Escrow Agreement." A portion of the Escrow Fund may be used, among other things, to satisfy or defend certain claims made against officers and directors of Besicorp. The Surviving Corporation's certificate of incorporation and by-laws following the Merger will continue, subject to certain limitations, to provide for the indemnification of Besicorp's officers and directors in a manner consistent with the provisions of such charter documents as in effect at the Effective Date (as defined hereafter). See "Plan of Merger - Certain
Covenants: Indemnification." Besicorp will, prior to the Effective Date, procure officers' and directors' liability insurance covering certain persons including current officers and directors. The consummation of the Merger may adversely affect certain shareholder derivative lawsuits pending against certain of Besicorp's officers and directors. It is anticipated that the directors and executive officers of Besicorp will serve Newco in capacities in which they currently serve Besicorp and that they will be compensated for the services they render on behalf of Newco. Aside from the foregoing, and the shares of Newco
Common Stock that the executive officers and directors will be entitled to receive in the Spin-Off as shareholders of Besicorp Common Stock, the executive officers and directors will receive no benefits as a result of the Spin-Off. See "Factors to be Considered - Interests of Executive Officers and Directors in the Merger," "Plan of Merger - Escrow Agreement" and "Business of the Company - Legal Proceedings."

                                       8
CONDITIONS TO THE MERGER

         Besicorp and Buyer are only obligated to complete the Merger, if, among other things, the Plan of Merger is adopted by the shareholders of Besicorp. The Merger also is subject to certain other closing conditions, including the occurrence of the Spin-Off and Merger Sub's having received the Financing, that may be waived by the parties, subject to applicable law and certain limitations imposed by the Plan of Merger. Besicorp does not presently intend to waive any such conditions although it reserves the right to do so. If Besicorp were to waive a material condition, either before or after the Special Meeting, Besicorp intends to notify the holders of Besicorp

Common Stock and seek the shareholders' approval of such waiver before consummating the Merger. See "Plan of Merger -- Conditions to the Merger."


TERMINATION

         The Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Date by mutual written consent of Besicorp and
Buyer, or by either Besicorp or Buyer in certain other circumstances, in accordance with the termination provisions of the Plan of Merger. Upon termination of the Plan of Merger, depending upon the circumstances surrounding the termination, Besicorp may be obligated to reimburse Buyer for its out-of-pocket costs and expenses reasonably incurred and due to third parties in connection with the Plan of Merger and the Transactions (collectively, "Covered Expenses"), up to $600,000, to pay Buyer $1.4 million (the "Extension Fee"), which Extension Fee Besicorp has placed in escrow, unless the Plan of Merger was terminated by Besicorp on account of a breach by Buyer of Buyer's obligations pursuant to the Plan of Merger and, in certain circumstances, also pay to Merger Sub $3.5 million (the "Termination Payment"). See "Plan of Merger -- Termination."


EFFECTIVE DATE; CANCELLATION OF STOCK CERTIFICATES; AND RECEIPT OF MERGER CONSIDERATION

         Under the Plan of Merger, the required filing of the Certificate of Merger is expected to be made as soon as practicable after the satisfaction or waiver of all conditions to the Merger, including the adoption of the Plan of Merger by the shareholders of Besicorp at the Special Meeting. The Merger will be effective as of the date of filing of the Certificate of Merger with the Secretary of State of the State of New York in accordance with the New York Business Corporation Law (the "BCL") or at such later time as provided in such Certificate of Merger (the "Effective Date") and as a result thereof the shares of Besicorp Common Stock will be converted into the right to receive the Merger Consideration. Promptly thereafter, Continental Stock Transfer & Trust Co., Besicorp's transfer agent, or such other person designated by the parties prior to the Effective Date as the payment agent (the "Payment Agent"), will notify Besicorp's shareholders of the consummation of the Merger and will provide the shareholders with, among other things, the forms of documents (the "Letter of Transmittal") needed to exchange their shares of Besicorp Common Stock for the Merger Consideration. DO NOT SURRENDER YOUR CERTIFICATES OF BESICORP COMMON STOCK UNTIL YOU RECEIVE AND COMPLETE SUCH LETTER OF TRANSMITTAL. See "Plan of Merger -- The Merger."

DISSENTERS' RIGHTS

         Besicorp's shareholders will not have any right to dissent from the Merger and demand appraisal rights in connection with the Merger because under
Section 910(1)(A)(iii) of the BCL, such rights are not available to the shareholders of a New York corporation if the corporation's stock is listed on a national securities exchange, as are the shares of Besicorp Common Stock.
See "Voting at the Special Meeting -- Dissenters' Rights."


MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Each Besicorp shareholder will generally recognize gain or loss, for federal income tax purposes, in an amount equal to the difference between the amount of cash received by such shareholder for his or her shares of Besicorp Common Stock pursuant to the Merger and the adjusted tax basis in such shares. In addition, holders of Besicorp Common Stock at the record date for the Spin-Off will generally receive dividend income equal to the value of the shares of Newco Common Stock (which has not yet been determined, but will be determined by the Board before the Spin-Off and is estimated to range from approximately $1.47 to $1.80 per share of Besicorp Common Stock) or the amount of cash or both received by such holder pursuant to the Spin-Off. Additional information concerning the tax consequences of the Spin-Off will be provided in the Information Statement that will be sent to shareholders of Besicorp at or about the Effective Date of the Merger.

         Management is not aware of any material claims of Besicorp's creditors other than (i) claims arising out of the legal proceedings described under "Business of the Company -- Legal Proceedings," (ii) accrued unpaid federal income taxes for the current fiscal year of Besicorp through the Effective Date and the liability of Besicorp and/or its Subsidiaries for New York State income taxes for Besicorp's current fiscal year and (iii) the SunWize Indebtedness (as defined below) of approximately $135,000 which Besicorp incurred in connection with the purchase of certain assets for its photovoltaic business. See "Business -- SunWize Indebtedness." If the Surviving Corporation is not able to discharge all claims of creditors existing at the Effective Date, it is possible that creditors (including the taxing authorities) may seek to bring claims against persons who were shareholders of Besicorp immediately prior to the Effective Date of the Merger by asserting that such shareholders are subject to transferee liability. Though management of Besicorp believes that it is unlikely that such claims would be successful, if any such claims were successful, the net benefit received by such shareholders from the Merger Consideration and the Spin-Off could be materially reduced. The law firm of Coudert Brothers has rendered an opinion, subject to the qualifications and limitations set forth therein, to the effect that, if any such claims were to be made by the Internal Revenue Service, it is more likely than not that Besicorp's shareholders would not be liable as transferees for Besicorp's U.S. federal income tax liability for the current fiscal year solely as a result of the receipt of the Merger Consideration.

         Besicorp's shareholders should read carefully the discussion under "Factors to Be Considered -- Material Federal Income Tax Consequences" and are urged to consult their own tax advisors as to the tax consequences of the Merger to them under federal, state, local or any other applicable law.


SPIN-OFF

         Prior to the Merger, (i) Besicorp will transfer or cause to be transferred to Newco various subsidiaries and assets and cause Newco to assume all of Besicorp's liabilities (other than the Permitted Liabilities), as described in the chart set forth below, and (ii) Besicorp will authorize the distribution of the Newco Common Stock (or cash in lieu of fractional shares of Newco Common Stock) to persons who are shareholders of Besicorp as of the record date for the Spin-Off (the "Spin-Off Record Date"), which is expected to be the same day as the Effective Date. The following chart provides a general description of the effect of the Spin-Off on Besicorp and Newco. See "Unaudited Pro Forma Financial Information." As the Merger will be consummated promptly following the Spin-Off, Acquisition shall, subject to the provisions of the Plan of Merger which permit Besicorp and Newco to replace contributed assets with retained assets of equal value, acquire the assets listed and assume the liabilities listed under the caption "Besicorp," and Newco will own the assets listed and be liable for the liabilities listed under the caption "Newco."


                       Besicorp                                                  Newco

Subsidiaries          (i) certain subsidiaries (primarily those                  all other subsidiaries
                      owning the interests in the Partnerships that
                      formerly owned the Power Plants) and
                      (ii) the subsidiary that owns the Corporate
                      Headquarters (each, a "Remaining
                      Subsidiary" and collectively, the "Remaining
                      Subsidiaries")(for a list of the subsidiaries of
                      Besicorp including the subsidiaries to be
                      contributed to Newco, see Annex C).





                       Besicorp                                                 Newco

Assets                (i)  its cash, cash equivalents and Niagara               (i) all of Besicorp's assets
                      Mohawk Common Stock (except for $1.5                      pertaining to the photovoltaic
                      million which Besicorp shall contribute to                and power plant development
                      Newco, $6.5 million to fund the Escrow                    businesses (including interests
                      Fund, $2 million for bonuses and $2 million               in power plant projects and
                      for the estimated expenses of the                         initiatives in India and Brazil
                      Transaction);                                             and trade receivables,
                      (ii) the Corporate Headquarters (which it                 furniture, fixtures and
                      will lease to Newco); and                                 equipment related to these
                      (iii) other claims of Besicorp and awards                 businesses (See "Unaudited
                      made to Besicorp (i.e., Besicorp's rights                 Pro Forma Financial
                      under a creditor's claim in a bankruptcy                  Information"));
                      proceeding of approximately $280,000, an                  (ii) $1.5 million in cash;
                      arbitration award of approximately                        (iii) the interests in the
                      $430,000, a judgment of approximately                     Partnerships that formerly
                      $140,000 and a default judgment of                        owned the Power Plants; and
                      approximately $175,000).                                  (iv) all other assets not
                                                                                retained by Besicorp.

Liabilities           (i) the actual or accrued liabilities of                  all other liabilities (the only
                      Besicorp or any subsidiary that is a                      material liabilities that
                      Remaining Subsidiary for unpaid federal                   Besicorp is aware of are the
                      income taxes for the current fiscal year based            contingent liabilities arising
                      on the consolidated net income of Besicorp                out of legal proceedings to
                      through the Effective Date (the "Specified                which Besicorp is a party (see
                      Current Liabilities");                                    "Business - Legal
                      (ii) the liability of Besicorp or its subsidiaries        Proceedings") and
                      for New York State income Taxes for                       approximately $135,000 in
                      Besicorp's current fiscal year (the "Excluded             indebtedness (the "SunWize
                      Liability"); and                                          Indebtedness") relating to the
                      (iii) various intercompany liabilities between            purchase of the photovoltaic
                      Besicorp and the remaining subsidiaries.                  business (see "Business --
                                                                                SunWize Indebtedness")).


The Information Statement that will be sent to Besicorp's shareholders in conjunction with the Spin-Off will contain additional information regarding the Spin-Off and Newco. See "The Spin- Off."

TRADING MARKET FOR AND MARKET PRICE OF BESICORP COMMON STOCK

         Set forth below are the high and low sales prices as reported on the AMEX ECM for the periods indicated.

Fiscal Year Ended March 31,

                                    High                      Low
                                    ----------                ----------

1997     First Quarter              $ 16                      $ 11-3/4
         Second Quarter               14-3/4                    10
         Third Quarter                15-1/8                    11-1/4
         Fourth Quarter               20-7/8                    12-1/4

1998     First Quarter              $ 21-1/2                  $ 15-1/8
         Second Quarter               40                        19-7/8
         Third Quarter                36-15/16                  30-3/4
         Fourth Quarter               35-1/2                    23-5/8

1999     First Quarter              $ 39-1/2                  $ 26-1/16
         Second Quarter               40                        29-3/4
         Third Quarter                36-3/4                    29-7/8
         Fourth Quarter               33                        29-5/16
         (through February
          25, 1999)


         On November 20, 1998, the business day immediately prior to the date of public announcement of the Board's adoption of the Initial Plan of Merger, the last reported sales price of the Besicorp Common Stock was $32-7/8. As of February 25, 1999, the last reported sales price of the Besicorp Common Stock was $32-1/4. See "Market Information Regarding Besicorp Common Stock."


                          VOTING AT THE SPECIAL MEETING

INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Besicorp for the Special Meeting. At the Special Meeting, the shareholders of Besicorp will consider and vote on a proposal to adopt the Plan of Merger.

TIME, DATE AND PLACE OF MEETING

         The Special Meeting will be held at 9:00 a.m. (local time) on March 19, 1999 in the Kent Room at the Warwick Hotel, 65 West 54 Street, New York, New York.


RECORD DATE; VOTE REQUIRED

         The Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting is February 3, 1999. Accordingly, only shareholders of record of Besicorp at the close of business on the Record Date have the right to receive notice of and to vote at the Special Meeting and any postponement or adjournment thereof and each such shareholder will be entitled to one vote for each share of Besicorp Common Stock held of record on the Record Date. As of the Record Date, there were 3,038,935 shares of Besicorp Common Stock outstanding.

         Under the BCL, the affirmative vote of holders of at least 66 2/3% of the shares of Besicorp Common Stock outstanding as of the Record Date is required to adopt the Plan of Merger. Accordingly, abstentions and broker non-votes will have the effect of votes against the Plan of Merger and abstentions, but not broker non-votes, will be counted in determining the presence of a quorum.

         As of the Record Date, the executive officers and directors of Besicorp owned an aggregate of 1,598,707 shares of Besicorp Common Stock, representing 52.6% of the outstanding shares of Besicorp Common Stock without giving effect to the Conversion Shares issuable upon exercise or conversion of Rights. None of the Conversion Shares will be eligible to vote at the Special Meeting. See "Factors to be Considered - Interests of Executive Officers and Directors in the Merger." In addition, as of the Record Date, The Zinn Family Charitable Trust (the "Trust") established by Michael F. Zinn, the Chairman of the Board, President and Chief Executive Officer of Besicorp, owned 126,984 shares of Besicorp Common (Mr. Zinn disclaims beneficial ownership of these shares). See "Business of the Company--Security Ownership of Certain Beneficial Owners and Management." Accordingly, the favorable vote of only 300,266 shares (in addition to the shares owned by the executive officers and directors and the Trust, all of whom intend to vote such shares in favor of adopting the Plan of Merger) of Besicorp Common Stock is required for adoption of the Plan of Merger by Besicorp's shareholders. See "Plan of Merger -- Termination -- Damages."

         The Board of Directors of Besicorp unanimously determined on November 20, 1998 and January 28, 1999, that the Plan of Merger is fair to, and in the best interests of, Besicorp and its shareholders. The Board of Directors of Besicorp unanimously adopted the Plan of Merger and recommends adoption of the Plan of Merger by Besicorp's shareholders. The Board of Directors of Merger Sub and the board of managers of Acquisition, as the sole shareholder of Merger Sub and on behalf of Acquisition, have adopted the Merger and the Plan of Merger.

                                       12
QUORUM

         Under the BCL and Besicorp's by-laws, the presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Besicorp Common Stock is required to constitute a quorum at the Special Meeting.


SOLICITATION, REVOCATION AND USE OF PROXIES

         Shares of Besicorp Common Stock represented by a properly executed proxy received by Besicorp will, unless such proxy is properly revoked prior to the Special Meeting, be voted at the Special Meeting in accordance with the instructions thereon. SHARES OF BESICORP COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES THAT DO NOT CONTAIN INSTRUCTIONS TO THE CONTRARY WILL BE VOTED FOR ADOPTION OF THE PLAN OF MERGER AND IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. However, shares of Besicorp Common Stock represented by properly executed proxies which vote against the adoption of the Plan of Merger shall not be voted for any adjournment or postponement in order to continue to solicit proxies to adopt the Plan of Merger.

         The Board knows of no business that will be presented for consideration at the Special Meeting other than the proposal to adopt the Plan of Merger. If other matters should properly come before the Special Meeting, the proxy holders will vote on such matters in accordance with their best judgments. Proxies are being solicited hereby on behalf of the Board.

         Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign and date your proxy card and return it in the enclosed envelope. You may also return the proxy card by facsimile transmission to Continental. To return the card by fax, you must photocopy both sides of the signed card so that they appear on the same page and fax the photocopy to Continental at (212) 509-5152, Attn: Proxy Department. If you have any questions regarding this procedure call Continental at (212) 509-4000 x520.

         Any shareholder of record may revoke his or her proxy at any time before it is voted by executing and delivering to the Secretary of Besicorp, at Besicorp's principal executive offices as set forth under "Summary -- The Parties", an instrument of revocation or a proxy bearing a later date, and by delivering a written notice to the Secretary of Besicorp stating that the proxy is revoked, or by voting in person at the Special Meeting.

         The cost of soliciting proxies, including the cost of preparing, assembling, printing and mailing this Proxy Statement, the Proxy and any additional materials furnished to shareholders, will be borne by Besicorp. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses. Proxies may be solicited by directors, officers or employees of Besicorp in person or by telephone, telegram or other means. No additional compensation will be paid for these services other than for their out-of-pocket expenses (which it is anticipated will be nominal) incurred in connection therewith.

DISSENTERS' RIGHTS

           Some states allow shareholders of corporations that are involved in a merger to dissent from such merger, in which case, generally, a court determines (i.e., appraises) the value of their shares which such shareholders are entitled to receive in lieu of accepting the payment provided by the agreement or plan of merger. Besicorp's shareholders will not have this appraisal right in connection with the Merger because, under Section 910(1)(A)(iii) of the BCL, such rights are not available to the shareholders of a New York corporation if the corporation's stock is listed on a national securities exchange, as are the shares of Besicorp Common Stock.


                            FACTORS TO BE CONSIDERED

PURPOSES AND EFFECTS OF THE MERGER

         Besicorp held, until recently, Partnership Interests in five Power Plants which, pursuant to the Power Purchase Agreements, provided capacity and electrical power to Niagara Mohawk. The Partnerships which owned the Power Plants, Niagara Mohawk and certain other independent power producers entered into the MRA in July 1997, which became effective on June 30, 1998, and which provided for, among other things, the termination or restructuring of the Power Purchase Agreements at the time the MRA became effective. In connection therewith, Besicorp has received through September 30, 1998, among other things, Niagara Mohawk Common Stock with a value of approximately $69 million at June 30, 1998 and net cash of approximately $59 million, $8 million of which was then subject to certain reserves. It is not likely that further payments will be made by Niagara Mohawk to the Partnerships. (See "--Background of the Merger," "Business of the Company" and Note 5 of Notes to Consolidated Financial Statements of Besicorp Group Inc. for information regarding the
amount Besicorp has  received  and  the  amount  reserved   through   December
31, 1998.) The Partnerships realized that upon the effectiveness of the MRA they would no longer have customers for the electric power and capacity generated by the Power Plants, and because the Power Plants could not, under current economic conditions, provide power and capacity profitably to other potential customers, it was decided prior to the effectiveness of the MRA, to sell the Power Plants. Accordingly, the Partnerships sold the Power

Plants in December 1998 which will result in Besicorp receiving net proceeds of approximately $11 million from such sales. The proceeds of the MRA and the sale of the Power Plants far exceed Besicorp's requirements for the Continuing Businesses; moreover, in management's opinion, the risks associated with reinvesting the Proceeds from the MRA and the Power Plant sales in such businesses exceed the benefits that could potentially be realized from such reinvestment. This conclusion was based upon the following considerations. First, since independent power development businesses generally generate significant revenues and profits only after plants become operational, but Besicorp's power project initiatives were in very early stages, it was, in management's estimate, unlikely that Besicorp would be significantly profitable during the next several years. Second, Besicorp's competitors would continue to have greater resources than Besicorp. Third, the photovoltaic business had historically incurred losses and there could be no assurance (because of the historical operating losses and competitive nature of such business) that the application of the Proceeds would lead to profitability. Fourth, the Proceeds far exceeded the amount that could prudently be reinvested in the Continuing Businesses over the next few years. See "Opinion of Financial Advisor - Reinvestment Alternative." Since investing the Proceeds in the Continuing Businesses would constitute a risky investment, Besicorp concluded it would be preferable, and safer from the perspective of the shareholders of Besicorp, not to invest the Proceeds (other than the $1.5 million to be contributed to Newco in the Spin-Off) in the Continuing Businesses. Therefore, Besicorp considered how best to go forward with the Continuing Businesses that in management's estimate would not be likely to generate significant profits, if any, for the next several years and with the cash and shares of Niagara Mohawk Common Stock that Besicorp received as proceeds of the MRA and the sale of the Power Plants.

         Besicorp has, through December 31, 1998, used a portion of the Proceeds to satisfy approximately $3,673,679 of its outstanding indebtedness which constitutes most of its outstanding indebtedness. However, no consideration was given to using the Proceeds to satisfy the indebtedness of Newco immediately prior to the Merger inasmuch as Newco had not assumed and is not expected to assume any material indebtedness other than the SunWize Indebtedness. It is contemplated that Newco will (other than the SunWize Indebtedness) only assume contingent liabilities. Besicorp concluded that in light of the fact that its experience was limited to developing and managing independent power plants and the solar power business (the "Historical Company Businesses"), it would be inappropriate to invest the remainder of the Proceeds in a business new to Besicorp (i.e., businesses unrelated to the Historical Company Businesses) in which Besicorp had no experience. Besicorp concluded it would focus primarily on the continued development and marketing of its photovoltaic products and systems and on the development of independent power plants.

         Therefore, Besicorp decided to sell all of Besicorp except for the Continuing Businesses or, if appropriate, to sell all of Besicorp including the Continuing Businesses. Prospective purchasers of Besicorp were not interested in acquiring the Continuing Businesses. Besicorp had, during the year ended March 31, 1998 ("Fiscal 1998"), attempted to sell its power plant development business (including its rights with respect to one or more power plant development projects and/or initiatives) but had not received any offers with respect thereto. Besicorp had also attempted to sell its photovoltaic business during such period and had received from a group led by the officers of the subsidiary that operated such business (which leadership did not include any executive officers or directors of Besicorp) two offers to acquire such business, which offers were rejected because they did not provide for any up-front cash payment and the total purchase price offered was deemed to be inadequate. Besicorp concluded, after considering various alternatives, and soliciting both cash and non-cash bids for Besicorp, that the sale of Besicorp (other than the Continuing Businesses), for cash would be more beneficial to its shareholders than any other viable alternative. This ultimately led Besicorp to decide to effectuate the spin-off of these businesses to its shareholders pursuant to the Spin-Off, and enter into the Plan of Merger. While Josephthal conducted various quantitative analyses in connection with the Merger, and compared the effects of the Plan of Merger with Besicorp's distributing the Proceeds or reinvesting the Proceeds and presented these analyses to the Board (see "--Opinion of Financial Advisor"), the Board did not conduct any quantitative analysis in connection with selling the Continuing Businesses rather than distributing them to the shareholders in a Spin-Off. However, for the reasons indicated in the two previous paragraphs and for the reasons indicated in "-- Recommendation of the Board of Directors; Fairness of the Merger," the Board believes that it is maximizing the return to Besicorp's shareholders on the Proceeds by effectuating the Plan of Merger and the Spin-Off.

         Accordingly, the Merger is intended to maximize the return to Besicorp's shareholders by providing them with $34.50 in cash, subject to upward adjustment if the Base Amount exceeds $105,275,000, for each share of Besicorp Common Stock they hold. As a result, Acquisition, through Merger Sub, will acquire all of the outstanding shares of Besicorp Common Stock. The factors leading to the decision by Besicorp to adopt the Merger are set forth under the caption "-- Background of the Merger."

         If the Merger is consummated, holders of Besicorp Common Stock will no longer have any equity interest in Besicorp. Instead, each such shareholder will receive, upon surrender of the certificate or certificates evidencing Besicorp Common Stock, the Merger Consideration in exchange for each share of Besicorp Common Stock owned by such shareholder immediately prior to the Effective Date. See "-- Certain Effects of the Merger."

BACKGROUND OF THE MERGER

         Besicorp held, until recently, Partnership Interests in the Power Plants which, pursuant to the Power Purchase Agreements, provided capacity and electrical power to Niagara Mohawk. On or about October 1995, Niagara Mohawk announced its intention to renegotiate the Power Purchase Agreements and similar agreements it had with other independent power producers because of, among other things, its deteriorating financial condition and competitive conditions in the electrical power generation industry. As a result of these negotiations, in July 1997, certain independent power producers (including the Partnerships that owned the Power Plants) entered into the MRA with Niagara Mohawk. The MRA provided for the termination or restructuring of these power purchase agreements, including the Power Purchase Agreements, in consideration for which the independent power producers would receive cash or Niagara Mohawk Common Stock or a combination of both. Recognizing that, in the aggregate, for the fiscal years ended March 31, 1997 and 1996, all of Besicorp's net income and more than 59% of its total revenues were derived from these Power Purchase Agreements and the Partnership Interests and anticipating, among other things, that (i) the proceeds to be received as a result of the MRA would substantially exceed the operating and projected operating needs of Besicorp's remaining businesses, and (ii) after the termination of these Power Purchase Agreements, the power generated by the Power Plants could not be sold profitably, Besicorp, in March 1997, retained PaineWebber which contacted more than fifty different entities to discuss their interest in pursuing a transaction with Besicorp. Only one entity contacted by PaineWebber entered into negotiations with Besicorp with respect to a possible transaction; negotiations between Besicorp and that entity, a non-regulated subsidiary of a public utility, were mutually terminated. The PaineWebber department representing Besicorp was discontinued, and as a result, Besicorp's relationship with PaineWebber was terminated by PaineWebber as of November 1997. Besicorp retained Josephthal in December 1997 to assist Besicorp in formulating and consummating a strategy or transaction to maximize the value of the MRA to Besicorp's shareholders and, in February 1998, the Partnerships retained Josephthal to sell the Power Plants.

         On behalf of Besicorp, Josephthal contacted approximately forty different entities (including Acquisition or its affiliates) to discuss their interest in pursuing some type of transaction with Besicorp such as purchasing substantially all of its assets or making a tender offer for all of the Besicorp Common Stock. Ultimately only three entities other than Acquisition or its affiliates expressed serious interest but no agreement on terms and conditions was reached with any entity other than Acquisition. An entity engaged in the merchant power business (the "First Potential Buyer"), which had previously been introduced to Besicorp by PaineWebber, contacted Josephthal in the fall of 1997. These discussions ended (without being formally terminated by either party) in or about January 1998 due to differences over the indemnities to be afforded to such buyer and the amount required to be held in escrow by the First Potential Buyer to satisfy Besicorp's liabilities and obligations. A private investment group (the "Second Potential Buyer") contacted Josephthal in or about June 1998; discussions ceased on account of a lack of interest in continuing them in August 1998 without the purchase price, the structure of a transaction or the disposition of the Continuing Businesses having been discussed. A private investment group (the "Third Potential Buyer") contacted Josephthal in March 1998 to discuss a cash tender offer to be followed up by a cash-out merger to acquire shares that were not tendered. This buyer did not desire to acquire the Continuing Businesses. These discussions were terminated by Besicorp in September 1998 because the purchase price the Third Potential Buyer contemplated paying (determinable in a manner similar, but not identical, to the calculation of the Base Amount) was not as favorable to Besicorp as Acquisition's proposal.

         From late August through early September 1998, Besicorp and Acquisition exchanged proposed forms of letter of intent.

         On September 10, 1998, representatives of Besicorp, Josephthal and Acquisition met. The representatives of Besicorp present at the meeting were Michael J. Daley, Executive Vice President and Chief Financial Officer, Joyce DePietro, Vice President/Administration, and Frederic M. Zinn, Esq., Senior Vice President, Secretary and General Counsel, together with Besicorp's outside counsel. Acquisition was represented by John Huber, a representative of Acquisition's manager, together with counsel to Acquisition and its affiliates. Josephthal was represented by Robert Wien. At the meeting, Acquisition and Besicorp agreed to continue to negotiate a transaction and executed an agreement to the effect that through October 10, 1998 Besicorp would not initiate, solicit or engage in any discussion with respect to any proposals by third parties to acquire Besicorp, and that it would pay certain of Acquisition's expenses, up to $200,000, if, among other things, such proposals were solicited prior to such date. The representatives also discussed the terms and conditions of the proposed form of Initial Plan of Merger, drafts of which had previously been circulated, and Acquisition's representatives confirmed that Acquisition was not interested in acquiring the Continuing Businesses. This draft was expressly in a very preliminary form and was provided by Acquisition solely as a means to set forth in general terms a proposed structure in which Acquisition would be merged with and into Besicorp, with Besicorp as the surviving corporation and with the shareholders of Besicorp receiving cash for their shares. This draft also provided for an escrow fund of $4 million and contained indemnification provisions to be further negotiated.

         From the commencement of negotiations, the parties recognized that because of the MRA, the now-completed (but then continuing) attempt to sell the Power Plants and Acquisition's lack of interest in acquiring the Continuing Businesses, the Merger Consideration could not be based on historic share prices, a multiple of earnings or a combination of the two. Instead, the negotiations with respect to the Merger Consideration and, when the Plan of Merger was finalized, the Merger Consideration itself were based on the value of the assets and liabilities that would remain in Besicorp following the Spin-Off. The valuation of the assets and liabilities that are to remain in Besicorp following the Spin-Off was relatively straightforward inasmuch as such assets would consist primarily of cash, cash equivalents and other assets with readily ascertainable values and the amount of such liabilities are reflected on Besicorp's consolidated balance sheet. The negotiations concerning value were based in part on the attributes of such assets and liabilities for Besicorp in light of Besicorp's options and for Acquisition if the Merger was consummated. These negotiations culminated in the formula for the Merger Consideration which is described below and which included agreed upon discounts on the value of the assets and amount of liabilities. Since the Merger Consideration was to be based on the value of such assets and liabilities, it was not necessary for purposes of the merger negotiations to value the assets that were to be contributed to Newco since instead of being sold they would, as a result of the Spin- Off, continue to be owned by the current shareholders of Besicorp. Nor did the parties focus on the trading price of the Besicorp Common Stock. During the period beginning shortly before the announcement of the MRA, the Besicorp Common Stock had traded at unexpectedly high prices that did not reflect, in the management's opinion, Besicorp's value. The high prices appeared to reflect unrealistic expectations about the proceeds Besicorp was likely to realize as a result of the sale of the Power Plants and did not fully recognize the impact on Besicorp of the consequences of the MRA and sales of the Power Plants. Management realized that any potential purchaser would be aware of the value of Besicorp's assets and did not expect potential purchasers' to make offers based solely on the unexpectedly high share prices. In addition, management believed that high share prices overvalued Besicorp's value because such share prices were based on a small trading volume.

         Although at the time there was no definitive agreement on the terms of a potential transaction, Acquisition began to conduct its due diligence investigation of Besicorp (including the entities in which Besicorp has
ownership   interests)  and  various   representatives  of  Acquisition  visited
Besicorp's  facilities  on several  occasions  throughout  September and October
1998.

         On or about October 7, 1998, Acquisition's representatives delivered a revised draft (the "October 7 Draft") of the Initial Plan of Merger to representatives of Besicorp. This draft reflected a number of revisions to the initial draft based on preliminary due diligence and further discussion as to structure. This draft also included the financing contingency required by Acquisition and included provisions with respect to termination on behalf of either party, as well as provisions tailoring the representations, warranties and certain covenants more precisely to the assets that would remain as assets of Besicorp following the completion of the transaction. The amount of the merger consideration was not further refined in this draft, nor were the provisions with respect to escrow and indemnification fully agreed upon.

         The Board met on October 16, 1998, after having received a copy of the October 7 Draft and a very preliminary version of a report prepared by Josephthal with respect to its review of the proposed Merger and Initial Plan of Merger (which preliminary report, in all material respects, paralleled the methodologies and analyses employed by, and fairness determination reached by, Josephthal in the report delivered to the Board on November 20, 1998). The Board reviewed and discussed at length: (i) recent developments with respect to Besicorp (including the proceeds received from the MRA and the terms and timing of the contemplated power plant sales); (ii) the reasons for the Merger, the proposed nature and amount of consideration estimated to be received by Besicorp's shareholders in the Merger and the benefits to Besicorp's shareholders of the Merger; (iii) the limited number of potential independent domestic power plant development projects available to Besicorp; (iv) the competitive nature of the unregulated domestic electrical generation industry and, in particular, limitations on Besicorp's ability to compete in the deregulated domestic merchant power industry due to its lack of size and capital; (v) the inability of the Power Plants to generate electrical power profitably following the termination of the Power Purchase Agreements and the characteristics of such plants; (vi) the timing required to negotiate and effect a merger; (vii) that the Merger would be structured as a cash merger whereby the shareholders of Besicorp would have the right to receive cash for each outstanding share of

Besicorp Common Stock and would have no continuing interest in Besicorp or the Surviving Corporation; and (viii) the businesses and assets that Acquisition was not interested in acquiring and the possibility of distributing such assets to Besicorp's shareholders by means of a spin-off. Josephthal reviewed with the Board alternatives to the Merger including the Partial Liquidation Alternative (as described below) and the Reinvestment Alternative (as described below) and the Board discussed such alternatives. The Partial Liquidation Alternative consists of liquidating the Power Plants, distributing the cash proceeds of such liquidation and the MRA to Besicorp's shareholders, and Besicorp's continuing to develop its photovoltaic and independent power plant development businesses. The Reinvestment Alternative generally consists of liquidating the Power Plants, reinvesting the proceeds of the MRA and the proceeds of the liquidation of the Power Plants and continuing to develop Besicorp's photovoltaic and independent power plant development businesses. See "--Opinion of Financial Advisor." The Board did not consider formally adopting the Plan of Merger at its October 16, 1998 meeting because it had been advised that the negotiations with respect thereto were continuing.

         Representatives of Besicorp and Buyer met on October 19, 1998 to negotiate the Initial Plan of Merger. The same persons participated at this meeting as had participated at the meeting held on September 10, 1998, except that Michael F. Zinn, Chief Executive Officer of Besicorp, also participated on behalf of Besicorp and James Haber, President of Acquisition's manager, also participated on behalf of Acquisition. As a result of such meeting, a draft of the Initial Plan of Merger dated October 23, 1998 was prepared. This draft introduced a formula to determine the purchase price; the formula consisted of a base amount based upon Besicorp's cash and cash equivalents and an adjustment to take into account certain liabilities and the escrow. The dollar amounts of the foregoing components were not set forth and were to be negotiated further.

          This draft dated October 23, 1998 was followed by a draft of the Plan of Merger dated November 10, 1998 (the "November 10 Draft"), which reflected further negotiations by the parties and proposed formulations of a fixed merger price (which was not specified) and a $6 million escrow. The parties subsequently determined that the determination of a fixed purchase price prior to the closing of the transaction was not practicable. The November 10 Draft also clarified the terms of Acquisition's financing contingency by providing that Acquisition would deliver a copy of a letter from its lender setting forth such lender's interest in providing financing in an amount necessary to fund the merger consideration for the proposed transaction.

         The Board met on November 12, 1998; contemporaneously with such meeting, the November 10 Draft (including the proposed forms of escrow and indemnification agreements) was circulated to all of the members of the Board. The Board reviewed its deliberations of October 16, 1998 and the proposed terms of the Merger and various provisions of the Initial Plan of Merger to be executed in connection therewith, including the Spin-Off of the Continuing
Businesses. Josephthal presented an oral report (which paralleled in all material respects, the methodologies and analyses employed by and fairness determination reached by Josephthal in its report delivered on November 20,
1998) to the Board with respect to the analyses it performed in connection with its fairness opinion and advised the Board that, subject to, among other things, its receipt of the final version of the Initial Plan of Merger and the qualifications and the assumptions in its report, in its opinion the value of the consideration to be received by Besicorp's shareholders in the Merger was fair from a financial point of view. The Board then proceeded to discuss at length whether the Merger and Initial Plan of Merger were in the best interest of Besicorp and its shareholders and whether the consideration to be received by the shareholders in the Merger was fair. In connection therewith, the Board reviewed and discussed various aspects of, and factors pertaining to, the Merger including those they discussed on October 16, 1998 and (i) the various provisions contained in the Initial Plan of Merger, including the financing contingency, provisions limiting Besicorp's ability to solicit a competitive proposal, the obligations imposed by the indemnification agreement, the conditions to the consummation of the Merger and the termination provisions (including the fees payable to Buyer upon termination); (ii) the interests in the transaction of Besicorp's executive officers and directors including the bonuses payable to certain of such persons in connection with the Merger; (iii) the facts that Besicorp, at Acquisition's insistence, would have to contribute funds to be held in escrow, that a portion of the Escrow Fund may be used to satisfy Besicorp's indemnification obligations to its current executive officers and directors, that the balance of the Escrow Funds, if any, remaining after application of the funds for the purposes set forth in the Escrow Agreement would not be distributed to Besicorp's shareholders but to Newco and that the November 10 Draft (but not the Plan of Merger, as it has been amended) provided the Merger Consideration receivable with respect to 100,000 shares of Besicorp Common Stock (the "Disputed Shares") subject to a dispute between Besicorp and a former executive officer, to the extent it is determined that such Disputed Shares belong to Besicorp (see "Plan of the Merger -- The Merger Consideration"), would not be distributed to Besicorp's shareholders but to Newco; (iv) the tax consequences to Besicorp and its shareholders of the Merger and the other transactions contemplated by the Initial Plan of Merger; (v) the potential exposure of Besicorp's shareholders to claims of creditors (to the extent unpaid), including tax authorities, of Besicorp if the Merger is consummated (e.g., if a taxing authority were to contest the Surviving Corporation's tax treatment, in light of the Merger, of the proceeds from the MRA and the sales of the Power Plants); (vi) alternatives to the Merger, including the Reinvestment Alternative and the Partial Liquidation Alternative;
(vii) Josephthal's oral report; and (viii) the reasons for the Merger and the benefits to Besicorp's shareholders of the Merger. The Board did not consider formally adopting the Plan of Merger at such time because it was advised that negotiations were continuing with respect to technical issues involving the Initial Plan of Merger, the escrow agreement and the indemnification agreement.

         The Board held a meeting on November 17, 1998. Contemporaneously with such meeting, members of the Board were provided with a draft of the preliminary proxy statement. The Board reviewed and discussed its deliberations of October 16, 1998 and November 12, 1998. The Board discussed (i) the amount to be contributed by Besicorp to the Escrow Account and the application of the interest payable thereon; (ii) the interests in the transaction of Besicorp's executive officers and directors; and (iii) various provisions contained in the Initial Plan of Merger. The Board did not consider formally adopting the Plan of Merger at such time because it was advised that negotiations were continuing with respect to technical issues, the plan of merger and certain ancillary documents.

         The Board met on November 20, 1998. Prior to such meeting, members of the Board were provided with a draft dated November 19, 1998 of the Initial Plan of Merger (including the escrow agreement and the indemnification agreement), a revised draft of the preliminary proxy statement and a letter from Rabobank, the Buyer's lender (the "Lender"), stating its interest, subject to the satisfaction of certain conditions, in providing the financing required by the Buyer. The draft of the Plan of Merger dated November 1, 1998 was reviewed, which provided for the merger consideration to be payable pursuant to a formula consisting of an initial amount (including cash and cash equivalents, certain tax refunds and a value for the shares of Niagara Mohawk Corporation owned by Besicorp at the time of the Closing), less certain liabilities and for an escrow in the amount of $6 million. This draft was substantially similar to the executed final agreement. The Board was also provided with Josephthal's written report dated November 20, 1998 (the "Fairness Opinion") with respect to the analyses Josephthal had performed. In the Fairness Opinion, Josephthal advised the Board that, subject to the qualifications and assumptions in its report, in its opinion, the value of the consideration to be received by Besicorp's shareholders in the Merger was fair from a financial point of view. The Board reviewed with Josephthal the Fairness Opinion and the analyses Josephthal had performed. The Board reviewed and discussed its deliberations of October 16, 1998, November 12, 1998 and November 17, 1998. The Board then proceeded to discuss at length whether the Merger and Initial Plan of Merger were in the best interest of Besicorp and its shareholders and whether the consideration to be received by the shareholders in the Merger was fair. In connection therewith, the Board reviewed and discussed various aspects of, and factors pertaining to the Merger and the Initial Plan of Merger and the transactions contemplated thereby including the factors and conditions previously discussed at the prior Board meetings and additional matters including (i) changes to the Initial Plan of Merger (the changes included replacing a fixed purchase price plus a payment to Newco if the base amount were to exceed a specified amount, with a Base Amount plus additional payments to Besicorp's shareholders if such Base Amount exceeded a specified amount, as well as a number of technical corrections), escrow agreement and indemnification agreement from the November 10 Draft; (ii) the compensation paid and payable to Josephthal, including the fact that a significant portion of such compensation was contingent upon the consummation of the Merger; (iii) that Josephthal would not be updating its Fairness Opinion; and (iv) the general terms and conditions of the Spin-Off.

         Based upon its discussions, the Board determined that in light of the current circumstances and future prospects of Besicorp, the Merger, the Initial Plan of Merger and the Merger Consideration were fair to and in the best interest of Besicorp and its shareholders. The Board unanimously adopted the Initial Plan of Merger. The Initial Plan of Merger was executed on November 23, 1998.

         In January 1999, representatives of Besicorp delivered a draft of Amendment No. 1 to the Buyer and its representatives. The material provisions of Amendment No. 1 provide for: (i) the distribution of the proceeds of the
Disputed Shares to Besicorp's shareholders and not Newco to the extent a determination with respect to the ownership of such shares is made in Besicorp's favor; and (ii) the extension of the date that the Merger could be terminated from February 15, 1999 to March 1, 1999 and the granting to Besicorp of the right to an Extension; provided that if the Merger did not close during the Extension, Besicorp would be obligated, unless the Plan of Merger was terminated by Besicorp on account of a breach by Buyer of Buyer's obligations pursuant to the Plan of Merger, to pay Buyer the Extension Fee in addition to any other amounts, if any, Besicorp would be obligated to pay on account of the termination of the Plan of Merger.
                                       19

         The Board held a meeting on January 28, 1999. Prior to such meeting, members of the Board were provided with Amendment No. 1 and a draft, dated January 26, 1999, of the revised preliminary proxy statement. The Board reviewed and discussed its deliberations of October 16, 1998, November 12, 1998, November 17, 1998 and November 20, 1998. The Board then proceeded to discuss whether Amendment No. 1 was in the best interest of Besicorp and its shareholders. In connection therewith, the Board reviewed and discussed various aspects of, and factors pertaining to the Merger and the Plan of Merger and the transactions contemplated thereby as well as Amendment No. 1 including (i) the effects of Amendment No. 1 which would provide a benefit directly to Besicorp's shareholders to the extent it was determined that the Disputed Shares belong to Besicorp and (ii) the Extension and Extension Fee.

         Based upon its discussions, the Board determined that in light of the current circumstances and future prospects of Besicorp, the Merger, the Plan of Merger and the Merger Consideration were fair to and in the best interest of Besicorp and its shareholders. The Board unanimously adopted Amendment No. 1 and the Plan of Merger. Amendment No. 1 was executed on January 28, 1999.

         On February 16, 1999, the members of the Board adopted by unanimous written consent Amendment No. 2. Amendment No. 2 increases the Escrow Fund by $500,000 and thus decreases the amount available to Besicorp's shareholders. The Escrow Fund was increased on account of the commencement of two lawsuits against Besicorp and the reinstatement of a third lawsuit that had previously been dismissed. See "Business -- Legal Proceedings." Amendment No. 2 was executed on February 16, 1999.

         On February 26, 1999, Besicorp exercised its right to extend the Termination Date until March 15, 1999, and both Besicorp and Buyer waived their right to terminate the Plan of Merger during the period ending immediately before 11:59 p.m. on March 22, 1999 on the grounds that the Effective Date has not occurred. Besicorp and Buyer may still terminate the Plan of Merger if the Effective Date does not occur after the end of such period. In connection with the foregoing,Besicorp placed the Extension Fee in escrow.

RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE MERGER

         The proposed Merger and the Plan of Merger were negotiated by Besicorp and its representatives on an arms-length basis with Acquisition, which is a third party unaffiliated with Besicorp or any member of the Board of Directors or management of Besicorp. The Board has unanimously determined that the Plan of Merger is fair to, and in the best interests of, Besicorp and its shareholders, and unanimously recommends adoption of the Plan of Merger by Besicorp's shareholders. The Board reached this determination after considering all of the material factors as described above in "-- Background of the Merger." The Board based its recommendation on the following:

                  (i) The Board determined that the Merger Consideration is fair to Besicorp's shareholders. This determination was based on the directors' assessment of Besicorp's value considering the following factors taken as a whole: Besicorp's current and anticipated operations and performance, the current and anticipated opportunities in the industries in which Besicorp competes, the analyses performed by Josephthal and the Fairness Opinion. The Board compared Josephthal's estimates of the after-tax proceeds of approximately $30.70 of the Merger Consideration (without giving effect to the possibility of an upward adjustment) payable with respect to each share of Besicorp Common Stock with the after-tax proceeds of approximately $25.38 per share from liquidating the assets and distributing the proceeds to the shareholders. The unusually high trading prices did not factor into the Board's determinations for the reasons indicated above in "--Background of the Merger."

                  (ii) The Board determined that the Merger is in the best interest of Besicorp and its shareholders. In reaching such determination the Board reviewed and analyzed alternatives to the
         Merger, including the Partial Liquidation Alternative and the Reinvestment Alternative. The Board noted that Josephthal's analyses indicated that the Merger would produce greater after-tax proceeds to the shareholders than the Partial Liquidation Alternative. The Board further noted that, given the risks associated with reinvesting the Proceeds in the Continuing Businesses, Josephthal's analysis indicated that the consummation of the Merger and the ensuing distribution of the Merger Consideration would produce a greater after tax return to Besicorp's shareholders than the Reinvestment Alternative (assuming equal rates of return, although Josephthal did not give any opinion regarding the rates of return achievable either by shareholders or Besicorp or whether Besicorp would be capable of finding investments offering higher rates of return than investments available to shareholders). The Board noted that despite PaineWebber's seven month effort and Josephthal's ten month effort to maximize the value of the proceeds of the MRA and the related transactions to Besicorp's shareholders, Besicorp had not received a combination or restructuring alternative as favorable to Besicorp and its shareholders as the Merger. The Board also considered some of the uncertainties and risks associated with the Plan of Merger including the financing contingency, the possibility of the imposition of transferee liability on Besicorp's shareholders for unpaid creditor claims, including claims of taxing authorities, the limitations imposed by the Plan of Merger on Besicorp's ability to consider or engage in a business combination other than the Merger and that Josephthal would not be issuing prior to the consummation of the Merger any fairness opinion (other than the Fairness Opinion dated November 20, 1998) with respect to the fairness of the Merger Consideration to be received by Besicorp's shareholders.

                  (iii) The Board determined that the Merger and the other Transactions are fair to Besicorp's shareholders, after taking into account the Spin-Off, including the fact that as a result of the Spin-Off, Newco will have assumed essentially all of Besicorp's liabilities and obligations (other than the Permitted Liabilities). In reaching this determination, the Board considered alternatives to the Spin-Off such as the sale of the businesses and assets that are to be contributed to Newco pursuant to the Contribution or the sale of all of Besicorp including the businesses and assets to be contributed to Newco. In connection therewith, the Board noted that Besicorp had received initial inquires about purchasing the Continuing Businesses, but had not received any actual offer to purchase all of the Continuing Businesses of Besicorp (and no offer to purchase the independent power plant development business and two inadequate offers to purchase the photovoltaic business) and that none of the potential purchasers of Besicorp were interested in acquiring all of the Continuing Businesses as part of their purchase of Besicorp. The Board considered both the fact that Newco will assume essentially all of Besicorp's liabilities and obligations (other than the Permitted Liabilities) and the financial effects of the Spin-Off: as a result of the Spin-Off, Besicorp would have fewer liabilities which would increase Besicorp's net worth, but Besicorp would also have fewer assets which would decrease Besicorp's net worth and the Board noted that there was no basis to conclude that the net effect of such increase and such decrease to the net worth would lead to an increase in Besicorp's net worth. The Board concluded that there was no reasonable alternative to spinning-off Newco and selling the remainder of Besicorp for a Merger Consideration which, for the reasons stated above, the Board had determined was fair.

         In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its decisions.

OPINION OF FINANCIAL ADVISOR

         Besicorp retained Josephthal to render an opinion regarding the fairness, from a financial point of view, of the Merger Consideration. Neither Besicorp's Board nor its management imposed any limits on Josephthal's investigation or on the procedures followed by Josephthal in preparing and rendering its opinion. Josephthal rendered the Fairness Opinion to the Board on November 20, 1998 to the effect that, based upon and subject to the considerations set forth in its opinion, as of November 20, 1998, the Merger Consideration was fair to Besicorp's shareholders from a financial point of view. Josephthal expressed no opinion on the Spin-Off (including the effect of Newco's assumption of essentially all of Besicorp's liabilities and obligations) or its effect on the Merger Consideration since the shareholders of Besicorp would own approximately the same proportionate interest in the Continuing Businesses as they did as shareholders of Besicorp prior to the Spin-Off. Josephthal also expressed no opinion on Besicorp's decision to form Newco or on the capital requirements of or availability of capital for Newco. Josephthal is under no obligation to update, revise or reaffirm the Fairness Opinion even if the value of the Besicorp Common Stock materially changes after the date of the Fairness Opinion. As of the date of this Proxy Statement, management has not asked Josephthal to update its opinion since management does not believe that there has been a material change to any of the information upon which Josephthal relied in preparing the Fairness Opinion.

         The full text of the Fairness Opinion, including the assumptions made by Josephthal and the general procedures followed by Josephthal, is set forth in Annex B to this Proxy Statement. Each shareholder is urged to read the Fairness Opinion in its entirety. The Fairness Opinion addresses only the fairness of the Merger Consideration (and assumes that the Merger Consideration is $34.50 per share) and does not constitute a recommendation to any holder of Besicorp Common Stock as to how the holder should vote on the proposal to adopt the Plan of Merger.

         In preparing the Fairness Opinion, Josephthal reviewed and considered those financial and other materials that it deemed relevant, including, among others, the following: (i) the Initial Plan of Merger; (ii) a draft of the preliminary proxy statement dated November 13, 1998; (iii) certain historical financial, operating and other data that are publicly available or were furnished to Josephthal by Besicorp, including, but not limited to: (a) financial analyses prepared by management of Besicorp; (b) Besicorp's Form 10-KSB as of and for the year ended March 31, 1998; (c) a draft of Besicorp's Form 10-QSB as of and for the period ended September 30, 1998; and (d) internally generated operating reports of Besicorp; (iv) publicly available financial, operating and stock market data for companies engaged in businesses Josephthal deemed comparable to Besicorp's; (v) publicly available financial, operating and stock market data for companies in the power industry which had been involved in mergers or acquisitions since May 1997; and (vi) such other factors as Josephthal deemed appropriate. Josephthal also met with senior officers of Besicorp to discuss the prospects for Besicorp's business and their estimates of future financial performance. The Fairness Opinion is solely and necessarily based on economic, financial and market conditions as they existed as of the date of its opinion.

         As  described  in its  opinion,  Josephthal  relied  upon and  assumed, without any responsibility to independently verify, the accuracy and completeness of the financial and other information provided or which was publicly available, and did not attempt to verify independently any of this information. Josephthal relied solely on the estimates provided to it by Besicorp's management with respect to Besicorp's prospects and neither made nor obtained any independent appraisals of Besicorp's properties, other assets or facilities. With respect to certain financial information, including financial analyses related to Besicorp's business and prospects provided to Josephthal by Besicorp, Josephthal assumed that the financial information was reasonably prepared based on management's best currently available estimates as to Besicorp's future financial performance.

Partial Liquidation Alternative

         Josephthal analyzed the after-tax value to the shareholders of liquidating Besicorp's domestic power generation assets and distributing the cash proceeds (including the after-tax proceeds of the MRA and Besicorp's share of the estimated proceeds of the Power Plant sales which Josephthal estimated would aggregate approximately $85.0 million)(i.e., the Partial Liquidation Alternative) and compared the results to the Merger Consideration. Josephthal noted that the Merger Consideration would be paid directly to the shareholders and would not be subject to any corporate level tax and assumed that any taxes associated with the Spin-Off paid by such shareholders would be minimal. The analysis supported Josephthal's fairness determination since the estimated after-tax proceeds from the Merger (approximately $30.70 per share, as explained below) was greater than the estimated proceeds from liquidating the assets and distributing the proceeds to the shareholders (approximately $25.38 per share, as explained below). For purposes of evaluating the amount of cash available for distribution after the Power Plant sales, Josephthal assumed that Besicorp would pay federal and state corporate taxes at a combined rate of 35% with respect to the MRA and the proceeds of the Power Plant sales. Josephthal also noted that in the case of the Merger, Besicorp's shareholders would receive shares in Newco on a pro rata basis according to their interests in Besicorp at the Spin-Off Record Date; whereas in the Partial Liquidation Alternative, the shareholders would continue to own shares in Besicorp and Besicorp would not effectuate the Spin-Off. Josephthal assumed that in the case of the Partial Liquidation Alternative, Besicorp would incur corporate level taxes of approximately $49.0 million resulting in cash available for distribution or reinvestment of approximately $85.0 million (as compared to an aggregate Merger Consideration of $105.3 million). Josephthal also assumed that each shareholder would pay capital gains taxes on receipt of a liquidating distribution or the Merger Consideration. For analytical purposes Josephthal estimated the amount of these taxes by assuming that each shareholder had a basis of $15.50 per share which represented the approximate average daily closing price of Besicorp's common stock during the period from November 30, 1993 through September 30, 1998. Based on the number of shares outstanding (on a fully diluted basis) as of November 20, 1998 (3,051,435), Josephthal estimated that the shareholders had an aggregate tax basis of approximately $47.3 million. Adjusting for estimated shareholder level taxes, Josephthal estimated that the Merger would produce after-tax proceeds to the shareholders of approximately $93.7 million ($30.70 per share) compared to approximately $77.5 million ($25.38 per share) from liquidating the assets and distributing the proceeds to the shareholders. Shareholders are cautioned that the actual after-tax proceeds may differ from shareholder to shareholder since shareholders' tax basis may differ from the basis estimated by Josephthal for purposes of its analysis. Shareholders are urged to consult with their own tax advisors to evaluate the tax effects of the Merger and the alternative transactions described herein. See "--Material Federal Income Tax Consequences" below.

Reinvestment Alternative

         Josephthal also analyzed the after-tax benefits to the shareholders of the Merger (i.e., their receiving the Merger Consideration) and the Reinvestment Alternative (i.e., Besicorp's reinvesting the proceeds of the MRA and the Partnerships' sales of the Power Plants). In its analysis, Josephthal assumed, hypothetically that shareholders would reinvest the after-tax proceeds of the Merger Consideration at rates of returns ranging from 5% to 10% per year. Josephthal assumed further that shareholders would not receive any interim return on the reinvested proceeds of the Merger Consideration or pay any taxes from year to year during the five year period. Instead, Josephthal assumed that shareholders would receive the return at the end of year five and pay tax at capital gain rate of 20% on the appreciation. Josephthal made the same assumptions regarding taxes and used the same hypothetical shareholder basis that it made in its analysis of the Partial Liquidation Alternative. The Reinvestment Alternative analysis supported Josephthal's fairness determination in that it suggests that Besicorp would have to earn a greater rate of return on the Proceeds to realize the same increase in value that shareholders would achieve at a lower rate of return. In particular, based on the above assumptions, Josephthal projected that the Merger Consideration would increase in value to between approximately $114 million and $139 million. Josephthal then compared the hypothetical return earned by shareholders with (i) a Reinvestment Alternative in which Besicorp would not incur any corporate taxes and (ii) a Reinvestment Alternative in which Besicorp would incur federal and state corporate taxes (at a combined rate of 35%) on the return from its investment during a five year investment period. Josephthal noted that since Besicorp would have to pay corporate level taxes on the after-tax proceeds from the MRA and the Partnerships' sales of the Power Plants, the aggregate after-tax proceeds of the Merger Consideration would be greater than the amount Besicorp would have to invest. Assuming that Besicorp would not incur a corporate level tax, Josephthal projected that if Besicorp earned an annual rate of return of 15% to 20%, the proceeds would increase in value to between approximately $146 million and $179 million. Assuming that Besicorp would incur a corporate level tax, Josephthal projected that if Besicorp earned an annual rate of 15% to 20%, the proceeds would increase in value to between approximately $118 million and $135 million. In each case, Josephthal assumed as part of this analysis that Besicorp would not receive any interim return from year to year during the five-year period and that the shareholders would pay tax at capital gain rates on any distribution. Josephthal noted in its analysis that reinvestment would be affected by economic and financing factors beyond Besicorp's control, including: (i) the availability of investment opportunities within the confines of management expertise and experience; (ii) general economic conditions and business risks; and (iii) the demand for Besicorp's products and services. Josephthal also noted management's opinion that the proceeds of the MRA and from the sale of the Power Plants would be insufficient to guarantee that Besicorp will compete successfully in the de-regulated merchant power business in the United States.


Price Volume Trading History

         Josephthal also performed a price volume trading history analyzing the trading pattern of Besicorp Common Stock over approximately the past five years. Josephthal utilized this analysis primarily to estimate the shareholder basis as described above and to check the reasonableness of its assumptions in calculating the shareholder basis. The analysis did not otherwise bear independently on its fairness determination. Josephthal calculated the percentage of shares that traded below a specified price in a continuum of prices and also calculated the percentage based on the same continuum of prices, to the total number of shares outstanding during each period. Josephthal also attempted to perform a comparable transaction analysis, but was unable to identify a set of transactions that it believed was comparable to the Merger.

         The  summary  above  sets  forth  of all of the  material  assumptions, factors and analyses considered by Josephthal but does not purport to be a complete description of Josephthal's analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Josephthal believes that the summary and its analyses must be considered as a whole and that selecting portions thereof, without all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. Josephthal based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions. Josephthal's analyses are not necessarily indicative of actual values or actual future results that might be achieved. These values may be higher or lower than those indicated. Moreover, Josephthal's analyses are not, and do not purport to be, appraisals or otherwise reflective of the prices at which businesses or securities actually could be bought or sold.

         Josephthal was engaged to provide financial advisory services on December 17, 1997 and to provide a fairness opinion such as the Fairness Opinion delivered on November 20, 1998. Under the terms of the December 17, 1997 engagement, Besicorp has paid Josephthal a total of $852,571 for services rendered thereunder, including the rendering of a fairness opinion with respect to the MRA. Besicorp also agreed to reimburse Josephthal for reasonable expenses incurred by Josephthal under the December 17, 1997 engagement not to exceed $7,500 without

Besicorp's approval and to indemnify Josephthal against certain liabilities, including liabilities under the federal securities laws. Besicorp has also agreed to pay Josephthal a fee of $200,000 for rendering the Fairness Opinion and, contingent upon completion of the Merger, $800,000 for services rendered in connection with the Merger. Josephthal was also engaged by the various Partnerships on February 24, 1998 to provide advisory services in connection with the sale of the Power Plants. Pursuant to these agreements, Josephthal received an aggregate of $315,000 from the Partnerships with respect to the sale of the Power Plants.

         Josephthal has consented to the use of the Fairness Opinion in this Proxy Statement but advised Besicorp that the Fairness Opinion is "solely for the benefit and use of Besicorp and its Board of Directors" and, as such, may not be relied upon by third parties, such as Besicorp's shareholders. Josephthal believes that under the terms of its engagement letter with Besicorp, which is governed by New York state law, Josephthal has no legal responsibility to any other persons, including Besicorp's shareholders, as a result of the express disclaimers described above. Josephthal has advised the Board that it intends to assert the disclaimer as a defense to any claims that may be brought against it by shareholders with respect to the Fairness Opinion. However, since no New York state court or federal court applying New York law has definitively ruled on the availability to a financial advisor, such as Josephthal, of an express disclaimer as a defense to shareholder liability with respect to a fairness opinion such as the Fairness Opinion, the issue necessarily would have to be resolved by a court of competent jurisdiction. The availability or non-availability of such a defense will have no effect on Josephthal's rights and responsibilities under federal securities laws, or the rights and responsibilities of the Board under governing state law or under federal securities laws.

         Josephthal was selected to provide a fairness opinion because it is a nationally recognized investment banking firm and is familiar with Besicorp's operations since it had been retained to assist Besicorp in formulating and consummating a strategy or transaction to maximize the value of the MRA to Besicorp's shareholders and to sell the Power Plants. As part of its investment banking practice, Josephthal regularly values businesses and securities in connection with mergers and acquisitions. In the ordinary course of business, Josephthal actively trades the securities of Besicorp for its own account and for the accounts of its customers, and may at any time hold a long or short position in Besicorp's securities.

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

         In considering the recommendations of the Board with respect to the Merger, shareholders should be aware that certain members of Besicorp's management and the Board have certain interests in the Merger that are in addition to or different from the interests of the public shareholders. The Board was aware of these interests and considered them, among other things, in adopting the Plan of Merger.

         If the Merger is consummated, Besicorp will pay, prior to the consummation of the Merger, from its general corporate funds, Michael F. Zinn, Michael J. Daley and Frederic Zinn bonuses of $1,000,000, $500,000 and $500,000, respectively. No officers or employees of Besicorp are covered by employment contracts or severance arrangements. Consequently the consummation of the Merger will not trigger any termination provisions or give rise to any termination payments.

         Besicorp has granted options, including restricted stock options pursuant to which restricted stock may be acquired, warrants and other rights (collectively, "Rights") to acquire Besicorp Common Stock and issued restricted shares of Besicorp Common Stock which were granted either pursuant to restricted stock purchase agreements or restricted stock options that have been exercised (collectively, the "Restricted Stock Grants") to executive officers and directors of Besicorp. (The Rights and Restricted Stock Grants are referred to collectively herein as the "Entitlements"). Some of these Rights originally were not exercisable until after the contemplated Effective Date and would have been effectively forfeited as result of the consummation of the Merger since originally they could only be exercised so long as the holder remained an employee and/or director of Besicorp; originally, some of the Restricted Stock Grants, and restricted stock issuable if restricted stock options were exercised, would have been forfeited (e.g., because the restricted shares would be forfeited if the holder ceased to be an employee and/or director of Besicorp) or otherwise limited at the Effective Date; nor did the terms of all of the Rights allow the holders to participate in the Spin-Off. The Board and a committee thereof adjusted, in November 1998, the provisions of the instruments governing these Entitlements (the "Adjustment") so that effective January 1, 1999 (1) these Entitlements may, among other things, be exercised (or not forfeited or otherwise limited) (which enables the holders to participate in the Merger) and (2) holders of unexercised Rights who exercise their Rights after the Spin-Off may participate in the Spin-Off as if they were holders of record of Besicorp Common Stock as of the date of the Spin-Off (which permits holders of all exercised Rights and all Entitlements to also participate in the Spin-Off). 52,240 Rights and 21,245 Restricted Stock Grants, including 37,000 Rights and 19,200 Restricted Stock Grants held by executive officers and directors, were so adjusted. As a result all of the Rights are exercisable and vested, all of the shares of Restricted Stock are no longer restricted and any shares issuable upon the exercise of Restricted Stock Options will not be subject to any restrictions other than the restrictions imposed by the securities laws. Set forth below is a table (i) describing the Rights (including those that were exercised following the Adjustment) and Restricted Stock Grants held by executive officers and directors of Besicorp which were adjusted pursuant to the Adjustment and (ii) and the dollar value of the adjusted
Entitlements:

                                                                                                    Dollar Value
Name of Executive               Number of Shares                    Nature of                        of Adjusted
Officer or Director             Subject to Entitlements             Entitlements                    Entitlements*

Gerald Habib                               2,500 (1)                Rights                               $13,281

Richard Rosen                              2,500 (2)                Rights                               $13,281

Melanie Norden                             5,000 (3)                Rights                               $99,281

Michael F. Zinn                          41,000 (4)                 Rights/Restricted                 $1,215,500
                                                                    Stock
Michael Daley                              3,000 (5)                Rights                               $94,500

Joseph P. Novarro                          2,200 (6)                Rights/Restricted                    $68,500
                                                                    Stock


* The difference between (i) the exercise price of the Rights and (ii) the Merger Consideration applicable to the shares issuable upon the exercise of such Rights, or, in the case of Restricted Stock outstanding at the time of the Adjustment, the difference between (i) the exercise price of the options pursuant to which such Restricted Stock was issued and (ii) the Merger Consideration applicable to such Restricted Stock, assuming in each case that the Merger Consideration will be $34.50. See "Plan of Merger -- Merger Consideration" for an explanation on how the actual Merger Consideration will be calculated.

(1) As a result of the Adjustment, Warrants to purchase 2,500 shares of Besicorp Common Stock that were not previously exercisable became exercisable.

(2) As a result of the Adjustment, Warrants to purchase 2,500 shares of Besicorp Common Stock that were not previously exercisable became exercisable.

(3) As a result of the Adjustment, (i) Warrants to purchase 2,500 shares of Besicorp Common Stock that were not previously exercisable became exercisable and (ii) exercisable Options to purchase 2,500 shares of Restricted Stock became Options to purchase 2,500 shares of unrestricted Besicorp Common Stock.

(4) As a result of the Adjustment, (i) Options to purchase 20,000 shares of Besicorp Common Stock that were not previously exercisable became exercisable and (ii) 19,000 shares of Restricted Stock became vested and ceased to be Restricted Stock. Also includes stock options held by Valerie Zinn, Mr. Zinn's spouse, to purchase 2,000 shares of Besicorp Common Stock (which Options were not exercisable prior to the Adjustment).

(5) As a result of the Adjustment, Options to purchase 3,000 shares of Besicorp Common Stock that were not previously exercisable became exercisable.

(6) As a result of the Adjustment, (i) Options to purchase 2,000 shares of Besicorp Common Stock that were not previously exercisable became exercisable and (ii) 200 shares of Restricted Stock became vested and ceased to be Restricted Stock.

         Michael Zinn is the beneficial holder of 1,572,252 shares of Besicorp Common Stock, including Entitlements (but excluding the shares owned by the Trust). Therefore, as a result of such holdings and if he were to exercise all of his Rights, Mr. Zinn would be entitled to receive, assuming the Merger Consideration is not adjusted, approximately $54 million. Other members of management beneficially hold smaller numbers of shares of Besicorp Common Stock. See "Business of the Company -- Security Ownership of Certain Beneficial Owners and Management."

         The Plan of Merger contemplates that prior to the Effective Date, Besicorp will procure and pay for officers' and directors' liability insurance (the "D&O Insurance") covering certain persons, including present and former directors, officers, employees and agents of Besicorp and its subsidiaries (collectively, the "Covered Person"), who at the time of the execution of the Initial Plan of Merger were covered by Besicorp's officers' and directors' liability insurance or will be so covered on the day of the Closing (the "Closing Date"), with respect to acts and omissions occurring on or prior to the Closing Date. Additionally, the Plan of Merger provides that for the lesser of six years after the Closing Date or the period the Surviving Corporation maintains its existence, the provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation shall provide indemnification to the Covered Persons on terms, in a manner, and with respect to matters, which are no less favorable than Besicorp's Certificate of Incorporation and By-Laws, as in effect on the date of the execution of the Initial Plan of Merger; provided, however, that the obligation of the Surviving Corporation to provide such indemnification is limited to the D&O Insurance and that the provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation may be amended accordingly. See "Plan of Merger-- Indemnification." Finally, funds deposited pursuant to the Escrow Agreement may be used to satisfy certain obligations of Besicorp and/or the Surviving Corporation to the Covered Persons. See "Plan of Merger -- Escrow Agreement."

         Besicorp and certain of its executive officers and directors (including former executives, officers and directors) are parties to two shareholder derivative lawsuits. As a result of the consummation of the Merger, the plaintiffs in such suits will cease to be shareholders which may adversely affect their ability to maintain such suits. The only shareholder of the Surviving Corporation following the Merger will be Acquisition which has indicated it will not pursue such suits. If such suits are not maintained, certain of Besicorp's executive officers and directors who are defendants in such suits, including Michael F. Zinn, Besicorp's Chairman of the Board, President and Chief Executive Officer, may benefit. See "Business of the Company -- Legal Proceedings."

         It is not anticipated that the Surviving Corporation will, following the Effective Date, enter into employment or similar agreements or arrangements with Besicorp's current management. It is anticipated that the directors and executive officers of Besicorp will serve Newco in capacities in which they currently serve Besicorp and that they will be compensated by Newco for the services they render on behalf of Newco. As indicated above, no officers or employees of Besicorp are covered by employment agreements, and no officers or employees of Newco are expected to be covered by employment agreements. Further information regarding the compensation payable to executive officers and directors of Newco will be set forth in the Information Statement. Aside from the foregoing, and the shares of Newco Common Stock that the executive officers and directors will be entitled to receive in the Spin-Off as shareholders of Besicorp Common Stock, the executive officers and directors will receive no benefits as a result of the Spin-Off.

CERTAIN EFFECTS OF THE MERGER

         Upon consummation of the Merger, Merger Sub will be merged with and into Besicorp, the separate corporate existence of Merger Sub will cease, and Besicorp will continue as the Surviving Corporation. Acquisition will own all of the outstanding shares of common stock of the Surviving Corporation and will be entitled to all of the benefits and detriments resulting from that interest. After the Effective Date, the present Besicorp shareholders will no longer have any equity interest in Besicorp or any right to vote on corporate matters; instead, the outstanding shares of Besicorp Common Stock will automatically be converted into the right to receive the Merger Consideration; in addition, as a result of the Spin-Off, the Newco Common Stock will be distributed on a pro rata basis to the holders of such shares. As a result of the Merger, the Surviving Corporation will become a wholly-owned subsidiary of Acquisition and there will cease to be any public market for the Besicorp Common Stock, and after the Effective Date, the Besicorp Common Stock will be delisted from the AMEX ECM. Upon such event, it is anticipated that the Surviving Corporation will apply to the SEC for the deregistration of the Besicorp Common Stock under the Exchange Act. As a result of this deregistration certain provisions of the Exchange Act (including the proxy solicitation provisions of Section 14(a), and the short swing trading provisions of Section 16(b)), no longer will be applicable to the Surviving Corporation.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of the material federal income tax consequences relating to the Merger based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations, rulings and judicial authority as in effect on the date of this Proxy Statement. Subsequent changes in the law could alter the federal income tax consequences of the Merger. Besicorp did not rely upon any opinion of counsel with respect to the matters discussed in this section other than as expressly indicated below.

         THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE BASED UPON PRESENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR TO DETERMINE THE
APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH SHAREHOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

         The receipt by a shareholder of cash for shares of Besicorp Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Code and also may be a taxable transaction under applicable state, local and other tax laws. The tax consequences of such receipt may vary depending upon, among other things, the particular circumstances of the shareholder. A shareholder will generally recognize gain or loss equal to the difference between the amount of cash received by the shareholder pursuant to the Merger in exchange for his or her shares and the shareholder's adjusted tax basis in such shares. Such gain or loss generally will be capital gain or loss if the shares are a capital asset in the hands of the shareholder and will be long-term gain or loss if the shares have a holding period of more than one year at the time of their conversion at the Effective Date. Long-term capital gain recognized by an individual shareholder generally will be taxed at a maximum federal income tax rate of 20%. Certain limitations apply with respect to the deductibility of capital losses.

         The receipt by a holder of Besicorp Common Stock at the Spin-Off Record Date (an "Entitled Holder") of shares of Newco Common Stock and/or cash in lieu of fractional shares of such stock pursuant to the Spin-Off will be a taxable transaction for federal income tax purposes under the Code and also may be a taxable transaction under applicable state, local and other tax laws. The tax consequences of such receipt may vary depending upon, among other things, the particular circumstances of the Entitled Holder. An Entitled Holder will generally receive dividend income equal to the value of the shares of Newco Common Stock (which has not yet been determined, but will be determined by the Board before the Spin-Off and is estimated to range between approximately $1.47 to $1.80 per share of Besicorp Common Stock) or the amount of cash or both received by such Entitled Holder pursuant to the Spin-Off. Additional information regarding the federal income tax consequences of the Spin-Off will be set forth in the Information Statement.

         The receipt of cash by a shareholder pursuant to the Merger and/or the receipt of shares of Newco Common Stock and/or cash by an Entitled Holder pursuant to the Spin-Off may be subject to backup withholding at the rate of 31% unless the shareholder (i) is a corporation or comes within other exempt categories, or (ii) provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax; any amounts so withheld may be credited against the federal income tax liability of the shareholder subject to the withholding.

         This discussion applies only to shareholders holding shares of Besicorp Common Stock as capital assets, and to shareholders holding shares of Besicorp Common Stock received pursuant to the exercise of employee stock options or otherwise as compensation. This discussion does not apply to Besicorp's shareholders who are not citizens or residents of the United States, to Besicorp's shareholders who are tax-exempt or to other shareholders of Besicorp of special status.

         Pursuant to the BCL, claims of Besicorp's creditors, including claims of such creditors as taxing authorities, are not extinguished by the Merger and, accordingly, the Surviving Corporation will be liable for the claims of both Merger Sub and Besicorp immediately prior to the Merger. Furthermore, as former members of the Besicorp consolidated group, Newco and the other members of such group would be jointly and severally responsible for the U.S. federal income tax liability of such group for the years during which they were members of such group. Management is not aware of any material claims of Besicorp's creditors other than (i) the legal proceedings described under "Business of the Company -- Legal Proceedings," (ii) the accrued unpaid federal income taxes for the current fiscal year based on the consolidated net income of Besicorp through the Effective Date, (iii) the liability of Besicorp and/or its Subsidiaries for New York State income taxes for Besicorp's current fiscal year and (iv) the SunWize Indebtedness of approximately $135,000 which Besicorp incurred in connection with the purchase of certain assets for its photovoltaic business. See "Business -- SunWize Indebtedness." Pursuant to the Contribution Agreement (as defined below), Newco is assuming all of Besicorp's liabilities (including the liabilities associated with the legal proceedings referred to in (i), above) other than the tax liabilities for the current year referred to in (ii) and
(iii), above.

         To the extent that the Surviving Corporation is not able to discharge all claims of creditors existing at the Effective Date and the Escrow Fund is insufficient to do so, it is possible that the creditors (including the taxing authorities) may seek to bring claims against persons who were shareholders of Besicorp immediately prior to the Effective Date of the Merger by asserting that such shareholders are subject to transferee liability (i.e., that such shareholders are liable for the obligations of Besicorp by virtue of the fact that they received the Merger Consideration or the Newco Common Stock (or cash received in lieu of fractional shares of Newco Common Stock) or both, although such potential liability of any shareholder would presumably be limited to the value of the Merger Consideration or Newco Common Stock (or cash received in lieu of fractional shares of Newco Common Stock) or both received by such shareholder, plus any allowable interest charge). Though management believes that it is unlikely that such claims would be successful, if any such claims were to be made and be successful, the net benefit received by such shareholders from the Merger Consideration and the Spin-Off could be materially reduced.

         The law firm of Coudert Brothers has rendered an opinion that it is more likely than not that, if the Internal Revenue Service (the "IRS") were to assert that the shareholders were liable as transferees for Besicorp's U.S. federal income tax liabilities for Besicorp's fiscal year ending March 31, 1999 (the "Current Fiscal Year") as a result of their receipt of the Merger Consideration, such position would not be upheld if litigated. Coudert Brothers' opinion does not consider any other federal, state, local or foreign legal or tax implications, if any, that might affect the tax liability of the shareholders. Furthermore, Coudert Brothers' opinion is limited to authorities arising under the Code and the New York Debtor and Creditor Law ("NYDCL") that involved assertions of transferee liability for unpaid federal income taxes. Such opinion specifically does not address the potential consequences to the shareholders of claims of transferee liability that may be brought under, or may be subject to, other potentially applicable legal authorities, such debtor and creditor laws (except to the limited extent indicated above), bankruptcy or similar laws, laws relating to the duties of shareholders to their corporation, to its creditors and to each other, and judicial decisions thereunder.

         In rendering its opinion, Coudert Brothers has advised that the authorities dealing with transferee liability consist almost exclusively of case law in which the decisions are based on very specific factual findings and that, as a result, the existing authorities do not provide clear guidance on when a shareholder of a corporation may be liable for the corporation's liabilities in circumstances such as those presented. Consequently, if the IRS were to assert that some or all of the shareholders are liable as transferees for federal income tax liabilities of Besicorp, the outcome of such challenge would be highly dependent on the ability of the shareholders to establish critical facts that would be necessary for the defense of such claim. No ruling will be obtained from the IRS on the issue to which the Coudert Brothers' opinion is addressed and, unlike a ruling, an opinion of counsel has no binding effect on the IRS or the courts. In the absence of a ruling, there can be no assurance that the IRS will not disagree with, or challenge in court, the opinion set forth therein, or that it will not ultimately prevail. Furthermore, Coudert Brothers' opinion is based on legal authorities existing at the time the opinion was rendered, and any change in applicable law or the interpretation thereof may affect the conclusions reached therein. There can be no assurance that the existing legal authorities upon which the opinion is based will not be repealed, revoked, modified or overruled, possibly with retroactive effect. Coudert Brothers has consented to the inclusion of the foregoing discussion of their opinion herein.

REGULATORY AND OTHER APPROVALS

         Besicorp is not aware of any material governmental or regulatory requirements to be complied with in connection with the Merger, other than obtaining the shareholders' adoption of the Plan of Merger, and the filing of a Certificate of Merger conforming to the requirements of the BCL with the Secretary of State of the State of New York (and certain other governmental authorities in the State of New York) and certain other requirements that must be satisfied in connection with the Spin-Off.



                                 PLAN OF MERGER

         The following is a discussion of all material provisions of the Plan of Merger, a copy of which is attached as Annex A to this Proxy Statement. The statements made herein concerning such document are not necessarily complete, and reference is made to the full text of the Plan of Merger attached hereto as Annex A. Each such statement is qualified in its entirety by such reference. Capitalized terms that are not otherwise defined in this discussion have the meanings set forth in the Plan of Merger.


THE MERGER

         The Plan of Merger provides that, upon the terms and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will be merged with and into Besicorp, the separate corporate existence of Merger Sub will cease and Besicorp will continue as the Surviving Corporation, provided that it will change its name within 30 days after the Closing Date to a name which does not include the word "Besicorp." The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of New York or, if later, the time specified in the Certificate of Merger in accordance with the BCL (the "Effective Date").

         Pursuant to the Plan of Merger, at the Effective Date (i) each share of Besicorp Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive in cash the Merger Consideration which is described below under "--Merger Consideration," upon surrender of the certificate evidencing such share (each, a "Certificate") in the manner provided below and (ii) each share of Merger Sub's Common Stock issued and outstanding immediately prior to the Effective Date will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         Immediately prior to the Effective Date, Acquisition will deposit or cause to be deposited with the Payment Agent, in trust for the benefit of the holders of record of Besicorp Common

Stock immediately prior to the Effective Date, cash in an aggregate amount equal to the Merger Consideration. As soon as practicable after the Effective Date, the Payment Agent will mail to each holder of shares of Besicorp Common Stock as of the Effective Date a letter of transmittal and instructions (the "Letter of Transmittal") to effect the surrender of the Certificates in exchange for the Merger Consideration. Each holder of Besicorp Common Stock, upon surrender to the Payment Agent of such holder's Certificates with the Letter of Transmittal, duly and properly executed, shall be entitled to receive the portion of the Merger Consideration represented by the Certificate as payment of the Merger Consideration. Until so surrendered, each Certificate shall at and after the Effective Date be deemed to represent only the right to receive upon surrender of such Certificate the Merger Consideration with respect to the shares of Besicorp Common Stock represented thereby. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate. BESICORP SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES OR INSTRUMENTS UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL OR OTHER FORM.

         If the Plan of Merger is adopted by the requisite vote of the shareholders of Besicorp and certain other conditions to the Merger are satisfied or waived (as more fully described below), the Closing will be held on March 22, 1999.


MERGER CONSIDERATION

         Each share of Besicorp Common Stock outstanding immediately prior to the Effective Date shall be converted into the right to receive $34.50 in cash, plus an additional amount, which is the amount equal to (1) the quotient equal to (a) the Base Amount (as described below) divided by (b) the number of shares of Besicorp Common Stock outstanding as of immediately prior to the Effective Date less (2) $34.50. If the Base Amount is less than $105,275,000, Acquisition and Merger Sub may terminate the Plan of Merger. See "-- Conditions to the Merger." The Base Amount is determined pursuant to the following formula:

Base  Amount  =  Initial  Amount  -  Adjustment  Amount  +  (Specified   Current
Liabilities x .8357).

The terms set forth in this formula have the following meanings (shareholders are encouraged to review the Plan of Merger for the exact definition of these terms):

         Initial Amount is the sum of (a) (i) $500,000, (ii) to the extent not received in cash, the amount of a claimed tax refund for fiscal year 1998 not to exceed $3,909, (iii) cash and cash equivalents on hand or in accounts which are solely owned by Besicorp or a Remaining Subsidiary (as defined in the Plan of Merger), free of all Encumbrances as of the Effective Date, and (iv) the product of .9975 of the closing price of a share of Niagara Mohawk Common Stock as of the trading day immediately preceding the Closing Date multiplied by the number of shares of Niagara Mohawk Common Stock held by Besicorp as of the Effective Date (not to exceed 50,000 shares) less (b) to the extent not already contributed pursuant to the Escrow Agreement, $6,500,000. As an example, on February 25, 1999, based on the most recent ascertainable financial information, Besicorp estimates that the Initial Amount would be the sum of (a) (i) $500,000, (ii) a claimed refund of $3,909, (iii) $126,318,051 (after deducting an additional $5,500,000 for (1) the estimated costs of the Transactions, (2) paying bonuses and (3) contributing $1.5 million in cash to Newco) in cash and cash equivalents and (iv) Niagara Mohawk Common Stock with a discounted value of $729,422 less (b) $6,500,000, for a total of $121,051,382.

         Adjustment Amount is the sum of: (i) all Liabilities of Besicorp or a Remaining Subsidiary (including the Specified Current Liabilities (as defined below) but excluding the Excluded Liability (as defined below) and certain intercompany liabilities) as of the Effective Date which are, in the reasonable judgment of Acquisition, both fixed and quantifiable; (ii) all liabilities, judgments, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses ("Damages"), and other damages, if any, that Besicorp and Acquisition, agree may be incurred (or reasonably likely to be incurred) by any of the parties to the Plan of Merger and any Remaining Subsidiary as a result of the breach by Besicorp of its representations and warranties in the Plan of Merger; and (iii) transfer, use, stamp, real estate and other similar taxes and fees incurred by Besicorp, its Subsidiaries, Acquisition or Merger Sub in connection with the Transactions. As an example, on February 25, 1999, based on the most recent ascertainable financial information, Besicorp estimates that the Adjustment Amount would be the sum of (i) Liabilities of $47,952,222 less an Excluded Liability of $11,500, (ii) $0 in Damages and (iii) $0 in transfer taxes, for a total of $47,940,722.

       Specified Current Liabilities are the Liabilities of Besicorp or any Remaining Subsidiary (actual or accrued) for unpaid federal income taxes for the current fiscal year based on the consolidated net income of Besicorp through the Effective Date.

         The Excluded Liability is the Liability of Besicorp or its Subsidiaries for New York State income Taxes for Besicorp's current fiscal year.

         As an example, on February 25, 1999, based on the most recent ascertainable financial information, Besicorp estimates that the Initial Amount would have been $121,051,382, the Adjustment Amount would have been $47,940,722 and the Specified Current Liabilities would have been $47,940,722. Therefore, as an example, on February 25, 1999, the Base Amount in Besicorp's estimation, would have equaled $113,174,721. Since this exceeds $105,275,000 by $7,899,721, there would be an upward adjustment of $7,899,721 divided by 3,051,435 (the number of shares of Besicorp Common Stock on a fully diluted basis (which is assumed to be the number of shares outstanding on the Closing Date)), or $2.59 per share of Besicorp Common Stock so that the Merger Consideration would equal $37.09. The aggregate amount of the payment to be made by Acquisition pursuant to the Plan of Merger equals the Merger Consideration multiplied by the number of shares of Besicorp Common Stock outstanding immediately prior to the Effective Date. This aggregate amount cannot be determined at present. However, assuming that there are 3,051,435 shares outstanding, this amount shall be no less than $105,275,000 and in the above example would amount to $113,177,724. The aggregate amount is not likely to exceed $117 million.

         Not later than twenty days prior to Closing, Besicorp is to prepare and deliver to Buyer a statement setting forth in reasonable detail the components of the Base Amount. The Statement is to be prepared in accordance with the generally accepted accounting principles applied in preparation of Besicorp's financial statements, with items to be reflected regardless of materiality and all accruals known or contemplated for Liabilities of Besicorp or a Remaining Subsidiary as of the Effective Date to be reflected. Besicorp is to permit and fully cooperate with Merger Sub in obtaining full access to Besicorp's records and its accountant's work papers for purposes of independently verifying the components of the Base Amount and the Additional Amount. Buyer is to notify Besicorp of its acceptance or rejection of the Statement within five days of receipt. In the event that Buyer rejects the Statement such notice shall set forth a schedule detailing the disputed components of the Statement. Besicorp and Buyer are to use their reasonable best efforts to reach agreement on such disputed components of the Statement prior to the Closing. In the event that Besicorp and Buyer are unable to reach an agreement on the Statement within three days prior to Closing, the Plan of Merger will be deemed terminated.

         In calculating the Merger Consideration, the parties assumed that the 100,000 Disputed Shares of Besicorp Common Stock held of record by Martin
Enowitz were outstanding even though Besicorp maintains, and is a party to a legal proceeding seeking a determination, that he is not entitled to such shares. See "Business of the Company -- Legal Proceedings." Because of the uncertainty with respect to the ownership of these shares, the Plan of Merger provides that the Merger Consideration payable in respect of such shares is to be held in escrow pending resolution of the dispute regarding the ownership of these shares and the rights, if any, of Acquisition, Merger Sub or the Surviving Corporation to such Merger Consideration will be assigned without recourse to Besicorp's shareholders. The Merger Consideration for such shares amounts to approximately $3,450,000, subject to upward (but not downward) adjustment as provided in the Plan of Merger. If it is determined that Mr. Enowitz was not entitled to the Disputed Shares, Besicorp's shareholders will receive, on a pro rata basis, such monies less Besicorp's costs (estimated to be less than $100,000) to repurchase such shares. There can be no assurance as to when this dispute will be resolved or whether it will be resolved to the satisfaction of Besicorp.


REPRESENTATIONS AND WARRANTIES

         The Plan of Merger contains various representations and warranties of Besicorp as to, among other things: (i) the due organization, valid existence, good standing and capitalization of Besicorp and/or certain subsidiaries; (ii) the authorization of the execution and delivery of the Plan of Merger and certain related agreements, the validity and enforceability thereof against

Besicorp, the noncontravention thereby of the organizational documents of Besicorp or certain subsidiaries or of any material order or judgment of a governmental entity or any agreement or obligation applicable to Besicorp or any of its Subsidiaries and the absence of requirements for any consents, notices or registrations ("Authorizations") to be obtained or filed by Besicorp or any of its Affiliates in connection with consummation of the Merger; (iii) compliance in all material respects of Besicorp's filings with the SEC under the Securities Act of 1933, as amended, and the Exchange Act (the "SEC Documents"), and the accuracy of certain information and financial statements of Besicorp included in the SEC Documents; (iv) the absence of certain undisclosed liabilities; (v) compliance with applicable laws; (vi) the absence of certain changes or events since June 30, 1998; (vii) certain tax matters; (viii) certain intellectual property matters; (ix) litigation involving Besicorp or certain subsidiaries;
(x) employee benefit matters; (xi) certain labor and employment matters; (xii) certain environmental matters; and (xiii) title to property.

         The Plan of Merger also contains representations and warranties of each of Acquisition and Merger Sub as to, among other things: (i) their due organization, valid existence, good standing and/or capitalization; (ii) due authorization, execution and delivery of the Plan of Merger and related agreements, the validity and enforceability thereof against such parties and the noncontravention thereby of the organizational documents of Acquisition and Merger Sub or other agreements to which such parties may be bound; (iii) the absence of conflicts and defaults and the absence of the requirement for any Authorization; (iv) the delivery to Besicorp of a true copy of a letter from the Lender, stating Lender's interest, subject to the negotiation and execution of definitive documents and the fulfillment of the conditions set forth in such letter, in providing the Financing which, together with the equity to be obtained by the Merger Sub, will be for an amount necessary to pay the Merger Consideration and that the Financing will not be secured by a lien on the assets of the Surviving Corporation; and (v) the accuracy of the information provided in writing by Acquisition and Merger Sub for use in the Proxy Statement.


CERTAIN COVENANTS

CONDUCT OF BUSINESS PENDING THE MERGER.
Besicorp, Acquisition and Merger Sub agreed that until the Effective Date, the parties (a) would not intentionally perform or omit to perform any act which would prevent the performance of the Plan of Merger or would result in any representation or warranty being untrue in any material respect and (b)
would  give the other parties notice of  the  occurrence   of  any  event  which
would make any representation or warranty in the Plan of Merger untrue or that would otherwise prevent the closing of the Merger. The parties further agreed to use their best efforts to consummate expeditiously the Spin-Off, the Merger, the sale of the Power Plants by the Partnerships and the other transactions contemplated by the Plan of Merger (collectively, the "Transactions") provided that no party is required by such agreement to expend funds not commercially reasonable in relation to such transactions or to take any action that would result in a material adverse effect with respect to such party.

         Besicorp also agreed that prior to the Effective Date, it shall use its best efforts to cause certain of its affiliates to dispose of the Power Plants and it shall, and shall cause each Remaining Subsidiary to, carry on its business with the objective of effecting the Spin-Off and the sales of the Power Plants and, in all other respects with the objective of winding up the remaining business of Besicorp and the Remaining Subsidiaries so that Besicorp and the Remaining Subsidiaries will have no assets other than cash and cash equivalents and the Retained Assets (as defined in the Plan of Merger) and no Liabilities other than Permitted Liabilities (as defined in the Plan of Merger) and certain other permissible liabilities.

         Furthermore, Besicorp shall cause the Spin-Off to be effectuated immediately prior to the Effective Date by causing, among other things, (a) the transfer to, and assumption by Newco of all of the assets, personnel, employee benefit plans and Liabilities of Besicorp (other than the Retained Assets and Permitted Liabilities) and the Remaining Subsidiaries and the transfer to Newco of all of the outstanding capital stock of the Distributed Subsidiaries (as such terms are defined in the Plan of Merger); (b) the execution and delivery by Besicorp and Newco of such agreements and arrangements which are customary in connection with spinoffs and which provide for, among other matters, the provision of transition and support services to Besicorp by Newco without cost to Besicorp, the replacement of Contributed Assets with Retained Assets of equal value in certain circumstances, and indemnification of Besicorp by Newco and its subsidiaries for any failure of Newco to discharge and pay in full all of the Liabilities so assumed or the failure of any Distributed Subsidiary to discharge and pay in full its Liabilities when due; (c) the distribution to the shareholders of Besicorp prior to the effective time of the Merger of all of the outstanding capital stock of Newco; and (d) Besicorp and Newco to enter into the Indemnification Agreement and the Escrow Agreement.

         Besicorp also agreed that prior to the Effective Date it shall not and shall not permit any of the Remaining Subsidiaries to: (i) amend its Certificate of Incorporation, By-Laws or other organizational documents; (ii) make any change in its authorized capital stock; adjust, split, combine or reclassify its capital stock; or, with certain exceptions, issue any shares of stock, or rights to acquire capital stock or other similar rights; (iii) incur any indebtedness for borrowed money or assume or otherwise become responsible for the obligations of any other person; (iv) subject to certain exceptions, sell, transfer, encumber or otherwise dispose of any of its material properties or assets to any person; (v) make any investments in, or contributions to capital of, or purchases of, any property or assets from any other person; (vi) subject to certain exceptions, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts; (vii) change, with certain exceptions, its method of accounting as in effect at December 31, 1997; (viii) subject to certain exceptions, increase the compensation payable to any employee, or enter into any new employment agreements with new or existing employees; (ix) subject to certain exceptions, pay any dividend or make any distribution (other than the Spin-Off) on its securities or purchase any of its securities; (x) make any tax election or settle or compromise any tax liability; and (xi) enter into any business or contract not related to the Spin-Off, Power Facility Sales or the Merger.
                                       32

         Besicorp also agreed that prior to the Effective Date, it shall cause the Distributed Subsidiaries to carry on their respective businesses only in the ordinary course consistent with past practice and shall not and shall cause the Distributed Subsidiaries not to create any liabilities of Besicorp or any Remaining Subsidiary for the Liabilities of the Distributed Subsidiaries.

         Pursuant to the Plan of Merger, Besicorp agreed (i) to call a meeting of its shareholders for the purpose of voting upon adoption of the Merger; (ii) to hold such meeting as soon as practicable following the date of the Initial Plan of Merger; (iii) subject to the provisions regarding Acquisition Proposals (as defined below), to recommend to its shareholders the adoption of the Merger through its Board of Directors; and (iv) to use its best efforts to obtain the adoption of the Plan of Merger by the shareholders of Besicorp.

         Pursuant to the Plan of Merger, Besicorp agreed to prepare and file with the SEC this Proxy Statement and a Form 10 Registration and use its reasonable best efforts to respond to any comments of the SEC and to cause the Form 10 Registration to be effective. Besicorp has also agreed to file all other reports and schedules required to be filed by Besicorp with the SEC.

         Pursuant to the Plan of Merger, Besicorp, Merger Sub and Acquisition agreed to timely seek all consents, approvals, permits, authorizations or waivers (collectively, "Consents") that are required to be obtained prior to the Effective Date from governmental entities or other third parties in connection with the execution and delivery of the Plan of Merger and the consummation of the transactions contemplated thereby.


ACQUISITION PROPOSALS.
Pursuant to the Plan of Merger, Besicorp agreed to cease immediately any activities or negotiations with respect to an Acquisition Proposal (as defined below), and to not, and not to permit any Subsidiary to, authorize or permit any of its officers, directors, employees or representatives, to (i) solicit any Acquisition Proposal; (ii) facilitate the making of an Acquisition Proposal; or (iii) enter into any agreement with respect to any Acquisition Proposal; provided, however, that neither Besicorp nor the Board is prohibited from furnishing non-public information to, or entering into discussions with, any person with respect to any unsolicited Acquisition Proposal if : (a) the Board determines reasonably and in good faith, after due investigation and after consultation with and based upon the advice of its outside financial advisor, that such Acquisition Proposal is a Superior Proposal (as defined below); (b) the Board determines reasonably and in good faith, after due investigation and after consultation with and based upon the advice of outside counsel, that the failure to take such action would cause the Board to violate its fiduciary duties to shareholders; and (c) Besicorp (x) provides at least two business days' notice to Acquisition to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement.

         The term "Acquisition Proposal" means any bona fide offer or proposal with respect to a merger or similar transaction involving Besicorp or any of its Subsidiaries or the purchase of any significant portion of the assets or capital stock of Besicorp or any significant Subsidiary or any other business combination involving Besicorp; and "Superior Proposal" means an Acquisition Proposal which the Board believes in good faith, after due investigation (taking into account, among other things, the financing terms and the likelihood of consummation) and based upon the advice of its outside legal and financial advisors, is more favorable to Besicorp's shareholders from a financial point of view than the Merger (taking into account the Spin-Off).

         The Board shall not (i) withdraw or modify its approval or recommendation of the Plan of Merger, the Merger or any of the Transactions,
(ii) approve, adopt or recommend or publicly propose to approve, adopt or recommend an Acquisition Proposal, (iii) cause Besicorp to enter into any agreement with respect to an Acquisition Proposal, or (iv) resolve to do any of the foregoing unless Besicorp receives an unsolicited Acquisition Proposal in accordance with the Plan of Merger and the Board determines reasonably and in good faith, after due investigation (a) based upon the advice of its outside financial advisor, that a pending Acquisition Proposal is more favorable to Besicorp's shareholders than the Merger and the Spin-Off, taken as a whole, (b) that such Acquisition Proposal is reasonably likely to be consummated, (c) that there is a substantial probability that the approval of the Merger and the Spin-Off will not be obtained due to the pending Acquisition Proposal, and (d) based upon the advice of outside counsel, that the failure of the Board to withdraw or modify its approval or recommendation of the Plan of Merger or the Merger, or approve or recommend such Acquisition Proposal would cause the Board to violate its fiduciary duties to its shareholders.


INDEMNIFICATION.
The Plan of Merger contemplates that prior to the Effective Date, Besicorp will procure and pay for D&O Insurance covering the Covered Persons, who at the time of the execution of the Initial Plan of Merger were covered by Besicorp's officers' and directors' liability insurance or will be so covered on the Closing Date, with respect to actions and omissions occurring on or prior to the Closing Date. Additionally, the Plan of Merger provides that for the lesser of six years after the Closing Date or the period the Surviving Corporation maintains its existence, the provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation shall provide indemnification to the Covered Persons on terms, in a manner, and with respect to matters, which are no less favorable than Besicorp's Certificate of Incorporation and By-Laws, as in effect on the date of the execution of the Initial Plan of Merger; provided, however, that the obligation of the Surviving Corporation to provide such indemnification is limited to the D&O Insurance and the Surviving Corporation's rights under the Escrow Agreement and that the provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation may be amended accordingly.

CONDITIONS TO THE MERGER

Financing Condition.

         The obligation of Buyer to consummate the Merger is subject to Merger Sub's having received the proceeds of the Financing at or prior to the Closing Date. Buyer has received a letter from Lender, stating Lender's interest, subject to the negotiation and execution of definitive documents and the fulfillment of the conditions set forth in such letter, in providing the Financing, and Buyer is aware of no development that will make obtaining the proceeds less likely than it was at the time of such letter. However, Lender will not provide the Financing until immediately prior to the Closing and therefore there remains the risk that the Lender will not provide the Financing. As the Closing is likely to occur immediately following the Special Meeting, it is possible but unlikely that the Financing may be provided before the Special Meeting.

Other Conditions to the Merger.

         The obligations of each of Acquisition, Merger Sub and Besicorp to consummate the Merger are subject to the satisfaction of certain conditions prior to the Closing Date, including: (i) the adoption of the Plan of Merger by the requisite vote of the shareholders of Besicorp; (ii) no governmental entity or court shall have enacted any law or regulation or order which is then in effect and has the effect of making the Merger or any of the Transactions illegal; and (iii) the approval of the Plan of Merger, the Merger and, to the extent, necessary the Transactions, by each governmental entity whose approval is so required. The obligation of Besicorp to consummate the Merger is subject to the satisfaction (or waiver by Besicorp) of certain additional conditions at or prior to the Effective Date, including: (i) the accuracy of the representations and warranties of Acquisition and Merger Sub when made and as of the Closing Date; (ii) the performance by Acquisition and Merger Sub of all their obligations required in the Plan of Merger to be performed by them on or prior to the Closing Date; and (iii) immediately prior to the Merger, Merger Sub being, and, assuming that the representations and warranties made by Besicorp are true and correct immediately following the effectiveness of the Merger, the Surviving Corporation being, solvent. The obligation of Acquisition and Merger Sub to consummate the Merger is subject to the fulfillment (or waiver by such parties) of certain additional conditions at or prior to the Closing Date, including: (i) the accuracy of the representations and warranties of Besicorp when made and as of the Closing Date, except to the extent reflected in the disclosure schedule annexed to the Initial Plan of Merger (the "Disclosure Schedule"); (ii) the performance by Besicorp of all obligations required by the Plan of Merger to be performed b it on or prior to the Closing Date; (iii) the absence of any changes since June 30, 1998, after taking into account the completion of the Transactions other than the Merger, in the condition, assets, business, results of operations or prospects of Besicorp and its Subsidiaries, taken as a whole, which has had or would reasonably be likely to have a Material Adverse Effect on Besicorp or any Remaining Subsidiary; (iv) Merger Sub being satisfied that the Spin-Off and the Power Facilities Sales have been completed as provided in the Plan of Merger, and neither the Surviving Corporation nor any of the Remaining Subsidiaries has any liability as a result of the Spin-Off or Power Facilities Sales; (v) Newco shall have executed the Indemnification Agreement and the Escrow Agreement and Besicorp shall have deposited $6,500,000 with the Escrow Agent; (vi) the Base Amount shall be no less than $105,275,000;
(vii) Besicorp shall have received all of the Consents (as defined in the Plan of Merger) and obtained certain releases; (viii) neither Besicorp nor its Remaining Subsidiaries have any Liabilities other than the Permitted Liabilities and the Liabilities taken into account in determining the Adjustment Amount; and
(ix) the absence of any suit or investigation by any governmental entity seeking to enjoin the transactions contemplated by the Plan of Merger or seeking material damages on account of the consummation of the transactions contemplated thereby or imposing any condition or restriction that would be commercially unreasonable from a financial standpoint relative to the transactions contemplated by the Plan of Merger.

         If Besicorp were to waive a material condition, either before or after the Special Meeting, Besicorp intends to notify the holders of Besicorp Common Stock and seek the shareholders' approval of such waiver before consummating the Merger.


TERMINATION

Right to Terminate

         The Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Date, by the mutual consent of Buyer and Besicorp.

         In addition, the parties have agreed that the Plan of Merger may be terminated and the Merger may be abandoned by action of either Buyer or Besicorp if (a) the Merger shall not have been consummated by 11:59 P.M. on March 1, 1999 (the "Termination Date"); provided however that the Termination Date, at the request of Besicorp (the "Extension Request"), may be extended from March 1, 1999 to March 15, 1999 (the "Extension") in which case if the Merger does not close during the Extension, Besicorp would be obligated, unless the Plan of Merger was terminated by Besicorp on account of a breach by Buyer of Buyer's obligations pursuant to the Plan of Merger, to pay Buyer $1.4 million (the "Extension Fee") in addition to any other amounts, if any, Besicorp would be obligated to pay on account of the termination of the Plan of Merger (provided that this termination right shall not be available to the party whose failure to fulfill its obligations under the Plan of Merger shall have been the cause of the failure to consummate the Merger) or (b) upon a vote at the Meeting, Besicorp's shareholders do not adopt the Plan of Merger. On February 26, 1999, Besicorp exercised its right to extend the Termination Date until March 15, 1999, and both Besicorp and Buyer waived their right to terminate the Plan of Merger during the period ending immediately before 11:59 p.m. on March 22, 1999 on the grounds that the Effective Date has not occurred. Besicorp and Buyer may still terminate the Plan of Merger if the Effective Date does not occur after the end of such period. In connection with the exercise of the Extension Request and the waivers, Besicorp put the Extension Fee in escrow.

         The Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Date by Buyer, if: (a) there has been a material breach of any material agreement on the part of Besicorp which has not been cured or adequate assurance of cure given, within ten business days following notice of such breach from Merger Sub or either of the Indemnification Agreement or the Escrow Agreement shall not be a valid, legal and binding agreement or enforceable against Newco; (b) there has been a breach of a representation or warranty of Besicorp, the Damages from which Merger Sub reasonably determines would cause the Base Amount to be less than $105,275,000; (c) the Board shall have (i) withdrawn or modified its approval, adoption or recommendation of the Plan of Merger, the Merger or any of the Transactions, (ii) approved, adopted or recommended or publicly proposed to approve or recommend an Acquisition Proposal, (iii) caused Besicorp to enter into any agreement with respect to an Acquisition Proposal, or (iv) resolved to do any of the foregoing unless certain conditions are met; (d) a tender offer or exchange offer for 15% or more of the shares of Besicorp Common Stock is commenced, and the Board fails to recommend against acceptance of such tender offer or exchange offer within the time period required by Section 14e-2 of the Exchange Act or any person acquires by any means 20% or more of the outstanding shares of Besicorp Common Stock; (e) Besicorp shall have breached any of its covenants or agreements with respect to Acquisition Proposals; (f) there shall be pending or threatened any proceeding seeking material damages on account of the Plan of Merger or the consummation of the Merger or any of the other Transactions which Merger Sub determines could reasonably be expected to result in Besicorp incurring a material amount of damages or expenses, after taking into account applicable insurance coverage; or
(g) the Base Amount is less than $105,275,000.

         In addition, the Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Date, by Besicorp, if: (a) there has been a material breach of any agreement therein on the part of Merger Sub which has not been cured or adequate assurance of cure given, within ten business days following notice of such breach from Besicorp; (b) generally, there has been a breach of a representation or warranty of Acquisition or Merger Sub therein which could reasonably be expected to prevent Acquisition or Merger Sub from fulfilling its obligations under the Plan of Merger; or (c) the Board determines to enter into and enters into a definitive agreement providing for a Superior Proposal and, among other things, Besicorp simultaneously pays to Merger Sub the Termination Payment of $3.5 million and Covered Expenses, up to a maximum of $600,000.

Remedies

         Notwithstanding any termination right described under "--Right to Terminate," in the event of the nonfulfillment of any condition to a party's closing obligations, such party may elect to do one of the following: (a) proceed to close despite the nonfulfillment of any closing condition without waiving any claim for any breach and without waiving any right to proceed under the Indemnification Agreement; (b) decline to close, terminate the Plan of Merger as described under

"--Right to Terminate" and thereafter seek damages to the extent described under "--Damages"; or (c) seek specific performance of the obligations of the other party.

Damages

         If the Plan of Merger is terminated as described under "--Rights to Terminate," no party will have any claim against the others, except as follows:

         Generally, a party terminating the Plan of Merger will retain all of such party's legal rights if the circumstances giving rise to such termination were (i) caused by another party's willful failure to comply with a material covenant set forth in the Plan of Merger or (ii) that a material representation or warranty of such other party was materially false when made and that party knew or should have reasonably known such representation or warranty was materially false when made.

         If (x) Besicorp terminates the Plan of Merger because the Board enters into a definitive agreement providing for a Superior Proposal in accordance with certain specified procedures or because the Board shall have breached its agreements with respect to (i) the withdrawal or modification of its approval or recommendation of the Plan of Merger, the Merger or any of the Transactions,
(ii) the approval or recommendation or public proposal to approve or recommend an Acquisition Proposal, (iii) causing Besicorp to enter into any agreement relating to an Acquisition Proposal, or (iv) resolving to do any of the foregoing; or (y) Buyer terminates the Plan of Merger because (a) the Board shall have (i) withdrawn or modified its approval or recommendation of the Plan of Merger, the Merger or any of the Transactions, (ii) approved or recommended or publicly proposed to approve or recommend an Acquisition Proposal, (iii) caused Besicorp to enter into any such agreement with respect to an Acquisition Proposal, or (iv) resolved to do any of the foregoing unless certain conditions are met, (b) a tender offer or exchange offer for 15% or more of the shares of Besicorp Common Stock is commenced, and the Board fails to recommend against acceptance of such tender offer or exchange offer within the time period required by Section 14e-2 of the Exchange Act or any person acquires by any means 20% or more of the outstanding shares of Besicorp Common Stock or (c) Besicorp shall have breached any of its covenants or agreements with respect to Acquisition Proposals, and Acquisition and Merger Sub are ready, willing and able to execute definitive documentation to effect the Financing or substantially similar financing arrangements, Besicorp will pay Merger Sub the Termination Payment, reimburse Buyer for their Covered Expenses (up to a maximum of $600,000) and, if Besicorp has exercised its Extension Request, pay the Extension Fee.
                                     36

         If the Plan of Merger is terminated because upon a vote at the Meeting, Besicorp's shareholders do not adopt the Plan of Merger, (x) Besicorp will pay Merger Sub, Buyer's Covered Expenses up to $600,000 and (y) if Michael F. Zinn or his direct or indirect transferees have failed to vote in person or by proxy at least 1,600,000 shares in favor of the Merger and any other matter presented to shareholders in connection with the Merger, Besicorp shall pay the

Termination Payment to Merger Sub and, if Besicorp has exercised its Extension Request, the Extension Fee. For information regarding, Michael F. Zinn's holdings of Common Stock see "Business of the Company--Security Ownership of Certain Beneficial Owners and Management" If the Plan of Merger is terminated
(x) because, upon a vote at the Meeting, Besicorp's shareholders do not adopt the Plan of Merger or (y) by Besicorp, or Acquisition and Merger Sub because the Merger shall not have been consummated by 11:59 P.M. on March 15, 1999 (provided that this right shall not be available to the party whose failure to fulfill its obligations under the Plan of Merger shall have been the cause of the failure to consummate the Merger) and Besicorp, on or before March 31, 1999 enters into a written agreement to effect an Acquisition Proposal with, or an Acquisition Proposal is made by, a party other than Acquisition, Merger Sub or any of their subsidiaries, and the Acquisition Proposal is thereafter consummated, Besicorp will pay to Merger Sub the Termination Payment plus the amount of the Covered Expenses to the extent not paid under the immediately preceding sentence and the Extension Fee.

         If the Plan of Merger is terminated by Buyer because (a) generally either (i) there has been a material breach of any material agreement contained therein (with certain exceptions) on the part of Besicorp which breach has not been cured or adequate assurance of cure given, within ten business days following notice of such breach from Merger Sub or (ii) either of the Indemnification Agreement or the Escrow Agreement shall not be a valid, legal and binding agreement or enforceable against Newco, (b) there has been a breach of a representation or warranty of Besicorp therein, the Damages from which Merger Sub reasonably determines would cause the Base Amount to be less than $105,275,000, (c) there shall be pending or threatened any proceeding seeking material damages on account of the consummation of any of the Transactions which Merger Sub determines could reasonably be expected to result in Besicorp incurring a material amount of damages or expenses, after taking into account applicable insurance coverage, or (d) the Base Amount is less than $105,275,000, Besicorp shall reimburse Acquisition and Merger Sub for their Covered Expenses up to a maximum of $600,000 and pay the Extension Fee.

         If Merger Sub and Acquisition terminate the Plan of Merger solely as a result of their having not received the proceeds of the Financing, Buyer shall reimburse Besicorp for its Covered Expenses up to $600,000.


INDEMNIFICATION AGREEMENT

         The Indemnification Agreement between Acquisition, Merger Sub and Newco will be entered into at the Closing; all terms capitalized in this section without being defined shall have the meanings given to them in the Plan of Merger. The Indemnification Agreement provides that Newco shall indemnify, save and keep Acquisition, Merger Sub, the Surviving Corporation and the Remaining Subsidiaries and their respective affiliates and agents (the "Purchaser Indemnitees") harmless and defend against and from all Damages sustained or incurred by any Purchaser Indemnitee as a result of, or arising out of, by virtue of, or in connection with:

                  (a) any inaccuracy in or breach of any representation and warranty made by Besicorp in the Plan of Merger or in any closing document delivered in connection with the Plan of Merger; (b) any breach by Besicorp of, or failure by Besicorp to comply with, any of its covenants or obligations under the Plan of Merger or under the Indemnification Agreement; (c) the existence of any Liability or other obligation of Besicorp or any Subsidiary as of the Closing Date or arising out of or relating to the Merger or any claim against a Purchaser Indemnitee with respect to any such Liability or obligation or alleged Liability or obligation other than the Permitted Liabilities, including, without limitation, Liability on account of Taxes payable by Besicorp or for which Besicorp is liable; (d) the failure of Newco or any Subsidiary to pay and discharge in full when due any of their respective Liabilities whenever or however arising or existing, including liability on account of Taxes other than the Permitted Liabilities; (e) any claims for indemnification by current or former officers, directors, employees, agents or consultants of Besicorp or any Subsidiary; (f) any third party claim (which includes certain litigation specified in the Indemnification Agreement (the "Existing Litigation")) to the extent it arises out of or relates to any action or inaction of, or the conduct of the business of Besicorp or any Subsidiary on or prior to the Closing Date other than the Permitted Liabilities; (g) any violation of, or delinquency with respect to, any order or arbitration award or statute, or regulation in effect on or prior to the Closing Date of or any agreement of Besicorp (or any Subsidiary) with, or any license, Permit or Environmental Permit granted to Besicorp (or any Subsidiary) by any federal, state or local governmental authority to which the properties, assets, personnel or business activities of Besicorp (or any Subsidiary) are subject (or to which Besicorp (or any Subsidiary) is subject as it relates to the properties, assets, personnel or business activities of Besicorp (or any Subsidiary)); (h) any generation, transportation, storage, treatment, disposal, release or threatened release of any Hazardous Materials occurring on or prior to the Closing Date regardless of when liability is asserted, at any facility of Besicorp (or any Subsidiary); (i) certain discharges or releases to or from storm, ground or surface waters or wetlands, and any air emissions or pollution; (j) certain exposure of and resulting consequences to any persons, including, without limitation, employees of Besicorp (or any Subsidiary or any agent of Besicorp or any Subsidiary), due to any Hazardous Materials used at a facility or otherwise used by Besicorp (or any Subsidiary); (k) certain violations or alleged violation of, or obligations imposed by, any environmental law or environmental permit; (l) certain matters relating to employee pension benefit plans of Besicorp or its affiliates; (m) any federal or state taxes imposed upon Besicorp, or for which Besicorp is liable, with respect to any taxable period or portion of a taxable period ending on or prior to the Closing Date other than a Permitted Liability; (n) litigation against Besicorp and/or the Subsidiaries pending or threatened as of the Closing Date; and (o) any claims, investigations, proceedings, actions or lawsuits asserted or initiated before or after the Closing arising out of or in connection with pre-closing occurrences involving Besicorp and/or the Subsidiaries.

         With certain exceptions, the Purchaser Indemnitees shall not be entitled to indemnification (i) unless a notice of a claim has been delivered to Newco prior to the fifth anniversary of the Closing Date; (ii) to the extent the aggregate claims actually paid by Newco or any of its Subsidiaries to the Purchaser Indemnitees thereunder exceeds the aggregate Merger Consideration;
(iii) for Damages to the extent such Damages were expressly included in the Adjustment Amount pursuant to the Plan of Merger; (iv) with respect to consequential damages relating to lost profits or punitive damages (other than consequential damages or punitive damages paid or payable to, or claimed by third parties); and (v) with respect to Damages arising from time spent by Acquisition or its affiliates and their respective officers and employees, for amounts in excess of their actual out-of-pocket costs.

         The payment of any Damages to which the Purchaser Indemnitees are entitled pursuant to the Indemnification Agreement shall first be satisfied from funds held in the Escrow Account, pursuant to the terms of the Escrow Agreement to the extent available, until the Escrow Account has been reduced to zero and thereafter shall be satisfied by Newco directly.


ESCROW AGREEMENT

         The Escrow Agreement between Buyer, Besicorp and Newco will be entered into at the Closing; all terms capitalized in this section without being defined shall have the meanings given to them in the Plan of Merger. The Plan of Merger provides that Besicorp will deposit at Closing with the Escrow Agent an aggregate of $6,500,000 (the "Escrow Funds"), which $6,500,000 will be obtained from Besicorp's general corporate funds following the Spin-Off, to be administered under the terms of the Escrow Agreement. The Escrow Fund does not include the Merger Consideration for the Disputed Shares, which shall be paid by Buyer and delivered to the Payment Agent along with the Merger Consideration for the other Besicorp shareholders. The Payment Agent, not the Escrow Agent, shall hold the Merger Consideration for the Disputed Shares and this escrow does not fund claims of Buyer. See "Business of the Company--Legal Proceedings." The Escrow Fund serves to fund claims for (A) indemnity made by the Buyer pursuant to the Indemnification Agreement, including any claims of Buyer with respect to the Existing Litigation and other matters to be prosecuted or defended by Newco (the "Newco Assumed Matters") arising from the failure of Newco to diligently prosecute or defend such Newco Assumed Matters, Buyer's out-of-pocket expenses (not to exceed $40,000 per year) incurred if it is represented by counsel with respect to the Newco Assumed Matters ("Buyer Monitoring Costs") and any payment of fees and expenses of the Payment Agent pursuant to the Plan of Merger (all such claims, "Buyer Indemnity Claims"); (B) certain claims for tax refunds made by Besicorp if the refunds are not received prior to March 31, 1999 ("Tax Return Claims") and (C) costs and expenses relating to (i) Newco Assumed Matters; (ii) litigation arising out of or relating to any such Newco Assumed Matters; (iii) indemnification of claims against Besicorp's directors and officers (prior to the Merger) for actions in their official capacity preceding the date of the

Merger; or (iv) in connection with matters arising out of or relating to the Merger or the Spin-Off (collectively "Litigation Costs").

         The Escrow Agent is to disburse Escrow Funds upon request to the Buyer, with respect to Buyer Indemnity Claims, Buyer Monitoring Costs or Tax Return Claims, and to Newco, with respect to Litigation Costs, unless the other party objects to such disbursement. Newco may not object to the Tax Return Claims. If a party objects, the Escrow Agent is not to disburse such funds until it receives (i) the joint written direction of Newco and Buyer, (ii) a written instrument representing a final and non-appealable order with respect to the disposition of such amount issued by an arbitrator or (iii) a certified copy of a final and non-appealable judgment of a court of competent jurisdiction directing the disbursement of such funds (collectively, the "Escrow Fund Determination Procedure"). Notwithstanding the foregoing, Newco is not to unreasonably withhold its consent to a request by Buyer for payment of Buyer Indemnity Claims and Acquisition is not to unreasonably withhold consent for payment of Litigation Costs.

         All remaining proceeds of the Escrow Fund, if any, will be released to Newco at any time following the fifth anniversary of the date of the Escrow Agreement provided that all of the following conditions have occurred and notice has been provided by Newco to the Escrow Agent: (a) no claims are then subject to the Escrow Fund Determination Procedure; (b) in the reasonable judgment of Buyer, no future Buyer Indemnity Claims are foreseeable; and (c) all Newco
Assumed Matters have been finally settled through either (A) a final, non-appealable judgment against the Surviving Corporation and all Purchaser Indemnitees; or (B) a settlement or other conclusion to the Newco Assumed Matter that (x) contains a release from all liability in favor of the Surviving Corporation and Purchaser Indemnitees without any further obligation by the Surviving Corporation or Purchaser Indemnitees to make any payment or incur any other Liability or Obligation with respect to such matter, (y) does not attribute by its terms liability to the Surviving Corporation or any Purchaser Indemnitee and (z) if the scheduled matter is litigation or a proceeding, includes as a term thereof a full dismissal of the litigation or proceeding with prejudice. Newco and Buyer also agree they will meet no less than annually for the purpose of examining the amounts set forth in the Escrow Fund and the amounts of Buyer Indemnity Claims and Litigation Costs expended from the Escrow Fund, for the purpose of determining whether the amount of the Escrow Fund is more than sufficient to secure Buyer pursuant to the Indemnification Agreement.

         The Escrow Agreement contains additional provisions including those regarding investment of and taxation on the Escrow Fund, outlining the Escrow Agent's duties and responsibilities, limiting the Escrow Agent's liability except in the case of its bad faith, willful default or gross negligence, permitting the Escrow Agent to resign, allowing the Escrow Agent to rely upon notices it believes genuine and duly authorized without further verification and limiting its responsibilities with respect to interest payable on the Escrow Funds.

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         All representations, warranties and agreements set forth in the Plan of Merger or in any document or certificate delivered pursuant thereto shall survive the Merger for a period of five years following the Effective Date, subject to the terms of the Indemnification Agreement.


EFFECT ON OPTIONS, WARRANTS AND RESTRICTED STOCK

         Prior to the Effective Date, Besicorp will (a) cause each outstanding option to purchase shares of Besicorp Common Stock (each, a "Stock Option") granted under the Besicorp Group Inc. Amended and Restated 1993 Incentive Plan (the "1993 Plan") or pursuant to any other Stock Option plan or agreement or any restricted agreement entered into by Besicorp with any employee or director of Besicorp or any of its affiliates, whether or not then vested or exercisable, to become vested and exercisable, (b) cause each outstanding warrant (each, a "Warrant") to purchase Besicorp Common Stock to become exercisable to the extent not currently exercisable, and (c) take such action as is necessary to cause each holder of a Stock Option or Warrant to exercise such Stock Option or Warrant in full including paying in cash the exercise price (it being understood that neither Besicorp nor any Remaining Subsidiary will directly or indirectly provide or guarantee any financing or loan arrangements) so that there are not outstanding Stock Options or Warrants at the Effective Date.


FEES AND EXPENSES

         The Plan of Merger provides generally that whether or not the Merger is consummated, all costs and expenses incurred in connection with the Plan of Merger and the transactions contemplated thereby shall be paid by the party incurring such expenses, except as described under "Termination."

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The Unaudited Pro Forma Financial Information set forth below is intended to provide Besicorp's shareholders with a clearer understanding of Besicorp as it will exist immediately prior to the consummation of the Merger and, consequently, what Acquisition shall obtain pursuant to the Plan of Merger in exchange for its payment of the Merger Consideration. As a result shareholders will be better equipped to make an informed decision as to whether or not to vote for the adoption of the Plan of Merger.

         The following Unaudited Pro Forma Consolidated Balance Sheet of Besicorp Group Inc. as of December 31, 1998, and the Unaudited Pro Forma Consolidated Statements of Operations for Fiscal 1998 and the nine months ended December 31, 1998 have been prepared to reflect the effects on the historical results of Besicorp Group Inc. of (i) the following transactions in connection with the Spin-Off: (a) the repayment of substantially all of Newco's debt other than the SunWize Indebtedness by Besicorp prior to the Spin-Off, (b) the transfer to Newco of substantially all of the assets and liabilities of the Distributed Businesses (including the interests in the Partnerships that owned the Power Plants) thereafter, (c) the distribution of the shares of Newco Common Stock to the Entitled Holders, and (d) the transfer to Newco of $1.5 million, the adjustments for which are included under the column entitled "Distributed Business"; and (ii) the following other transactions that either have occurred or will occur prior to the consummation of the Merger: (a) Besicorp's leasing of the Corporate Headquarters to Newco; (b) the estimated proceeds received by Besicorp from the sales of the Power Plants; (c) Besicorp's receipt of cash reserves from the Partnerships; and (d) the contribution of $6.5 million by Besicorp to the Escrow Fund in connection with the Plan of Merger, the adjustments for which are included under the column entitled "Pro Forma Adjustments". Such adjustments reflect the fact that immediately before the consummation of the Merger Besicorp will no longer have interests in the Power Plants, will no longer be participating in the operation and management of independent domestic and foreign power plant projects, and will no longer own the Continuing Businesses. In addition, Besicorp will have completed the Spin-Off, including the transfer of $1.5 million in cash to Newco, and contributed $6.5 million to the Escrow Fund. Therefore, immediately before the Spin-Off Besicorp will own the Retained Assets and the Retained Subsidiaries, and remain liable for the Permitted Liabilities.

         The Escrow Fund serves, among other things, to fund claims for indemnity made by the Buyer pursuant to the Indemnification Agreement. To the extent that the Escrow Fund is insufficient to fund such claims, Newco is obligated to indemnify Buyer directly pursuant to the Indemnification Agreement. If any proceeds remain in the Escrow Fund following the fifth anniversary of the date of the Escrow Agreement, they shall be released to Newco when conditions to the release have been satisfied. See "Plan of the Merger -- Escrow Agreement."

         The Merger will be consummated pursuant to the Plan of Merger that was entered into by Besicorp, Acquisition, and Merger Sub. The Plan of Merger provides that Merger Sub will be merged with and into Besicorp, with Besicorp being the surviving corporation and wholly owned by Acquisition. If the Merger is consummated, Besicorp's shareholders will be entitled to receive $34.50 in cash for each share of Besicorp Common Stock, subject to upward adjustment if the Base Amount exceeds $105,275,000. The $34.50 per share was based on 3,051,435 shares (the number of shares of Besicorp Common Stock on a fully diluted basis (which is assumed to be the number of shares outstanding as of the Effective Date)) being outstanding and is not subject to adjustment if there are in fact fewer shares outstanding as of the Effective Date. If the Closing had occurred on February 25, 1999, Besicorp estimates the upward adjustment would have been $2.59 per share. It is anticipated that if there is any upward adjustment, such adjustment will not exceed approximately $4.00 per share. There will not be a downward adjustment to the Merger Consideration; however, no assurance can be given that there will be any upward adjustment to the Merger Consideration. See "Summary - The Merger Consideration" and "Plan of Merger Merger Consideration" for a description of the manner in which the amount to be paid to Besicorp's shareholders is subject to upward adjustment. The aggregate amount of the payment to be made by Acquisition pursuant to the Plan of Merger equals the Merger Consideration multiplied by the number of shares of Besicorp Common Stock outstanding immediately prior to the Effective Date. This aggregate amount cannot be determined at present. However, assuming that there are 3,051,435 shares outstanding, this amount shall be no less than $105,275,000 and in the above example would amount to $113,177,724. The aggregate amount is not likely to exceed $117 million. The consummation of the Merger is subject to the satisfaction (or waiver) of various conditions, including the shareholders' adopting the Plan of Merger, the occurrence of the Spin- Off, confirmation of Besicorp and Buyer with respect to the calculation of the Base Amount, such Base Amount not being less than $105,275,000 and Merger Sub's having received the Financing. See "Plan of Merger -- Conditions to the Merger." No assurance can be given that such transactions will be consummated.

         The Unaudited Pro Forma Consolidated Balance Sheet has been prepared as if the transactions occurred on December 31, 1998; the Unaudited Pro Forma Consolidated Statements of Operations have been prepared as if the transactions occurred on April 1, 1997. The pro forma financial information set forth below is unaudited and not necessarily indicative of the results that would actually have occurred if the transactions had been consummated as of December 31, 1998, or April 1, 1997, or the results which may be obtained in the future.

         The pro forma adjustments, as described in the Notes to the Unaudited Pro Forma Consolidated Balance Sheet and Notes to the Unaudited Pro Forma Consolidated Statements of Operations are based on available information and upon certain assumptions that management believes are reasonable. The Unaudited Pro Forma Financial Information should be read in conjunction with the historical financial statements of Besicorp Group Inc., including the related notes thereto contained herein.


                      BESICORP GROUP INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                                                                            December 31, 1998
                                                        ________________________________________________________________
                                                                       Distributed         Pro Forma
                       ASSETS                           Historical      Businesses        Adjustments         Pro Forma
Current Assets:
  Cash                                                $ 110,439,930   $ (96,133) (1)     $ (1,500,000) (2)  $ 123,752,000
                                                                                           (2,000,000) (3)
                                                                                              488,039  (4)
                                                                                           (6,500,000) (7)
                                                                                           (2,000,000) (5)
                                                                                            2,000,000  (6)
                                                                                             (120,853)(12)
  Securities                                            23,041,017             -                    -         23,041,017
  Trade accounts receivable                                603,401     (599,850) (1)                -              3,551
  Due from affiliates                                       64,223      (64,223) (1)                -                  -
  Current portion of long-term notes receivable:
    Others                                                 127,919     (127,919) (1)                -                  -
  Inventories                                            1,166,673   (1,166,673) (1)                -                  -
  Other current assets                                     381,584     (146,859) (1)         (141,000)(12)        93,725
                                                          --------                           --------             ------
     Total current assets                              135,824,747   (2,201,657)           (9,773,814)       123,849,276
Net Property, Plant and Equipment                        1,964,878     (932,076) (1)                -          1,032,802 (10)
Other Assets                                             5,259,201     (158,854) (1)       (2,000,000)(6)      7,134,200 ( 7)
                                                                 -   (2,466,147) (1)        6,500,000 (7)              -
                                                        -----------   ----------                    -
     TOTAL ASSETS                                    $ 143,048,826  $(5,758,734)         $ (5,273,814)     $ 132,016,278
                                                      ============= ============           ===========     =============

        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses                $ 1,319,611  $(1,271,922) (1)     $   (44,076) (4)        $ 3,613
  Current portion of long-term debt                         11,700      (11,700) (1)               -                   -
  Current portion of accrued reserve and warranty expense  140,305     (140,305) (1)               -                   -
  Taxes other than income                                  114,541     (100,122) (1)               -              14,419
  Income taxes payable                                  47,947,538            -             (800,000) (3)     45,285,908
                                                                                            (104,741)(12)
                                                                                            (800,000) (5)
                                                                                            (956,889  (3)
                                                        ----------    ----------             --------         ---------
     Total Current Liabilities                          49,533,695   (1,524,049)          (2,705,706)        45,303,940

Long-term Accrued Reserve and Warranty Expense             167,934     (167,934) (1)               -                 -
Long-term Debt                                             123,608     (123,608) (1)               -                 -
                                                          --------     ---------           ----------       ----------
     Total Liabilities                                  49,825,237   (1,815,591)          (2,705,706)       45,303,940
                                                       -----------   -----------           ----------       ----------

Shareholders' Equity
  Common stock                                             323,495            -                    -           323,495
  Additional paid-in capital                             5,565,352            -            1,631,616  (4)    7,196,968
  Retained earnings                                     88,948,053   (3,943,143) (1)      (1,200,000) (3)   80,233,690
                                                                                          (1,500,000) (2)
                                                                                            (157,112)(12)
                                                                                            (714,108  (4)
                                                        ------------          --             --------
                                                         94,836,900  (3,943,143)          (3,139,604)       87,754,153
  Less: treasury stock at cost                           (1,613,311)          -              571,496 (4)    (1,041,815)
                                                        ------------  ----------            ---------       -----------
     Total Shareholders' Equity                          93,223,589  (3,943,143)          (2,568,108)       86,712,338
                                                        ------------ -----------          -----------      -----------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $ 143,048,826 $(5,758,734)      $   (5,273,814)   $  132,016,278
                                                       ============== ==========          ============    =============
                                       42




Besicorp Group Inc. and Subsidiaries
Unaudited  Pro Forma Consolidated Statement of Operations


                                                              Nine Months Ended December 31, 1998
                                                  _______________________________________________________________
                                                                       Distributed              Nonrecurring
                                                    Historical         Businesses               Operations
Revenues:
  Product sales                                   $  3,273,495     $   (3,273,495) (8)       $            -
  Development and management fees                    2,043,334                  -                (2,043,334) (9)
  Other revenues                                       417,419           (406,841) (8)              (10,578) (9)
  Income from partnerships                         138,938,314                  -              (138,938,314) (9)
  Interest and other investment income               5,212,956            (18,404) (8)                    -
  Other income                                               -                  -                         -
                                                             -                  -                         -
                                                   -----------          ---------              -----------
     Total Revenues                                149,885,518         (3,698,740)            (140,992,226)
                                                   -----------          ---------            -------------

Costs and Expenses:
  Cost of product sales                              3,121,707         (3,144,571) (8)              22,864  (9)
  Selling, general and administrative expenses       8,820,244         (6,963,875) (8)          (1,818,869) (9)
  Interest expense                                     133,336            (93,685) (8)             (39,651) (9)
  Other expense                                          8,832             (8,832) (8)                   -
                                                    ----------          ---------              -----------
     Total Costs and Expenses                       12,084,119        (10,210,963)              (1,835,656)
                                                    ----------         ----------              -----------

Income Before Income Taxes                         137,801,399          6,512,223 (8)        (139,156,570)

Provision for Income Taxes                          48,238,087          2,209,000 (8)         (48,384,254) (9)
                                                   -----------          ---------              ------------
Net Income                                        $ 89,563,312        $ 4,303,223           $ (90,772,316)
                                                    ==========        ===========             =============

Fully Diluted Income  Per Common
 Share                                                 $ 29.52
                                                    ==========
Diluted Weighted Average Shares
Outstanding                                          3,034,150
                                                    ==========



Besicorp Group Inc. and Subsidiaries
Unaudited  Pro Forma Consolidated Statement of Operations


                                                  Nine Months Ended December 31, 1998
                                                  __________________________________
                                                  Pro Forma income
                                                  Adjustments             Pro Forma
Revenues:
  Product sales                                   $          -                  $ -
  Development and management fees                            -                    -
  Other revenues                                             -                    -
  Income from partnerships                                   -                    -
  Interest and other investment income                       -            5,194,552
  Other income                                               -
                                                       101,700   (10)       101,700
                                                      --------            ---------
     Total Revenues                                    101,700            5,296,252
                                                      --------            ---------

Costs and Expenses:
  Cost of product sales                                     -                    -
  Selling, general and administrative expenses              -               37,500
  Interest expense                                          -                    -
  Other expense                                             -                    -
                                                    ---------                    -
     Total Costs and Expenses                               -               37,500
                                                   ----------           ----------

Income Before Income Taxes                            101,700            5,258,752

Provision for Income Taxes                             40,680   (10)     2,103,513
                                                      -------            ---------
Net Income                                           $ 61,020          $ 3,155,239
                                                    =========          ===========

Fully Diluted Income  Per Common
 Share                                                                      $ 1.03 (11)

Diluted Weighted Average Shares
Outstanding                                                              3,051,435 (11)

                                       43


Besicorp Group Inc. and Subsidiaries
Unaudited  Pro Forma Consolidated Statement of Operations


                                                                      Year ended March 31, 1998
                                        _____________________________________________________________________________________
                                                        Distributed        Nonrecurring     Pro Forma Income
                                        Historical      Businesses         Operations        Adjustments          Pro Forma
Revenues:
  Product sales                        $ 3,838,351     $(3,838,351) (8)   $        -        $         -                $ -
  Development and management fees        2,504,601               -         (2,504,601) (9)            -                  -
  Other revenues                           436,689        (426,154) (8)       (10,535) (9)            -                  -
  Income from partnerships              10,058,849               -        (10,058,849) (9)            -                  -
  Interest and other investment income     175,766         (35,482) (8)             -                 -            140,284
  Other income                                   -          (5,566) (8)         5,566  (9)       135,600  (10)     135,600
                                        ----------       -----------           ------           --------           -------
     Total Revenues                     17,014,256       (4,305,553)      (12,568,419)           135,600           275,884
                                       -----------       -----------      ------------          --------           -------

Costs and Expenses:
  Cost of product sales                  3,899,967       (3,932,301) (8)      32,334  (9)             -                  -
  Selling, general and administrative    9,560,590       (8,536,780) (8)    (973,810) (9)             -             50,000
  Interest expense                         513,765         (451,178) (8)     (62,587) (9)             -                  -
  Other expense                          2,513,548       (2,508,214) (8)      (5,334) (9)             -                  -
                                        ----------       -----------          -------           -------           --------
     Total Costs and Expenses           16,487,870      (15,428,473)      (1,009,397)                 -             50,000
                                       -----------      ------------      -----------           -------           --------

Income Before Income Taxes                 526,386       11,122,920      (11,559,022)           135,600            225,884

Provision for Income Taxes                 331,000        3,765,900   (8) (4,040,800) (9)        54,240  (10)      110,340
                                          --------       ----------       -----------           -------            -------

Net Income                              $ 195,386       $ 7,357,020     $ (7,518,222)          $ 81,360          $ 115,544
                                       ==========      ============     =============          =========         =========

Diluted Income  Per Common
 Share                                    $ 0.06                                                                    $ 0.04  (11)
                                         =======                                                                   =======

Diluted Weighted Average Shares
Outstanding                            3,009,761                                                                 3,051,435 (11)
                                       =========                                                                 =========

                                       44

                      BESICORP GROUP INC. AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


   (1)Amounts shown under the column "Distributed Businesses" on the unaudited pro forma consolidated balance sheet represent the assets, liabilities, and equity of the photovoltaic and independent power development businesses of Besicorp that are to be spun-off prior to the Merger to Newco.

   (2)Besicorp intends to contribute $1.5 million to Newco pursuant to the Spin-Off.

   (3)To reflect the payment of $2 million of bonuses to certain executive officers of Besicorp, the bonuses will be paid by Besicorp immediately prior to the Merger and will be recorded in the financial statements for the fourth quarter of Fiscal 1999 as follows:

                     Reduction of cash                   $ 2,000,000
                     Tax effect of payment at 40%        $   800,000
                                                           _________
                     Reduction of retained earnings      $ 1,200,000
                                                           =========

   (4)To reflect (i) the issuance of shares of common stock which were issued upon the exercise of options and warrants on January 5, 1999 and the release of restrictions on certain of the shares so issued and (ii) the release of restrictions on the shares of Besicorp common stock that were outstanding at the time of the release of the restrictions. The restrictions on shares were released on January 1, 1999, at which time the Besicorp common stock had a fair market value of $30.375, the closing price on December 31, 1998, the last trading date prior to January 1, 1999 (see "Factors to be Considered - Interests of Executive Officers and Directors in the Merger"). All transactions were reflected as of January 1, 1999 (the day the restrictions were released) although the actual date of exercise of the options and warrants was January 5, 1999 since there was only an immaterial change in market value. The issuance of shares upon exercise and the release of restrictions were accounted for under provisions of APB Opinion 25 and will be reflected in the financial statements for the fourth quarter of Fiscal 1999 as follows:

                   Compensation expense for difference in market value
                         and exercise price                         $ 1,190,180
                   Less tax effect at 40%                           $   476,072
                                                                      _________
                   Reduction of retained earnings                   $   714,108
                                                                      =========
                   Treasury stock value of shares issued            $   571,496
                                                                      =========
                   Cash received upon exercise                      $   488,039
                                                                      =========
                   Reduction of historical deferred compensation
                          for compensation recognized               $    44,076
                                                                      =========
                   Reduction of taxes payable for compensation
                          expense above                             $   476,072
                   Reduction of taxes payable for additional
                          compensation for tax purposes not book
                          deduction ($1,202,043 at 40%)             $   480,817
                                                                      _________
                                                                    $   956,889
                                                                      =========
                   Addition to additional paid-in capital for fair
                          value of treasury stock issued            $ 1,150,799
                   Tax benefit of tax deductible compensation above $   480,817
                                                                      _________
                                                                    $ 1,631,616
                                                                      =========

     After exercise of all options and release of restrictions recorded above, Besicorp will have 3,051,435 shares outstanding upon which $34.50 will be paid upon consummation of the Merger for a total consideration of $105,274,500 before any upward adjustments.

      This adjustment was not reflected on the pro forma statement of operations because it is non-recurring and does not have an on-going effect on operations.

   (5)Payment by Besicorp of $2 million of costs relating to the Merger and the transactions contemplated thereby.

                                       45

   (6)Receipt of $2 million from partnerships upon release of partnership reserve funds. As a result, $2 million of reserves continues to be held by the partnerships. If any funds are released by the partnerships to Besicorp prior to the Merger, such funds will be included in the assets to be acquired by the Buyer, and the amount of such released funds will be included in the calculation of the Base Amount and increase the Merger Consideration. The investment in partnerships to be distributed to Newco will be reduced accordingly. If any funds are released after the Merger, they will be distributed to Newco.

   (7)Reflects the reclassification of $6.5 million Escrow Fund from cash to other assets. The Plan of Merger provides for an Escrow Fund to cover contingent liabilities primarily resulting from the legal proceedings in which Besicorp is involved and future litigation costs, which along with the $634,200 of Besicorp deferred taxes, represents the balance in other assets on the pro forma balance sheet. See "Business-Legal Proceedings". The amount of the Escrow Fund was determined by negotiations by the parties to the Plan of Merger. In accordance with the escrow agreement, any unexpended portion of the $6.5 million Escrow Fund is to be paid to Newco after the expiration of five years and the satisfaction of the conditions to the release of such funds to Newco. See "Plan of Merger - Escrow Agreement." If the $6.5 million Escrow Fund is insufficient to satisfy such liabilities and costs, Newco will be directly liable for any indemnified costs incurred in excess of such $6.5 million Escrow Fund.


   (8)Amounts shown under the column "Distributed Businesses" on the unaudited pro forma consolidated statements of operations for the nine months ended December 31, 1998 and the year ended March 31, 1998 represent the results of operations of the distributed businesses that will be spun-off prior to the Merger that are included in the historical Besicorp results of operations.

   (9)Amounts shown under the column "Non-recurring Operations" on the unaudited pro forma consolidated statements of operations for the nine months ended December 31, 1998 and the year ended March 31, 1998 represent the historical operations of Besicorp that were related to the partnership operations being retained by Besicorp that are no longer operational as a result of the conclusion of the sale of the power plants owned by the partnerships.

  (10)Pro forma adjustments reflect the straight-line rental income of $101,700 and $135,600 for the nine months ended December 31, 1998 and the year ended March 31, 1998, respectively, net of income taxes at 40%. The PlaN of Meger contemplates that the Surviving Corporation is to retain the Corporate Headquarters which it will lease to Newco, which is represented by the $1,032,802 of net property, plant and equipment in the pro forma balance sheet. Rentals under the five year lease will be $8,500 per month for the first 18 months and, thereafter, $12,500 per month. Newco will have the option to purchase the premises at any time after the twelfth month of the lease term and prior to the eighteenth month of the lease term at a cash purchase price equal to $450,000. The Surviving Corporation will have the option to require Newco to purchase the premises at any time after the thirty-sixth month of the lease term at a cash purchase price equal to $400,000. The lease will be accounted for as an operating lease on Newco's books.

  (11)Pro forma income per share is based on 3,051,435 shares, the fully diluted number of shares of Besicorp Common Stock prior to the merger (i.e. pro forma income per share assumes that prior to the merger all outstanding options and warrants will be exercised).

  (12)To reflect payment to be made to Michael Zinn subsequent to December 31, 1998 to reimburse him for payments previously made by him to reimburse the Company for legal fees and other expenses, and to reflect settlement of the net amount due to the Company from Michael Zinn as follows:

                     Amounts due from Michael Zinn as of 12/31        $ 141,000
                             Net Payment made as reimbursement        $ 120,853
                                                                        _______
                                    Total Expenses                    $ 261,853
                                    Tax effect at 40%                 $ 104,741
                                                                        _______
                                    Reduction of Retained Earnings    $ 157,112
                                                                        =======

     This adjustment was not reflected on the pro forma statement of operations because it is non-recurring and does not have an on-going effect on operations. See Note 11 of Notes to Besicorp's Consolidated Financial Statements and "Management's Discussion and Analysis or Plan of Operations."

                             BUSINESS OF THE COMPANY

Background

         Besicorp was organized as a corporation under the laws of the State of New York in July 1976. Historically, Besicorp has been engaged in two general lines of business - the development of and participation in the operation and management of independent domestic and foreign power plant projects (the "Power Plant Activities") and the development, assembly, manufacture, marketing and resale of solar energy products and systems ("Solar Energy Activities"). The Power Plant Activities generally have focused on the development, with the assistance of partners, of power plants that generate electric power. However, as a result of the MRA, the Power Purchase Agreements of the Partnerships were terminated effective June 30, 1998 and the Partnerships sold the Power Plants in the third quarter of the year ending March 31, 1999 ("Fiscal 1999"). As a result Besicorp no longer has any interest in any operational power plants (other than as a holder of Niagara Mohawk Common Stock). Instead, Besicorp is focusing its Power Plant Activities on the development of independent power plants. The Solar Energy Activities historically focused on solar energy products. However,
Besicorp discontinued the sale of solar thermal and heat transfer products, effective March 31, 1998, and therefore Besicorp is not, on an on-going basis, in the business of selling solar thermal and heat transfer products. Currently the Solar Energy Activities focus on the development, manufacture and installation of photovoltaic devices and systems (i.e., products that convert light directly into electric power).

Power Plant Activities

Discontinued Operations and Recent Developments

         Until recently Besicorp held interests in five completed gas-fired, operational cogeneration plants (the "Power Plants"). Revenues and income from the Power Plant Activities historically were generated through development fees and the operations and management of the Power Plants, including the sale of electrical power and capacity by the Power Plants to Niagara Mohawk pursuant to the Power Purchase Agreements and the Partnership Interests. During the fiscal years ended March 31, 1998 and 1997, in the aggregate, all of Besicorp's net income and at least 70% of its total revenues were derived from the Power Purchase Agreements and the operations and management of five Power Plants which supplied power and capacity to Niagara Mohawk pursuant to the Power Purchase Agreements.

         Pursuant to the terms of the MRA, the Power Purchase Agreements were terminated. A total of 323 megawatts of capacity and energy were provided to Niagara Mohawk pursuant to the Power Purchase Agreements. As a result of the MRA
and  related   transactions,   and  the  current   operations   of  the  project
partnerships, Besicorp received through December 31, 1998 (i) 4,615,770 shares of Niagara Mohawk Common Stock and (ii) net cash of approximately $70 million (including Besicorp's share, aggregating approximately $11 million, of the net proceeds from the sale of the Power Plants) of which as of December 31, 1998, approximately $4 million remained reserved at the partnership level primarily in regard to ongoing obligations of the projects. The closing price of the Niagara Mohawk Common Stock on June 30, 1998 was $14.94 per share for an aggregate value of approximately $69 million. During the three and nine months ended December 31, 1998, Besicorp recorded income, which is non-recurring, of $2,233,382 and $138,938,314, respectively, predominantly as a result of the MRA and, to a minimal extent, the operating results of the Partnerships. These amounts give effect to write-downs, net to Besicorp of approximately $84 million, recorded to reflect the proceeds received from the sale of the Beaver Falls and Syracuse Power Plants. With respect to three Partnerships which held leasehold interests in three Power Plants, the income amounts reflect
the  expensing  of  all  costs   associated  with  the termination of those
long-term leases reduced by the proceeds received upon the disposition of the facilities. Besicorp's share of the cost of the lease terminations was approximately $77 million. Since the Power Plant sales were consummated by the end of calendar 1998, Besicorp does not expect that there will be further significant adjustments to the recorded income.

         As a result of the MRA, Niagara Mohawk ceased to purchase the electrical capacity generated by the Power Plants. Consequently, the Partnerships sold all five of these Power Plants in December 1998 for which Besicorp will receive net proceeds of approximately $11 million. In addition, as a result of a bankruptcy settlement, Besicorp no longer has any interest in a sixth gas- fired cogeneration plant that was not operational. As a result of these sales, Besicorp is not currently involved, directly or indirectly, in the operation and management of any operating power plants.

The six power plants are described below.

                                                                         Besicorp's Former
                                                                           Ownership
Name of Facility or Project                Location                         Interest              Status
---------------------------                --------                       ----------------        ------

Carthage Cogeneration Facility             Carthage, NY                        50%                 (1)
(58 megawatts)

South Glens Falls Cogeneration             South Glen Falls,                   50%                 (1)
Facility                                   NY
(58 megawatts)


                                                                         Besicorp's Former
                                                                           Ownerhip
Name of Facility or Project                Location                        Interest                 Status
---------------------------                --------                        ---------------          ------


Natural Dam Cogeneration                   Gouverneur,                         50%                   (1)
Facility                                   NY
(49 megawatts)

Syracuse Cogeneration Facility             Solvay, NY                         35.715%                (1)
(79 megawatts)

Beaver Falls Cogeneration                  Beaver Falls, NY                   50.2%                  (1)
Facility
(79 megawatts)

Allegany Cogeneration Facility             Rossberg, NY                        50%                   (2)
(55 megawatts)



(1)      Sold.

(2) The Partnership that owns this plant filed for bankruptcy in November 1995. As part of a settlement of litigation involving this plant, Besicorp has relinquished all its interests therein.

Current Operations

         Besicorp, in conjunction with one or more partners, develops independent power projects. Besicorp generally holds its ownership interests in the form of partnership interests, through special-purpose entities. Usually, financing for these entities is secured solely by their respective assets.

         At present, Besicorp has an interest in a development project to build a coal fired power plant near the village of Krishnapatnam located 120 miles north of Chennai (Madras) on India's eastern coast. BBI Power Inc. ("BBI"), the project company developing the power plant near Krishnapatnam, is 50% owned by Besicorp and 50% owned by Chesapeake Power Investments Co. However, it is likely that, due to the size of the project and the amount of debt and equity capital necessary to be raised, Besicorp's ownership interest will be reduced substantially as the result of the participation of equity investors. Capital construction costs are currently estimated to be approximately $700 million. Approval of an agency of the Indian government is also required before the project can proceed. The May 1998 nuclear tests conducted by India have resulted in the imposition of economic sanctions by the United States, though such sanctions have been waived through October 1999. The ability to obtain project financing may be adversely affected by these sanctions. Even if such sanctions are eliminated or the waiver thereof is extended indefinitely, no assurance can be given that financing will be obtained, that the project will be completed, or, if it is completed, that the project will prove profitable.

         Besicorp is always considering new power projects, both domestically and internationally, and with entities that have served as Besicorp's partners in past development projects and with entities that have never been partners of Besicorp in any of its projects. As of the date hereof, such possible initiatives are being discussed with several companies and Besicorp and prospective partners had entered into letters of intent with respect to trying to develop initiatives in Brazil and Mexico. Besicorp entered into a Master Project Agreement with MPR Associates Inc. which calls for equal sharing in development fees and ownership interest in all projects developed in Brazil by such parties. No assurance can be given that any such letter of intent or the Master Project Agreement will result in the development of any projects, or that if any projects are developed, they will prove profitable.

         Besicorp anticipates that projects would be developed with partners and Besicorp would hold its ownership interests, primarily in the form of partnership interests, through special-purpose entities formed to be the legal owners of the projects. Interests in projects may also be acquired during various stages of their development. Projects are expected to generate income from the operation of the facilities; however, in early years of operation, the partnership may incur significant book losses, and partners will not recognize income until such time as the operating income of the projects exceeds accumulated losses.

       The developers prepare financial models of the project, document the project and arrange appropriate development capital and construction and long-term financing. In addition, developers negotiate power purchase agreements, permitting arrangements, engineering and construction contracts and financial participation and risk sharing agreements.

         Construction,  operation,  engineering,  and  design of a  project  are contracted to third parties. When development is substantially complete, the projects typically obtain construction financing which is replaced with long-term debt and/or equity financing when the construction is completed. To the maximum extent possible, financing is arranged on a limited- recourse basis, so that repayment is limited to the revenues generated by the particular project(s) being financed. Except to the extent that a developer provides bridge or other financing to a project, the debt of the partnership is collateralized solely by the assets of the project(s), without guarantees of repayment by the developer.

         Besicorp would expect to earn development fees by taking an active role in the early stage development of each project. Development fees are generally paid from the proceeds of the project loans and are capitalized as part of the cost of the project. The amounts and timing of such payments of development fees are subject to negotiations with the parties to the transaction and represent fees for services provided to the project. Other potential sources of revenues and cash flows are income and distributions from project operations and management fees for coordinating and overseeing partnership activities during the construction and operating phases of the projects. There can be no assurance that Besicorp will develop any power projects or that it will earn development fees on new project opportunities.

Foreign Regulatory Compliance and Other Risks of International Operations

         As a result of a decline in opportunity in the independent power industry in the United States, Besicorp's present strategy is to emphasize foreign project development (though Besicorp intends to pursue appropriate domestic projects as and when they become available). Besicorp's business, therefore, is subject to the risks of international operations, including compliance with and unexpected changes in foreign regulatory requirements, trade barriers, currency control regulations, fluctuations in exchange rates, political instability, the potential for expropriation, local economic conditions, and difficulties in staffing and managing foreign operations.

         Projects   overseas   require   considerable   capital.   Funding   for
international projects may be obtained from various sources, including the private sector (both domestic and international), government sponsors, e.g., United States Trade and Development Agency, United States Agency for
International Development, the Export-Import Bank of the United States, the Overseas Private Investment Corporation and commercial banks. Obtaining such funding often is more time consuming than obtaining funding for domestic projects. There can be no assurance that Besicorp will be able to secure sufficient funding in connection with any international development project. Nor can there be any assurance that Besicorp will be successful in international project development. Besicorp has never consummated a financing for an international project development.


Solar Energy Activities

Current Operations

         Systems that convert sunlight directly into electricity are called photovoltaic systems. The fundamental element of a photovoltaic system is the semiconductor device, or cell, which generates a variable electric current that is directly proportionate to the quantity of sunlight energy absorbed. Solar cells are electrically interconnected to form a module unit in which the cell groupings are formatted to achieve desired electrical power specifications, such as voltage and current. The solar module is the power-generating component of a complete photovoltaic system. Complete systems consist of one or more solar modules; controllers to monitor, regulate and control the electric output; and, in most systems, batteries to store the energy generated by the solar modules. Occasionally, backup generators or invertors, which convert DC electric power to AC power, are included as integral components of a system.

         The market for photovoltaic products and systems is primarily directed towards those electric power applications where access to utility power is relatively expensive, inconvenient or not available. Electric power systems that use photovoltaic technology include communications systems (e.g., satellite earth stations, microwave relay stations, roadside emergency telephones and cellular network repeater stations), power systems for remote areas (e.g., forests and parks and rural areas) and remote monitoring systems that are used in production, consumption and the collection of scientific data (e.g., monitor remote gas pipelines and weather stations).

         Besicorp develops, assembles, markets and distributes photovoltaic modules, power systems and related products for a variety of applications. Besicorp has developed solar power supply products for the portable computer, wireless electronics and telecommunications industries, solar power accessories for motor vehicles, electric boats and telemetry, as well as a polymer encapsulation production processes for photovoltaic modules that can be integrated into other products for consumer, commercial and industrial use. In addition, Besicorp markets and sells prepackaged solar electric power products and systems, system components, and system accessories ranging from small battery chargers, to water pumping kits, to outdoor lighting, to portable power generators, to photovoltaic power stations.

         In addition to utilizing Besicorp's resources, products are developed using government grants, industry funded projects, and technology demonstration contracts to the extent practicable. In connection therewith, Besicorp has entered into various funding and development arrangements with New York State
Energy Research and Development Authority ("NYSERDA"). These arrangements generally require Besicorp to develop, manufacture, test and deliver various types of photovoltaic products (e.g., solar powered telephone power supply systems, skid mounted photovoltaic systems, controllers and photovoltaic home systems) in consideration for which NYSERDA reimburses Besicorp with respect to a negotiated percentage of the development cost of such product. Funds advanced by NYSERDA are recorded for financial statement purposes as "other revenues" at the time of receipt and such advances are to be repaid, depending on the project, from revenues or profits, if any, derived from the products developed under these agreements.

Discontinued Operations and Recent Developments

         Besicorp's non-agricultural heat transfer lines were discontinued in November 1996. In March 1998 Besicorp discontinued its solar thermal and remaining heat transfer technology product lines. Until their discontinuance, the principal markets for these products were solar pool heating and heating systems for commercial greenhouses and buildings.

Sales and Distribution

         In addition to direct sales to original equipment manufacturers, industrial companies and governmental agencies, Besicorp markets and sells products through dealers and distributors nationwide. At December 31, 1998, approximately 143 solar energy dealers and distributors, predominantly located in North America, offered Besicorp's products. Besicorp also employs an in-house sales and customer support staff responsible for generating sales and assuring customer satisfaction. The distribution market is also supported by Besicorp through a catalog maintained by Besicorp to provide information about sizing and installation of remote solar energy systems.

Customers and Backlog

         Besicorp fills orders from inventory and draws from its inventory to fabricate and manufacture custom orders; therefore, backlog is generally filled within the following quarter. Certain sales may be drop-shipped from manufacturers' locations. Backlog of orders was $1,066,232, $274,260 and $382,410 as at December 31, 1998, March 31, 1998 and March 31, 1997,
respectively. Customers for Besicorp's products include original equipment manufacturers, governmental agencies and consumers. During the nine-month period ended December 31, 1998, and the years ended March 31, 1998 and 1997, sales to the same customer accounted for approximately 9%, 14% and 23%, respectively, of photovoltaic activities sales.

Competition

         Besicorp competes with approximately ten businesses engaged in the distribution of photovoltaic products, of which four have larger market share than Besicorp. Besicorp believes that the market is highly fragmented for value-added solar electric products and systems. The major competitive factors are product price, service, technical capability and delivery.

Suppliers

         Besicorp purchases solar electric modules from several large manufacturers, of which Siemens Solar Industries of Camarillo, California is the principal supplier. Besicorp does not have any supply agreements with its suppliers but does not anticipate any limitation on its ability to purchase materials for its business. Besicorp is not currently dependant on any principal suppliers for its power plant initiatives.

Research and Development

         Expenditures for photovoltaic research and development were $499,436 for the nine months ended December 31, 1998, $697,182 in Fiscal 1998 and $646,817 in Fiscal 1997. These expenses include personnel expenses of $176,192 for the nine months ended December 31, 1998, $330,428 in Fiscal 1998 and $301,055 in Fiscal 1997. Of the total amounts, expenses attributable to Besicorp's agreements with NYSERDA were $270,657 in the nine months ended December 31, 1998, $520,950 in Fiscal 1998 and $414,307 in Fiscal 1997. No
assurance can be given that funds for research and development will be available to Besicorp from internal or external sources and the failure to obtain such funds may have an adverse effect on Besicorp's operations.

SunWize Indebtedness

         The SunWize Indebtedness was incurred in 1993 when Besicorp acquired certain assets that are now used by its photovoltaic business. A portion of the purchase price was deferred and Besicorp is required to pay the deferred portion (i.e., the SunWize Indebtedness) according to a formula based on SunWize's gross margins. $6,381 was paid in Fiscal 1997, $19,878 was paid in Fiscal 1998 and $11,700 has been paid in Fiscal 1999. The current amount of the outstanding SunWize Indebtedness is approximately $135,000. As payments are based on SunWize's gross margins, it is impossible to determine when, if at all, Besicorp will be obligated to pay the balance of the SunWize Indebtedness. Pursuant to the Contribution, Newco will acquire the assets and assume the SunWize Indebtedness.


Intellectual Property

         While Besicorp does own certain intellectual property rights (e.g., patents, trademarks and trade secrets), management does not believe that these rights are essential to Besicorp's current operations.


Government Regulation and Environmental Matters

         The development and manufacture of photovoltaic products are not subject to U.S., state, foreign and local statutes and regulations (other than statutes and regulations generally applicable to the development and manufacture of products).

         The operations of Besicorp are also subject to various U.S., state, foreign and local laws and regulations with respect to environmental matters, including air and water quality and underground fuel storage tanks, and other regulations intended to protect public health and the environment. Compliance by Besicorp with such laws and regulations has not had a material adverse effect upon Besicorp, and Besicorp believes it is in material compliance with all such applicable laws and regulations. Based upon current laws and regulations and the interpretations thereof, Besicorp has no reason to believe that the costs of future environmental compliance would be likely to materially adversely impact its business, results of operations, cash flows or financial position.

Employees

         As of December 31, 1998, Besicorp had 74 employees of which 71 were full time employees. None of these employees are represented by a union. In the opinion of management, its relationship with its employees is satisfactory. It is anticipated that most of such employees will be employed by Newco following the Spin-Off.


Properties


Location of Property                    Nature of Ownership                     Use of Property

Kingston, New York                      Owned                                   Besicorp's corporate
(Includes land and the 8,000                                                    headquarters (the "Corporate
square foot building thereon)                                                   Headquarters")

Ellenville, New York                    Owned                                   Previously used by a
(Includes land and the 52,000                                                   subsidiary of Besicorp.
square foot building thereon)
Stelle, Illinois                        Lease, expiring April 1999,             Solar Energy Activities uses
(Lease of 2,000 square feet)            for $575 per month                      as sales office.

Kingston, New York                      Lease for $8,500 per month,             Solar Energy Activities uses
(Lease of 17,000 square feet)           expiring March 1999, subject            2,000 square feet for
                                        to automatic renewal for                administrative purposes and
                                        successive six month periods            balance is used for
                                                                                warehousing, manufacturing
                                                                                and assembly

Ulster, New York                        Owned                                   Investment purposes
(approximately 28 acres of
unimproved property)



         While Besicorp is not in the business of investing in real estate, it owns 28 acres of unimproved property which it holds primarily for the possibility of realizing a capital gain. Besicorp has no policies regarding or restricting investments in real estate.

         The Corporate Headquarters will not be distributed to Newco in the Contribution. Instead it will be retained by Besicorp and therefore belong to the Surviving Corporation following the Merger. However, the consummation of the Merger is subject to Merger Sub's satisfaction with the results of its environmental investigation of the Corporate Headquarters and, as part of the Spin-Off (which also is a condition to the consummation of the Merger), Newco is required to lease the Corporate Headquarters from the Surviving Corporation pursuant to a five year lease for $8,500 per month for the first 18 months of such lease and thereafter for $12,500 per month. Newco has the option to purchase the premises after the twelfth month and before the eighteenth month for $450,000 and the Surviving Corporation has the right commencing with the 37th month of the lease to require Newco to purchase the premises for $400,000. The other properties will be transferred to Newco pursuant to the Contribution Agreement. See "The Spin-Off."

Legal Proceedings

         In December 1998, Alan Fenster ("Fenster") commenced an action in the New York Supreme Court, New York County, against Besicorp, Merger Sub, Acquisition, Josephthal and each of the members of the Board. In the complaint Fenster indicates that he is seeking class certification. The complaint alleges that the Merger Consideration is inadequate and less than Besicorp's intrinsic value, that in adopting the Plan of Merger the Board has been unduly influenced by Michael F. Zinn and the Board has breached its fiduciary duty to its shareholders; the complaint also alleges that Mr. Zinn and the other members of the Board will receive an unlawful additional consideration that the remaining shareholders will not receive: the Escrow Fund, that, according to the complaint, has been established primarily to benefit them, the acceleration of certain of their Rights and bonuses for certain members of senior management. Fenster is seeking, among other things, to enjoin the Merger, as well as unspecified compensatory damages and an order that the defendants shall take appropriate measures to maximize shareholder value. Besicorp has not yet answered the complaint. Management intends to vigorously defend this action. Management maintains that the Merger Consideration is adequate for the reasons set forth under "Factors to be Considered--Recommendation of the Board of Directors; Fairness of the Merger" and that Fenster has mischaracterized the Escrow Fund, which, according to Fenster, is a benefit that the members of the Board will receive and that the other shareholders will not receive. As discussed under "Plan of Merger--Escrow Agreement," the Escrow Fund funds Besicorp's indemnification obligations and is required pursuant to the Plan of Merger at the request of Buyer who wanted the Escrow Fund to protect it from potential claims. Thus, the Escrow Fund primarily serves to protect the Buyer; it only affords the members of the Board the protection to which they are entitled by the BCL and Besicorp's by-laws, and only to the extent that they are entitled to indemnification for actions taken by them in their official capacities prior to the Merger. As they are already entitled to indemnification for these matters, the establishment of the Escrow Fund only serves to ensure their ability to collect the indemnification to which they are entitled. In addition, the acceleration of the Rights is also mischaracterized: the Buyer wanted to ensure that no Rights would survive the effectiveness of the Merger and thus required Besicorp to take action to ensure that no Rights would remain. See "Plan of Merger--Effect on Options, Warrants and Restricted Stock." Management believes that the remaining benefits are neither unusual nor inappropriate upon the consummation of an extraordinary transaction such as the Merger for the chief executive officer who has served a company for more than twenty years and other members of senior management.

         In December 1998, Energy Investment Research, Inc. ("EIR") commenced an action in the New York Supreme Court, Westchester County, against Besicorp. The complaint alleges among other things, that Besicorp is obligated to pay EIR 1.5% of all net cash and/or securities received by Besicorp from its general partnership interests in the Carthage and South Glen Falls Partnerships (the "Projects"). EIR seeks, among other things, a declaratory judgment that it is entitled to 1.5% of the distributions from the MRA relating to the Projects, and has asked for payments in excess of $750,000. Besicorp has answered this complaint and denied all of the material allegations. In addition, Besicorp asserted various affirmative defenses, including unclean hands and asserted a counterclaim against EIR for breach of a confidentiality agreement. In that counterclaim, Besicorp seeks, among other things, a declaratory judgment that EIR's breach excuses performance by Besicorp of all obligations, if any, to EIR.

         In June 1997, Besicorp and Mr. Michael Zinn (then and currently the Chairman of the Board, Chief Executive Officer and President of Besicorp), each entered a guilty plea, in the United States District Court for the Southern District of New York, to one count of causing a false statement to be made to the Federal Election Commission and one count of filing a false tax return, all in connection with contributions to the 1992 election campaign of Congressman Maurice Hinchey (the "Proceeding"). As a result of such pleas, Besicorp was fined $36,400, and Mr. Zinn was fined $36,673 (the "Fine") and sentenced to a six-month term of incarceration (which commenced November 1997 and has been completed), and a two-year term (which commenced in May 1998) of supervised release thereafter. He resigned as Chairman of the Board, Chief Executive Officer and President of Besicorp in November 1997 and was reappointed to such positions in May 1998.

         In August 1997, John Bansbach commenced a shareholder derivative action in the New York Supreme Court, Ulster County, entitled John Bansbach v. Michael
F. Zinn, Michael J. Daley, Gerald A. Habib, Harold Harris, Richard E. Rosen, and Besicorp Group Inc., Index No. 97-2573 (the "Bansbach Litigation"). Besicorp was named as a nominal defendant in this matter and the other named defendants either were officers and/or directors of Besicorp at the time of the alleged acts or omissions for which relief is sought or became officers and/or directors thereafter. The plaintiff sought to hold such persons liable to Besicorp: (a) for all sums advanced to or on behalf of Mr. Michael F. Zinn in connection with his defense of the Proceeding; (b) for all sums advanced to or on behalf of Mr. Michael Daley, who was subpoenaed for information in connection with this matter; (c) for all legal expenses, costs and fines incurred by Besicorp itself in connection with the Proceeding; (d) for all harm to Besicorp's reputation and goodwill resulting from the Proceeding; (e) for punitive damages; and (f) for plaintiff's attorneys' fees, costs and expenses. The trial court dismissed the action, stating that the plaintiff had failed to make the requisite pre-suit demand upon the Board and had failed to demonstrate that such a demand would be futile. The plaintiff appealed this decision. On February 4, 1999, the Appellate Division reversed the trial court's dismissal and reinstated the action finding that the bare allegations of the complaint sufficiently alleged that a pre-suit demand on the board of directors would have been futile.

         On March 29, 1993 James Lichtenberg commenced a shareholder's derivative action now pending in New York Supreme Court, Ulster County, entitled Lichtenberg v. Michael F. Zinn, Steven I. Eisenberg, and Martin E. Enowitz, et al. (the "Lichtenberg Litigation"). Besicorp is named as nominal defendant in this shareholder's derivative action and the other defendants were Directors and officers at the time the action was filed. The complaint alleges that the Directors breached their fiduciary duties to Besicorp by, among other things, the issuance of stock to themselves in lieu of cash compensation, allegedly for inadequate consideration, and by the accounting treatment given to Besicorp's interest in various partnerships which own and operate cogeneration facilities, which allegedly depressed the price of Besicorp's stock. The plaintiff is seeking an award of damages to Besicorp, including punitive damages and interest, an accounting and the return of assets to Besicorp, the appointment of independent members to the Board, the cancellation of shares allegedly improperly granted, and the award to the plaintiff of costs and expenses of the lawsuit including legal fees. The Court dismissed the action based on the recommendation of the special litigation committee (comprised of independent outside directors of Besicorp) that concluded that the continuation of such litigation was not in the best interests of Besicorp. The plaintiff has appealed this decision.

         The plaintiffs in the Bansbach Litigation and Lichtenberg Litigation may not able to maintain their actions as shareholder derivative suits if the Merger is consummated. See "Factors to be Considered - Interests of Executive Officers and Directors in the Merger."

         On November 8, 1990 SNC, Ltd. ("SNC") commenced an action in New York Supreme Court, New York County, against Besicorp, and certain of its partners and their affiliates and an unaffiliated contractor (the "Contractor"). The complaint alleges that SNC was awarded the contracts to construct two power plants and that the contracts were subsequently awarded to the Contractor in breach of SNC's contract. SNC seeks an award of compensatory damages in an undetermined amount in excess of $680,000 and punitive damages. The Court granted the defendants' motion for summary judgment in part but denied the motion insofar as it sought dismissal of plaintiff's claims for: (1) breach of preliminary agreement to negotiate in good faith; (2) unjust enrichment/quantum meruit; (3) promissory estoppel; and (4) fraud and negligent misrepresentation. The Court's decision was upheld by the Appellate Court. The case is proceeding through the litigation process in the Supreme Court, New York County.

         Besicorp is a party to a legal proceeding in New York Supreme Court, Ulster County, that was commenced on June 20, 1995, seeking a determination that Martin Enowitz, a former director and executive officer of Besicorp, is not entitled to the 100,000 Disputed Shares. Besicorp believes that such shares were forfeited when he left the employ of Besicorp prior to the scheduled vesting dates with respect to such shares and that, as a result, he was obligated to resell the shares to Besicorp. (Mr. Enowitz asserts, among other things, that such vesting schedule was not applicable to him because he was disabled. Besicorp, among other things, disputes Mr. Enowitz's allegation that he was disabled.) Because of the uncertainty with respect to the ownership of these shares, the Plan of Merger provides that the Merger Consideration payable in respect of such shares is to be held in escrow pending resolution of the dispute regarding the ownership of these shares and the rights, if any, of Acquisition, Merger Sub or the Surviving Corporation to such Merger Consideration will be assigned without recourse to Besicorp's shareholders. Therefore, the Merger Consideration for the Disputed Shares shall be paid by Buyer and delivered to the Payment Agent along with the Merger Consideration for the other Besicorp shareholders. The Payment Agent, not the Escrow Agent for the Escrow Fund (which is separate), shall hold the Merger Consideration for the Disputed Shares and this escrow does not fund claims of Buyer. The Merger Consideration for such shares amounts to approximately $3,450,000, subject to upward (but not downward) adjustment as provided in the Plan of Merger. If it is determined that Mr. Enowitz was not entitled to the Disputed Shares, Besicorp's shareholders will receive, on a pro rata basis, such monies less Besicorp's costs (estimated to be less than $100,000) to repurchase such shares.

         Other than as discussed above, Besicorp is party to various legal matters in the ordinary course of business, the outcome of which Besicorp does not believe will materially affect its operations. However, Besicorp may incur substantial legal fees and other expenses in connection with these matters. Besicorp's liabilities and rights with respect to the legal proceedings to which it is a party are being assumed by and assigned to Newco pursuant to the Contribution Agreement (as defined below). It is anticipated that the Escrow Fund will be used to fund the legal and other costs of these proceedings. See "Plan of Merger - Escrow Agreement" and "--Indemnification Agreement."

Security Ownership of Certain Beneficial Owners and Management

         The following table shows the shares of Besicorp Common Stock owned as of February 25, 1999 by each current director, the five persons currently serving as executive officers and by all present directors and executive officers as a group. Except as otherwise provided in the footnotes to the table, the beneficial owners have sole voting and investment power as to all securities.

                                    Number of Shares
Name of                             of Common Stock                    Percent of Common Stock
Beneficial Owner (1)                Beneficially Owned (1)(2)          Beneficially Owned (1)(2)

Michael F. Zinn                     1,572,252 (3)                               51.7% (3)
Gerald A. Habib                         7,500 (4)                                *
Richard E. Rosen                        7,500 (4)                                *
Michael J. Daley                       16,755 (5)                                *
Joseph P. Novarro                       2,200 (8)                                *
Melanie Norden                          5,000 (6)                                *
James Curtin                                0 (7)                                *



Frederic M. Zinn                                  0 (7)                             *

Current Directors and               1,611,207 (3), (4), (5), (6)                53.0% (3), (4), (5), (6), (8)
executive officers as
a group (8 persons)

*  Less than 1 percent.

(1) Except as described below, such persons have the sole power to vote and direct the disposition of such shares. The address for each of the individuals identified above is:
         1151 Flatbush Road, Kingston, New York 12401.

(2) Assumes exercise of all options and warrants exercisable within 60 days of the date hereof. Certain of these options and warrants would not be so exercisable if the Adjustment had not occurred. See "Factors to be Considered -- Interests of Executive Officers and Directors in the
         Merger."

(3) Includes 79,456 shares held in the name of members of Mr. Zinn's immediate family. Mr. Zinn disclaims beneficial ownership of these shares. Does not include 126,984 shares owned by the Trust established by Mr. Zinn; Mr. Zinn also disclaims beneficial ownership of these shares. Mr. Zinn is the Chairman of the Board, President and Chief
         Executive Officer of Besicorp.

(4) Includes 2,500 shares that Mr. Habib and 5,000 shares that Mr. Rosen have the right to acquire pursuant to warrants which are currently exercisable. Such persons are directors of Besicorp.

(5) Mr. Daley is the Executive Vice President, Chief Financial Officer and a director of Besicorp.

(6) Represents 2,500 shares that Ms. Norden has the right to acquire pursuant to warrants which are currently exercisable and 2,500 shares that Ms. Norden has the right to acquire pursuant to options which are currently exercisable. She is a director of Besicorp.

(7)      Messrs.  J. Curtin and F. Zinn are Vice  President and  Controller  and
         Senior Vice President and General Counsel, respectively, of Besicorp.

(8)      Mr. Novarro is Vice President - Project Development of Besicorp.



           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS


RECENT DEVELOPMENTS

         Besicorp was a party to a Master Restructuring Agreement ("MRA") which was entered into on July 10, 1997 between Niagara Mohawk Power Corporation ("Niagara Mohawk") and 16 independent power producers ("IPPs") holding 29 Power Purchase Agreements ("PPAs") including the five Power Purchase Agreements. On June 30, 1998, the MRA was consummated. Pursuant to the terms of the MRA, the five Power Purchase Agreements, which had provided a total of 323 Megawatts of capacity and energy to Niagara Mohawk, were terminated. As a result of the MRA and related transactions, and the operations of the project partnerships, Besicorp has received through December 31, 1998 (i) 4,615,770 shares of Niagara Mohawk Common Stock with an aggregate value of approximately $69 million (based on the closing price of such stock on June 30, 1998) and (ii) net cash of approximately $70 million (including the Company's share of the net proceeds from the sale of the Power Plants of approximately $11 million), of which approximately $4 million as of December 31, 1998 continued to be retained at the partnership level primarily in regard to ongoing obligations of the
projects. See Notes 1 and 5 of Notes  to  Consolidated   Financial   Statements
of Besicorp Group Inc. for information with respect to (i) the MRA, (ii) the Niagara Mohawk Common Stock and (iii) the sale of the Power Plants. In accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," this investment qualifies as trading securities, which are reported at fair value, with changes in fair value included in the statement of operations. The value of the investment in Niagara Mohawk Common Stock of $22,161,716 reflected on the balance sheet at December 31, 1998 reflects 1,374,370 shares at a market price per share of $16.13. Through February 24, 1999, the Company had sold 3,909,500 shares of Niagara Mohawk Common Stock, realizing net proceeds of approximately $60.3 million for a gain of approximately $2.0 million. The remaining 706,270 shares of Niagara Mohawk Common Stock, based on the closing price of that date of $14.625, have an aggregate value of approximately $10.3 million. Unrealized gains on the shares of Niagara Mohawk Common Stock were $1,632,064 at December 31, 1998 and realized gains for the three and nine months ended December 31, 1998 were $1,635,565 and $1,964,734, respectively. The net proceeds received by Besicorp as a result of the MRA reflect the fact that a substantial portion of the gross proceeds received by the partnerships from Niagara Mohawk was used to terminate most obligations with third parties, including lenders, fuel suppliers and
transporters,   thermal  hosts,  and  others.  Besicorp's  share  of  these termination payments was approximately $290 million.

         With the exception of development fees of $1.8 million received from the Kamine/Besicorp Beaver Falls L.P. ("Beaver Falls"), which were recognized as revenue during the first quarter of Fiscal 1999, development fees of $.9 million received from the Kamine/Besicorp Syracuse L.P. ("Syracuse"), which were recorded as a receivable from the project in Fiscal 1998, and certain cost reimbursements totaling $800,000, the MRA, operating results, and plant proceeds were accounted for as partnership distributions.

         During the three and nine months ended December 31, 1998, the Company recorded income, which is non-recurring, of $2,233,382 and $138,938,314, respectively, predominantly as a result of the MRA and, to a minimal extent, the operating results of the Partnerships.

         These amounts give effect to write-downs, net to the Company of approximately $84 million, recorded to reflect the proceeds received from the sale of the Beaver Falls and Syracuse power plants. With respect to the Kamine/Besicorp Carthage L.P. ("Carthage"), Kamine/Besicorp South Glens Falls L.P. ("South Glens Falls"), and Kamine/Besicorp Natural Dam L.P. ("Natural Dam") which held leasehold interests in three Power Plants, the income amounts reflect the expensing of all costs associated with the termination of those long-term leases reduced by the proceeds received upon the disposition of the facilities. The Company's share of the cost of the lease terminations was approximately $77 million. Since the Power Plant sales were consummated by the end of calendar 1998, the Company does not expect that there will be further significant adjustments to the recorded income.

         In November 1998, Besicorp, Acquisition, and Merger Sub entered into the Initial Plan of Merger that, as amended, provides that Merger Sub will be merged with and into Besicorp, with Besicorp being the surviving corporation and wholly owned by Acquisition. If the Merger is consummated, Besicorp's shareholders will be entitled to receive $34.50 in cash for each share of Besicorp Common Stock, subject to upward adjustment if the Base Amount exceeds $105,275,000. The consummation of the Merger is subject to the satisfaction of numerous conditions. See "Plan of Merger - Conditions to the Merger." No assurance can be given that such transactions will be consummated.

RESULTS OF OPERATIONS

Three and Nine Months Ended December 31, 1998 Compared to Three and Nine Months Ended December 31, 1997

         Net income for the three months ended December 31, 1998 increased by $416,284, to $1,105,798 from the net income of $189,514 recorded for the three months ended December 31, 1997. Net income for the nine months ended December 31, 1998 of $89,563,312 represents an increase of $88,040,987 from the net income of $1,522,325 for the nine months ended December 31, 1997. The factors which contributed to these changes in net income are discussed below.

REVENUES

Consolidated

         Consolidated revenues increased by $2,482,221 to $5,993,275 during the three months ended December 31, 1998, as compared to $3,511,054 during the three months ended December 31, 1997. Consolidated revenues for the nine months ended December 31, 1998 increased by $137,977,893 to $149,885,518, as compared to $11,907,625 during the nine months ended December 31, 1997.


Project Segment

         Development and Management Fees. There were no revenues attributable to development and management fees for Besicorp's independent power projects ("Project Segment") during the three months ended December 31, 1998 compared to $162,133 in revenues during the three months ended December 31, 1997.

         The revenues attributable to the Project Segment during the nine months ended December 31, 1998 increased by $973,195 to $2,043,334, as compared to $1,070,139 for the nine months ended December 31, 1997. The increase during the period is due primarily to a development fee of $1.8 million received from the Beaver Falls project. Besicorp received development fees of $600,000 from the Beaver Falls project during the nine months ended December 31, 1997. Besicorp also earned $243,334 in management fees during the nine months ended December 31, 1998 in connection with its projects compared to $470,139 during the nine months ended December 31, 1997. As a result of the MRA consummation and the resulting termination of the Power Purchase Agreements, Besicorp will no longer receive management fee or development fee income from the project partnerships that owned the five power plants.

         Income from Partnerships. During the three months ended December 31, 1998, Besicorp recognized $2,233,382 of income from partnerships, a decrease of $185,326 compared to $2,418,708 recognized for the three months ended December 31, 1997. During the nine months ended December 31, 1998, Besicorp recognized $138,938,314 of income from partnerships, an increase of $131,530,004 from the $7,408,310 recognized for the nine months ended December 31, 1997. The decrease during the current three-month period represents the winding down of the partnership's operations as a result of the consummation of the MRA. The income recognized during the three months ended December 31, 1998 reflects adjustments made to value the power plants in accordance with the proceeds received upon sale. The increase in the nine-month period was predominantly due to the consummation of the MRA, in which five project partnerships participated, and, to a minimal extent, the operations of the partnerships.

         The partnerships will generate no significant future income as a result of the consummation of the MRA and the resulting termination of the Power Purchase Agreements.

         Interest and Other Investment Income. Interest and other investment income during the three months ended December 31, 1998 increased by $2,348,324 to $2,388,024 compared to $39,700 for the three months ended December 31, 1997. Interest and other investment income during the nine months ended December 31, 1998 increased by $5,078,342 to $5,212,956 compared to $134,614 for the nine months ended December 31, 1997. The increase in both current periods is due primarily to realized and unrealized gains on the shares of Niagara Mohawk Common Stock and to significantly higher invested principal balances.

Product Segment

         Product Sales. Revenues for Besicorp's energy technology products (the "Product Segment") sales activities during the three-month period ended December 31, 1998 increased by $399,612 to $1,187,805, as compared to $788,193 for the three months ended December 31, 1997. The increase for the period is due to an increase of $546,380 in sales of photovoltaic products. That increase was partially offset by a decrease of $146,768 in sales of solar thermal and heat transfer products.

         During the nine-month period ended December 31, 1998, revenues increased by $216,636 to $3,273,495, as compared to $3,056,859 for the nine months ended December 31, 1997. The increase for the period is due primarily to an increase of $1,128,539 in sales of photovoltaic products as a result of increased sales volume, which was partially offset by the decrease of $911,903 in sales of solar thermal and heat transfer products, a result of Besicorp's decision to discontinue those product lines.

         Other Revenues. Other revenues derived from the Project and Product Segments increased by $81,744 and $179,716, respectively, for the three and nine months ended December 31, 1998 from the corresponding periods in the prior year. Other revenues are primarily comprised of contract revenue received from various sources, including the New York State Energy Research and Development Authority and Motorola, Inc. in accordance with funding agreements with Besicorp. Contract revenue may vary from quarter to quarter based upon the degree of completion of the various tasks outlined in the applicable agreements.

COSTS AND EXPENSES

Cost of Product Segment Sales

         Cost of product sales for the three months ended December 31, 1998 and 1997 was $1,155,438 and $776,517, respectively, or 97% and 99% of revenues attributable to product sales. During the nine months ended December 31, 1998 and 1997, cost of product sales was

$3,121,707 and $2,850,416, respectively, or 95% and 93% of revenues attributable to product sales. The decrease in the quarter ended December 31, 1998 is due primarily to efficiencies achieved in the photovoltaic product manufacturing process. For the nine months ended December 31, 1998, the increase in cost of sales percentage is due primarily to the discontinuance of the solar thermal and heat transfer product lines which had lower costs of sales historically. This was partially offset by the effect of the manufacturing efficiencies referenced above.


Costs of Project Segment Development and Management Fees

         There are no current specific costs and expenses identified with development and management fee revenue. Costs and expenses associated with this segment are the selling, general, and administrative expenses of Besicorp.


Selling, General and Administrative Expenses

         Consolidated. Selling, general, and administrative expenses ("SG&A") increased by $583,723, or 24%, to $2,989,889 for the three months ended December 31, 1998, as compared to $2,406,166 for the three months ended December 31, 1997. During the nine months ended December 31, 1998, SG&A increased by $2,329,283, or 36%, to $8,820,244, from $6,490,961 for the nine months ended
December 31, 1997. As discussed below, small decreases in the Product Segment partially offset increases in the Project Segment.

         Project Segment. For the Project Segment, SG&A for the three months ended December 31, 1998 and December 31, 1997 was $2,334,015 and $1,644,228,
respectively, representing 78% and 68% of the total SG&A. SG&A for the nine months ended December 31, 1998 and December 31, 1997 was $6,926,990 and $4,331,699, respectively, representing 79% and 67% of the total SG&A. The increase of $689,787 during the three-month period is due primarily to increased compensation expense of $335,425 and increased legal and consulting expenses of $534,713 which were primarily related to the Merger. These increases were partially offset by a decrease of $147,152 in Gross Receipts Tax. The increase of $2,595,291 in the nine-month period is primarily due to the write-off of project costs previously deferred of $1,402,085 due to the uncertain political and economic conditions in the countries where the projects are located (principally India and Brazil)(see Note 3 of Notes to Consolidated Financial Statements of Besicorp Group Inc.), increased compensation expense of $1,567,535, primarily the result of incentive compensation paid to employees in connection with the consummation of the MRA, and increased legal and consulting expenses of $613,266, which were primarily related to the Merger. These increases were partially offset by certain cost reimbursements of $613,113 received during the second quarter of Fiscal 1999 in connection with the MRA consummation and by a decrease of $301,922 in Gross Receipts Tax.

         Product Segment. SG&A expenses for Besicorp's Product Segment for the three months ended December 31, 1998 and 1997 were $655,874 and $761,938, respectively, representing 22% and 32% of the total SG&A. SG&A expenses for Besicorp's Product Segment for the nine-month periods ended December 31, 1998 and 1997 were $1,893,254 and $2,159,262, respectively, representing 21% and 33% of the total SG&A. These decreases of $106,064 and $266,008 for the respective three and nine months ended December 31, 1998 are due primarily to the discontinuance of Besicorp's heat transfer product lines and to the reclassification of certain labor charges to Cost of Product Sales.


Interest Expense

         Interest expense for the three months ended December 31, 1998 decreased by $194,381 to $13,238 from $207,619 for the three months ended December 31, 1997. Interest expense for the nine months ended December 31, 1998 decreased by $270,798 to $133,336 from $404,134 for the nine months ended December 31, 1997. The decrease in both the three- and nine-month periods is due primarily to the payment on July 10, 1998 of the $3 million Working Capital Loan from Stewart and Stevenson, Inc. and to a decrease in interest, and with respect to certain litigation.


Provision for Income Taxes

         The provision for income taxes increased during the three months ended December 31, 1998 by $797,690 to $728,888 compared to $(68,802) for the same period last year. During the nine-month period ended December 31, 1998, the provision for income taxes increased by $47,606,685 to $48,238,087 compared to $631,402 for the same period last year. The increase in the current three-month period is due to the increase in Income Before Income Taxes which is due primarily to the increase in Interest and Other Investment Income. The increase in the current nine-month period is due to the increase in Income Before Income Taxes which resulted primarily from the increase in income from partnerships. Besicorp provides federal and state income taxes based on enacted statutory rates adjusted for projected benefits of tax operating loss carryforwards and other credits.


Year Ended March 31, 1998 Compared to Year Ended March 31, 1997

         Besicorp's net income for Fiscal 1998 of $195,386 represents a decrease of $978,336 from the net income of $1,173,722 for the year ended March 31, 1997 ("Fiscal 1997"). The decrease in Fiscal 1998 is due primarily to the reserve of $2.5 million for the possible uncollectibility of the combined loans to one of the project partnerships (see Note 4(a) of the Notes to Consolidated Financial Statements of Besicorp Group Inc.), an increase of $1,339,794 in selling, general and administrative expenses ("SG&A") and a decrease of $236,693 in margin on product sales. These were partially offset by increases of $2,151,456 and $876,926 in income from partnerships and development and management fees, respectively, and a decrease in the provision for income taxes of $185,000.

         Besicorp's net income for Fiscal 1997 of $1,173,722 represents an increase of $3,652,041 from the net loss of $2,478,319 for Fiscal 1996. The increase in Fiscal 1997 is due primarily to an increase in Income from Partnerships of $4,462,335 and an increase in development and management fees of $1,298,788, which were partially offset by an increase in SG&A of $1,771,799, a decrease of $279,828 in gross margins on the Besicorp's product sales and an increase in the provision for income taxes of $308,400.

         Besicorp's net income for Fiscal 1998 with respect to its development of independent power projects (the "Project Segment") decreased by $42,092 to $2,846,475 from the net income of $2,888,567 recorded for Fiscal 1997. The decrease is due primarily to the reserve for the possible uncollectibility of the $2.5 million combined loan discussed above and an increase in SG&A of $740,006. These were partially offset by increases in income from partnerships and development and management fees of $2,151,456 and $876,926, respectively.

         The Project Segment's net income for Fiscal 1997 increased by $3,791,289 to $2,888,567 from the net loss of $902,722 recorded for Fiscal 1996. The increase is due primarily to the increases in income from partnerships and development and management fees of $4,462,335 and $1,298,788, respectively, partially offset by an increase in SG&A allocated to this segment of $1,587,673.

         Besicorp's net loss of $2,651,089 for Fiscal 1998 with respect to its development, assembly, manufacture, marketing and resale of solar energy products and systems (the "Product Segment") represents a decrease in net income of $936,244, as compared to Fiscal 1997. The decrease is due primarily to a decrease in margins on product sales of $236,693 and increased SG&A of $599,788. Income of $150,000 earned from the settlement of a complaint against a competitor also contributed to more favorable results in Fiscal 1997. The gross margins for this segment for Fiscal 1998, 1997, and 1996 were (2%), 4%, and 12%.

         The Product Segment's net loss for Fiscal 1997 of $1,714,845 reflects a decrease in net income of $139,248 as compared to Fiscal 1996. This decrease was due primarily to increases in cost of product sales.

REVENUES

Consolidated

         Consolidated revenues increased by $2,446,705 from $14,567,551 to $17,014,256 during Fiscal 1998 as compared to Fiscal 1997 and consolidated revenues increased by $6,488,032 from $8,079,519 to $14,567,551 during Fiscal 1997 as compared to Fiscal 1996.

Project Segment

         Revenues for the Besicorp's Project Segment development activities for the Fiscal Years 1998, 1997 and 1996 were $12,797,085, $9,638,394, and
$4,046,089,  respectively,   representing  75%,  66%  and  50%  of  consolidated
revenues.

         During Fiscal 1998, Besicorp earned development fees of $1,250,000 and $600,000 from the Syracuse project and Beaver Falls project, respectively, in connection with conversions of the construction financing to permanent term financing. Besicorp also earned $654,601 in management fees during Fiscal 1998 in connection with its projects. There were no reimbursements in excess of development costs received by Besicorp during Fiscal 1998.

         During Fiscal 1997, Besicorp earned development fees of $1,250,000 from the Syracuse project in connection with conversion of the construction financing to term financing but received no reimbursements in excess of deferred costs. Besicorp also earned $377,675 in management fees during Fiscal 1997 in connection with its projects.

         During Fiscal 1996,  Besicorp  earned  $328,887 in  management  fees in
connection  with  its  projects.   Besicorp  received  no  development  fees  or
reimbursements in excess of deferred costs during Fiscal 1996.

         The capital costs for any particular project vary depending on its size and the complexity of the system as well as specific contractual arrangements concerning the development of the project. It has been Besicorp's experience, based upon the cogeneration projects it has developed to date, that the capital costs of any particular project do not necessarily correlate to Besicorp's direct out-of-pocket development costs prior to obtaining construction financing nor to the anticipated level of future revenues or cash flows achieved from such projects.

         Due to the nature of Besicorp's activities in the project development area, results of operations from year to year may fluctuate significantly. As noted above, Besicorp earned significant development fees during Fiscal 1998 and 1997, but none during Fiscal 1996. Development fees earned in connection with project financings are subject to negotiations with lenders and co-participants. Therefore, Besicorp does not recognize development fee revenue until deemed earned and payable under the applicable contract due to the significant contingencies associated with obtaining development fees from lenders to each partnership in which Besicorp is a partner. Due to the contingent nature of the payment of these fees, Besicorp can not accurately project on a year-to-year basis when such events will occur.

         During Fiscal 1998, Besicorp recorded income from partnership of $10,058,849, an increase of $2,151,456 over amounts recorded for Fiscal 1997. The increase for Fiscal 1998 versus Fiscal 1997 is due primarily to income of $3,408,978 recorded on the Beaver Falls project, an increase of $2,402,969 as compared to the income of $1,106,009 recorded on that project during Fiscal 1997. During Fiscal 1997, Besicorp recorded income from partnerships of $7,907,393, an increase of $4,462,335 over amounts recorded for Fiscal 1996.

Product Segment

         Revenues for Besicorp's Product Segment sales activities for the Fiscal
Years  1998,  1997  and  1996  were   $3,838,351,   $4,474,925  and  $3,900,754,
respectively, representing 23%, 31% and 48% of the consolidated revenues.

         Sales for Fiscal 1998 decreased by $636,574 compared to Fiscal 1997 due primarily to lower sales of solar thermal products of $552,485 and heat transfer products of $283,887. The reduction in sales of both product lines was primarily due to competitive pricing activity and to Besicorp's decision, which resulted in lower sales levels primarily during the later portion of the year, to discontinue both product lines effective March 31, 1998. Besicorp had discontinued the non-agricultural portion of its heat transfer product line during the third quarter of Fiscal 1997, which also contributed to lower sales of heat transfer products during Fiscal 1998. These decreases were partially offset by increased sales of solar electric products of $199,798, which was primarily due to increased sales in the product fabrication and distribution business unit.

         Sales for Fiscal 1997 increased by $574,171 compared to Fiscal 1996, due to increased sales of solar electric products of $993,836, due primarily to the expansion of the customer base. This increase was partially offset by lower sales of solar thermal products of $172,093 and heat transfer products of $247,572.

         Included in Product Segment sales are international sales for Fiscal 1998, 1997 and 1996 of $299,293, $297,761 and $455,114, respectively. Generally, international sales are made based upon payment in U.S. dollars via confirmed irrevocable letters of credit or by wire transfers.

         Other revenues attributable to the Product Segment were $378,820, $295,922 and $127,224, representing 2%, 2% and 2% of consolidated revenues for Fiscal Years 1998, 1997 and 1996, respectively. The increase in this category for Fiscal 1998 versus Fiscal 1997, and for Fiscal 1997 versus Fiscal 1996 is due primarily to revenue received from New York State Energy Research and Development Authority ("NYSERDA") in accordance with several cost-sharing agreements which became effective in late Fiscal 1995.

Interest and Other Investment Income

         Interest and other investment income increased by $41,186 in Fiscal 1998 to $175,766 compared to $134,580 for Fiscal 1997. The increase is due primarily to higher invested principal balances.

         Interest  and other  investment  income  decreased by $38,358 in Fiscal
1997 to $134,580. Income from interest-bearing investments decreased during Fiscal 1997, due primarily to lower average interest rates compared to Fiscal 1996. In addition, a decrease in unrealized holding gain of $12,527 during Fiscal 1997 also contributed to the decrease.

Other Income

         Other income for the Fiscal Years 1998, 1997 and 1996 was $0, $66,253 and $49,451, respectively. The amount recorded in Fiscal 1997 reflects income of $150,000 earned from the settlement of a complaint against a competitor. This was partially offset by expenses incurred during that period in connection with the expansion of Besicorp's marketing function.

COSTS AND EXPENSES

Cost of Product Sales

         As a percentage of revenues attributable to product sales, cost of sales in Fiscal 1998, 1997 and 1996 were 102%, 96% and 88%, respectively. The increase in the cost of sales percentage is due primarily to lower sales volume of solar thermal and heat transfer products as a result of Besicorp's decision to discontinue those product lines as discussed above. Fixed overhead costs for these product lines were consistent with the prior year, resulting in margin erosion. Competitive activity in the solar thermal pool heating market also contributed to reduced margins, and inventory liquidation sales of heat transfer products at or below cost also resulted in reduced margins.

Costs of Development and Management Fees

         There  are  no  specific  costs  and  expenses   identified   with  the
development and management fee revenue. Costs and expenses associated with the Project Segment are included in SG&A.

Selling, General and Administrative Expenses

         Consolidated

         Consolidated SG&A increased by $1,339,794, or 16%, in Fiscal 1998 as compared to Fiscal 1997 and increased by $1,771,799, or 27%, in Fiscal 1997 as compared to Fiscal 1996.

         Project Segment

         SG&A for Besicorp's Project Segment for the Fiscal Years 1998, 1997 and 1996 were $6,630,256, $5,890,250 and $4,303,177, respectively, representing 69%,
72% and 67% of the consolidated totals.

         Fiscal 1998 SG&A increased by $740,006 from the prior year. The primary reasons for the increase are the increase in the write-off of project costs previously deferred of $519,293, the judgment of $126,750 paid in connection with the resolution of certain litigation, the write-down of property by $141,468 to its estimated net realizable value in connection with the discontinuance of Besicorp's solar thermal and heat transfer technology product lines, and increased Board of Directors compensation and related expenses of $241,529. The write-off of deferred project costs occurred on projects whose completion was considered by management to be unlikely and, accordingly, Besicorp does not intend to pursue such projects. These increases were partially offset by a net decrease in professional fees of $276,814, primarily the result of the reversal of a reserve of $200,000 previously established for legal fees and other expenses incurred in connection with the Proceeding and a reduction in legal expenses of $186,000, representing the agreed reimbursement to Besicorp of legal fees paid on behalf of Besicorp's Chairman, Chief Executive Officer and President, Michael F. Zinn, in connection with the Proceeding. Partially offsetting these decreases in legal fees was an increase in consulting fees of $114,746, primarily the result of expenses incurred in connection with the solicitation of participants for a possible business combination. In January 1999, after the receipt of a report from independent legal counsel addressing the propriety under the BCL and Besicorp's by-laws of indemnifying Mr. Zinn, a committee of the Board (composed of independent directors) determined that Mr. Zinn was entitled to full indemnification with respect to the Proceeding and (i) authorized the repayment to Mr. Zinn of the Fine and the refund of $45,000 he had previously reimbursed Besicorp; (ii) acknowledged that Mr. Zinn had no further obligations with respect to the $141,000 Mr. Zinn had, subject to a determination as the propriety of indemnification, agreed to reimburse Besicorp; and (iii) authorized the reimbursement of Mr. Zinn for the legal fees and expenses (approximately $39,180) incurred by third parties in connection with the Proceeding and which were paid by him.

         During Fiscal 1997, SG&A increased by $1,587,073 from the prior year. Factors contributing to the increase include legal fees and other expenses of $821,066 incurred in connection with the Proceeding. Other legal fees increased by $82,142 during Fiscal 1997, due primarily to the Lichtenberg Litigation. Besicorp also experienced an increase in other professional fees of $132,574. Also contributing to the increased selling, general and administrative expenses in Fiscal 1997 was an increase in consulting fees of $237,019, including finders fees of $127,557 incurred in connection with Besicorp's receipt of cash distributions from certain projects, the write-off of project costs previously deferred of $264,815, and an increase of $43,356 in gross receipts taxes. The write-off of deferred project costs occurred on projects whose completion was considered by management to be unlikely and, accordingly, Besicorp does not intend to pursue such projects.

         Product Segment

         SG&A for the Product Segment for Fiscal Years 1998, 1997 and 1996 were $2,930,334, $2,330,546 and $2,145,820, respectively, representing 31%, 28% and
33% of the consolidated totals. The increase in Fiscal 1998 is due primarily to increased compensation expense of $535,652 resulting from the addition of several management positions, as well as increases in the sales and marketing support staff of Besicorp's solar electric business. Increased solar electric advertising and promotional expenses of $73,741 and increased research and development spending of $50,365 during the year also contributed to higher SG&A expenses. The increase in Fiscal 1997 is due primarily to an increase in research and development expenses of $220,578.

Interest Expense

         Interest expense for Fiscal 1998 increased by $156,580 to $513,765 compared to Fiscal 1997. The increase is due primarily to interest expense of $115,585 incurred in connection with the resolution of certain litigation and to higher interest payments associated with increased borrowing under the Stewart & Stevenson, Inc. ("S&S") loan agreement.

         For Fiscal 1997, interest expense decreased by $98,207 to $357,185 compared to Fiscal 1996. The higher amount incurred in Fiscal 1996 was due primarily to the interest expense of $70,000 on additional federal income taxes for Fiscal 1993 and 1994. See Note 8 of the Notes to Consolidated Financial Statements of Besicorp Group Inc. Also contributing to the decrease in Fiscal 1997 were lower average interest rates incurred during the current year on both the S&S loan and on the mortgages on Besicorp's corporate headquarters.

Other Expense

         Other expense increased during Fiscal 1998 to $2,513,548 from $0 for both Fiscal 1997 and 1996, due primarily to Besicorp's decision to reserve for the possible uncollectibility of the combined loan of $2,500,000 in connection with a power project which was ultimately written off in Fiscal 1999. See Note 4 of the Notes to Consolidated Financial Statements of Besicorp Group Inc..

Provision for Income Taxes

         The provision for income taxes for Fiscal 1998 of $331,000 represents a decrease of $185,000 when compared to Fiscal 1997. The provision for income taxes for Fiscal 1997 of $516,000 represents an increase of $308,400 when compared to Fiscal 1996. Besicorp provides for federal and state income taxes based on enacted statutory rates adjusted for projected benefits of tax operating loss carryforwards and other credits (see Note 8 of the Notes to Consolidated Financial Statements of Besicorp Group Inc).


LIQUIDITY AND CAPITAL RESOURCES

         Besicorp's working capital increased by $83,511,570 from $2,779,482 at March 31, 1998, to $86,291,052 at December 31, 1998 primarily as a result of the consummation of the MRA.

         During the nine months ended December 31, 1998, cash of $113,699,357 was provided from operations. The net income of $89,563,312, when adjusted for non-cash revenue/expense items of $142,140,280, including income from partnerships of $138,938,314, resulted in a cash decrease of $52,576,968. Major factors offsetting this cash decrease included cash distributions from the partnerships of $134,460,210, of Niagara Mohawk Common Stock, the receipt of a development fee receivable at March 31, 1998 of $900,000, and net changes in assets and liabilities of $30,916,115.

         During the current nine-month period, Besicorp's financing activities resulted in a decrease in cash of $3,744,187, primarily due to the repayment of borrowings.

         Investing activities during the current nine-month period resulted in a decrease in cash of $328,211 due to the acquisition of property, plant, and equipment.

         As previously discussed, the consummation of the MRA and related transactions and partnership operating results through December 31, 1998, resulted in the receipt of approximately $70 million (including Besicorp's share of the net proceeds from the sale of the Power Plants) and the shares of Niagara Mohawk Common Stock valued at approximately $69 million as of June 30, 1998. As previously discussed, Besicorp has, through February 24, 1999, sold 3,909,500
shares  of  Niagara   Mohawk   Common  Stock   resulting  in  cash  proceeds  of
approximately $60.3 million for a gain of approximately $2.0 million. In accordance with its established investment objectives and guidelines, Besicorp has invested surplus cash in money market funds and commercial paper. The five Power Purchase Agreements with Niagara Mohawk were terminated as a result of the consummation of the MRA and, consequently, there will be no significant future periodic distributions to Besicorp from the operations of the projects. Pending the consummation of the Merger, Besicorp expects that capital requirements for its operations and for repayment of long-term debt will be met by its current cash and short-term investment position.

YEAR 2000

         Many existing computer systems and software applications use two digits, rather than four, to record years, i.e., "98" instead of "1998." Unless modified, such systems will not properly record or interpret years after 1999, which could lead to business disruptions, including, among other things, a temporary inability to process transactions, send invoices, determine whether payments have been received or engage in similar normal business activities. This is known as the Year 2000 issue.

         Besicorp relies on computer hardware, software, and related technology primarily in its internal operations, such as billing and accounting. During Fiscal 1998, Besicorp formed a Year 2000 Management Committee to address the potential financial and business consequences of Year 2000 issues, such as the disruptions mentioned above, the failure to receive essential supplies and services or the loss of customers, with respect to both Besicorp's hardware, software, applications and interfaces (collectively, "IT Systems") and non-information technology systems such as telemetry, security, power and transportation (collectively, the "Non-IT Systems"). In general, the Year 2000 Management Committee is dividing its efforts with respect to both the IT Systems and the Non-IT Systems into three phases: (1) inventory and assessment ("Phase One"), (2) strategy and contingency planning ("Phase Two") and (3) upgrades, conversions and other solutions ("Phase Three").

         With respect to the IT Systems, Besicorp has completed its evaluation of its hardware, software and other IT Systems and decided to migrate from a 486 PC environment to an Intel Pentium environment. Thus the efforts are now in Phase Three. To date all workstations and financial software have been replaced. Microsoft Office Suite software and back-up software has been upgraded, virus protection software is now Year 2000 compliant, and Year 2000 compliant servers have been installed. To complete Phase Three, Besicorp will upgrade accounting software, e-mail exchange servers, internet proxy server, and all other servers to NT 4.0, upgrade all workstations to Windows 98, send second notices to IT Systems vendors that have not responded to Besicorp's request to receive written certification and begin to seek replacement vendors, if necessary. Besicorp expects to complete Phase Three by July 1999.

         With respect to the Non-IT Systems, the Partnerships are responsible for the day-to-day management of the Power Plants, so the Year 2000 Management Committee restricted its efforts to the photovoltaic business, other operations unrelated to the Power Plants, and administration. Besicorp relies on outside providers for its basic needs such as electricity, telephone service and other utilities. As part of its evaluation of its Non-IT Systems, the Year 2000 Management Committee contacted the utilities and other suppliers. Phase One has been completed and the Year 2000 Management Committee is studying the results in its efforts to determine what, if anything, will be required to prepare the Non-IT Systems for the Year 2000 and to assure itself that utility services will not be interrupted. The Year 2000 Management Committee expects to complete Phase Two by April 1999 and Phase Three by July 1999.

         Besicorp is also communicating with its vendors, suppliers, and customers to both monitor and encourage their respective remedial efforts regarding Year 2000 issues. Besicorp is in the process of contacting by letter or phone all of its significant vendors and suppliers and its largest customers to determine the extent to which Besicorp's systems might be vulnerable as a result of third parties' failure to resolve their own Year 2000 issues. Besicorp is concerned about receiving all necessary utility services; in addition,
Besicorp's   photovoltaic  business  is  dependent  on  components  provided  by photovoltaic module suppliers. Since failure by vendors and suppliers to successfully address their Year 2000 issues could result in delays in their providing various products and services to Besicorp, Besicorp will seek replacement vendors as is necessary to assure availability of products and services. Failure by customers could disrupt their ability to maximize their use of Besicorp's products and services and lead to a reduction in revenues; therefore, Besicorp will send a newsletter to its product customers to help develop each customer's awareness of Year 2000 issues and their implications.

         So long as Besicorp's efforts to become Year 2000 compliant continue on schedule, the Year 2000 Management Committee believes that its internal operations will not be affected by Year 2000 problems. Besicorp does not rely solely on its IT Systems in order to produce products it sells or to develop project opportunities. In fact, in July 1998, Besicorp's IT Systems temporarily ceased to function due to a lightning strike that destroyed many components of the system, and while inconvenienced, the business operated, deadlines were met, and relationships were cultivated. Besicorp expects to complete its upgrade and replacement purchases by the first half of calendar 1999. Testing is underway and will continue through January 2000.

         There can be no assurance that Year 2000 problems of third parties upon which Besicorp's systems and operations rely will not have a material adverse effect on Besicorp's operating results or financial condition. However, Besicorp does not anticipate any adverse impact on its business due to a lack of availability of supplies or difficulties of customers. Therefore, short of any third party disaster that Besicorp is unable to control and for which Besicorp cannot develop contingency plans, such as the failure of a utility providing power or telecommunications, Besicorp does not believe its business will be detrimentally impacted by potential Year 2000 problems.

         Except for capital expenditures associated with computer hardware and software upgrades which are planned for Fiscal 1999 and which may be partially Year 2000-related, Besicorp does not anticipate that the incremental expenses related to the Year 2000 issue for Fiscal 1999 will be material. Such incremental expenses incurred during Fiscal 1998 were not significant.

               MARKET INFORMATION REGARDING BESICORP COMMON STOCK

         Besicorp's Common Stock has been listed since 1993 on the American Stock Exchange Emerging Company Marketplace ("AMEX ECM") under the symbol BGI.EC.

         Set forth below are the high and low sales prices as reported on the AMEX ECM for the period indicated.

Fiscal Year Ended March 31,


                                    High                      Low
                                    ----------                ----------

1997     First Quarter              $ 16                      $ 11-3/4
         Second Quarter               14-3/4                    10
         Third Quarter                15-1/8                    11-1/4
         Fourth Quarter               20-7/8                    12-1/4

1998     First Quarter              $ 21-1/2                  $ 15-1/8
         Second Quarter               40                        19-7/8
         Third Quarter                36-15/16                  30-3/4
         Fourth Quarter               35-1/2                    23-5/8

1999     First Quarter              $ 39-1/2                  $ 26-1/16
         Second Quarter               40                        29-3/4
         Third Quarter                36-3/4                    29-7/8
         Fourth Quarter               33                        29-5/16
         (through February
          25, 1999)


         On November 20, 1998, the day prior to the date of public announcement of the Board's adoption of the Initial Plan of Merger, the last reported sales price of the Besicorp Common Stock was $32-7/8. As of February 25, 1999, the last reported sales price of the Besicorp Common Stock was $32-1/4 as reported on AMEX ECM.

         There were approximately 1,730 shareholders of record of Besicorp Common Stock as of the Record Date. Besicorp has never paid any cash dividends on the Besicorp Common Stock.

                                  THE SPIN-OFF

Background

         Because Acquisition does not wish to (i) acquire Besicorp's assets pertaining to, among other things, the photovoltaic and independent power plant development businesses or (ii) assume, with certain limited exceptions, any of Besicorp's liabilities, Besicorp and Acquisition determined to effect the Contribution and the Spin-Off. The Contribution (as defined below) followed by the Spin-Off will separate from Besicorp and all of the businesses and assets that Acquisition does not wish to acquire. This will enable Acquisition to acquire only the assets it desires to acquire and will leave Besicorp's photovoltaic and independent power plant development businesses as a separate publicly held company, owned by the holders of Besicorp Common Stock as of the Spin-Off Record Date.

         Although the Spin-Off will not be effected unless the Merger is adopted by Besicorp's shareholders and all other conditions precedent to the Closing (other than the Spin-Off) have been satisfied or waived, the Spin-Off is separate from the Merger, and the shares of Newco Common Stock to be received by holders of Besicorp Common Stock in the Spin-Off do not constitute a part of the Merger Consideration.


The Contribution

         Prior to the Spin-Off, Besicorp will transfer or cause to be transferred to Newco various subsidiaries and assets and cause Newco to assume certain liabilities, as described in the chart set forth below. The transfer of the distributed subsidiaries and the contributed assets and the assumption of the assumed liabilities is referred to herein as the "Contribution." To effect the Contribution, Besicorp and Newco will enter into a contribution agreement (the "Contribution Agreement").

         The following chart provides a general description of the effect of the Spin-Off on Besicorp and Newco. See "Unaudited Pro Forma Financial Information." As the Merger will be consummated promptly following the Spin-Off, Acquisition shall, subject to the provisions of the Plan of Merger which permit Besicorp and Newco to replace assets to be contributed with assets to be retained of equal value, acquire the assets listed and assume the liabilities listed under the caption "Besicorp," and the shareholders of Besicorp entitled to shares of Newco will indirectly, as holders of Newco Common Stock, own the assets listed and be liable for the liabilities listed under the caption "Newco."


                       Besicorp                                                 Newco

Subsidiaries          (i) certain subsidiaries (primarily those                 all other subsidiaries
                      owning the interests in the Partnerships that
                      formerly owned the Power Plants) and
                      (ii) the subsidiary that owns the Corporate
                      Headquarters (each, a "Remaining
                      Subsidiary" and collectively, the "Remaining
                      Subsidiaries")(for a list of the subsidiaries of
                      Besicorp including the subsidiaries to be
                      contributed to Newco, see Annex C).

Assets                (i)  its cash, cash equivalents and Niagara              (i) all of Besicorp's assets
                      Mohawk Common Stock (except for $1.5                      pertaining to the photovoltaic
                      million which Besicorp shall contribute to                and power plant development
                      Newco, $6.5 million to fund the Escrow                    businesses (including interests
                      Fund, $2 million for bonuses and $2 million               in power plant projects and
                      for the estimated expenses of the                         initiatives in India and Brazil
                      Transaction);                                             and trade receivables,
                      (ii) the Corporate Headquarters (which it                 furniture, fixtures and
                      will lease to Newco); and                                 equipment related to these
                      (iii) other claims of Besicorp and awards                 businesses (See "Unaudited
                      made to Besicorp (i.e., Besicorp's rights                 Pro Forma Financial
                      under a creditor's claim in a bankruptcy                  Information"));
                      proceeding of approximately $280,000, an                  (ii) $1.5 million in cash;
                      arbitration award of approximately                        (iii) the interests in the
                      $430,000, a judgment of approximately                     Partnerships that formerly
                      $140,000 and a default judgment of                        owned the Power Plants; and
                      approximately $175,000).                                  (iv) all other assets not
                                                                                retained by Besicorp.



                       Besicorp                                                 Newco
Liabilities           (i) the actual or accrued liabilities of                  all other liabilities (the only
                      Besicorp or any subsidiary that is a                      material liabilities that
                      Remaining Subsidiary for unpaid federal                   Besicorp is aware of are the
                      income taxes for the current fiscal year based            contingent liabilities arising
                      on the consolidated net income of Besicorp                out of legal proceedings to
                      through the Effective Date (the "Specified                which Besicorp is a party (see
                      Current Liabilities");                                    "Business - Legal
                      (ii) the liability of Besicorp or its subsidiaries        Proceedings") and the
                      for New York State income Taxes for                       SunWize Indebtedness (see
                      Besicorp's current fiscal year (the "Excluded             "Business -- SunWize
                      Liability"); and                                          Indebtedness")).
                      (iii) various intercompany liabilities between
                      Besicorp and the remaining subsidiaries.


         It is anticipated that the directors and executive officers of Besicorp will serve Newco in capacities in which they currently serve Besicorp and that they will be compensated for the services they render on behalf of Newco. See "Factors to be Considered -- Interests of Executive Officers and Directors in the Merger."

The Spin-Off

         After the completion of the Contribution, and assuming the other conditions to the consummation of the Merger have been or will be waived or satisfied the Spin-Off will be effected by the declaration of a distribution to each holder of record of Besicorp Common Stock as of the Spin-Off Record Date of one share of Newco Common Stock for every 25 shares of Besicorp Common Stock held by such holder on such date. The Spin-Off Record Date is expected to be the same day as the Effective Date. In lieu of fractional shares, cash will be distributed. The Newco Common Stock will be deemed to be issued to such shareholders as of the Spin-Off Record Date. Certificates representing shares of Newco Common Stock will be distributed contemporaneously with the Merger Consideration. Therefore, holders of Besicorp Common Stock will generally not receive certificates for shares of Newco Common Stock until they deliver their certificates evidencing their Besicorp Common Stock. As a result of the Spin-Off, the shareholders of record of Besicorp at the close of business on the Spin-Off Record Date who own 25 or more shares of Besicorp Common Stock will own all of the outstanding shares of Newco Common Stock.

Conditions to the Spin-Off

         Besicorp will not effect the Spin-Off unless Besicorp's shareholders adopt the Plan of Merger and all other conditions to the closing of the Merger have been waived or satisfied.


                INFORMATION REGARDING ACQUISITION AND MERGER SUB

         BGI Acquisition LLC is a Wyoming limited liability company. BGI Acquisition Corp. is a New York corporation, wholly owned by Acquisition and recently organized in connection with the Merger. Merger Sub and Acquisition have not carried on any activities, other than in connection with the Merger. The principal offices of the manager of Acquisition and the principal offices of Merger Sub are located at 950 Third Avenue, New York, New York 10022, (212) 688-2700. Acquisition is wholly owed by Lion Gate, LLC, a limited liability company organized under the laws of the British Virgin Islands, with administrative offices located at P.O. Box 158, BNP House, Anley Street, St. Helier, Jersey JE4 8RB. Lion Gate, LLC is engaged in the business of trading and investments. The sole member of Lion Gate, LLC is Mr. Thamer Bin Saeed Al- Shanfari, a citizen of the Sultanate of Oman. His postal address is P.O. Box 18, Ruwi, Post Code 112, Oman.

         Until immediately prior to the time Acquisition and Merger Sub will participate in the Merger, it is not anticipated that such entities will have any significant assets or liabilities other than those incident to their formation and capitalization and the transactions contemplated by the Merger. As of the Record Date, neither Acquisition, Merger Sub nor any of their affiliates owned any shares of Besicorp Common Stock. Prior to the Closing, and subject to the conditions set forth in the Plan of Merger and other customary conditions, Acquisition will be funded by debt and/or equity from the Lion Gate LLC and/or committed lenders in the entire amount of the Merger Consideration. Such amount will then be contributed by the Acquisition to Merger Sub as an equity capital contribution immediately prior to the Closing.


                                  OTHER MATTERS

         As of the time of preparation of this Proxy Statement, the Board of Directors knows of no matters that will be acted on at the Special Meeting other than the adoption of the Plan of Merger. If any other matters are presented for action at the Special Meeting or at any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the persons named as proxies in the accompanying proxy card.

                         ANNUAL MEETING OF SHAREHOLDERS

         If the shareholders adopt the Plan of Merger, and if all other conditions to the Merger are satisfied or waived, it is expected that the Merger will be consummated on or about March 22, 1999. Besicorp does not plan to hold an annual meeting of shareholders following the Special Meeting unless the Merger is not consummated. If the Merger is not consummated, shareholder proposals received by the Secretary of Besicorp a reasonable time before Besicorp begins to print and mail its proxy materials will be considered for inclusion in the proxy materials for Besicorp's next Annual Meeting of Shareholders.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Besicorp's independent public accountants for the fiscal year ended March 31, 1998 and for the current fiscal year are Citrin Cooperman & Company, LLP. It is anticipated that representatives of such firm will be present at the Special Meeting and that they will be available to respond to questions from shareholders.

                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             OF BESICORP GROUP INC.


Index to the Consolidated Financial Statements of Besicorp Group Inc. ..................................     F-1

Independent Auditors' Report............................................................................     F-2

Consolidated Balance Sheet as of December 31, 1998 (Unaudited),
         March 31, 1998 and March 31, 1997..............................................................     F-3

Consolidated Statement of Operations for the Three and Nine
         Months Ended December 31, 1998 and 1997 (Unaudited)
         and the Years Ended March 31, 1998, 1997 and 1996..............................................     F-5

Consolidated Statement of Cash Flows for the Nine Months
         Ended December 31, 1998 and 1997 (Unaudited)
         and the Years Ended March 31, 1998, 1997 and 1996..............................................     F-6

Consolidated Statement of Changes in Shareholders' Equity
         for the Nine Months Ended December 31, 1998 (Unaudited)
         and for the Years Ended March 31, 1998, 1997 and 1996..........................................     F-7

Notes to Consolidated Financial Statements of Besicorp Group Inc........................................     F-8

             INDEX TO THE FINANCIAL STATEMENTS OF THE PARTNERSHIPS

Audited financial statements of Kamine/Besicorp Carthage L.P.
         for the Years Ended December 31, 1997 and 1996...............................................       F-27

Audited financial statements of Kamine/Besicorp South Glens Falls L.P.
         for the Years Ended December 31, 1997 and 1996...............................................       F-39

Audited financial statements of Kamine/Besicorp GlenCarthage Partnership
         for the Years Ended December 31, 1997 and 1996...............................................       F-51

Audited financial statements of Kamine/Besicorp Natural Dam L.P.
         for the Years Ended December 31, 1997 and 1996...............................................       F-59

Audited financial statements of Kamine/Besicorp Syracuse L.P.
         for the Years Ended December 31, 1997 and 1996...............................................       F-71

Audited financial statements of Kamine/Besicorp Beaver Falls L.P.
         for the Years Ended December 31, 1997 and 1996 .............................................        F-83


                         CITRIN COOPERMAN & COMPANY, LLP
                          Certified Public Accountants
                          529 Fifth Avenue, Tenth Floor
                            New York, New York 10017

                                  212-697-1000



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
BESICORP GROUP INC.


                          Independent Auditors' Report


We have audited the consolidated balance sheet of Besicorp Group Inc. and subsidiaries as at March 31, 1998 and 1997 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended March 31, 1998, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the financial position of Besicorp Group Inc. and subsidiaries as at March 31, 1998 and 1997 and the results of their operations and their cash flows for the years ended March 31, 1998, 1997 and 1996 in conformity with generally accepted accounting principles.




                                  /s/ Citrin Cooperman & Company, LLP


June 23, 1998
New York, New York

                                                       BESICORP GROUP INC. AND SUBSIDIARIES

                                                                   CONSOLIDATED BALANCE SHEET


                  ASSETS                                        December 31,              March 31,               March 31,
                                                                    1998                    1998                    1997
                                                                ___________               _________               _________
                                                                (Unaudited)

Current Assets:
   Cash and cash equivalents                                 $  110,439,930         $      812,971         $       210,533
   Short-term investments                                           879,301              1,056,778               1,012,814
   Investment in Niagara Mohawk Power Corporation
      common stock                                               22,161,716                      0                       0
   Trade accounts receivable (less allowance for doubtful
      accounts of $68,929 in December 1998,
      $23,000 in March 1998 and $39,346 in March1997)               603,401                369,539                 604,263
   Due from affiliates                                               64,223                870,295               1,338,802
   Current portion of long-term notes receivable:
      Others (includes interest of $16,950 in December 1998,
         $8,316 in March 1998 and $11,201 in March 1997)            127,919                102,053                  97,016
   Inventories                                                    1,166,673                944,013               1,180,265
   Deferred income taxes                                             93,600                 93,600                 362,600
   Other current assets                                             287,984                485,052                 316,601
                                                                ___________              _________               _________
      Total Current Assets                                      135,824,747              4,734,301               5,122,894
                                                                ___________              _________               _________

Property, Plant and Equipment:
   Land and improvements                                            237,159                237,159                 279,910
   Buildings and improvements                                     1,914,029              1,906,953               1,890,065
   Machinery and equipment                                        1,546,587              1,226,115                 961,335
   Furniture and fixtures                                           247,364                246,701                 195,941
   Construction in progress                                               0                      0                   8,079
                                                                  _________              _________               _________
                                                                  3,945,139              3,616,928               3,335,330

      Less:  accumulated depreciation and amortization            1,980,261              1,769,212               1,398,576
                                                                  _________              _________               _________
      Net Property, Plant and Equipment                           1,964,878              1,847,716               1,936,754
                                                                  _________              _________               _________
Other Assets:
   Patents and trademarks, less accumulated
      amortization of $2,131 in December 1998,
      $1,691 in March 1998 and $651,526 in March 1997                 9,011                  7,823                  47,184
   Long-term notes receivable:
      Affiliate-net of allowance of 0 in December 1998,
          $555,376 in March 1998 and 0 in March 1997                      0                      0                 555,376
      Others-net of allowance of 0 in December 1998,
          $1,944,624 in March 1998 and 0 in March 1997               94,112                129,886               2,168,246
   Due from affiliates                                                    0                375,000                       0
   Investment in partnerships                                     4,444,233                      0                       0
   Deferred costs                                                         0              1,316,693               1,480,728
   Deferred income taxes                                            634,200                916,600                 369,700
   Other assets                                                      77,645                116,977                 155,917
                                                                  _________              _________               _________
      Total Other Assets                                          5,259,201              2,862,979               4,777,151
                                                                ___________              _________              __________
      TOTAL ASSETS                                           $  143,048,826         $    9,444,996         $    11,836,799
                                                                ===========              =========              ==========

See accompanying notes to consolidated financial statements.

                                       F-3

                                                             BESICORP GROUP INC. AND SUBSIDIARIES

                                                                   CONSOLIDATED BALANCE SHEET



                  LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                December 31,              March 31,               March 31,
                                                                    1998                    1998                    1997
                                                                ___________               ________                __________
                                                                (Unaudited)
Current Liabilities:
   Accounts payable and accrued expenses                     $    1,319,611         $    1,403,504         $     1,745,142
   Current portion of long-term debt                                 11,700                111,367                 115,598
   Current portion of accrued reserve and warranty expense          140,305                152,891                 215,733
   Taxes other than income taxes                                    114,541                114,811                 101,786
   Income taxes payable                                          47,947,538                172,246                 366,786
                                                                 __________              _________               _________
      Total Current Liabilities                                  49,533,695              1,954,819               2,545,045


Investment in Partnerships                                                0                 33,870               2,559,282
Long-Term Accrued Reserve and Warranty Expense                      167,934                152,402                 165,950
Long-Term Debt                                                      123,608              3,766,074               3,834,483
                                                                 __________              _________               _________
      Total Liabilities                                          49,825,237              5,907,165               9,104,760
                                                                 __________              _________               _________


Shareholders' Equity:
   Common stock, $.10 par value:  authorized
      5,000,000 shares; issued 3,234,958 shares                     323,495                323,495                 323,495
   Additional paid-in capital                                     5,565,352              5,492,072               4,925,524
   Retained earnings (deficit)                                   88,948,053               (615,259)               (810,645)
                                                                 __________              _________               _________
                                                                 94,836,900              5,200,308               4,438,374


   Less:  treasury stock at cost (265,023 in December 1998,
      278,234 shares in March 1998 and
      300,298 shares in March 1997)                              (1,613,311)            (1,662,477)             (1,706,335)
                                                                 __________              _________               _________
      Total Shareholders' Equity                                 93,223,589              3,537,831               2,732,039
                                                                 __________              _________               _________
      TOTAL LIABILITIES AND
           SHAREHOLDERS' EQUITY                            $    143,048,826        $     9,444,996         $    11,836,799
                                                                ===========              =========              ==========





See accompanying notes to consolidated financial statements.


                                                                    F-4




                                                                         BESICORP GROUP INC. AND SUBSIDIARIES
                                                                         CONSOLIDATED STATEMENT OF OPERATIONS



                                                  Three Months Ended December 31,        Nine Months Ended December 31,
                                                   1998                     1997         1998                   1997
                                                            (Unaudited)                           (Unaudited)
Revenues:
   Product sales                             $     1,187,805    $       788,193     $    3,273,495     $    3,056,859
   Development and management fees                         0            162,133          2,043,334          1,070,139
   Other revenues                                    184,064            102,320            417,419            237,703
   Income from partnerships                        2,233,382          2,418,708        138,938,314          7,408,310
   Interest and other investment income            2,388,024             39,700          5,212,956            134,614
   Other income                                            0                  0                  0                  0
                                                   __________         __________       ___________         __________
       Total Revenues                               5,993,275          3,511,054       149,885,518         11,907,625
                                                   __________         __________       ___________         __________
Costs and Expenses:
   Cost of product sales                           1,155,438            776,517          3,121,707          2,850,416
   Selling, general and
      administrative expenses                      2,989,889          2,406,166          8,820,244          6,490,961
   Interest expense                                   13,238            207,619            133,336            404,134
   Other expense                                          24                 40              8,832              8,387
                                                   __________         __________       ___________          _________
      Total Costs and Expenses                     4,158,589          3,390,342         12,084,119          9,753,898
                                                   __________         __________       ___________          _________
Income (Loss) Before Income Taxes                  1,834,686            120,712        137,801,399          2,153,727

Provision (Credit) for Income Taxes                  728,888            (68,802)        48,238,087            631,402
                                                   __________         __________       ___________          _________
Net Income (Loss)                            $     1,105,798    $       189,514     $   89,563,312     $    1,522,325
                                                   ==========         ==========       ===========          =========

Basic Earnings per Common Share              $           .37    $           .06     $        30.16     $          .52
                                                   =========          ==========       ===========          =========
Basic Weighted Average Number
   of Shares Outstanding                           2,969,211          2,956,720          2,967,830          2,946,189
                                                   =========          ==========       ===========          =========
Diluted Earnings per Common Share            $           .36    $           .06     $        29.52     $          .51
                                                   =========          ==========       ===========          =========
Diluted Weighted Average Number
   of Shares Outstanding                           3,035,771          3,015,516          3,034,150          3,002,904
                                                   =========          ==========       ===========          ==========
Dividends per Common Share                         None               None                  None               None
                                                   =========          ==========       ===========          ==========


See accompanying notes to consolidated financial statements.



                                                             BESICORP GROUP INC. AND SUBSIDIARIES
                                                             CONSOLIDATED STATEMENT OF OPERATIONS


                                                               Years Ended March 31,
                                                    1998              1997               1996

Revenues:
   Product sales                             $    3,838,351    $     4,474,925    $     3,900,754
   Development and management fees                2,504,601          1,627,675            328,887
   Other revenues                                   436,689            356,725            182,431
   Income from partnerships                      10,058,849          7,907,393          3,445,058
   Interest and other investment income             175,766            134,580            172,938
   Other income                                           0             66,253             49,451
                                                 __________         __________        ___________
       Total Revenues                            17,014,256         14,567,551          8,079,519
                                                 __________         __________        ___________
Costs and Expenses:
   Cost of product sales                          3,899,967          4,299,848          3,445,849
   Selling, general and
      administrative expenses                     9,560,590          8,220,796          6,448,997
   Interest expense                                 513,765            357,185            455,392
   Other expense                                  2,513,548                  0                  0
                                                 __________         __________        ___________
      Total Costs and Expenses                   16,487,870         12,877,829         10,350,238
                                                 __________         __________        ___________
Income (Loss) Before Income Taxes                   526,386          1,689,722         (2,270,719)

Provision (Credit) for Income Taxes                 331,000            516,000            207,600
                                                 __________         __________        ___________
Net Income (Loss)                            $      195,386    $     1,173,722    $    (2,478,319)
                                                 ==========         ==========        ===========

Basic Earnings per Common Share              $          .07    $           .40    $          (.84)
                                                   =========        ==========        ===========
Basic Weighted Average Number
   of Shares Outstanding                           2,948,787          2,916,439          2,938,144
                                                   =========         ==========        ===========
Diluted Earnings per Common Share            $          .06    $           .39    $          (.81)
                                                   =========         ==========        ===========
Diluted Weighted Average Number
   of Shares Outstanding                           3,009,761          3,009,595          3,044,308
                                                   =========         ==========        ===========
Dividends per Common Share                           None              None               None
                                                   =========         ==========        ===========


                                                                     F-5




                                                         BESICORP GROUP INC. AND SUBSIDIARIES
                                                         CONSOLIDATED STATEMENT OF CASH FLOWS
                                                               Nine Months Ended December 31,         Years Ended March 31,
                                                               1998                 1997            1998       1997       1996
                                                                     (Unaudited)
Operating Activities:
   Net income (loss)                                          $ 89,563,312    $ 1,522,325      $  195,386  $1,173,722  $(2,478,319)
   Adjustments to reconcile net income (loss) to
   net cash provided (used) by operating activities:
      Deferred taxes including taxes
         allocated to capital                                      282,400         44,373         259,900    (431,800)     22,300
      Amortization of discounts on notes                            (1,647)        (1,647)         (2,196)     (2,196)     (2,196)
      Provision for uncollectibles                                  45,929                      2,483,654           0           0
      Realized and unrealized (gains)/losses                    (3,740,136)         9,620          61,980      10,238     (14,653)
      Depreciation and amortization                                211,488        216,855         421,379     355,604     388,437
      Partnership income recognized                           (138,938,314)    (7,408,310)    (10,058,849) (7,907,393) (3,445,058)
      Distributions from partnerships                          134,460,210      5,482,429       7,533,437   7,835,800   4,768,874
      Stock based compensation                                           0              0         152,557      70,644      17,815
      Changes in assets and liabilities:
         Short-term investments                                    316,016        (32,806)        (42,426)   (251,755)    725,123
         Investment in Niagara Mohawk Power
             Corporation common stock                          (18,560,119)             0               0           0           0
         Accounts and notes receivable                             912,838      1,495,424         435,472  (1,228,967)    289,041
         Inventories                                              (222,659)        40,100         236,252      78,925      85,752
         Accounts payable and accrued expenses                     (83,894)      (286,661)       (453,813)    441,128    (111,415)
         Taxes payable/refundable                               47,899,522        182,298        (137,315)    207,071      97,603
         Other assets and liabilities, net                       1,554,411       (587,838)        (43,136)   (575,644)   (155,229)
   Net Cash Provided (Used)                                    ___________      _________       _________   _________     _______
      By Operating Activities                                  113,699,357        676,162       1,042,282    (224,623)    188,075
                                                               ___________      _________       _________   _________     _______
Financing Activities:
   Increase in borrowings                                                0        247,000         247,000     500,000      41,440
   Repayment of borrowings                                      (3,742,133)      (209,061)       (386,016)   (118,933)   (117,456)
   Purchase of common stock                                        (53,187)      (140,077)       (140,076)          0    (637,509)
   Issuance of common stock                                         51,133        128,100         128,100      26,300     172,669
   Net Cash Provided (Used)                                     __________      _________
      By Financing Activities                                   (3,744,187)        25,962        (150,992)    407,367    (540,856)
                                                                __________      _________        ________    ________    ________
Investing Activities:
   Investments in partnerships                                           0              0               0      (5,000)          0
   Acquisition of property, plant and equipment                   (328,211)      (262,654)       (288,852)    (57,790)   (252,271)
   Net Cash Used By Investing                                    _________      _________        ________    ________    ________
      Activities                                                  (328,211)      (262,654)       (288,852)    (62,790)   (252,271)
                                                                 _________      _________        ________    ________    ________
Increase (Decrease) in Cash and Cash Equivalents               109,626,959        439,470         602,438     119,954    (605,052)
Cash and Cash Equivalents Beginning                                812,971        210,533         210,533      90,579     695,631
                                                               ___________      _________         _______    ________    ________
Cash  and Cash Equivalents Ending                          $   110,439,930    $   650,003     $   812,971  $  210,533  $   90,579
Supplemental Cash Flow Information:                            ===========      =========         =======    ========    ========
   Interest paid                                           $       175,226    $   287,225     $   510,809  $  420,747  $  387,143
   Income taxes paid                                               188,740        398,426         220,571     777,429      11,022
   Additions to property, plant, and
      equipment which were financed
      and not included above                               $             0    $    66,375     $    66,375     $     0  $   70,230

See accompanying notes to consolidated financial statements.

                                       F-6


                      BESICORP GROUP INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
 FOR THE NINE MONTHS ENDED DECEMBER 31, 1998 (UNAUDITED) AND FOR THE YEARS ENDED MARCH 31, 1998, 1997 AND 1996

                                               Common Stock            Additional       Retained Earnings
                                          Shares         Amount      Paid-in Capital      (Deficit)
Balance at March 31, 1995                3,223,396       $322,340      $4,552,129         $493,952
Shares purchased
Shares issued to employees under
   Incentive Stock Option Plan               5,250            525          16,006
Shares issued for warrants                   4,500            450           7,988
Treasury shares issued for Incentive
   Stock Options and compensation                                          (7,654)
Tax benefit on compensatory
   stock transactions                                                     203,300
Net loss for the year                                                                  (2,478,319)
                                         _________        _______       _________       _________
Balance at March 31, 1996                3,233,146        323,315       4,771,769      (1,984,367)
Shares purchased
Shares issued for fractional shares              7
Shares issued to employees under
  Incentive Stock Option Plan                1,800            180           6,120
Treasury shares issued for warrants                                      (117,367)
Treasury shares issued for Incentive
  Stock Options                                                            (6,040)
Tax benefit on compensatory stock
  transactions                                                            256,800
Compensatory non-statutory stock options                                   14,242
Net income for the year                                                                1,173,722
                                         _________        _______       _________      _________
Balance at March 31, 1997                3,234,953        323,495       4,925,524       (810,645)
Shares purchased
Shares issued for fractional shares              5
Treasury shares issued for Incentive
  Stock Options                                                           (55,834)
Tax benefit on compensatory stock
  transactions                                                            582,000
Compensatory non-statutory stock options                                   40,382
Net income for the year                                                                195,386
                                          _________      _______        _________      _______
Balance at March 31, 1998                 3,234,958      323,495        5,492,072     (615,259)
Shares purchased (unaudited)
Treasury shares issued for Incentive
  Stock Options (unaudited)                                               (51,220)
Tax benefit on compensatory stock
  transactions (unaudited)                                                124,500
Net income for the nine months ended
  December 31, 1998 (unaudited)                                                     89,563,312
                                         _________      _______         _________   __________
Balance at December 31, 1998 (Unaudited) 3,234,958     $323,495        $5,565,352  $88,948,053
                                         =========      =======         =========   ==========





                     BESICORP GROUP INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
 FOR THE NINE MONTHS ENDED DECEMBER 31, 1998 (UNAUDITED) AND FOR THE YEARS ENDED MARCH 31, 1998, 1997 AND 1996


                                                  Treasury Stock
                                              Shares         At Cost              Total
Balance at March 31, 1995                    210,091      ($1,385,402)          $3,983,019
Shares purchased                             135,366         (637,509)            (637,509)
Shares issued to employees under
   Incentive Stock Option Plan                                                      16,531
Shares issued for warrants                                                           8,438
Treasury shares issued for Incentive
   Stock Options and compensation            (24,245)         173,169              165,515
Tax benefit on compensatory
   stock transactions                                                              203,300
Net loss for the year                                                           (2,478,319)
                                             _______        ________             _________
Balance at March 31, 1996                    321,212       (1,849,742)           1,260,975
Shares purchased                                  86           (1,250)              (1,250)
Shares issued for fractional shares
Shares issued to employees under
  Incentive Stock Option Plan                                                       6,300
Treasury shares issued for warrants          (20,000)         137,367              20,000
Treasury shares issued for Incentive
  Stock Options                               (1,000)           7,290               1,250
Tax benefit on compensatory stock
  transactions                                                                    256,800
Compensatory non-statutory stock options                                           14,242
Net income for the year                                                         1,173,722
                                             _______        _________           _________
Balance at March 31, 1997                    300,298       (1,706,335)          2,732,039
Shares purchased                               5,936         (140,076)           (140,076)
Shares issued for fractional shares
Treasury shares issued for Incentive
  Stock Options                              (28,000)         183,934            128,100
Tax benefit on compensatory stock
  transactions                                                                   582,000
Compensatory non-statutory stock options                                          40,382
Net income for the year                                                          195,386
                                             _______       _________           _________
Balance at March 31, 1998                    278,234      (1,662,477)          3,537,831
Shares purchased (unaudited)                   2,029         (53,187)            (53,187)
Treasury shares issued for Incentive
  Stock Options (unaudited)                  (15,240)        102,353              51,133
Tax benefit on compensatory stock
  transactions (unaudited)                                                      124,500
Net income for the nine months ended
  December 31, 1998 (unaudited)                                              89,563,312
                                             _______     __________          __________
Balance at December 31, 1998 (Unaudited)     265,023    ($1,613,311)        $93,223,589
                                             =======      =========          ==========




See accompanying notes to consolidated financial statements.

                                       F-7

                      BESICORP GROUP INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Proposed Merger
Besicorp Group Inc. (together with its subsidiaries the "Company") specializes in the development of power projects and energy technologies. Working with partners, the Company develops independent power projects. The Company also provides engineering, system design, project management and turn-key installation of photovoltaic systems, and fabricates, manufactures, markets and distributes alternative energy projects through a domestic and international network.

The Company, BGI Acquisition LLC ("Acquisition"), a Wyoming limited liability company, and BGI Acquisition Corp. ("Merger Sub"), a New York corporation and a wholly owned subsidiary of Acquisition, entered into an Agreement and Plan of Merger dated November 23, 1998, as amended, (the "Plan of Merger"), that provides that Merger Sub will be merged with and into the Company, with the Company being the surviving corporation and wholly owned by Acquisition (the "Merger"). If the Merger is consummated, the Company's shareholders will be entitled to receive $34.50 (the "Merger Consideration") in cash for each share of Besicorp Common Stock, subject to upward adjustment if the Base Amount (as defined in the Plan of Merger) exceeds $105,275,000. It is anticipated that if there is any upward adjustment, such adjustment will not exceed $4.00 per share. There will not be a downward adjustment to the Merger Consideration; however, no assurance can be given that there will be any upward adjustment to the Merger Consideration. Consummation of the Merger is subject to the satisfaction of numerous conditions, including the adoption of the Plan of Merger by the Company=s shareholders and the Company's distributing (the "Spin-Off") to its shareholders on a pro rata basis all of the shares of common stock (the "Newco Common Stock") of Besicorp Ltd. ("Newco"), a subsidiary of Besicorp, which at the time of the Spin-Off will, among other things, own Besicorp's photovoltaic and independent power plant development businesses and have assumed substantially all of the Company's liabilities (other than the Permitted Liabilities, as such term is defined in the Plan of Merger). No assurance can be given that such transactions will be consummated.

Principles of Consolidation
The consolidated financial statements include Besicorp Group Inc. and its wholly-owned subsidiaries. Investments in partnerships are recorded under the equity method of accounting. All significant intercompany balances and transactions have been eliminated.

The unaudited financial information set forth herein has been prepared in accordance with the generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying consolidated financial statements contain all adjustments (including normal recurring adjustments) necessary to present fairly the financial position of Besicorp Group Inc. (together with its subsidiaries, the "Company") as of December 31, 1998; the results of operations for the three and nine months ended December 31, 1998 and 1997; and the statements of cash flows and changes in shareholders' equity for the corresponding nine month periods. MRA related income has been included on the Statement of Operations in income from partnerships pending a determination as to what portion of that item should be reported as an extraordinary item.

Use of Estimates
Management uses estimates in preparing the consolidated financial statements, in conformity with generally accepted accounting principles. Significant estimates include collectibility of accounts receivable, warranty costs, profitability on long-term contracts, as well as recoverability of long-term assets and residual values. The Company regularly assesses these estimates and, while actual results may differ from these estimates, management does not anticipate a material difference in its actual results versus estimates in the near term.

Inventories
Inventories are carried at the lower of cost (first-in, first-out method) or market.

Property, Plant and Equipment
Property, plant and equipment are stated at cost. Depreciation on such assets is computed on a straight-line basis at rates adequate to allocate the cost over their expected useful lives from 3 years to 39 years.

Patents and Trademarks
Costs of patents ($9,029 at March 31, 1998 and $651,306 at March 31, 1997) are capitalized and amortized on a straight-line basis over the remaining useful life of the patent of up to 17 years. Trademark costs ($485 at March 31, 1998 and $47,405 at March 31, 1997) are capitalized and amortized on a straight-line basis over the estimated useful life of 35 years. During the year ended March 31, 1998 $690,467 of patent and trademark costs were written off upon the discontinuance of the related product lines.

Deferred Costs
Consists of engineering and legal fees, licenses and permits, site testing, bids and other charges, including salaries and employee expenses, incurred by the Company in developing projects. These costs are deferred until the date the project construction financing is arranged and then expensed against development fees received, or, in some cases, such costs are reimbursed periodically or at the time of closing. When in the opinion of management it is determined that a project will not be completed, the deferred costs are expensed.

Goodwill
The excess of the purchase price over the book value of a corporation acquired at March 31, 1993 of $557,898 was added to the basis of the land and buildings of such corporation based upon an independent appraisal of the property acquired and is being amortized on a straight-line basis over the asset lives of 31.5 years. The remaining book value at March 31, 1998 and 1997 was $475,057 and $491,625, respectively.

Basic/Diluted Earnings per Common Share
Effective December 15, 1997, the Company adopted the provisions of Statement of Financial Accounting Standards (ASFAS@) No. 128, Earnings per Share. The Statement requires companies with a complex capital structure to report both Basic Earnings per share and Diluted Earnings per Share. Diluted Earnings per Share considers the effect of potential common shares such as stock options and warrants. The reporting requirements of SFAS No. 128 are reflected on the face of the Consolidated Statement of Operations. For the three months ended December 31, 1998, Diluted Earnings per Share was $.36 compared to Basic Earnings per Share of $.37, a dilution of $.01 per share. For the nine months ended December 31, 1998, Diluted Earnings per Share was $29.52, compared to Basic Earnings per Share of $30.16, a dilution of $.64 per share. For the three months ended December 31, 1997, Diluted Earnings per Share and Basic Earnings per Share were $.06, indicating no dilution. For the nine months ended December 31, 1997, Diluted Earnings per Share was $.51 per share compared to Basic Earnings per Share of $.52, a dilution of $.01. For the twelve months ended March 31, 1998, Diluted Earnings per Share was $.06 compared to a Basic Earnings per Share of $.07, a dilution of $.01 per share. For the twelve months ended March 31, 1997, Diluted Earnings per Share was $.39 as compared to Basic Earnings per Share of $.40, a dilution of $.01 per share. For the twelve months ended March 31, 1996, Diluted Earnings per Share was ($.81) as compared to Basic Earnings per Share of ($.84), a dilution of $.03 per share. The dilution in the three and nine months ended December 31, 1998 and December 31, 1997 is due to the net incremental effect of stock options and warrants of 81,500 and 67,000, respectively. The dilution in the twelve-month periods ended March 31, 1998, 1997 and 1996 is due to the net incremental effect of incentive stock options and warrants of 60,974, 93,156 and 106,164 shares, respectively.

Impairment of Long-Lived Assets
The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," as of April 1, 1996. The Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairments whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this Statement did not have an impact on the Company's financial position or results of operations.

Accounting for Stock-Based Compensation
Effective April 1, 1996, the Company adopted the fair value disclosure requirement of SFAS No. 123, "Accounting for Stock-Based Compensation." As permitted by SFAS No. 123, the Company did not change the method of accounting for its employee stock compensation plans. See Note 9 for the fair value disclosures required under SFAS No. 123.

Product Warranties
Warranty expense for the Company's product sales is provided on the basis of management's estimate of the future costs to be incurred under product warranties presently in force. Adjustments to revenue or expense are reflected in the period in which revisions to such estimates are deemed appropriate.

Revenue Recognition
Revenues on product sales are recognized at the time of shipment of goods. Development and management fee revenues are recognized when deemed payable.

Deferred Income Taxes
Deferred income taxes are provided for the temporary difference between reporting for income tax purposes and financial statement purposes. (See Note 8.)

Research and Development
Research and development costs are expensed when incurred.

Statement of Cash Flows
For purposes of the consolidated statement of cash flows, the Company considers temporary investments with a maturity of three months or less when purchased to be cash equivalents.

Short-Term Investments
In 1995 the Company adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that the Company's investments be designated as trading, available for sale or held-to-maturity. The Company's investments qualify as trading securities which are reported at fair value, with changes in fair value included in earnings. The unrealized gains (losses) at December 31, 1998, March 31, 1998 and March 31, 1997 were $1,638,685, $(6,360)
and $(5,735), respectively.

Concentration of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, short-term investments and trade receivables. The Company places its cash and investments with high credit qualified financial institutions and, by policy, limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersion across many different industries and geographies. During the year ended March 31, 1998, one customer accounted for approximately 14% of product sales. During the year ended March 31, 1997 sales to one customer accounted for approximately 23% of product sales. No customer accounted for more than 9% of sales for the nine months ended December 31, 1998 or more than 10% of sales for the year ended March 31, 1996.

NOTE 2 - INVENTORIES

Inventories consist of the following:

                               December 31,        March 31,         March 31,
                                  1998               1998              1997
                               (Unaudited)
         Assembly parts       $  373,336         $  298,239        $  479,689
         Finished goods          793,333            645,774           700,576

                              $1,166,673         $  944,013        $1,180,265
                               =========           ========         =========

NOTE 3 - DEFERRED COSTS

Deferred and reimbursable costs at December 31, 1998 (unaudited), March 31, 1998 and 1997 were as follows:

                                             Internal Costs                   Third
                                      Payroll          Expenses             Party Costs          Total

Balance March 31, 1996               $383,930         $157,911              $497,580          $1,039,421
         Additions                    667,654          126,848               114,910             909,412
         Expensed                     (90,381)         (16,085)             (158,350)           (264,816)
         Reimbursements               (43,532)            (727)             (159,030)           (203,289)
                                    ----------        --------              ---------           ---------
Balance March 31, 1997                917,671          267,947               295,110           1,480,728
         Additions                    259,335           34,706               388,238             682,279
         Expensed                    (634,631)         (85,142)              (64,335)           (784,108)
         Reimbursements               (58,825)               _                (3,381)            (62,206)
                                    ----------        --------              ---------            --------
Balance March 31, 1998                483,550          217,511               615,632           1,316,693
         Additions                     75,504           11,851                43,716             131,071
         Write-offs                  (513,375)        (229,362)             (659,348)         (1,402,085)
         Reimbursements               (45,679)               _                     _             (45,679)
                                    ----------        ---------             --------           ---------
Balance December 31, 1998
         (unaudited)                       $0               $0                    $0                  $0
                                    ==========          =======               =======           =========


In accordance with the Company's existing policy the Company decided to write off all deferred costs during the second quarter of Fiscal 1999 due to the uncertain nature of the development of the projects, due to the uncertain political and economic conditions in the countries where the projects are located (principally India and Brazil), and the current trend in accounting principles regarding non-deferral of development expenses.

NOTE 4 - NOTES RECEIVABLE

Long-term notes receivable consist of the following:
                                                                      December 31,      March 31,         March 31,
                                                                         1998              1998             1997
                                                                      (Unaudited)

         Due from affiliate (net of allowance of 0
          at December 31, 1998, $555,376 in
          March 1998, and 0 in March 1997 (a)                                 $0                $0         $555,376
                                                                        ========         ========          ========
         Due from others:
         -      Greenhouse  (net of allowance of 0
                at December 31, 1998, $1,944,624 in
                March 1998, and 0 in March 1997  (a)                          $0               $0        $1,944,624
         -      9% notes receivable due from limited
                partnerships, receivable in annual install-
                ments through December, 2001 (b)                         205,081          223,623           309,437

         Less current portion - net of interest                         (110,969)         (93,737)          (85,815)
                                                                        ---------         --------          --------

                  TOTAL                                                  $94,112         $129,886        $2,168,246
                                                                       =========        =========         =========


(a) The Company advanced $2,500,000 of its working capital loan (see Note 7) to one of its affiliated partnerships to partially finance project costs. This advance was to be repaid by the partnership by in turn advancing funds to Allegany Greenhouse, Inc. ("AGI"), an unrelated company, which was to utilize steam from the cogeneration facility. As moneys were advanced by the partnership on behalf of the Company to the greenhouse, they became obligations of the greenhouse to the Company. The loan to the greenhouse was to bear an interest rate of prime plus 3% until the greenhouse commenced commercial operation which was expected to occur in Fiscal 1995. Thereafter, the loan was to bear an interest rate of 13% over the approximate 12-year term of the loan. As of March 31, 1998 the partnership had advanced $1,944,624 on behalf of the Company to the greenhouse. Accordingly, the balance due to the Company from the project partnership was $555,376 at March 31, 1998. The Company decided, due to the litigation described below, not to record interest income from the partnership for the years ended March 31, 1998, March 31, 1997 and March 31, 1996, and, to fully reserve in Fiscal 1998 for the possible uncollectibility of the loans.

The greenhouse facility was not completed as scheduled, and the partnership initiated an action against the owner of the greenhouse facility to recover possession of the greenhouse due to various defaults by the owner under its contractual commitments, including its obligations to complete the greenhouse by July 31, 1994. The greenhouse owner counterclaimed against the partnership asserting claims for breach of contract and other items. In addition, the contractor hired by the greenhouse owner to construct the greenhouse filed legal action against the greenhouse owner, the partnership and the Company relating to nonpayment for construction of the greenhouse. In addition, the partnership is involved in litigation with the primary purchaser of electricity generated by the partnership's facility, Rochester Gas & Electric Corp. ("RG&E") (See Notes 5 and 13). On February 6, 1998, RG&E announced an agreement in principle to settle the aforementioned litigation between the parties of the project stating that the plan was contingent upon reaching final agreements between RG&E and the project lender, as well as other interested parties. On June 8, 1998 RG&E announced that the proposed settlement had been filed with the New York State Public Service Commission ("PSC"), and set forth terms of the proposed settlement. The Company does not believe the proceeds of the proposed settlement are likely to exceed the claims of the secured and unsecured creditors of the partnership. As discussed above, the Company funded combined loans of $2.5 million to the project and AGI. As the Company's ability to recover this investment was jeopardized by such proposed settlement, the Company established reserves to cover losses that may result from the possible uncollectibility of the loans. The Company settled the foregoing litigation during Fiscal 1999. As a result of the settlement, the Company will be unable to recover combined loans of $2.5 million to the project and adjacent steam host and relinquished its interest in the greenhouse and such plant. The Company had established reserves during the year ended March 31, 1998 to cover such losses and wrote-off the combined loan during the quarter ended December 31, 1998.

(b) The Company contracted to design, build, and operate energy systems with limited partnerships. Under the terms of the sales agreements, the purchase price included cash down payments and long-term notes receivable. Additional interest was imputed at the rate of 2% per annum to yield an effective rate of 11% per annum on substantially all of the long-term notes receivable.

NOTE 5 - INVESTMENTS IN PARTNERSHIPS

The Company, through separate wholly-owned subsidiaries, is a general partner, and, in certain cases also a limited partner in partnerships which were formed to develop, own, and operate cogeneration facilities. The Company earns fees for developing and monitoring these facilities, and the partnerships generate revenues from the operation of the facilities. At March 31, 1998, five facilities were being operated. Monitoring and administrative fees earned by the Company from the partnerships were $654,601 for the year ended March 31, 1998, $377,675 for the year ended March 31, 1997 and $328,887 for the year ended March 31, 1996. The five facilities were sold in December 1998.

Development fees of $1,850,000 were earned from two projects during Fiscal 1998 and development fees of $1,250,000 were earned from one project during Fiscal 1997. There was no income recognized from the excess of reimbursements over related deferred costs during Fiscal 1998 or Fiscal 1997. There were no development fees earned or income recognized from excess reimbursements during Fiscal 1996.

The Company's interests in the partnerships range from 35.715% to 50.2% and are accounted for under the equity method. The partnerships are highly leveraged, with the operating assets of the partnership securing the debt. There is generally little or no initial investment in the partnerships by the Company, and the expected significant losses of the partnerships in the early years of operation are funded by the partnership's debt. Since there is no obligation for the Company to fund such losses, and since the Company is not generally obligated to pay the partnership's debt, the Company's share of losses is not generally recorded in the financial statements. Income is recognized when it exceeds cumulative losses. At March 31, 1998, unrecognized accumulated partnership losses were $3,110,466.

Cash distributions to the Company from the partnerships to pay franchise taxes and other cash distributions have been recorded as reductions of equity of these partnerships. In addition, the Company has funded certain of the development activities of one of the partnerships (see Note 4) and has made capital contributions and investments in three partnerships.

                      BESICORP GROUP INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANICIAL STATEMENTS - (Continued)


The investment in partnerships was comprised of the following at December 31, 1998, March 31, 1998 and 1997:
                                                                  December 31,        March 31,         March 31,
                                                                      1998            1998              1997
                                                                      ----            ----              ----
                                                                   (Unaudited)

         Capital contributions and investments                      $2,976,813      $2,976,813       $2,976,813
         Partnership distributions                                (162,611,424)    (28,151,213)     (20,617,776)
         Recognized share of income (losses)                       164,078,844      25,140,530       15,081,681
                                                                   -----------      ----------       ----------
                                                                    $4,444,233        $(33,870)     $(2,559,282)
                                                                    ==========       ==========      ==========


The financial position and results of operations for the partnerships, based on the financial statements, as at September 31, 1998 (Unaudited) and for the nine months then ended and at December 31, 1997 and 1996 and for the years then ended were as follows:

                                                        September 30,         December 31,          December 31,
                                                            1998                  1997                  1996
                                                         (Unaudited)
         Total Partnerships:
         Assets                                          $48,991,660          $520,329,768          $535,270,470
         Plant and equipment                              27,500,000           391,492,464           400,616,762
         Secured debt                                              0           508,289,568           516,799,694
         Partners' equity (deficit)                       46,007,334           (17,572,222)          (22,332,572)
         Revenues                                         99,773,839           149,469,661           150,595,750
         Income (loss)                                   311,702,871            20,238,179            15,701,763
         Company's Share:
         Partners' equity (deficit)                       21,771,178            (7,354,035)           (9,789,803)
         Income                                          146,359,017            10,113,516             8,393,340



The income from partnerships, which has been recorded on the financial statements for the nine months ended December 31, 1998 in the amount of $138,938,314 has been recognized on partnerships where income has exceeded prior unrecognized accumulated losses of $3,110,466. The recorded income also reflects the write-down of impaired value of the investments of $4,306,848 in two partnerships. The amounts reported above, as at September 30, 1998 and for the nine months then ended, include adjustments made to the partnerships= financial statements to reflect the gross amounts received by the partnerships from the sale of the plants during December 1998.

The following schedule contains summarized financial information for each of the partnerships as at September 30, 1998 and for the nine months then ended (unaudited):


                                                           Besicorp Group Inc.
                                              Partnership Summary Financial Information
                                   As At September 30, 1998 and For the Nine Months Then Ended

                                  Kamine/Besicorp      Kamine/Besicorp          Kamine/Besicorp     Kamine/Besicorp
                                   Carthage L.P.       So. Glens Falls L.P.     Natural Dam L.P.    Beaver Falls L.P.

Cash                                     $ 721,489           $ 7,828,535           $ 368,153        $ 11,192,421
Other Current Assets                        74,061               186,663              22,649             191,849
Plant & Equipment                        3,200,000             4,400,000           4,400,000           7,500,000
                                        ________________________________________________________________________
Total Assets                           $ 3,995,550          $ 12,415,198         $ 4,790,802        $ 18,884,270
                                        ========================================================================
Current Liabilities                       $ 50,112             $ 587,673           $ 245,200         $ 2,061,368
Long Term Liabilities                            -                     -                   -                   -
                                        ________________________________________________________________________
Total Liabilities                           50,112               587,673             245,200           2,061,368
                                        ________________________________________________________________________
Total Equity                             3,945,438            11,827,525           4,545,602          16,822,902
                                        ________________________________________________________________________
Total Liabilities and Equity           $ 3,995,550          $ 12,415,198         $ 4,790,802        $ 18,884,270
                                        ========================================================================
Revenues                              $ 11,698,106          $ 12,895,084        $ 11,128,522        $ 22,260,072
Expenses                                 9,727,417            10,898,588           8,531,347          15,765,589
Other Income                            54,719,117            58,814,238          46,813,975          59,372,792
                                       _________________________________________________________________________
Net Income                            $ 56,689,806          $ 60,810,734        $ 49,411,150        $ 65,867,275
                                       =========================================================================



                                                            Besicorp Group Inc.
                                              Partnership Summary Financial Information
                                   As At September 30, 1998 and For the Nine Months Then Ended

                                  Kamine/Besicorp       Kamine/Besicorp
                                  Syracuse L.P.        GlenCarthage L.P.          Total

Cash                             $  636,240                 $ 4,475          $ 20,751,313
Other Current Assets                265,125                       -               740,347
Property, Plant & Equipment       8,000,000                       -            27,500,000
                                  _______________________________________________________
Total Assets                      8,901,365                 $ 4,475          $ 48,991,660
                                  =======================================================
Current Liabilities                $ 37,973                 $ 2,000             2,984,326
Long Term Liabilities                     -                       -                     -
                                  _______________________________________________________
Total Liabilities                    37,973                   2,000             2,984,326
                                  _______________________________________________________
Total Equity                      8,863,392                   2,475            46,007,334
                                  _______________________________________________________
Total Liabilities and Equity    $ 8,901,365                 $ 4,475            48,991,660
                                  =======================================================
Revenues                        $ 19,593,713           $ 22,198,342          $ 99,773,839
Expenses                          16,218,741             10,646,876            71,788,558
Other Income                      63,997,468                      -           283,717,590
                                  _______________________________________________________
Net Income                      $ 67,372,440           $ 11,551,466         $ 311,702,871
                                  =======================================================


The income (loss) from partnerships, which has been recorded on the consolidated financial statements in Fiscal 1998 in the amount of $10,058,849 has been recognized on projects where income has exceeded prior unrecognized accumulated losses, but not one partnership where current income of $47,891 does not exceed prior unrecognized accumulated losses.

Cash flows and equity interests in several of the projects have been pledged to secure debt agreements. As of December 31, 1998, such pledges have been released as a result of the repayment of all partnership debt.

The amounts pertaining to one partnership, which was involved in extensive litigation, were excluded from the partnerships' financial position and results of operations presented above (see Notes 4 and 13).

The five operating partnerships are principally engaged in a single line of business - the production and sale of electric power to one customer, Niagara Mohawk Power Corporation ("NIMO").

The regulated investor-owned utility industry is presently subject to considerable market pressures and change in the federal and state regulatory environment in which it operates. These pressures are resulting in industry consolidation and pressure to disaggregate electric generation, transmission and distribution assets and to adjust cost structures to meet market conditions. NIMO made a filing on October 10, 1995 to the Public Service Commission of the State of New York setting forth numerous restructuring proposals, including a significant reduction on the price for power purchased from independent power producers currently under contract with NIMO. NIMO has also stated in such filing that its financial viability is threatened. In 1996, NIMO suspended payments of dividends on its common stock.

On August 1, 1996 NIMO offered to terminate 44 PPA's with 19  independent  power
producers  (AIPP's),   including  the  five  contracts  held  by  the  Compan's
partnerships. On March 10, 1997 an agreement in principle was announced whereby NIMO would restructure or terminate the 44 PPA's. On July 10, 1997 it was announced that a master restructuring agreement (MRA) was entered into between NIMO and 16 IPP's holding 29 PPA's, including the Company's five PPA's, formalizing the agreement in principle with respect to those parties. The IPP's will receive combinations of cash and common stock. Certain IPP's also will enter into restructured contracts. On September 25, 1997 NIMO announced that it had reached an agreement with the staff of the New York Department of Public Service on a rate and restructuring plan (including recommended approval of the MRA). After a series of hearings and testimony by interested parties, on December 29, 1997 the assigned administrative law judge recommended approval of the rate and restructuring plan with some modifications. On February 24, 1998 the PSC approved the MRA, and, on March 20, 1998, it issued an Opinion and Order Adopting Terms of Settlement Subject to Modifications and Conditions which NIMO accepted on April 2, 1998. On May 8, 1998 NIMO announced that third party conditions had been satisfied or waived by 14 IPP's holding 27 PPA'S, including the five PPA's held by the Company and on May 14, 1998 NIMO's Board of Directors approved the MRA. The closing date of the MRA is projected to be June 30, 1998 but remains subject to approval by NIMO's common stockholders of both the increase in the number of authorized shares of common stock and the issuance of common stock to the IPP's pursuant to the MRA. The MRA was consummated on June 30, 1998.

The Company was a party to a Master Restructuring Agreement (AMRA@) which was entered into on July 10, 1997 between Niagara Mohawk Power Corporation ("Niagara Mohawk") and 16 independent power producers ("IPPs") holding 29 Power Purchase Agreements ("PPAs") including the Company's five PPAs. On June 30, 1998, the MRA was consummated. Pursuant to the terms of the MRA, the Company's five PPAs, which had provided a total of 323 Megawatts of capacity and energy to Niagara Mohawk, were terminated. As a result of the MRA and related transactions, and the operations of the project partnerships, the Company has received through December 31, 1998 (i) 4,615,770 shares of Niagara Mohawk common stock (the
"Niagara Mohawk Common Stock") and (ii) net cash of approximately $70 million (including the Company's share of the net proceeds from the sale of the power plants of approximately $11 million), of which approximately $4 million continues to be retained at the partnership level primarily in regard to ongoing obligations of the projects. The closing price of the Niagara Mohawk Common
Stock on June 30, 1998 was $14.94 per share for an aggregate value of approximately $69 million. In accordance with SFAS No. 115, AAccounting for Certain Investments in Debt and Equity Securities,@ this investment qualifies as trading securities, which are reported at fair value, with changes in fair value included in the statement of operations. The value of the investment in Niagara Mohawk Common Stock of $22,161,716 reflected on the balance sheet at December 31, 1998 reflects 1,374,370 shares at a market price per share of $16.13. Through February 8, 1999, the Company had sold 3,391,500 shares of Niagara Mohawk Common Stock, realizing net proceeds of approximately $52.7 million for a gain of approximately $2.2 million. The remaining shares of Niagara Mohawk Common Stock of 1,224,270, based on the closing price of that date of $15.06, have an aggregate value of approximately $18.4 million. Unrealized gains on the shares of Niagara Mohawk Common Stock were $1,632,064 at December 31, 1998 and realized gains for the three and nine months ended December 31, 1998 were $1,635,565 and $1,964,734, respectively. The net proceeds received by the Company as a result of the MRA reflect the fact that a substantial portion of the gross proceeds received by the partnerships from Niagara Mohawk was used to terminate most obligations with third parties, including lenders, lessors, fuel suppliers and transporters, thermal hosts, and others. The Company's share of these termination payments was approximately $290 million.

With the exception of development fees of $1.8 million received from the Kamine/Besicorp Beaver Falls L.P. ("Beaver Falls"), which were recognized as revenue during the first quarter of Fiscal 1999, development fees of $.9 million received from the Kamine/Besicorp Syracuse L.P. ("Syracuse"), which were recorded as a receivable from the project in Fiscal 1998, and certain cost reimbursements totaling $800,000, the MRA, operating results, and plant sale proceeds were accounted for as partnership distributions.

During the three and nine months ended December 31, 1998, the Company recorded income, which is non-recurring, of $2,233,382 and $138,938,314, respectively, predominantly as a result of the MRA and, to a minimal extent, the operating results of the project partnerships. These amounts give effect to write-downs, net to the Company of approximately $84 million, recorded to reflect the proceeds received from the sale of the Beaver Falls and Syracuse power plants. With respect to the Kamine/Besicorp Carthage L.P. ("Carthage"), Kamine/Besicorp South Glens Falls L.P. ("South Glens Falls"), and Kamine/Besicorp Natural Dam L.P. ("Natural Dam") which held leasehold interests in three power plants, the income amounts reflect the expensing of all costs associated with the termination of those long-term leases reduced by the proceeds received upon the disposition of the facilities. The Company's share of the cost of the lease terminations was approximately $77 million. Since the power plant sales were consummated by the end of calendar 1998, the Company does not expect that there will be further significant adjustments to the recorded income.

On December 7, 1998, the Company announced it had consummated the sales of the three leased power plants - Carthage, Natural Dam, and South Glens Falls. The Company holds partnership interests of 50 per cent in each of the projects. The Company's share of the net proceeds from these sales, which was received on December 29, 1998, was approximately $1.4 million, $1.9 million, and $1.9 million, respectively.

On December 14, 1998, the Company announced it had consummated the sale of the Syracuse power plant. The Company holds a partnership interest of 35.715 per cent in the project. The Company's share of the net proceeds from this sale, which was received on December 29, 1998, was approximately $2.3 million.

On December 22, 1998, the Company announced it had consummated the sale of the Beaver Falls power plant. The Company holds a partnership interest of 50.2 per cent in the project. The Company's share of the net proceeds from this sale, which was received on December 29, 1998, was approximately $3.2 million.

NOTE 6 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as at March 31, 1998 and 1997 were comprised of the following:

                                                1998              1997
                                                ----              ----
         Trade accounts payable               $465,592         $301,752
         Accrued interest expense               39,421           38,970
         Accrued legal fees                    308,281          349,826
         Accrued salaries                      303,216          593,115
         Due to affiliate                       56,624           56,624
         Deposits and other payables           230,370          404,855
                                               -------          -------
                                            $1,403,504       $1,745,142
                                             =========        =========


NOTE 7 - LONG-TERM DEBT

                                                                      December 31,        March 31,      March 31,
Long-term debt consists of the following:                                 1998               1998           1997
                                                                          ----               ----           ----
                                                                       (Unaudited)
     - Installment loans at 0% to 10.54% maturing through
       September 2000 (a)                                                     $0          $75,639         $76,376

     - Mortgage loan payable in monthly installments of
       $1,060 plus interest at prime plus 1.5% to March 1998
       and prime plus .5% thereafter through March 2001 (b, c)                 0           50,680          63,400

     - Mortgage loan payable in monthly installments of
       $4,180 including interest at prime plus 1.5% through
       April 2007, when the unpaid balance is due (b, f)                       0          315,455         331,739

     - Second mortgage  payable in monthly
       installments of $1,771 plus interest at prime plus
       1.5% through March 2002, when the unpaid
       balance is due (b, c, g)                                                0          288,646         311,667

     - Obligation on SunWize asset acquisition (e)                        135,308          147,021         166,899

     - Working capital loan (d)                                                0         3,000,000       3,000,000
                                                                               -         ---------       ---------

     Total                                                                135,308        3,877,441       3,950,081

     Less:  Current maturities                                             11,700          111,367         115,598
                                                                           ------          -------         -------
                                                                         $123,608       $3,766,074      $3,834,483
                                                                         ========        =========       =========


Long-term debt maturities at March 31, 1998, including current maturities, are as follows:

         2000                                                  $111,367
         2001                                                   101,180
         2002                                                    89,977
         2003                                                   285,666
         2004                                                    49,252
         Thereafter                                           3,239,999
                                                              _________
                                                             $3,877,441
                                                              =========

a. Collateral for the installment loans consists of automobiles, machinery and equipment, computer equipment and furniture and fixtures with a net book value of $60,468 and $119,599 at March 31, 1998 and 1997, respectively.

b. Collateralized by mortgages on land and/or buildings owned by the Company with a net book value of $1,153,622 and $1,340,932 at March 31, 1998 and 1997, respectively.

c. As a part of his guarantees of the Company's debts of $339,326 and $375,067 at March 31, 1998 and 1997, the Chairman, Chief Executive Officer and President of the Company has a security interest in various assets, patents, and personal property owned by the Company.

d. On June 1, 1992, the Company and its partnership co-developer entered into a loan agreement with Stewart & Stevenson Services, Inc. to borrow up to $3,000,000 each for working capital. Interest on advances under the agreement are payable quarterly in arrears at the rate of 2% above prime. The loan requires payments of interest only during the initial term. Principal is to be repaid based on termination dates of operating and maintenance contracts on certain projects with an initial term of six years that may be extended an additional six years. Loans are secured by cash flows of certain of the partnerships in the event of default. During Fiscal 1993 and 1994 the Company borrowed $2,500,000 under the agreement to fund development activities of one of the partnerships (see Note 4), and, in February 1997, borrowed the remaining $500,000 available under the loan agreement. This loan was repaid in full in July 1998, subsequent to the consummation of the MRA.

e. Obligation payable on the acquisition of SunWize assets, payable as a percentage of future gross margins of the SunWize division (see Note 14). $11,700 was paid in 1999. $19,878 was paid in 1998. $6,381 was paid in 1997.

f. Represents modification and extension agreement which was signed in April 1997, renewing the mortgage for an additional ten years.

g. Represents five-year renewal, signed in March 1997, of original mortgage taken in conjunction with the renovation of the Company's corporate headquarters in 1991.

With the exception of the obligation payable on the acquisition of SunWize assets, which will be assumed by Newco, all long-term debt was paid off during Fiscal 1999.

NOTE 8 - INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The tax benefits of tax operating loss carryforwards are recorded to the extent available, less a valuation allowance if it is more likely than not that some portion of the deferred tax asset will not be realized.

The provision (credit) for taxes is comprised of the following for the years ended March 31,


                                                   1998                   1997                   1996
                                                   ----                   ----                   ----
         State:
            Current                              $24,300                 $23,000                 $20,033
            Deferred                             (62,300)                 20,000                 (56,100)
                                                 --------                 ------                 --------
                                                 (38,000)                 43,000                 (36,067)
                                                 --------                 ------                 --------

         Federal:
            Current                               46,800                 924,800                 165,267
            Deferred                             322,200                (451,800)                 78,400
                                                 -------                ---------                 ------
                                                 369,000                 473,000                 243,667
                                                 -------                 -------                 -------
         TOTAL                                  $331,000                $516,000                $207,600
                                                 =======                 =======                 =======

As a result of the prior years' operating losses of a subsidiary, the subsidiary had a net operating loss carryforward of approximately $800,000 as at March 31, 1993, which expires between 1996 and 1999. The subsidiary was merged into the Company in 1994 so that the loss became available to the Company. For Fiscal 1995, $287,540 of such carryforward was utilized; $276,855 of the loss carryforward expired in Fiscal 1996, and $238,901 was utilized in Fiscal 1997.

Deferred income taxes include the tax effects of temporary differences between pretax accounting income and taxable income. The principal components of deferred income taxes are as follows as at March 31:

                                                                  1998                  1997                  1996
                                                                  ----                  ----                  ----
         Tax/book depreciation difference                       $35,200                 $(500)                $(500)
         Equipment differences                                  172,200               115,600               115,600
         Accrued compensation                                    67,400               123,500                     0
         Bad debt allowance                                   1,009,200                15,700                10,200
         Inventory differences                                    7,600                66,800                48,200
         Unrealized loss (gain) on
            investments                                           2,500                 2,300                 2,600
         Warranties and reserves                                122,100               152,700               114,700
         Timing difference on
            other expenses                                        9,600                89,600                28,000
         Timing difference in recognition
            of partnership income                               406,100               985,100               499,400
         Accrued vacation                                        13,100                16,300                16,600
         Net operating loss
            carryforwards and credits                                 0                     0               130,400
                                                              _________             _________               _______
                                                              1,845,000             1,567,100               965,200
         Valuation allowance                                   (834,800)             (834,800)             (965,200)
                                                              _________             _________               _______
            Total                                            $1,010,200              $732,300                    $0
                                                               ========              ========              ========

The difference between the effective rate of the provision (credit) for income taxes and the statutory rate for Federal income taxes is summarized as follows for the years ended March 31,:

                      BESICORP GROUP INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANICIAL STATEMENTS
                                                                   1998                  1997                 1996
                                                                   ____                  ____                 ____

         Statutory rate                                            34.0%                 34.0%                (34.0)%

         State income taxes                                         3.0                    .9                    .6

         Allocation of tax benefit to additional
            paid-in capital                                       110.5                  15.2                   9.0
         Increase (decrease) in valuation
             allowance                                                0                  (7.7)                 32.9
         Tax assessments                                              0                     0                   6.9

         Permanent differences                                    (104.9)               (14.1)                (10.4)
         Other                                                      20.3                  2.2                   4.1
                                                                    ----                 ---                    ---

            Total                                                   62.9%               30.5%                  9.1%
                                                                    ====                ====                   ===

The provision for taxes for Fiscal 1996 includes additional tax provisions of $156,292 pertaining to Fiscal 1994 and 1993, the result of Internal Revenue Service examinations covering these periods.

The Company recognized certain federal and state tax benefits resulting from the sale of stock purchased via exercise of certain incentive stock options and the lapse of certain restrictions attached to stock awarded to employees. The tax benefits received, amounting to $582,000, $256,800 and $203,300 for the years ended March 31, 1998, 1997 and 1996, respectively, have been credited to additional paid-in capital.

Permanent differences result mainly from non-taxable interest and non-deductible goodwill amortization, meals and officers' life insurance.

The Company is using the equity method in recognizing partnership income and losses for book purposes and, therefore, had not recognized losses when they exceeded the investment in the partnership. Accumulated unrealized partnership losses of approximately $3,110,466 had been incurred at March 31, 1998 for financial statement purposes and approximately $8,782,000 for tax purposes.

NOTE 9 - COMMON STOCK

As of March 31, 1998 warrants to purchase 30,000 shares of common stock were outstanding. Of this amount, 25,000 warrants were exercisable at any time before the expiration date of November 6, 2000 at an exercise price of $1.875 per share.

The balance of 5,000 warrants to purchase shares of common stock were issued during Fiscal 1998. These warrants are exercisable at any time from March 31, 1998 until expiration on March 31, 2002 at an exercise price of $19.50 per share.

The following are options outstanding at March 31, 1998, which the Company has granted to its employees in accordance with the Incentive Stock Option Plan which was adopted in 1982 and expired on March 12, 1992. The options outstanding expire ten years after the date of grant.

         Date of Grant              Number of Shares          Exercise Price
         -------------              ----------------          --------------
         April 26, 1988                  7,000                    $5.00
         August 8, 1988                  2,500                     6.25
                                         -----
         TOTAL STOCK OPTIONS             9,500
                                         =====

C. During  Fiscal  1998,  1997 and 1996,  28,000,  2,800 and 6,450  options were exercised for $128,100, $7,550, and $20,731, respectively, under the above plan. The 28,000 options exercised during Fiscal 1998 were exercised from treasury shares and paid by the return of 4,436 shares which were added to the treasury. Of the 2,800 options exercised during Fiscal 1997, 1,000 were exercised and paid by the return of 86 shares which were added to the treasury. Of the 6,450 shares purchased during Fiscal 1996, 1,200 were issued from treasury shares and subsequently repurchased by the Company. At March 31, 1998, options to purchase 9,500 shares were exercisable, of which options to purchase 7,000 shares were exercised in April 1998.

D. In August 1992, the Company entered into restricted stock agreements with certain employees to provide incentives to continue in the employ of the Company. Restrictions on the shares lapse to the extent of one-third of the award shares on the third anniversary of the agreement, an additional one-third on the fourth anniversary and the remaining one-third on the fifth anniversary of the agreement. Upon an employee's termination during the restriction period, the Company has the right within 30 days to purchase from the grantee all of the award shares issued under the Plan at a price equal to the original grant date value, plus 10% a year. In addition, during the restriction period the award shares may not be sold, assigned, pledged, or otherwise transferred. Pursuant to the agreements, 545,000 shares were granted during the year ended March 31, 1993.

In December 1992, the Board of Directors approved the adoption of the 1993 Incentive Plan to provide for up to 1,000,000 shares of common stock to be available for issuance to officers, directors, employees and consultants. Awards may be in the form of statutory stock options, non-statutory stock options, stock appreciation rights, dividend payment rights or options to purchase restricted stock at the discretion of the Compensation Committee. The 1993 Incentive Plan was approved by the shareholders, effective on January 1, 1993 and expires on December 31, 2002. On January 15, 1996 the plan was amended and restated by the Board of Directors, effective January 1, 1996 (the Amended and Restated 1993 Incentive Plan (the "1993 Plan")), to meet the requirements of Exchange Act rule 16b-3 so that transactions effected pursuant to the 1993 Plan qualify for exemption from Section 16(b) of the Exchange Act.

                                      F-21

In December 1995, the Company gave certain employees the option to take restricted stock grants in lieu of cash bonuses. The stock was valued at $7.00 per share, has a five-year restriction against transfer, and will be held in escrow during the restriction period. Upon termination of employment during the restriction period, all bonus stock would be forfeited and the Company would repurchase the shares at $7.00 per share plus a rate of return based on the prime rate. The Company may waive the forfeiture provision within 30 days of termination. Treasury shares were issued to cover the 2,545 restricted shares granted.

In January 1996, the Company granted non-statutory restricted options to two executive officers under the 1993 Plan to purchase 20,500 shares of the Company's common stock at $7.00 per share until December 31, 1996. The options were subsequently exercised. Option shares are subject to transfer restrictions and forfeiture provisions which lapse on the fifth anniversary of the grant and will be held in escrow during the restriction period. Upon termination of employment during the restriction period, all option shares would be forfeited and the Company would repurchase the shares at $7.00 per share plus a rate of return based on the prime rate. The Company may waive the forfeiture provision within 30 days of termination. During Fiscal 1998 the Company bought back 1,500 shares at a total cost of $11,976 inclusive of interest.

In February 1996, the Company granted non-statutory options to officers and employees under the 1993 Plan to purchase 61,500 shares of the Company's common stock at $3.00 per share. The options vest as to 20% of the grant shares in each of the sixth through the tenth years after the date of grant. During Fiscal 1998 and 1997 options for 36,000 and 2,000 shares were canceled, respectively, and as of March 31, 1998, 23,500 options were outstanding.

In March 1998, the Company granted restricted stock options to independent directors under the 1993 Plan to purchase 7,500 shares of the Company's common stock at $.10 per share. The options are exercisable at any time before the expiration date of December 31, 1998. Options to purchase 5,000 shares were exercised in April 1998.

F. At the Company's annual shareholders' meeting in September 1993, the shareholders approved a stock repurchase plan. Under this plan the Company, at the discretion of the Board of Directors, could purchase up to 300,000 shares of its common stock. Since January 1994 the Company has purchased 182,500 shares of common stock for $1,288,071 under the repurchase plan and 198,702 shares for $996,959 through various private transactions and other agreements.

G. The per share fair values of the warrants and options granted during the year ended March 31, 1998 and March 31, 1996 on the date of grant, using the Black Scholes option-pricing model and the assumptions used are as follows:

                                               1998             1996
                                               ----              ----
         Expected dividend yield                0%               0%
         Risk-free interest rate              5.3% and 5.5%      6% and 7%
         Per share value                   $24.90 and $7.21     $6.55 and $10.11
         Expected stock volatility          63.4% and 60.1%     62.5%
         Expected option life               1 and 2 years       5 and 10 years

The Company applies APB Opinion No. 25 in accounting for various stock-based plans and, accordingly, no compensation cost is recognized in the financial statements for its stock options which have an exercise price equal to the fair value of the stock on the date of the grant. Compensation cost is recognized in the financial statements for stock options which have an exercise price that is less than the fair value of the stock on the date of the grant. The cost is recognized over the vesting period of the grant and amounted to $112,175 for the year ended March 31, 1998, $59,860 for the year ended March 31, 1997 and $10,783 for the year ended March 31, 1996. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts of $69,839, $1,146,806 and $(2,482,314) for the years ended March 31, 1998, 1997 and 1996, respectively, and there would have been no change in the per-share amounts in 1996, a reduction of $.01 in 1997 and a reduction of $.04 in 1998.

                                      F-22

Pro forma net income reflects only options granted during the years ended March 31, 1998 and 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above because compensation cost is reflected over the options' vesting periods, and compensation cost for options granted prior to April 1, 1995 was not considered.

H. With respect to the granted options, including restricted stock options, warrants and other rights to acquire Besicorp Common Stock and issued restricted shares of Besicorp Common Stock, the Board of Directors of the Company adjusted, effective as of January 1, 1999, the provisions of instruments (the "Adjustment") governing 52,240 rights and 21,245 restricted stock grants, including 37,000 rights and 19,200 restricted stock grants held by executive officers and directors. As a result of the Adjustment, all of the rights are exercisable and vested, all of the shares of restricted stock are no longer restricted and any shares issuable upon the exercise of restricted stock options will not be subject to any restrictions other than the restrictions imposed by securities laws.

NOTE 10 - PREFERRED STOCK

The Company has authorized 7,500,000 shares of $1.00 par value preferred stock At March 31, 1998 there were no shares issued and outstanding.

NOTE 11 - RELATED PARTIES

Amounts due from affiliates at March 31, 1998 and 1997 relate principally to receivables from the project partnerships for development and management fees of $1,197,633 and $1,301,797, respectively. Also included is $47,662 in 1998 and $37,005 in 1997 and $16,602 in 1996 from companies owned by the Chairman, Chief Executive Officer and President of the Company which provide certain services to the Company for airport usage, plane services and engineering consulting services totaling $31,939, $90,621 and $64,828 for the years ended March 31, 1998, 1997 and 1996, respectively.

Included in other current assets at March 31, 1998 is a receivable of $164,211 from the President of the Company, Michael F. Zinn, representing primarily the balance due on $186,000 of legal fees which the President had agreed to reimburse to the Company, subject to a determination as to whether such reimbursement is required by the Business Corporation Law of the State of New York (the "BCL"). These fees were incurred in connection with a legal proceeding (the "Proceeding"). As of September 30, 1998, Mr. Zinn had reimbursed the Company $45,000 (the "Paid Amount"). The $141,000 balance (the "Balance") did not bear interest. In January 1999, after the receipt of a report from independent legal counsel addressing the propriety under the BCL and the Company's by-laws of indemnifying Mr. Zinn, a committee of the Board (composed of independent directors) determined that Mr. Zinn was entitled to full indemnification with respect to the Proceeding and (i) authorized the repayment of a fine of $36,673 previously paid by Mr. Zinn and the refund of the Paid Amount; (ii) acknowledged that Mr. Zinn had no further obligations with respect to the Balance; and (iii) authorized the reimbursement of Mr. Zinn for the legal fees and expenses (approximately $39,180) incurred by certain third parties in connection with the Proceeding and which were paid by him.

NOTE 12 - SUPPLEMENTARY INCOME STATEMENT INFORMATION

                                                  Year Ended
                                             1998         1997      1996
                                             ----         ----      ----

Advertising costs                           $142,154   $68,413    $76,972
Research and development expenses(1)         697,182   646,817     426,239
Warranty expense                              53,701   295,333     176,117
Amortization of patents and trademarks        40,632    16,845      23,630
Maintenance and repairs                       85,823    73,169      71,684
Taxes other than payroll and income taxes    622,663   666,249     620,175


(1) Since Fiscal 1994 the Company has expanded its efforts in technology development, particularly solar electric products. Expenditures for research and development for the last three years were $697,182, in Fiscal 1998, $646,817 in Fiscal 1997 and $426,239 in Fiscal 1996. Personnel expenses, comprising the largest portion of these amounts, were $330,428 in Fiscal 1998, $301,055 in Fiscal 1997 and $324,662 in Fiscal 1996. Of the total amounts, expenses attributable to the Company's agreements with the New York State Energy Research and Development Authority were $520,950 in Fiscal 1998, $414,307 in Fiscal 1997 and $229,658 in Fiscal 1996.

NOTE 13 - LEGAL PROCEEDINGS

In June 1997, the Company and its Chairman, Chief Executive Officer and President, Michael F. Zinn, each entered guilty pleas to two felony counts in United States District Court for the Southern District of New York, White Plains, New York. Each entered a guilty plea to one count of causing a false statement to be made to the Federal Election Commission ("FEC") and one count of filing a false tax return, both in connection with contributions to the 1992 election campaign of Congressman Maurice Hinchey. Both the Company and Mr. Zinn were fined approximately $36,000 and Mr. Zinn was sentenced to a six-month term of incarceration, which was completed on May 8, 1998.

The St. Francis Hospital cogeneration facility was shut down by the management of the hospital, and the Company initiated a lawsuit against the third-party turn-key operator, Tecogen, Inc., for failing to complete its obligations under the contract prior to this action by the hospital. During Fiscal 1998 the court ruled that the Company was liable to Tecogen, Inc. for final payment of the purchase price, and the Company paid a judgment in the net amount of $126,750 plus interest of $115,585.

In March 1993, a shareholder derivative suit was filed against the Company and the Company's directors which alleges, among other charges, that the directors acted improperly in issuing Company shares to themselves for little or no consideration. The plaintiff is seeking award of damages to the Company, including punitive damages and interest, an accounting and the return of assets to the Company, the appointment of independent members to the Board of Directors, the cancellation of allegedly improperly granted shares, and the award to the plaintiff of costs and expenses of the lawsuit including legal fees. The defendants have denied the allegations of the complaint. The Board of Directors of the Company formed a Special Litigation Committee ("SLC") comprised of independent, outside directors to investigate the allegations made in the action and determine if continued prosecution of the action is in the best interest of the Company. After an extensive investigation of the allegations made in the complaint, the SLC issued a resolution dated March 28, 1995 finding that the continued prosecution of the derivative action was not in the best interest of the Company. In a decision issued December 19, 1997, the Court granted the Company's motion for summary judgment based upon the recommendation of the SLC, and dismissed the derivative action in all respects. The plaintiff has filed a notice of appeal. Management is of the opinion that meritorious defenses to the suit have been asserted and that the outcome of the action will have no material adverse impact on the Company.

The Company, through partnership interests, was involved in the construction of a cogeneration facility and an associated greenhouse. As a result of the legal proceedings arising out of these facilities, the Company relinquished its interest in such facilities and wrote off $2.5 million in loans (see Note 4(a).

See "Business of the Company - Legal Proceedings" for recent developments regarding legal proceedings.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

At March 31, 1998, the Company has no significant minimum annual rental commitments under non-cancelable operating leases for equipment and office space. The Company has two leases for office and warehouse space. One lease calls for monthly rental of $575 for a period of 12 months ending April 1998. The second lease originally was for ten years at $150,000 per year commencing December 15, 1994, with the Company having the annual right to terminate the lease during the first seven years of the lease term. Effective September 1, 1995 this lease was renegotiated based upon a reduction of rented space from 25,000 square feet to 17,000 square feet. The term of this lease was for an initial period of six months, commencing on October 1, 1995 and ending on March 31, 1996. The term automatically renews for successive periods of six months each. After December 31, 1996, either party may terminate the lease at any time by giving the other party at least ninety days notice in writing. The annual rent from September 1, 1995 forward is $102,000, which will be adjusted in future periods based on the Consumer Price Index. Rent expense on all operating leases for the years ended March 31, 1998, 1997 and 1996 was $155,197, $173,903 and $177,161, respectively.

Since March 1994, the Company has been entering into cost-sharing agreements with the New York State Energy Research and Development Authority ("NYSERDA") with completion dates extending through April 2001. The agreements provide for payment to the Company by NYSERDA of $1,442,237 (approximately $800,000 has been earned through March 31, 1998) for funding and development of photovoltaic projects with estimated costs of $2,963,235. Funds advanced by NYSERDA are to be repaid from revenues on sales of products developed under the agreements, if any.

The Company has a 401(k) plan covering substantially all full-time employees for which the Company makes matching contributions as defined. The Company's expenses under the plan for the years ended March 31, 1998, 1997, and 1996 were $72,692, $51,688 and $36,176, respectively.

The Company had a long-term deferred compensation plan, pursuant to which incentive compensation was provided to certain key employees based on the future operating performance of certain projects. Awards under the plan at March 31, 1993 aggregated $404,625. During the year ended March 31, 1994 early payout was made to three of the five individuals under the plan, whereby they received $141,075 in cash and released the Company from $78,925 in payments for the prepayment of the future amounts due. Payments of one award of $45,000 was pending settlement of a dispute with the individual at March 31, 1994 and was settled in 1995 for $28,000. The balance of the awards of $139,625 was to be paid contingent upon applicable project cash flows, if any, payable over a four-year period commencing with December 31 following the start of commercial operations of the respective project. Payments of $68,691 were made in 1996, $7,500 in 1997, and the final payment of $3,750 was made in 1998. The balance of $1,875 was forfeited in Fiscal 1998.

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and short-term investments reported in the consolidated balance sheet approximates their fair value. The estimated fair value of long-term notes receivable, except those due from an affiliate and the greenhouse, which were written off in the quarter ended December 31, 1998, approximates the carrying value as management believes the respective interest rates are commensurate with the credit, interest rate and risks involved. All significant long-term debts are floating rate instruments whose carrying amounts approximate fair value. It is not practicable to estimate the fair value of the Company's investment in partnerships because of the lack of quoted market prices and the inability to estimate fair value without incurring excessive costs.

NOTE 16 - SEGMENTS OF BUSINESS

The Company specializes in the development of power projects and energy technologies. Working with partners, the Company develops independent power projects (the "Project Segment"). The Company also provides engineering, system design, project management and turn-key installation of photovoltaics and thermal energy systems, and fabricates, manufactures, markets and distributes alternative energy projects through a domestic and international network (the "Product Segment"). The Company's export product sales, principally to Europe and the Pacific Rim, for the years ended March 31, 1998, 1997 and 1996 were $299,293, $297,761 and $455,114, respectively. A summary of industry segment information for the nine months ended December 31, 1998 and 1997 and for the years ended March 31, 1998, 1997 and 1996 is as follows:

Nine Months Ended                     Project             Product
December 31, 1998 (Unaudited)         Segment             Segment                 Eliminations           Total
-----------------                     -------             -------                 ------------           -----

Net revenues                         $146,239,294        $3,646,224                                  $149,885,518
Net income (loss)                      90,961,135        (1,397,823)                                   89,563,312
Identifiable assets                   300,716,924         2,532,375              $(160,200,473)       143,048,826
Capital expenditures                      154,015           174,196                                       328,211
Depreciation and amortization             144,450            67,038                                       211,488

Nine Months Ended                         Project           Product
December 31, 1997 (Unaudited)             Segment           Segment              Eliminations            Total
-----------------                         -------           -------              ------------            -----

Net revenues                           $8,652,649        $3,254,976                                  $11,907,625
Net income (loss)                       3,282,348        (1,760,023)                                   1,522,325
Identifiable assets                    42,469,708         3,574,248              $(34,514,124)        11,529,832
Capital expenditures                       54,718           274,311                                      329,029
Depreciation and amortization             117,773            49,082                                      216,855

For the Year Ended                        Project           Product
March 31, 1998                            Segment           Segment              Eliminations            Total
--------------                            -------           -------              ------------            -----

Net revenues                          $12,797,085        $4,217,171                                  $17,014,256
Net income (loss)                       2,846,475        (2,651,089)                                     195,386
Identifiable assets                    42,199,945         2,166,286             $(34,921,235)          9,444,996
Capital expenditures                       63,778           291,449                                      355,227
Depreciation and amortization             312,555           108,824                                      421,379

For the Year Ended                        Project           Product
March 31, 1997                            Segment           Segment              Eliminations            Total
--------------                            -------           -------              ------------            -----

Net revenues                           $9,638,394        $4,929,157                                  $14,567,551
Net income (loss)                       2,888,567        (1,714,845)                                   1,173,722
Identifiable assets                    40,385,917         3,692,166              $(32,241,284)        11,836,799
Capital expenditures                       32,109            25,681                                       57,790
Depreciation and amortization             272,715            82,889                                      355,604

For the Year Ended                        Project           Product
March 31,1996                             Segment           Segment              Eliminations            Total
------------------                        -------           -------              -----------             -----

Net revenues                           $4,046,089         $4,033,430                                 $8,079,519
Net loss                                 (902,722)        (1,575,597)                                (2,478,319)
Identifiable assets                    29,131,974          3,563,959            $(23,290,943)         9,404,990
Capital expenditures                      262,950             59,551                                    322,501
Depreciation and amortization             276,271            112,166                                    388,437


                                      F-26

KPMG Peat Marwick LLP
New Jersey Headquarters
150 John F. Kennedy Parkway
Short Hills, New Jersey 07078

                          Independent Auditors' Report


The Partners
Kamine/Besicorp Carthage L.P.:


We have audited the accompanying balance sheets of Kamine/Besicorp Carthage L.P. as of December 31, 1997 and 1996, and the related statements of operations, partners' equity (deficiency), and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the general partners. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kamine/Besicorp Carthage L.P. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                                  /s/ KPMG Peat Marwick LLP


February 24, 1998

                          KAMINE/BESICORP CARTHAGE L.P.

                                 Balance Sheets

                           December 31, 1997 and 1996

                                 Assets                                                                1997            1996
                                                                                                       ----            ----

Current assets:
    Cash                                                                                      $    1,441,960         1,482,802
    Cash held in escrow                                                                              385,706           421,919
    Accounts receivable                                                                            2,727,487         2,235,457
    Other receivables                                                                                208,976           897,888
    Prepaid expenses and other current assets                                                        443,671           487,299
    Current portion of loans receivable from affiliate (note 8)                                      142,635           126,042
                                                                                                   ---------         ---------

                  Total current assets                                                             5,350,435         5,651,407
                                                                                                  ----------         ----------

Facility under capital lease (note 4)                                                             52,706,409        52,706,409
    Less accumulated amortization                                                                  6,392,885         4,287,724
                                                                                                  ----------        ----------

                  Facility under capital lease, net                                               46,313,524        48,418,685
                                                                                                  ----------        ----------

Other assets:
    Cash held in escrow                                                                            3,000,000         2,000,000
    Loans receivable from affiliate (note 8)                                                       2,183,240         2,325,875
                                                                                                   ---------        ----------

                  Total other assets                                                               5,183,240         4,325,875
                                                                                                   ---------        ----------

                  Total assets                                                                $   56,847,199        58,395,967
                                                                                                  ==========        ==========

              Liabilities and Partners' Equity (Deficiency)

Current liabilities:
    Current installments of long-term debt (note 5)                                                 230,228           207,679
    Accounts payable                                                                              1,779,929         1,891,974
    Amounts due to related parties (notes 2 and 8)                                                1,534,475         1,574,815
    Accrued expenses and other current liabilities                                                      904             3,635
    Obligations under capital lease - current (note 4)                                            1,522,030         1,342,299
                                                                                                  ---------         ---------
                  Total current liabilities                                                       5,067,566         5,020,402

Long-term debt, excluding current installments (note 5)                                           3,009,036         3,239,264
Obligations under capital lease (note 4)                                                         47,699,446        49,221,475
Deferred gain on sale of Facility (note 3)                                                        1,034,564         1,081,589
                                                                                                 ----------        ----------

                  Total liabilities                                                              56,810,612        58,562,730
                                                                                                 ----------        ----------

Partners' equity (deficiency) (note 2):
    General partners                                                                                24,120            (82,842)
    Limited partners                                                                                12,467            (83,921)
                                                                                                 ---------          ---------
                  Total partners' equity (deficiency)                                               36,587           (166,763)

Commitments and contingencies (notes 4, 5, 6 and 7)

                  Total liabilities and partners'
                     equity (deficiency)                                                      $ 56,847,199         58,395,967
                                                                                                ==========         ==========
See accompanying notes to financial statements.



                          KAMINE/BESICORP CARTHAGE L.P.

                            Statements of Operations

                  Years ended December 31, 1997, 1996 and 1995


                                                                 1997             1996              1995
                                                                 ----             ----              ----

Revenues (note 7)                                        $    29,719,073        28,883,434       26,556,893
                                                              ----------        ----------       ----------

Operating expenses:
    Amortization of asset under capital lease                  2,105,161         2,105,160        2,124,381
    Fuel (note 1)                                             11,382,890         9,757,592        9,766,448
    Operations and maintenance (note 7)                        1,593,738         1,585,643        1,567,170
    Overhaul (note 7)                                            415,691           366,599          466,520
    Administrative fee (notes 2 and 8)                           341,522           328,843          318,278
    Insurance                                                    366,152           331,208          318,654
    Amortization of organization costs
       (note 1)                                                        -            40,940           49,154
    Utilities                                                    276,547           284,129          284,937
    Property taxes                                               198,856           198,900          198,370
    Other                                                        492,877           283,894          308,292
                                                              ----------        ----------        ---------

                  Total operating expenses                    17,173,434        15,282,908       15,402,204
                                                              ----------        ----------       ----------

                  Income from operations                      12,545,639        13,600,526       11,154,689
                                                              ----------        ----------       ----------

Other income (expense):
    Interest expense                                          (6,666,244)       (6,862,909)      (7,074,297)
    Contract rights (note 8)                                  (1,090,556)       (1,093,354)      (1,091,540)
    Cash flow fees (note 8)                                     (397,131)         (447,057)        (251,464)
    Interest income                                              397,216           366,270          334,355
    Gain on sale of Facility (note 3)                             47,025            47,026           47,028
    Other expenses                                               (67,993)          (44,022)         (56,138)
                                                                 -------         ---------         --------

                  Total other expense                         (7,777,683)       (8,034,046)      (8,092,056)
                                                              ----------        ----------       ----------

                  Net income                            $      4,767,956         5,566,480        3,062,633
                                                               =========        ==========       ==========


See accompanying notes to financial statements.

                          KAMINE/BESICORP CARTHAGE L.P.

                   Statements of Partners' Equity (Deficiency)

                  Years ended December 31, 1997, 1996 and 1995




                                                                    General         Limited
                                                                    partners        partners            Total

Partners' deficiency at December 31, 1994                    $      (724,841)       (134,369)        (859,210)
Partners' distributions (note 2)                                  (1,538,926)     (1,368,789)      (2,907,715)
Partnership restructuring (note 2)                                   276,255        (276,255)               -
Net income (note 2)                                                1,610,945       1,451,688        3,062,633
                                                                   ---------      ----------       ----------
Partners' deficiency at December 31, 1995                           (376,567)       (327,725)        (704,292)

Partners' distributions (note 2)                                  (2,634,243)     (2,394,708)      (5,028,951)
Net income (note 2)                                                2,927,968       2,638,512        5,566,480
                                                                   ---------      ----------       ----------
Partners' deficiency at December 31, 1996                            (82,842)        (83,921)        (166,763)

Partners' distributions (note 2)                                  (2,400,983)     (2,163,623)      (4,564,606)
Net income (note 2)                                                2,507,945       2,260,011        4,767,956
                                                                   ---------      ----------       ----------

Partners' equity at December 31, 1997                        $        24,120          12,467           36,587
                                                                   =========      ===========      ==========



See accompanying notes to financial statements.

                          KAMINE/BESICORP CARTHAGE L.P.

                            Statements of Cash Flows

                  Years ended December 31, 1997, 1996 and 1995



                                                                                    1997              1996            1995
                                                                                    ----              ----            ----

Cash flows from operating activities:
    Net income                                                               $   4,767,956        5,566,480       3,062,633
    Adjustments to reconcile net income to net cash
       provided by operating activities:
          Amortization of Facility under capital lease                           2,105,161        2,105,160       2,124,381
          Amortization of deferred organization and
              start-up costs                                                             -           40,940          49,154
          Amortization of deferred gain                                            (47,025)         (47,026)        (47,028)
          Changes in operating assets and liabilities:
              Increase in escrow accounts                                         (963,787)      (1,150,898)     (1,228,665)
              Decrease (increase) in receivables                                   196,882         (487,704)        (62,475)
              Decrease (increase) in prepaid expenses
                 and other current assets                                           43,628          (52,261)        364,012
              (Decrease) increase in accounts payable                             (112,045)         263,958        (307,686)
              (Decrease) increase in due to related parties                        (40,340)         423,686         (62,397)
              (Decrease) increase in accrued expenses
                 and other current liabilities                                      (2,731)         (11,203)         13,189
                                                                                 ---------        ---------       ---------

                    Net cash provided by operating
                        activities                                               5,947,699        6,651,132      3,905,118
                                                                                 ---------        ---------      ---------

Cash flows from financing activities:
    Payments on capital lease obligation                                       (1,342,298)      (1,166,276)     (1,160,305)
    Proceeds from long-term debt                                                        -                -         101,812
    Payments on long-term debt                                                   (207,679)        (200,738)       (148,880)
    Payments on note payable to bank, net                                               -                -        (197,501)
    Decrease in loans receivable from affiliate                                   126,042          111,243          74,813
    Partners' distributions                                                    (4,564,606)      (5,028,951)     (2,907,715)
                                                                                ----------       ---------       ---------

                    Net cash used in financing
                        activities                                             (5,988,541)     (6,284,722)      (4,237,776)

                    Net (decrease) increase in cash                               (40,842)        366,410         (332,658)

Cash at beginning of year                                                       1,482,802       1,116,392        1,449,050
                                                                                ---------       ---------       ----------

Cash at end of year                                                         $   1,441,960       1,482,802        1,116,392
                                                                                =========      ==========       ==========

Supplemental disclosure of cash flow information -
    cash paid during the year for interest                                  $   6,666,244       6,894,397        7,275,471
                                                                                =========      ==========       ==========

Noncash investing and financing activities - capital
    lease repricing adjustment (note 4)                                     $           -               -          443,591
                                                                                =========      ==========       ==========


See accompanying notes to financial statements.



                          Notes to Financial Statements

                           December 31, 1997 and 1996



 (1)   Organization and Summary of Significant Accounting Policies

       Organization

       Kamine/Besicorp Carthage L.P. (the Partnership) is a Delaware limited partnership formed on February 27, 1989. The Partnership was organized for the purpose of constructing, owning and operating a 59-megawatt cogeneration facility (the Facility or the Project) on the premises of Fort James Corporation (Fort James), formerly James River Paper Company, Inc., in Carthage, New York. The Facility is operated as a PURPA qualifying cogeneration facility using natural gas as the primary source of energy.

       The general partners of the Partnership are Kamine Carthage Cogen Co., Inc. (KCCCI) and Beta Carthage Inc. (a subsidiary of Besicorp Group Inc. (Besicorp)), each of which retains a 42.5% interest in the Partnership. Affiliates of the general partners, Kamine Development Corp. (KDC) and Beta C&S Limited, each own a 7.5% limited partner interest. On May 3, 1995, KCCCI restructured its 42.5% general partner interest in the Project to a 32.4% limited partner interest and a 10.1% general partner interest. KDC and KCCCI assigned the economic rights of their limited partner interests to a trust, with Chemical Bank as trustee, on May 3, 1995.

       The Facility began commercial operations on November 1, 1991. Substantially all revenues from the Facility are generated by selling power to one customer, Niagara Mohawk Power Corporation (NIMO). Sales to NIMO approximated 95%, 96% and 99% of total revenues in 1997, 1996 and 1995, respectively.

       The Partnership conveyed ownership of the Facility to the Jefferson County Industrial Development Agency (IDA). The tax-exempt status of the IDA exempts the Project from property taxes during IDA ownership. Payments in lieu of real property taxes are made to the IDA and payments for special assessments are made to Jefferson County under agreements dated June 1, 1991. The IDA has appointed the Partnership as its agent and was to convey the Facility to the Partnership in accordance with an installment sale agreement.

       The Partnership's interest in the Facility was sold to General Electric Capital Corporation (GECC) on December 22, 1994 and leased back by the Partnership. GECC entered into a Trust Agreement with Manufacturers and Traders Trust Company (M&T) as of December 9, 1994 to engage M&T as Owner Trustee. In connection with the sale of the Partnership's interest in the Facility, the installment sale agreement was assigned to M&T.

       Summary of Significant Accounting Policies

           Amortization of Capital Lease

           Amortization of the Facility under capital lease is computed using the straight-line method over the lease term.

           Deferred Organization and Start-up Costs

           The deferred organization and start-up costs were amortized on a straight-line basis over a 60-month period commencing on the date the Facility was placed in service. Amortization charged to operations for the years ended December 31, 1997, 1996 and 1995 was $0 , $40,940 and $49,154, respectively.

           Revenue Recognition

           Revenues are recognized as earned.

           Gain on Sale

           The gain from the sale of the Facility has been deferred and is being recognized on a straight-line basis over the lease term.

           Income Taxes

           Income taxes have not been provided, since the Partnership is not a taxable entity. The partners report their respective share of the Partnership's taxable income or loss on their respective income tax returns.

           Fuel Sales

           Sales of fuel and transportation associated with excess natural gas pipeline capacity purchased by the Partnership to support peak fuel requirements have been treated as a reduction to fuel expense. Total sales related to disposition of such excess capacity in 1997, 1996 and 1995 amounted to $2,288,173, $4,651,362 and $1,849,286, respectively.

           Escrow Accounts

           An escrow arrangement has been established for receipt of all revenues and payment of all obligations of the Partnership. The security agent is Summit Bank (Summit). Amounts in the collection account, which represent general funds, are classified as cash on the balance sheets. Funds in other accounts, which are set aside for specific purposes, are classified as escrow accounts. The escrow accounts' balance at December 31, 1997 and 1996 consists of a current account principally for payment of taxes and insurance and a long-term escrow reserve for lease payments.

           Financial Instruments

           The carrying value of the Partnership's financial instruments at December 31, 1997 approximate their estimated fair value. The carrying amounts of accounts receivable, accounts payable, and accrued expenses and other current liabilities approximate fair value due to the short-term maturity of such instruments. Management believes the carrying amounts of loans receivable and long-term debt approximate fair value based on rates that would be offered by the Partnership for issuance of loans and rates that would be offered to the Partnership for debt with similar maturities and characteristics.

           Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed
           Of

           The Partnership adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," as of January 1, 1996. The statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairments whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell. Adoption of this Statement did not have an impact on the Partnership's financial position or results of operations.

           Use of Estimates

           In conformity with generally accepted accounting principles, management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and revenues and expenses and the disclosure of contingent assets and liabilities in preparing the accompanying financial statements. Actual results could differ from those estimates.

           Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

           Risks and Uncertainties

           The Partnership is principally engaged in a single line of business, the production and sale of electric power to one customer, NIMO.

           The regulated investor-owned utility industry is currently subject to considerable market pressures and changes in the federal and state regulatory environment in which it operates. These pressures are resulting in industry consolidation and pressure to disaggregate electric generation, transmission and distribution assets and to adjust cost structures to meet market conditions. The utility to which the Partnership sells its power, NIMO, made a filing on October 10, 1995 to the Public Service Commission of the State of New York (the Commission) setting forth numerous restructuring proposals, including a significant reduction in the price for power purchased from independent power producers currently under contract with NIMO. NIMO stated in such filing that its financial viability is threatened. In early 1996, NIMO suspended payment of dividends on its common stock. On August 1, 1996, NIMO proposed to buy out 44 independent power contracts in exchange for a combination of cash and securities. An agreement in principle was announced on March 10, 1997 whereby NIMO would restructure or terminate the power contracts for combinations of cash and/or debt securities, common stock and new agreements. On July 10, 1997, NIMO announced that a master restructuring agreement was signed with respect to 29 independent power contracts, including the one held by the Partnership. On September 25, 1997, NIMO announced that it had reached an agreement with the staff of the New York Department of Public Service on a rate and restructuring plan (including recommended approval of the master restructuring agreement). After a series of hearings and testimony by interested parties, on December 29, 1997 the assigned Administrative Law Judge recommended approval of the rate and restructuring plan with some modifications. On February 24, 1998, the Commission approved the master restructuring agreement. Any restructuring remains subject to the approval of third parties for both the Partnership and NIMO and there is no assurance that a restructuring will be completed or that changes will not occur. The outcome of the industry trends, regulatory changes, the NIMO negotiations and NIMO's financial viability cannot presently be determined.

           Reclassification

           Certain items in the 1996 and 1995 financial statements have been reclassified to conform with the 1997 presentation.


 (2)   Allocation of Income, Losses and Cash Distributions

       A separate capital account has been established and maintained for each partner. Each such account is (a) increased by the amount of such partner's capital contributions, any profits and items of income and gain allocated to such partner, any increase in such partner's share of the liabilities of the Partnership and the amount of partnership liabilities assumed by the partner; and (b) decreased by the amount of cash and the fair market value of any partnership assets distributed to such partner, the amount of losses allocated to such partner, any decrease in such partner's share of liabilities of the Partnership and the amount of any partner liabilities assumed by the Partnership (subject to certain provisions).

       Profits and losses for any calendar year or portion of such year are allocated among the partners in proportion to their percentage ownership interests, except that to the extent any allocation of losses would reduce any limited partner's adjusted capital account balance, as defined and agreed by the partners, below zero, such portion of losses shall be specially allocated to the general partners in equal shares and, in turn, any subsequent profits shall be allocated so as to reverse the effect of such special allocation of losses.

       The partners' accounts were restructured in 1995 to reflect KCCCI's change in its general partner interest from 42.5% to 10.1% in exchange for a 32.4% limited partner interest. The net effect of this change is a $276,255 decrease in the general partners' deficiency account balance and a similar increase in the limited partners' deficiency account balance.

       Net cash flow, as defined, for each calendar quarter is distributed to the partners in accordance with their percentage ownership interests. In addition, amounts required for payment of New York State franchise taxes by the partners, based upon a percentage rate of each partner's pro rata share of partnership revenues pursuant to Article 9, Section 186 of the New York State Tax Code, are distributed to the partners when tax payments are due. All partners' distributions in 1997, 1996 and 1995 were for payment of such taxes as well as net cash flow distributions.

       In addition to their respective shares of the partnership cash flow, the general partners and/or their affiliates receive an administrative fee of $300,000 per annum (escalated for changes in the Employment Cost Index) and contractual rights to cash flow development fees.


 (3)   Sale of Facility

       The Facility was sold on December 22, 1994 to GECC for $53,150,000. Proceeds from the sale were used to repay outstanding loans, pay a fee to GECC and partially fund transaction costs. A gain on sale of $1,176,931 was deferred and is being recognized over the term of the lease. In 1997, 1996 and 1995, $47,025, $47,026 and $47,028, respectively, of the gain was recognized.


 (4)   Lease of Facility

       The Partnership entered into a Lease Agreement with M&T on December 22, 1994 to lease the Facility for 25 years with an option to renew for up to three years at a fair market rental value. The lease is recorded as a capital lease. The lease was subject to repricing to account for changes in assumptions and estimated costs related to certain transaction expenses and the construction costs of other equipment.

       On December 20, 1995 (the repricing date), construction of other equipment was completed and all rights, title and interest in such equipment was transferred to M&T. In addition, the rental payments were revised on the repricing date to account for the changes in assumptions and estimated costs. As a result of the change in rental payments, the Facility under capital lease and related lease obligation were decreased by $443,591 on December 20, 1995.

       At December 31, 1997, the future minimum annual lease payments for the capital lease obligation are as follows:


                1998                              $        7,651,542
                1999                                       7,651,542
                2000                                       7,651,542
                2001                                       7,651,542
                2002                                       7,651,542
                Thereafter                                74,821,364
                                                         -----------
                                                         113,079,074

                     Less interest                        63,857,598

                         Future minimum annual
                            lease payments         $      49,221,476
                                                         ============


 (5)   Financing

       On December 9, 1994, a Term Loan, a Working Capital and Letter of Credit Financing Agreement was entered into with GECC. It provided for a Tranche A Term Loan for up to $1,750,000 to fund construction for certain alterations to the Facility, which were purchased by GECC. In connection therewith, the Tranche A Term Loan was repaid in December 1995. In addition, a Tranche B Term Loan for up to $4,250,000 was provided ($3,239,264 and $3,446,943 outstanding at December 31, 1997 and 1996, respectively) to fund transaction costs not funded by the sale proceeds and a loan to a related party which will be repaid over 12 years (see note 8). An amendment to the Tranche B Term Loan was entered into on December 20, 1995 which fixed the interest rate at 10.21% effective December 1, 1995. In addition, the Working Capital Commitment of $2,000,000 is available to the Partnership, as well as up to $6,000,000 for letters of credit related to fuel obligations. At December 31, 1997 and 1996, there were no borrowings outstanding under the Working Capital Commitment. At December 31, 1997, the Partnership had open letters of credit of $2,106,218.

       The total amounts of long-term debt due under the Tranche B Term Loan during each of the next five years are as follows:


           Year ending December 31:
               1998                            $     230,228
               1999                                  255,224
               2000                                  282,090
               2001                                  313,562
               2002                                  347,606
                                                   ==========

 (6)   Lease of Land

       The Facility is on a parcel of land owned by Fort James Corporation adjacent to its paper mill. The land is leased to the Partnership for a nominal amount. In 1994, the lease was amended to extend the term to 40 years from November 5, 1994. The lease has been assigned to M&T in connection with the sale of the Facility.


 (7)   Commitments and Contingencies

       Commitments

       Affiliates of the Partnership entered into a PPA with NIMO dated as of June 5, 1987 with approval by the Commission on September 1, 1987. The PPA was assigned to the Partnership. NIMO agreed to purchase electricity generated by the Facility for a term of 20 years from the date of commercial operation at the higher of $.06 per kilowatt-hour or actual avoided cost, as defined.

       As of May 27, 1992, the Partnership entered into an amendment to the PPA whereby the amount of electricity to be sold was increased from approximately 49 megawatts (original capacity) to 56 megawatts in the summer period and 59 megawatts in the winter period (subject to adjustment based on performance). Revenues for the original capacity continued to be earned based on the higher of $.06 per kilowatt-hour or actual avoided cost, as defined, for the amount of electricity generated. For the additional capacity NIMO was to make payments at $.06 per kilowatt-hour for five years from the date of the amendment, with the difference between $.06 and actual energy-only tariff rates to be accumulated in an adjustment account and recorded as an asset or liability (deferred revenue). After the five-year period, the additional capacity was to be sold to NIMO at statutorily required minimum rates less the amount required to liquidate the adjustment account over the remaining life of the PPA. The adjustment account balance was secured by a lien on the Facility that was subordinate to GECC's security.

       An amendment to the PPA was entered into as of January 4, 1994 and became effective on November 5, 1994. The amendment requires NIMO to purchase electricity generated by the Facility for 35 years from November 5, 1994. In addition, the NIMO adjustment account at that date was eliminated.

       The Partnership entered into an Energy Services Agreement (ESA) with Fort James dated as of October 31, 1989 and amended and restated as of October 21, 1994. Fort James will purchase mill requirements for steam from the Facility according to pricing set forth in the amended and restated ESA for a term of 35 years from November 5, 1994.

       The Partnership entered into a Peak Shaving Agreement with NIMO as of December 9, 1993. Under this agreement, NIMO can take the Partnership's contracted natural gas, subject to defined limitations, for up to 35 days from every November 15 to April 16 of the following year. As compensation, the Partnership receives a fee of $.25 to $.75 per decatherm of gas plus the cost of alternate fuel or the cost of the gas. Revenues realized pursuant to this agreement were $327,357 in 1996. There were no revenues realized pursuant to this agreement in 1997 or 1995.

       The Partnership entered into an Operations and Maintenance Agreement (O&M Agreement) with Stewart & Stevenson Operations, Inc. (the Operator) as of January 31, 1991. The O&M Agreement was amended and restated as of October 21, 1994 to conform with the plan for operations associated with the amended and restated PPA. Under the amended agreement, the Operator will operate and maintain the Facility for a period of 12 years and one successive 6-year term, unless 12 months' prior notice is given by the Partnership to the Operator. Compensation includes a fee of $1,308,000 per year plus $22.50 per Operating Hour, both amounts subject to annual escalation beginning January 1, 1995 based upon changes in the Producer Price Index (PPI). The Operator also is paid a fee for major facility overhauls at a rate that ranges from $81 to $99 per Equivalent Operating Hour, as defined. This fee is also subject to annual escalations based upon changes in the PPI. The agreement also provided for the Partnership to pay the Operator a mobilization fee of $514,621 prior to the acceptance date, as defined. The agreement also provides for the Operator to receive a bonus or be obligated to pay a penalty based on a performance factor, as defined. The Partnership reimburses the Operator for letter of credit fees and insurance premiums based upon evidence by the Operator that such expenses have been paid.

       The Partnership has entered into various contracts for the supply and transportation of natural gas to the Project. Natural gas is being supplied by Renaissance Energy Ltd. (a Canadian corporation) from dedicated reserves. Transportation of natural gas by pipelines is provided by TransCanada Pipelines Limited from Burstall, Saskatchewan, Canada to Grand Island, New York; by Empire State Pipeline Company to Oneida, New York; and by NIMO to the Facility.

       The aforementioned agreements have been assigned to M&T in connection with the sale of the Facility.

       In addition, the Facility has the capacity to utilize kerosene as an alternative fuel. The Partnership maintains an open account with Sprague Energy Corporation to purchase such fuel.

       Contingencies

       The Partnership and certain related parties, including the general and limited partners, have been named as defendants in a lawsuit. The plaintiff alleges that on or about October 11, 1988, the plaintiff was awarded the contracts for the construction of the Facility and a separate cogeneration facility located in South Glens Falls, New York. The complaint alleges breach of contract, unjust enrichment, promissory estoppel, and fraud and/or negligent misrepresentation. The plaintiff is seeking $7,446,000 in damages under its causes of action, plus unspecified punitive damages from all parties named in the lawsuit.

       On January 15, 1991, the defendants answered the complaint and denied all the material allegations and asserted various affirmative defenses. On February 28, 1995, the defendants filed a motion for summary judgment dismissing the plaintiff's claims. On May 22, 1996, the court dismissed the claim alleging breach of contract. The court declined to issue a summary judgment ruling on the remaining claims. On September 25, 1996, the defendants appealed the court's failure to dismiss the remaining claims. The plaintiff appealed the court's dismissal of the claim alleging breach of contract. On March 12, 1997, the appellate court upheld the ruling of May 22, 1996. On June 9, 1997, the court ordered that the case be submitted to non-binding mediation via the commercial division's Alternative Dispute Resolution Program. Mediation was unsuccessful. Management and legal counsel believe that the lawsuit has little or no merit. The ultimate outcome of this litigation cannot currently be determined.

 (8)   Related-party Transactions

       Affiliates of the general partners receive an administrative fee for managing the operations of the Partnership. Administrative fees were $341,522, $328,843 and $318,278 in 1997, 1996 and 1995, respectively.

       As of December 9, 1994, the Partnership entered into an interfacility loan agreement with Kamine/Besicorp South Glens Falls L.P. (KBSGF) and Kamine/Besicorp Natural Dam L.P. (KBND). The agreement allows KBSGF and KBND to borrow funds or advance funds to the extent of available cash, as defined in the loan agreement. Such loans to or from either KBSGF or KBND are required when there are insufficient funds available to pay certain current obligations. At December 31, 1997 and 1996, there are no outstanding amounts due to or from KBSGF and KBND.

       On December 22, 1994, the Partnership advanced $2,637,973 to Kamine/Besicorp GlenCarthage Partnership. The loan receivable is payable in quarterly installments over 12 years and carried an interest rate based on either the Commercial Paper Rate or the annual yield on 10-year U.S. Treasury obligations, as defined, plus 4.5%. The interest rate was fixed on December 1, 1995 at 10.21%, based on the 10-year U.S. Treasury yield at that time, plus 4.5%.

       The Partnership has an agreement with the two developers for additional fees for development work, management and administrative services. These fees (cash flow fees and contract rights) have been assigned by the developers to Kamine/Besicorp GlenCarthage Partnership, in which the developers are partners. This partnership has the right to receive these fees when the Partnership has sufficient funds available in accordance with payment priority, provided that the developers deliver the management and administrative services. The contract rights, as defined, are payable through March 31, 2007. The Partnership has recorded as expense contract rights of $1,090,556, $1,093,354 and $1,091,540 in 1997,
       1996 and 1995, respectively. Cash flow fees are payable over the life of the Project based on 8.5% of cash flows from operations, as defined. Cash flow fees paid to related parties in 1997, 1996 and 1995 were $397,131, $447,057 and $251,464, respectively.


 (9)   Subsequent Event

       In January 1998 Fort James announced plans to close its Carthage, New York facility in April 1998 and discontinue purchasing steam under the ESA. Fort James has certain obligations under the ESA to ensure that the Facility is able to continue as a Qualifying Facility. Therefore, the Partnership, in conjunction with Fort James, is currently pursuing a number of alternatives, including potentially contracting with a new thermal customer to replace Fort James, in order for the Facility to continue operating as a Qualifying Facility.

       The Partnership believes that it will be successful in maintaining the status of the Facility. The inability of the Facility to maintain this status could have a material adverse effect on the Partnership's financial position. No adjustments have been made to the financial statements due to the uncertainty of this matter.

KPMG Peat Marwick LLP
New Jersey Headquarters
150 John F. Kennedy Parkway
Short Hills, New Jersey 07078




                          Independent Auditors' Report



The Partners
Kamine/Besicorp South Glens Falls L.P.:


We have audited the accompanying balance sheets of Kamine/Besicorp South Glens Falls L.P. as of December 31, 1997 and 1996, and the related statements of operations, partners' equity (deficiency), and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the general partners. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kamine/Besicorp South Glens Falls L.P. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                                  /s/ KPMG Peat Marwick LLP


February 24, 1998

                     KAMINE/BESICORP SOUTH GLENS FALLS L.P.

                                 Balance Sheets

                           December 31, 1997 and 1996


                                 Assets                                              1997              1996
                                                                                     ----              ----

Current assets:
    Cash                                                                        $ 1,642,468         1,127,247
    Cash held in escrow                                                             569,565           634,701
    Accounts receivable, net                                                      2,688,076         2,247,012
    Other receivables                                                               566,832         1,464,997
    Prepaid expenses and other current assets                                       423,618           487,732
    Current portion of loans receivable from affiliate (note 8)                     142,635           126,042
                                                                                    -------         ---------

                  Total current assets                                            6,033,194         6,087,731
                                                                                  ---------         ---------

Facility under capital lease (note 4)                                            51,002,261        51,002,261
    Less accumulated amortization                                                 6,190,491         4,153,593
                                                                                 ----------        ----------

                  Facility under capital lease, net                              44,811,770        46,848,668
                                                                                 ----------        ----------

Other assets:
    Cash held in escrow                                                           3,500,000         2,500,000
    Loans receivable from affiliate (note 8)                                      2,183,240         2,325,875
                                                                                  ---------         ---------

                  Total other assets                                              5,683,240         4,825,875
                                                                                  ---------         ---------

                  Total assets                                                  $56,528,204        57,762,274
                                                                                 ==========        ==========

                    Liabilities and Partners' Equity

Current liabilities:
    Current installments of long-term debt (note 5)                                225,684           203,580
    Accounts payable                                                             2,011,763         2,408,745
    Amounts due to related parties (notes 2 and 8)                               1,735,740         1,219,417
    Accrued expenses and other current liabilities                                 352,177           343,639
    Obligations under capital leases (note 4)                                    1,461,239         1,291,054
                                                                                 ---------         ---------
                  Total current liabilities                                      5,786,603         5,466,435

Long-term debt, excluding current installments (note 5)                          2,949,645         3,175,329
Obligations under capital leases (note 4)                                       46,243,650        47,704,890
Deferred gain on sale of Facility (note 3)                                         994,724         1,039,939
                                                                                   -------        ----------

                  Total liabilities                                             55,974,622        57,386,593
                                                                                ----------        ----------

Partners' equity (note 2):
    General partners                                                                292,491          198,915
    Limited partners                                                                261,091          176,766
                                                                                    -------        ---------
                  Total partners' equity                                            553,582          375,681

Commitments and contingencies (notes 4, 5, 6 and 7)
                                                                                 ----------        ---------
                  Total liabilities and partners' equity                        $56,528,204        57,762,274
                                                                                 ==========        ==========


See accompanying notes to financial statements.

                     KAMINE/BESICORP SOUTH GLENS FALLS L.P.

                            Statements of Operations

                  Years ended December 31, 1997, 1996 and 1995


                                                                    1997             1996              1995
                                                                    ----             ----              ----

Revenues (note 7)                                            $  29,168,450       28,935,773       26,024,574
                                                                ----------      -----------       ----------

Operating expenses:
    Amortization of asset under capital
       lease                                                     2,036,898        2,036,899        2,060,263
    Fuel (note 1)                                               10,718,112       10,151,755        9,893,914
    Operations and maintenance (note 7)                          1,576,409        1,565,366        1,596,461
    Overhaul (note 7)                                              429,659          408,773          475,205
    Administrative fee (notes 2 and 8)                             341,522          328,843          318,278
    Insurance                                                      367,407          330,215          316,407
    Amortization of organization costs
       (note 1)                                                          -           42,420           49,155
    Utilities                                                      313,099          144,281          216,257
    Property taxes                                                 355,816          334,747          319,889
    Other                                                          335,466          258,288          373,654
                                                                 ---------      -----------        ---------

                  Total operating expenses                      16,474,388       15,601,587       15,619,483
                                                                ----------      -----------       ----------

                  Income from operations                        12,694,062       13,334,186       10,405,091
                                                                ----------      -----------       ----------

Other income (expense):
    Interest expense                                            (6,381,843)      (6,575,376)      (6,778,629)
    Contract rights (note 8)                                      (992,093)        (994,639)      (2,703,132)
    Cash flow fees (note 8)                                       (445,432)        (481,622)         (69,070)
    Interest income                                                426,780          403,248          361,085
    Gain on sale of Facility (note 3)                               45,215           45,215           45,216
    Other expenses                                                 (53,948)         (41,008)         (41,382)
                                                                ----------      -----------      -----------

                  Total other expense                           (7,401,321)      (7,644,182)      (9,185,912)
                                                                ----------      -----------        ---------

                  Net income                                $    5,292,741        5,690,004        1,219,179
                                                                ==========      ===========        =========

See accompanying notes to financial statements.

                     KAMINE/BESICORP SOUTH GLENS FALLS L.P.

                   Statements of Partners' Equity (Deficiency)

                  Years ended December 31, 1997, 1996 and 1995


                                                                   General          Limited
                                                                   partners         partners            Total
                                                                   --------         --------            -----

Partners' deficiency at December 31, 1994                    $       (132,671)       (23,438)        (156,109)
Partners' distributions (note 2)                                     (509,378)      (442,393)        (951,771)
Partnership restructuring (note 2)                                     50,534        (50,534)               -
Net income (note 2)                                                   641,288        577,891        1,219,179
                                                                      -------        -------        ---------
Partners' equity at December 31, 1995                                  49,773         61,526          111,299

Partners' distributions (note 2)                                   (2,843,800)    (2,581,822)      (5,425,622)
Net income (note 2)                                                 2,992,942      2,697,062        5,690,004
                                                                    ---------      ---------        ---------
Partners' equity at December 31, 1996                                 198,915       176,766           375,681

Partners' distributions (note 2)                                   (2,690,406)   (2,424,434)       (5,114,840)
Net income (note 2)                                                 2,783,982     2,508,759         5,292,741
                                                                    ---------     ---------         ---------

Partners' equity at December 31, 1997                        $        292,491      261,091           553,582
                                                                    =========     =========         ========

See accompanying notes to financial statements.

                     KAMINE/BESICORP SOUTH GLENS FALLS L.P.

                            Statements of Cash Flows

                  Years ended December 31, 1997, 1996 and 1995



                                                                                   1997              1996             1995
                                                                                   ----              ----             ----

Cash flows from operating activities:
    Net income                                                                $  5,292,741        5,690,004         1,219,179
    Adjustments to reconcile net income to net cash
       provided by operating activities:
          Amortization of Facility under capital lease                           2,036,898        2,036,899         2,060,263
          Amortization of deferred financing costs
              and deferred organization and start-up
              costs                                                                      -           42,420            49,155
          Amortization of deferred gain                                            (45,215)         (45,215)          (45,216)
          Changes in operating assets and liabilities:
              Increase in escrow accounts                                         (934,864)      (1,066,384)       (1,538,789)
              Decrease (increase) in receivables                                   457,101         (704,186)          224,898
              Decrease (increase) in prepaid expenses
                 and other current assets                                           64,114          (59,972)          272,686
              (Decrease) increase in accounts payable                             (396,982)         528,402          (965,537)
              Increase in due to related parties                                   516,323          426,798           217,378
              Increase (decrease) in accrued expenses
                 and other current liabilities                                       8,538           91,761           (62,528)
              Decrease in accrued interest under capital
                 lease                                                                   -                -          (175,789)
                                                                                 ---------        ---------           -------

                      Net cash provided by operating
                          activities                                             6,998,654        6,940,527         1,255,700
                                                                                -----------       ---------         ---------

Cash flows from financing activities:
    Payments on capital lease obligation                                       (1,291,055)      (1,116,153)         (890,164)
    Proceeds from long-term debt                                                        -                -           424,092
    Payments on long-term debt                                                   (203,580)        (197,060)         (576,985)
    Decrease in loans receivable from affiliate                                   126,042          111,243            74,813
    Partners' distributions                                                     5,114,840)      (5,425,622)         (951,771)
                                                                                ---------        ---------          --------

                      Net cash used in financing
                          activities                                           (6,483,433)     (6,627,592)       (1,920,015)
                                                                                ---------       ---------         ---------
                      Net increase (decrease) in cash                             515,221         312,935          (664,315)

Cash at beginning of year                                                       1,127,247         814,312         1,478,627
                                                                                ----------      ---------         ---------

Cash at end of year                                                         $   1,642,468       1,127,247           814,312
                                                                                =========      ==========         =========

Supplemental disclosure of cash flow information B
    cash paid during the year for interest                                  $   6,381,843        6,606,816        6,960,374
                                                                                =========    =============        =========

Noncash investing and financing activities B capital
    lease repricing adjustment (note 4)                                     $            -               -          547,739
                                                                                ==========    =============      ==========


See accompanying notes to financial statements.

                                      F-43

                          Notes to Financial Statements

                           December 31, 1997 and 1996



 (1)   Organization and Summary of Significant Accounting Policies

       Organization

       Kamine/Besicorp South Glens Falls L.P. (the Partnership) is a Delaware limited partnership formed on February 27, 1989. The Partnership was organized for the purpose of constructing, owning and operating a 59-megawatt cogeneration facility (the Facility or the Project) on the premises of Fort James Corporation (Fort James), formerly James River Paper Company, Inc. in South Glens Falls, New York (premises sold to Encore Paper Company (Encore) in March 1992). The Facility is operated as a PURPA qualifying cogeneration facility using natural gas as the primary source of energy.

       The general partners of the Partnership are Kamine South Glens Falls Cogen Co., Inc. (KSGFCCI) and Beta South Glens Falls Inc. (a subsidiary of Besicorp Group Inc. (Besicorp)), each of which retains a 42.5% interest in the Partnership. Affiliates of the general partners, Kamine Development Corp. (KDC) and Beta C&S Limited, each own a 7.5% limited partner interest. On May 3, 1995, KSGFCCI restructured its 42.5% general partner interest in the Project to a 32.4% limited partner interest and a 10.1% general partner interest. KDC and KSGFCCI assigned the economic rights of their limited partner interests to a trust, with Chemical Bank as trustee, on May 3, 1995.

       The Facility began commercial operations on November 12, 1991. Substantially all revenues from the Facility are generated by selling power to one customer, Niagara Mohawk Power Corporation (NIMO). Sales to NIMO approximated 98% of total revenues in 1997, 1996 and 1995.

       The Partnership conveyed ownership of the Facility to the County of Saratoga Industrial Development Agency (IDA). The tax-exempt status of the IDA exempts the Project from property taxes during IDA ownership. Payments in lieu of real property taxes are made to the IDA under an agreement dated January 1, 1991. The IDA has appointed the Partnership as its agent and was to convey the Facility to the Partnership in accordance with an installment sale agreement.

       The Partnership's interest in the Facility was sold to General Electric Capital Corporation (GECC) on December 22, 1994 and leased back by the Partnership. GECC entered into a Trust Agreement with Manufacturers and Traders Trust Company (M&T) as of December 9, 1994 to engage M&T as Owner Trustee. In connection with the sale of the Partnership's interest in the Facility, the installment sale agreement was assigned to M&T.

       Summary of Significant Accounting Policies

           Gain on Sale

           The gain from the sale of the Facility has been deferred and is being recognized on a straight-line basis over the lease term.

           Amortization of Capital Lease

           Amortization of the Facility under capital lease is computed using the straight-line method over the lease term.

           Deferred Organization and Start-up Costs

           The deferred organization and start-up costs were amortized on a straight-line basis over a 60-month period commencing on the date the Facility was placed in service. Amortization expense charged to operations for the years ended December 31, 1997, 1996 and 1995 was $0, $42,420 and $49,155, respectively.

           Revenue Recognition

           Revenues are recognized as earned.

           Income Taxes

           Income taxes have not been provided, since the Partnership is not a taxable entity. The partners report their respective share of the Partnership's taxable income or loss on their respective income tax returns.

           Fuel Sales

           Sales of fuel and transportation associated with excess natural gas pipeline capacity purchased by the Partnership to support peak fuel requirements have been treated as a reduction to fuel expense. Total sales related to disposition of such excess capacity in 1997, 1996 and 1995 totaled $5,959,845, $7,038,129 and $3,317,199, respectively.

           Escrow Accounts

           An escrow arrangement has been established for receipt of all revenues and payment of all obligations of the Partnership. The security agent is Summit Bank (Summit). Amounts in the collection account, which represent general funds, are classified as cash on the balance sheets. Funds in other accounts, which are set aside for specific purposes, are classified as escrow accounts. The escrow accounts at December 31, 1997 and 1996 consist of a current account principally for the payment of taxes and insurance, and two long-term accounts B a reserve for lease payments and an alternate steam host reserve.

           Financial Instruments

           The carrying values of the Partnership's financial instruments at December 31, 1997 approximate their estimated fair value. The carrying amounts of accounts receivable, accounts payable, and accrued expenses and other current liabilities approximate fair value due to the short-term maturity of such instruments. Management believes that the carrying amount of loans receivable and long-term debt approximates fair value based on rates that would be offered by the Partnership for issuance of loans and rates that would be offered to the Partnership for debt with similar maturities and characteristics.

           Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed
           Of

           The Partnership adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," as of January 1, 1996. The statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairments whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell. Adoption of this Statement did not have an impact on the Partnership's financial position or results of operations.

           Use of Estimates

           In conformity with generally accepted accounting principles, management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and revenues and expenses and the disclosure of contingent assets and liabilities in preparing the accompanying financial statements. Actual results could differ from those estimates.

           Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

           Risks and Uncertainties

           The Partnership is principally engaged in a single line of business, the production and sale of electric power to one customer, NIMO.

           The regulated investor-owned utility industry is currently subject to considerable market pressures and changes in the federal and state regulatory environment in which it operates. These pressures are resulting in industry consolidation and pressure to disaggregate electric generation, transmission and distribution assets and to adjust cost structures to meet market conditions. The utility to which the Partnership sells its power, NIMO, made a filing on October 10, 1995 to the Public Service Commission of the State of New York (the Commission) setting forth numerous restructuring proposals, including a significant reduction in the price for power purchased from independent power producers currently under contract with NIMO. NIMO stated in such filing that its financial viability is threatened. In early 1996, NIMO suspended payment of dividends on its common stock. On August 1, 1996, NIMO proposed to buy out 44 independent power contracts in exchange for a combination of cash and securities. An agreement in principle was announced on March 10, 1997 whereby NIMO would restructure or terminate the power contracts for combinations of cash and/or debt securities, common stock and new agreements. On July 10, 1997, NIMO announced that a master restructuring agreement was signed with respect to 29 independent power contracts including the one held by the partnership. On September 25, 1997, NIMO announced that it had reached an agreement in principle with the staff of the New York Department of Public Service on a rate and restructuring plan (including recommended approval of the master restructuring agreement). After a series of hearings and testimony by interested parties, on December 29, 1997 the assigned Administrative Law Judge recommended approval on the rate and restructuring plan with some modifications. On February 24, 1998, the Commission approved the master restructuring agreement. Any restructuring remains subject to the approval of third parties for both the Partnership and NIMO and there is no assurance that a restructuring will be completed or that changes will not occur. The outcome of the industry trends, regulatory changes, the NIMO negotiations and NIMO's financial viability cannot presently be determined.

           Reclassification

           Certain items in the 1996 and 1995 financial statements have been reclassified to conform with the 1997 presentation.


 (2)   Allocation of Income, Losses and Cash Distributions

       A separate capital account has been established and maintained for each partner. Each such account is (a) increased by the amount of such partner's capital contributions, any profits and items of income and gain allocated to such partner, any increase in such partner's share of the liabilities of the Partnership and the amount of partnership liabilities assumed by the partner; and (b) decreased by the amount of cash and the fair market value of any partnership assets distributed to such partner, the amount of losses allocated to such partner, any decrease in such partner's share of the liabilities of the Partnership and the amount of any partner liabilities assumed by the Partnership (subject to certain provisions).

       Profits and losses for any calendar year or portion of such year are allocated among the partners in proportion to their percentage ownership interests, except that to the extent any allocation of losses would reduce any limited partner's adjusted capital account balance, as defined and agreed by the partners, below zero, such portion of losses shall be specially allocated to the general partners in equal shares and, in turn, any subsequent profits shall be allocated so as to reverse the effect of such special allocation of losses.

       The partners' capital accounts were restructured in 1995 to reflect KSGFCCI's change in its general partner interest from 42.5% to 10.1% in exchange for a 32.4% limited partner interest. The net effect of this change is a $50,534 decrease in the general partners' deficiency account balance and a similar increase in the limited partners' deficiency account balance.

       Net cash flow, as defined, for each calendar quarter is distributed to the partners in accordance with their percentage ownership interests. In addition, amounts required for payment of New York State franchise taxes by the partners, based upon a percentage rate of each partner's pro rata share of partnership revenues pursuant to Article 9, Section 186 of the New York State Tax Code, are distributed to the partners when tax payments are due. All partners' distributions in 1997, 1996 and 1995 were for payment of such taxes, as well as net cash flow distributions.

       In addition to their respective shares of partnership cash flow, the general partners and/or their affiliates receive an administrative fee of $300,000 per annum (escalated for changes in the Employment Cost Index) and contractual rights to cash flow development fees.


 (3)   Sale of Facility

       The Partnership's interest in the Facility was sold on December 22, 1994 to GECC for $51,550,000. Proceeds from the sale were used to repay outstanding loans, pay a fee to GECC and to partially fund transaction costs. A gain on sale of $1,131,608 was deferred and is being recognized over the term of the lease. In 1997, 1996 and 1995, $45,215, $45,215 and
       $45,216, respectively, of the gain was recognized.


 (4)   Lease of Facility

       The Partnership entered into a Lease Agreement with M&T on December 22, 1994 to lease the Facility for 25 years with an option to renew for up to three years at a fair market rental value. The lease is recorded as a capital lease. The lease was subject to repricing to account for changes in assumptions and estimated costs related to certain transaction expenses and the construction costs of other equipment.

       On December 20, 1995 (the repricing date), construction of other equipment was completed and all rights, title and interest in such equipment were transferred to M&T. In addition, the rental payments were revised on the repricing date to account for the changes in assumptions and estimated costs. As a result of the change in rental payments, the Facility under capital lease and related lease obligation were decreased by $547,739 on December 20, 1995.

       At December 31, 1997, the future minimum annual lease payments for the capital lease obligation are as follows:


               1998                               $      7,315,460
               1999                                      7,315,460
               2000                                      7,315,460
               2001                                      7,315,460
               2002                                      7,315,460
               Thereafter                               72,888,888
                                                        ----------
                                                       109,466,188

                   Less interest                        61,761,299

                        Future minimum annual
                          lease payments          $     47,704,889
                                                        ==========


 (5)   Financing

       On December 9, 1994 a Term Loan, Working Capital and Letter of Credit Financing Agreement was entered into with GECC. It provided for a Tranche A Term Loan for up to $750,000 to fund construction for certain alterations to the Facility that was purchased by GECC. In connection therewith, the Tranche A Term Loan was repaid in December 1995. In addition, a Tranche B Term Loan for up to $4,250,000 was provided ($3,175,329 and $3,378,909 outstanding at December 31, 1997 and 1996, respectively) to fund transaction costs not funded by the sale proceeds and a loan to a related party which will be repaid over 12 years (see note 8). An amendment to the Tranche B Term Loan was entered into on December 20, 1995 which fixed the interest rate at 10.21% effective December 1, 1995. In addition, a Working Capital Commitment of $2,000,000 is available to the Partnership, as well as up to $4,000,000 for Letters of Credit related to fuel obligations. At December 31, 1997 and 1996, there were no borrowings outstanding under the Working Capital Commitment. At December 31, 1997, the Partnership had open letters of credit of $1,452,926.

       The total amounts of long-term debt due under the Tranche B Term Loan during each of the next five years are as follows:


             Year ending December 31:
               1998                                  $     225,684
               1999                                        250,187
               2000                                        276,522
               2001                                        307,373
               2002                                        340,746
                                                           =======

 (6)   Lease of Land

       The Facility is on a parcel of land owned by Encore adjacent to its paper mill. The land is leased to the Partnership for a nominal amount. In 1994, the lease was amended to extend the term to 40 years from December 22, 1994. The lease has been assigned to M&T in connection with the sale of the Facility.


 (7)   Commitments and Contingencies

       Commitments

       Affiliates of the  Partnership  entered into a Power  Purchase  Agreement
       (PPA) with NIMO dated as of June 5, 1987 with approval by the Commission on September 1, 1987. The PPA was assigned to the Partnership. NIMO agreed to purchase electricity generated by the Facility for a term of 20 years from the date of commercial operation at the higher of $.06 per kilowatt-hour or actual avoided cost, as defined.

       As of May 22, 1992, the Partnership entered into an amendment to the PPA whereby the amount of electricity to be sold was increased from approximately 49 megawatts (original capacity) to 55 megawatts in the summer period and 59 megawatts in the winter period (subject to adjustment based on performance). Revenues for the original capacity continued to be earned based on the higher of $.06 per kilowatt-hour or actual avoided cost, as defined, for the amount of electricity generated. For the additional capacity, NIMO was to make payments at $.06 per kilowatt-hour for five years from the date of the amendment, with the difference between $.06 and actual energy-only tariff rates to be accumulated in an adjustment account and recorded as an asset or liability (deferred revenue). After the five-year period, the additional capacity was to be sold to NIMO at statutory required minimum rates less the amount required to liquidate the adjustment account over the remaining life of the PPA. The adjustment account balance was secured by a lien on the Facility that was subordinate to GECC's security.

       An amendment to the PPA was entered into as of January 4, 1994 and became effective on November 5, 1994. The amendment requires NIMO to purchase electricity generated by the Facility for 35 years from November 5, 1994. In addition, the NIMO adjustment account at that date was eliminated.

       The Partnership entered into an Energy Service Agreement (ESA) with Fort James dated as of October 31, 1989. Fort James was to purchase mill requirements for steam from the Facility at the mill's energy cost according to formulas and methodology set forth in the ESA for a term of 20 years from the date of commercial operation. The ESA provided for a share of the Facility's revenues to be paid to Fort James. As of March 12, 1992, all of Fort James' rights, title and interest in and to the ESA, except its right to receive a share of the Facility's revenues, were transferred to Encore. This ESA was terminated on August 15, 1994. As of October 21, 1994, the Partnership entered into a new ESA with Encore for a term of 35 years with pricing terms as defined in the ESA.

       The Partnership entered into a Peak Shaving Agreement with NIMO as of June 29, 1992. Under this agreement, NIMO can take the Partnership's contracted natural gas, subject to defined limitations, for up to 35 days from every November 15 to April 16 of the following year. As compensation, the Partnership receives a fee of $.25 to $.75 per decatherm of gas plus the cost of alternate fuel or the cost of the gas. Revenues realized pursuant to this agreement were $316,431 in 1996. There were no revenues realized pursuant to this agreement in 1997 or 1995.

       The Partnership entered into an Operations and Maintenance Agreement (O&M Agreement) with Stewart & Stevenson Operations, Inc. (the Operator) as of January 31, 1991. The O&M Agreement was amended and restated as of October 21, 1994 to conform with the plan for operations associated with the amended and restated PPA. Under the amended agreement, the Operator will operate and maintain the Facility for a period of 12 years and one successive 6-year term, unless 12 months' prior notice is given by the Partnership to the Operator. Compensation includes a fee of $1,308,000 per year plus $22.50 per Operating Hour, both amounts subject to annual escalation beginning January 1, 1995 based upon changes in the Producer Price Index (PPI). The Operator is paid a fee for major facility overhauls at a rate that ranges from $81 to $99 per Equivalent Operating Hour, as defined. This fee is also subject to annual escalations based upon changes in the PPI. The agreement also provides for the Partnership to pay the Operator a mobilization fee of $514,621 prior to the acceptance date, as defined. The agreement also provides for the Operator to receive a bonus or be obligated to pay a penalty based on a performance factor, as defined. The Partnership will reimburse the Operator for letter of credit fees and insurance premiums based upon evidence by the Operator that such expenses have been paid.

       The Partnership has entered into various contracts for the supply and transportation of natural gas to the Project. Natural gas is being supplied by Renaissance Energy Ltd. (a Canadian corporation) from dedicated reserves. Transportation of natural gas by pipelines is by TransCanada Pipelines Limited from Burstall, Saskatchewan, Canada to Emerson, Manitoba, Canada; by Great Lakes Gas Transmission Company to Crystal Falls, Michigan; by ANR Pipeline Company to Lebanon, Ohio; by CNG Transmission Corporation to West Schenectady, New York; and by NIMO to the Facility.

       The aforementioned agreements have been assigned to M&T in connection with the sale of the Facility.

       In addition, the Facility has the capacity to utilize Number 2 fuel oil as an alternative fuel. The Partnership maintains an open account with Sprague Energy Corporation to purchase such fuel.

       Contingencies

       The Partnership and certain related parties, including the general and limited partners, have been named as defendants in a lawsuit. The plaintiff alleges that on or about October 11, 1988, the plaintiff was awarded the contracts for the construction of the Facility and a separate cogeneration facility located in Carthage, New York. The complaint alleges breach of contract, unjust enrichment, promissory estoppel, fraud and/or negligent misrepresentation. The plaintiff is seeking $7,446,000 in damages under its causes of action, plus unspecified punitive damages from all parties named in the lawsuit.

       On January 15, 1991, the defendants answered the complaint and denied all the material allegations and asserted various affirmative defenses. On February 28, 1995, the defendants filed a motion for summary judgment dismissing the plaintiff's claims. On May 22, 1996, the court dismissed the claim alleging breach of contract. The court declined to issue a summary judgment ruling on the remaining claims. On September 25, 1996, the defendants appealed the court's failure to dismiss the remaining claims. The plaintiff appealed the court's dismissal of the claim alleging breach of contract. On March 12, 1997 the appellate court upheld the ruling of May 22, 1996. On June 9, 1997 the court ordered that the case be submitted to non-binding mediation via the commercial division's Alternative Dispute Resolution Program. Mediation was unsuccessful. Management and legal counsel believe that the lawsuit has little or no merit. The ultimate outcome of this litigation cannot presently be determined.

 (8)   Related-party Transactions

       Affiliates of the general partners receive an administrative fee for managing the operations of the Partnership. Administrative fee amounts in 1997, 1996 and 1995 were $341,522, $328,843 and $318,278, respectively.

       On December 9, 1994, the Partnership entered into an interfacility loan agreement with Kamine/Besicorp Carthage L.P. (KBC) and Kamine/Besicorp Natural Dam L.P. (KBND). The agreement allows the Partnership to borrow funds or advance funds to the extent of available cash, as defined in the loan agreement. Such loans to or from either KBC or KBND are required when there are insufficient funds available to pay certain current obligations. At December 31, 1997 and 1996, there are no outstanding amounts due to or from KBC and KBND.

       On December 22, 1994, the Partnership advanced $2,637,973 to Kamine/Besicorp GlenCarthage Partnership. The loan receivable is payable in quarterly installments over 12 years and carries an interest rate based on either the Commercial Paper Rate or the annual yield on 10-year U.S. Treasury obligations, as defined, plus 4.5%. The interest rate was fixed on December 1, 1995 at 10.21%, based on the 10-year U.S. Treasury yield at that time, plus 4.5%.

       The Partnership has an agreement with the two developers for additional fees for development work, management and administrative services. These fees (cash flow fees and contract rights) have been assigned by the developers to Kamine/Besicorp GlenCarthage Partnership, in which the developers are partners. This partnership has the right to receive these fees when the Partnership has sufficient funds available in accordance with payment priority, provided that the developers provide management and administrative services. The contract rights, as defined, are payable through March 31, 2007. For 1997, 1996 and 1995, the Partnership recorded contract rights expense of $992,093, $994,639 and $2,703,132, respectively. Cash flow fees are payable over the life of the Project based on 8.5% of cash flows from operations, as defined. Cash flow fees paid to related parties in 1997, 1996 and 1995 were $445,432, $481,622 and $69,070, respectively.

KPMG Peat Marwick LLP
New Jersey Headquarters
150 John F.Kennedy Parkway
Short Hills, New Jersey  07078


                           Independent Auditors' Report


The Partners
Kamine/Besicorp GlenCarthage Partnership:


We have audited the accompanying balance sheets of Kamine/Besicorp GlenCarthage Partnership as of December 31, 1997 and 1996, and the related statements of operations, partners' deficiency, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the general partners. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kamine/Besicorp GlenCarthage Partnership as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                                  /s/ KPMG Peat Marwick LLP


May 12, 1998

                    KAMINE/BESICORP GLENCARTHAGE PARTNERSHIP

                                 Balance Sheets

                           December 31, 1997 and 1996



                           Assets                                                     1997              1996
                                                                                      ----              ----

Cash                                                                          $      2,350              1,450
Accounts receivable - Cogeneration Projects
    (notes 4 and 6)                                                                757,073            716,988
                                                                                   -------            -------

                  Total assets                                                $    759,423            718,438
                                                                                   =======            =======

            Liabilities and Partners' Deficiency

Current liabilities:
    Current portion of loans payable - Cogeneration
       Projects (note 3)                                                          285,270            252,085
    Amounts due to related parties (note 7)                                       121,543            128,101
    Accrued expenses                                                              235,212            196,968
                                                                                  -------            -------
                  Total current liabilities                                       642,025            577,154

Loans payable - Cogeneration Projects, net of
    current portion (note 3)                                                    4,366,479          4,651,749
                                                                                ---------          ---------
                  Total liabilities                                             5,008,504          5,228,903

Partners' deficiency (note 2)                                                  (4,249,081)        (4,510,465)
                                                                                ---------          ---------

                  Total liabilities and partners'
                     deficiency                                               $   759,423            718,438
                                                                                =========            =========


See accompanying notes to financial statements.

                    KAMINE/BESICORP GLENCARTHAGE PARTNERSHIP

                            Statements of Operations

                  Years ended December 31, 1997, 1996 and 1995



                                                                       1997            1996             1995
                                                                       ----            ----             ----

Revenue:
    Contract rights (note 4)                                    $   2,082,649       2,087,993       3,794,672
    Developers' cash flow fees (note 6)                               842,564         928,680         320,534
                                                                    ----------    ------------     ----------

                                                                    2,925,213       3,016,673       4,115,206
                                                                    ----------    ------------     ----------

Operating expenses:
    Interest expense                                                  492,155         518,446         545,691
    Cash flow fees (note 6)                                           842,564         928,680         320,534
    Other                                                               1,850           7,425           5,700
                                                                     ---------    ------------     -----------

                  Total operating expenses                           1,336,569      1,454,551         871,925
                                                                     ---------    ------------     -----------

                  Income from operations                             1,588,644      1,562,122       3,243,281

Other income - interest                                                       -             -             673
                                                                     ----------    -----------     ----------

                  Net income                                    $     1,588,644     1,562,122       3,243,954
                                                                     ==========    ===========    ===========


See accompanying notes to financial statements.


                    KAMINE/BESICORP GLENCARTHAGE PARTNERSHIP

                       Statements of Partners' Deficiency

                  Years ended December 31, 1997, 1996 and 1995



                                                                     1997             1996              1995
                                                                     ----             ----              ----

Partners' deficiency at beginning of year                    $  (4,510,465)      (4,707,049)       (4,572,788)
Partners' contributions                                              5,000            5,000                 -
Partners' distributions (note 2)                                (1,332,260)      (1,370,538)       (3,378,215)
Net income (note 2)                                              1,588,644        1,562,122         3,243,954
                                                                -----------     -----------        ----------

Partners' deficiency at end of year                          $  (4,249,081)      (4,510,465)       (4,707,049)
                                                                ===========      ===========       ==========


See accompanying notes to financial statements.

                    KAMINE/BESICORP GLENCARTHAGE PARTNERSHIP

                            Statements of Cash Flows

                  Years ended December 31, 1997, 1996 and 1995



                                                                     1997             1996              1995
                                                                     ----             ----              ----

Cash flows from operating activities:
    Net income                                               $    1,588,644         1,562,122        3,243,954
    Adjustments to reconcile net income
       to net cash provided by operating
       activities B changes in operating
       assets and liabilities:
          (Increase) decrease in accounts
              receivable                                            (40,085)         (55,125)         185,945
          Decrease in escrow funds                                        -                -          115,810
          Decrease in amounts due to related
              parties                                                (6,558)          (6,009)         (43,379)
          Increase in accrued expenses                               38,244           85,111           23,317
                                                                   ---------       ---------        ----------

              Net cash provided by operating
                  activities                                      1,580,245       1,586,099         3,525,647
                                                                  ---------       ---------        ----------

Cash flows from financing activities:
    Payments on long-term loan payable                             (252,085)       222,487)         (149,625)
    Distribution to partners, net of
       contributions                                             (1,327,260)    (1,365,538)       (3,378,215)
                                                                  ---------     ----------        -----------

              Net cash used in financing
                  activities                                     (1,579,345)    (1,588,025)       (3,527,840)
                                                                  ---------      ----------       -----------

              Increase (decrease) in cash                               900         (1,926)           (2,193)

Cash at beginning of year                                             1,450          3,376             5,569
                                                                   --------      ----------       ----------

Cash at end of year                                          $        2,350          1,450             3,376
                                                                   ========      ==========        =========

Cash paid during year for interest                           $      498,713         524,455          411,581
                                                                   ========      ===========       ==========


See accompanying notes to financial statements.

                                      F-55


                          Notes to Financial Statements

                           December 31, 1997 and 1996



 (1)   Organization and Summary of Significant Accounting Policies

       Organization

       Kamine/Besicorp GlenCarthage Partnership (the Partnership) is a New York general partnership formed on October 30, 1990. The Partnership was organized to enter into a loan agreement (the Loan Agreement) between the Partnership and NNW, Inc.
       (formerly Nova Northwest, Inc.).

       The partners of the Partnership are Kamine Development Corp. (KDC) and Beta Nova Inc. (a subsidiary of Besicorp Group Inc.), each of which holds a 50% interest in the Partnership. On May 3, 1995, KDC assigned the economic rights of its interest in the Partnership to a trust with Chase Manhattan Bank as trustee.

       Summary of Significant Accounting Policies

           Income Taxes

           Income taxes have not been provided since the Partnership is not a taxable entity. The partners report their respective share of the Partnership's income or loss on their individual income tax returns.

           Use of Estimates

           In  conformity  with  generally   accepted   accounting   principles,
           management of the Partnership makes estimates and assumptions relating to the reporting of assets and liabilities and revenues and expenses and the disclosure of contingent assets and liabilities in preparing the accompanying financial statements. Actual results could differ from those estimates.

           Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.


 (2)   Allocation of Income, Losses and Cash Distributions

       A separate capital account has been established for each partner. Each such account is (a) increased by the amount of such partner's capital contributions, any profits and items of income and gain allocated to such partner, any increase in such partner's share of the liabilities of the Partnership and the amount of partnership liabilities assumed by the partners; and (b) decreased by the amount of cash and the fair market value of any partnership assets distributed to such partner, the amount of losses allocated to such partner, any decrease in such partner's share of the liabilities of the Partnership and the amount of any partner liabilities assumed by the Partnership.

       Profits and losses for any year or portion of such year are allocated among the partners in proportion to their percentage ownership interests.

       Excess cash received by the Partnership is distributed to the partners in accordance with their percentage ownership interests.


 (3)   Loans Payable

       On October 1, 1990, the partners, doing business as the Partnership, entered into the loan Agreement with NNW, Inc. pursuant to which $5,000,000 was borrowed from NNW, Inc.

       The general partners of the Carthage and South Glens Falls cogeneration projects (the Cogeneration Projects) guaranteed the Loan Agreement by pledging their ownership interests in the Cogeneration Projects, to the extent permitted under the respective limited partnerships' participation agreements, as well as pledging their cash flow from such ownership in the event that the cash flow development fees were insufficient to cover the loan requirements.

       In addition, 8.5% of the operating cash flows from each of the Cogeneration Projects has been contributed to the Partnership and is to be paid to NNW, Inc. over the life of the Cogeneration Projects as partial consideration for the loan, regardless of the timing of final payment of the loan.

       On December 22, 1994, the Partnership obtained loans aggregating $5,275,946 from the Cogeneration Projects. These loans are payable in quarterly installments over 12 years and carried an interest rate based on either the Commercial Paper Rate or the annual yield on ten-year U.S. Treasury obligations, as defined, plus 4.5%. The interest rate was fixed on December 1, 1995 at 10.21% based on the ten-year U.S. Treasury rate plus 4.5% at that time. The loan proceeds were used to repay the outstanding loan with NNW, Inc., including prepayment premiums.

       The total amounts of loans payable to the Cogeneration Projects due during each of the next five years are as follows:


           Year ending December 31:
               1998                                         $     285,270
               1999                                               323,098
               2000                                               365,992
               2001                                               414,268
               2002                                               469,190
                                                                  =======

 (4)   Contract Rights

       The general partners have pledged their cash flow development fee rights (contract rights) from the Cogeneration Projects to the Partnership to repay the loans payable to the Cogeneration Projects. The contract rights are earned by the partners when the Cogeneration Projects have generated sufficient cash to make the required payment. As of December 31, 1997 and 1996, the Partnership has a receivable with respect to contract rights of $523,611 and $524,020, respectively, from the Cogeneration Projects.


 (5)   Business and Operating Matters

       The Partnership was organized to enter into the Loan Agreement with NNW, Inc., which was to be repaid from cash flows of the Cogeneration Projects. The loan was repaid in advance of its maturity and replaced by loans from the Cogeneration Projects. The continued operations of the Partnership are dependent upon the Cogeneration Projects generating sufficient cash flows in order to be able to pay the Partnership's obligations. At December 31, 1997, the Partnership has a substantial excess of liabilities over assets. Management anticipates that sufficient cash flows will be available from the Cogeneration Projects to pay the Partnership's obligations.

       The Cogeneration Projects are principally engaged in a single line of business, the production and sale of electric power to one customer, Niagara Mohawk Power Corporation (NIMO). On July 10, 1997, NIMO announced that a master restructuring agreement (MRA) was signed with respect to 29 independent power contracts, including the ones held by the Cogeneration Projects, whereby NIMO would restructure or terminate the independent power contracts for combinations of cash and/or debt securities, common stock and new agreements. On March 20, 1998, the Commission issued an opinion and order with respect to the MRA adopting the terms of settlement, subject to modifications and conditions. On May 8, 1998, NIMO announced that third-party conditions had been satisfied or waived by holders of 27 of independent power contracts, including the ones held by the Cogeneration Projects. The closing date of the MRA is projected to be June 30, 1998, but remains subject to certain conditions. The consummation of the MRA is expected to result in the receipt of sufficient monies by the Cogeneration Projects to enable prepayment of the remaining scheduled contract rights amounts and provide additional developers' cash flow fees (see note 6) for the Partnership. However, there is no assurance that the MRA will be consummated and, accordingly, the ultimate impact on the Partnership cannot presently be determined.

 (6)   Developers' Cash Flow

       The general partners have acquired an 8.5% cash flow fee from operations in addition to their cash flow development fee rights in the Cogeneration Projects. The general partners have assigned these fees to the Partnership, which are being paid to NNW, Inc. as additional consideration for the October 1, 1990 loan (see note 3). These cash flow fees will be received over the life of the projects. At December 31, 1997 and 1996, the Partnership has outstanding receivables with respect to cash flow fees of $233,462 and $192,968, respectively, from the Cogeneration Projects.


 (7)   Amounts Due to Related Parties

         Amounts due to related parties at December 31, 1997 and 1996 consist of accrued interest on loans from the Cogeneration Projects

KPMG Peat Marwick LLP
New Jersey Headquarters
150 John F. Kennedy Parkway
Short Hills, New Jersey  07078

                          Independent Auditors' Report


The Partners
Kamine/Besicorp Natural Dam L.P.:


We have audited the accompanying balance sheets of Kamine/Besicorp Natural Dam L.P. as of December 31, 1997 and 1996, and the related statements of operations, partners' deficiency, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the general partners. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kamine/Besicorp Natural Dam L.P. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                  /s/ KPMG Peat Marwick LLP

February 24, 1998

                        KAMINE/BESICORP NATURAL DAM L.P.

                                 Balance Sheets

                           December 31, 1997 and 1996

                             Assets                                                         1997              1996
                                                                                            ----              ----

Current assets:
    Cash                                                                             $    967,440        1,091,152
    Cash held in escrow                                                                   571,034          665,218
    Accounts receivable                                                                 1,585,915        1,592,073
    Prepaid expenses and other current assets                                             257,924          279,347
                                                                                        ---------        ---------

                  Total current assets                                                  3,382,313        3,627,790
                                                                                        ---------       ----------

Facility under capital lease (note 4)                                                  71,272,406       71,272,406
    Less accumulated amortization                                                      10,807,998        7,251,268
                                                                                        ---------       ----------

                  Facility under capital lease, net                                    60,464,408       64,021,138
                                                                                       ----------       ----------

Other assets:
    Cash held in escrow                                                                 3,267,271        3,174,270
    Deferred fuel costs, less accumulated amortization
       of $898,649 and $614,865 at December 31,
       1997 and 1996, respectively (note 7)                                               851,351        1,135,135
                                                                                       ----------        ---------

                  Total other assets                                                    4,118,622        4,309,405
                                                                                        ---------        ---------

                  Total assets                                                        $67,965,343       71,958,333
                                                                                      ===========      ===========

              Liabilities and Partners' Deficiency

Current liabilities:
    Current installments of long-term debt (note 5)                                      530,502          472,347
    Accounts payable                                                                     561,671          497,762
    Amounts due to related parties (notes 2 and 8)                                       965,190        1,089,052
    Accrued expenses and other current liabilities                                       658,162          649,694
    Obligations under capital lease (note 4)                                           1,492,662        1,326,309
                                                                                       ---------        ---------
                  Total current liabilities                                            4,208,187        4,035,164

Long-term debt, excluding current installments (note 5)                                3,701,483        4,231,984
Obligations under capital lease (note 4)                                              68,320,019       69,812,681
Deferred gain on sale of Facility (note 3)                                             3,993,981        4,228,921
                                                                                      ----------       ----------

                  Total liabilities                                                  80,223,670       82,308,750
                                                                                     ----------       ----------

Partners' deficiency (note 2):
    General partners                                                                 (3,812,416)      (3,219,056)
    Limited partners                                                                 (8,445,911)      (7,131,361)
                                                                                      ---------       ----------
                  Total partners' deficiency                                        (12,258,327)     (10,350,417)

Commitments (notes 4, 5, 6 and 7)

                  Total liabilities and partners' deficiency                        $67,965,343       71,958,333
                                                                                    ==========       ===========


See accompanying notes to financial statements.


                        KAMINE/BESICORP NATURAL DAM L.P.

                            Statements of Operations

                  Years ended December 31, 1997, 1996 and 1995


                                                                     1997             1996              1995
                                                                     ----             ----              ----

Revenues (note 7)                                            $  19,228,875       19,357,075       15,254,402
                                                                ----------       ----------       ----------

Operating expenses:
    Amortization of asset under capital lease                    3,556,730        3,556,730        3,596,043
    Fuel (note 1)                                                2,621,165        2,530,135        1,613,462
    ESA payments (note 7)                                                -                -          537,293
    Operations and maintenance (note 7)                          1,004,363          898,998          841,407
    Administrative fee (notes 2 and 8)                             342,006          329,368          318,786
    Insurance                                                      217,802          243,502          253,537
    Amortization of fuel costs                                     283,784          283,784          283,784
    Utilities                                                      418,466          399,606          290,519
    Property taxes                                                 306,996          284,583          247,482
    Other                                                          315,477          174,253          175,158
                                                                 ---------      -----------       ----------

                  Total operating expenses                       9,066,789        8,700,959        8,157,471
                                                                 ---------      -----------       ----------

                  Income from operations                        10,162,086       10,656,116        7,096,931
                                                                ----------      -----------       ----------

Other income (expense):
    Interest expense                                            (8,869,456)      (9,140,381)      (9,213,444)
    Interest income                                                189,789          178,217          201,657
    Gain on sale of Facility (note 3)                              234,940          234,940          234,936
    Other expense                                                  (53,403)         (42,179)         (31,169)
                                                                 ---------      -----------       ----------

                  Total other expense                           (8,498,130)      (8,769,403)     (8,808,020)
                                                                ----------      -----------      ----------

                  Net income (loss)                          $   1,663,956        1,886,713      (1,711,089)
                                                                ==========      ===========      ==========


See accompanying notes to financial statements.

                        KAMINE/BESICORP NATURAL DAM L.P.

                       Statements of Partners' Deficiency

                  Years ended December 31, 1997, 1996 and 1995


                                                                  General           Limited
                                                                  partners          partners            Total

Partners' deficiency at December 31, 1994                   $   (1,848,236)       (3,146,755)       (4,994,991)
Partners' distributions (note 2)                                  (698,244)       (1,546,907)       (2,245,151)
Partnership restructuring (note 2)                                 294,704          (294,704)                -
Net loss (note 2)                                                 (532,148)       (1,178,941)       (1,711,089)
                                                                 ----------        ---------         ---------
Partners' deficiency at December 31, 1995                       (2,783,924)       (6,167,307)       (8,951,231)

Partners' distributions (note 2)                                (1,021,900)       (2,263,999)       (3,285,899)
Net income (note 2)                                                586,768         1,299,945         1,886,713
                                                                 ----------        ---------         ---------
Partners' deficiency at December 31, 1996                       (3,219,056)       (7,131,361)      (10,350,417)

Partners' distributions (note 2)                                (1,110,850)       (2,461,016)       (3,571,866)
Net income (note 2)                                                517,490         1,146,466         1,663,956
                                                                 ---------         ---------        ----------

Partners' deficiency at December 31, 1997                   $   (3,812,416)      (8,445,911)      (12,258,327)
                                                                 =========        =========        ==========


See accompanying notes to financial statements.


                        KAMINE/BESICORP NATURAL DAM L.P.

                            Statements of Cash Flows

                  Years ended December 31, 1997, 1996 and 1995


                                                                                    1997              1996             1995
                                                                                    ----              ----             ----

Cash flows from operating activities:
    Net income (loss)                                                         $  1,663,956        1,886,713        (1,711,089)
    Adjustments to reconcile net income (loss) to
       net cash provided by operating activities:
          Amortization of Facility under capital
              lease                                                              3,556,730        3,556,730         3,596,043
          Amortization of fuel costs                                               283,784          283,784           283,784
          Amortization of deferred gain                                           (234,940)        (234,940)         (234,936)
          Changes in operating assets and liabilities:
              Decrease (increase) in escrow accounts                                 1,183         (303,051)          154,191
              Decrease (increase) in receivables                                     6,158         (307,514)          (69,275)
              Decrease (increase) in prepaid expenses
                 and other current assets                                           21,423          (25,436)          274,288
              Increase (decrease) in accounts payable                               63,909          (90,022)         (218,037)
              (Decrease) increase in due to related
                 parties                                                          (123,862)         351,116        (1,562,487)
              Increase (decrease) in accrued expenses
                 and other current liabilities                                       8,468           (7,876)         (202,902)
              Increase in accrued interest under capital
                 lease                                                                   -                -           741,764
                                                                                ----------        ---------         ---------

                    Net cash provided by operating
                        activities                                               5,246,809        5,109,504         1,051,344
                                                                                ----------        ---------         ---------

Cash flows from financing activities:
    Payments on capital lease obligation                                        (1,326,309)      (1,109,418)                -
    Proceeds from long-term debt                                                         -                -         1,306,590
    Payments on long-term debt                                                    (472,346)        (452,790)       (1,593,029)
    Partners' distributions                                                     (3,571,866)      (3,285,899)       (2,245,151)
                                                                                ----------        ---------         ---------

                    Net cash used in financing
                        activities                                              (5,370,521)     (4,848,107)        (2,531,590)

                    (Decrease) increase in cash                                   (123,712)        261,397         (1,480,246)

Cash at beginning of year                                                        1,091,152         829,755          2,310,001
                                                                                ----------       ---------          ---------

Cash at end of year                                                         $      967,440       1,091,152            829,755
                                                                                ==========      ==========           ========

Supplemental disclosure of cash flow information -
    cash paid during the year for interest                                  $    8,869,456       9,188,784          7,842,604
                                                                                ==========       =========          =========

Noncash investing and financing activities B capital
    lease repricing adjustment (note 4)                                     $           -               -             727,594
                                                                                =========       =========             =======


See accompanying notes to financial statements.



                          Notes to Financial Statements

                           December 31, 1997 and 1996



 (1)   Organization and Summary of Significant Accounting Policies

       Organization

       Kamine/Besicorp Natural Dam L.P. (the Partnership) is a Delaware limited partnership formed on August 1, 1991. The Partnership was organized for the purpose of constructing, owning and operating a 49-megawatt cogeneration facility (the Facility or the Project) on premises leased from Fort James Corporation (Fort James), formerly James River Paper Company, Inc., in Gouverneur, New York (premises sold to Fonda Group, Inc. (Fonda) on May 6, 1996). The Facility is operated as a PURPA qualifying cogeneration facility using natural gas as the primary source of fuel.

       The general partners of the Partnership are Kamine Natural Dam Cogen Co., Inc. (KNDCCI) and Beta Natural Dam, Inc. (a subsidiary of Besicorp Group, Inc. (Besicorp)), which retain a 16% and 21% interest in the Partnership, respectively. The limited partners are Kamine Development Corp. (KDC) and Beta N Limited (a subsidiary of Besicorp), which retain a 34% and 29% interest in the Partnership, respectively. On May 3, 1995, KNDCCI restructured its 16% general partner interest in the project to a 5.9% limited partner interest and a 10.1% general partner interest. KDC and KNDCCI assigned the economic rights of their limited partner interests in the Partnership to a trust, with Chemical Bank as trustee, on May 3, 1995.

       The Facility began commercial operations on July 6, 1993. Sales to Niagara Mohawk Power Corporation (NIMO) approximated 94%, 96% and 98% of total revenues in 1997, 1996 and 1995, respectively.

       The Partnership conveyed ownership of the Facility to the St. Lawrence County Industrial Development Agency (IDA). The tax-exempt status of the IDA exempts the project from property taxes during IDA ownership. Payments in lieu of real property taxes (PILOT) are made to the IDA under a PILOT Agreement. The IDA has appointed the Partnership as its agent and was to convey the Facility to the Partnership in accordance with an installment sale agreement.

       The Partnership's interest in the Facility was sold to General Electric Capital Corporation (GECC) on December 22, 1994 and leased back by the Partnership. GECC entered into a Trust Agreement with Manufacturers and Traders Trust Company (M&T) as of December 9, 1994 to engage M&T as Owner Trustee. In connection with the sale of the Partnership's interest in the Facility, the installment sale agreement was assigned to M&T.

       Summary of Significant Accounting Policies

           Amortization of Capital Lease

           Amortization of the Facility under capital lease is computed using the straight-line method over the lease term.

           Deferred Fuel Cost

           The cost associated with modifying the fuel arrangements until January 1, 2001 to accommodate revised Power Purchase Agreement (PPA) terms (see note 7) is deferred and amortized during the period from November 1, 1994 (the date the modifications became effective) through December 31, 2000.

           Revenue Recognition

           Revenues are recognized as earned.

           Gain on Sale

           The gain from the sale of the Facility has been deferred and is being recognized on a straight-line basis over the lease term.


                                      F-64
           Income Taxes

           Income taxes will not be provided for since the Partnership is not a taxable entity. The partners report their respective share of the Partnership's taxable income or loss on their respective income tax returns.

           Fuel Sales

           Sales of fuel and transportation associated with excess natural gas pipeline capacity purchased by the Partnership to support peak fuel requirements have been treated as a reduction to fuel expense. Total sales related to disposition of such excess capacity in 1997, 1996 and 1995 amounted to $1,660, $0 and $34,292, respectively.

           Escrow Accounts

           An escrow arrangement has been established for receipt of all revenues and payment of all obligations of the Partnership. The security agent is Summit Bank (Summit). Amounts in the collection account, which represent general funds, are classified as cash on the balance sheets. Funds in other accounts, which are set aside for specific purposes, are classified as escrow accounts. The escrow accounts at December 31, 1997 and 1996 consist of a current account principally for the payment of taxes and insurance, and two long-term accounts B a reserve for lease payments and an escrow account for restart costs of the Facility (expected to be incurred in late 2000).

           Financial Instruments

           The carrying values of the Partnership's financial instruments at December 31, 1997 approximate their estimated fair value. The carrying amounts of accounts receivable, accounts payable, and accrued expenses and other current liabilities approximate fair value due to the short-term maturity of such instruments. Management believes that the carrying amounts of long-term debt approximate fair value based on rates that would be offered to the Partnership for debt with similar maturities and characteristics.

           Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed
           Of

           The Partnership adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," as of January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell. Adoption of this Statement did not have an impact on the Partnership's financial position or results of operations.

           Use of Estimates

           In conformity with generally accepted accounting principles, management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and revenue and expenses and the disclosure of contingent assets and liabilities in preparing the accompanying financial statements. Actual results could differ from those estimates.

           Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

           Risks and Uncertainties

           The Partnership is principally engaged in a single line of business, the production and sale of electric power to one customer, NIMO.

           The regulated investor-owned utility industry is currently subject to considerable market pressures and changes in the federal and state regulatory environment in which it operates. These pressures are resulting in industry consolidation and pressure to disaggregate electric generation, transmission and distribution assets and to adjust cost structures to meet market conditions. The utility to which the Partnership sells its power, NIMO, made a filing on October 10, 1995 to the Public Service Commission of the State of New York (the Commission) setting forth numerous restructuring proposals, including a significant reduction in the price for power purchased from independent power producers currently under contract with NIMO. NIMO stated in such filing that its financial viability is threatened. In early 1996, NIMO suspended payment of dividends on its common stock. On August 1, 1996, NIMO proposed to buy out 44 independent power contracts in exchange for a combination of cash and securities. An agreement in principle was announced on March 10, 1997 whereby NIMO would restructure or terminate the power contracts for combinations of cash and/or debt securities, common stock and new agreements. On July 10, 1997, NIMO announced that a master restructuring agreement was signed with respect to 29 independent power contracts, including the one held by the Partnership. On September 25, 1997, NIMO announced that it had reached an agreement with the staff of the New York Department of Public Service on a rate and restructuring plan (including recommended approval of the master restructuring agreement). After a series of hearings and testimony by interested parties, on December 29, 1997 the assigned Administrative Law Judge recommended approval on the rate and restructuring plan with some modifications. On February 24, 1998, the Commission approved the master restructuring agreement. Any restructuring remains subject to the approval of third parties for both the Partnership and NIMO and there is no assurance that a restructuring will be completed or that changes will not occur. The outcome of the industry trends, regulatory changes, the NIMO negotiations and NIMO's financial viability cannot presently be determined.

           Reclassification

           Certain items in the 1996 and 1995 financial statements have been reclassified to conform with the 1997 presentation.


 (2)   Allocation of Income, Losses and Cash Distributions

       A separate capital account is established and maintained for each partner. Each account shall be (a) increased by the amount of such partner's capital contributions, any profits and items of income and gain allocated to such partner, and any increase in such partner's share of the liabilities of the Partnership and the amount of the Partnership's liabilities assumed by the partner; and (b) decreased by the amount of cash and the fair market value of any of the Partnership's assets distributed to such partner, the amount of losses allocated to such partner, and any decrease in such partner's share of the liabilities of the Partnership and the amount of any partner liabilities assumed by the Partnership (subject to certain provisions).

       Profits and losses for any calendar year or portion of such year are allocated among the partners in proportion to their percentage ownership interests, except that any net losses of the Partnership will be allocated among the partners in accordance with the positive balances in their capital accounts, and thereafter any remaining losses will be allocated according to the percentages of ownership.

       The partners' capital accounts were restructured in 1995 to reflect KNDCCI's change in its general partner interest from a 16.0% general partner interest to 10.1% in exchange for a 5.9% limited partner interest. The net effect of this change is a $294,704 decrease in the general partners' deficiency account balance and a similar increase in the limited partners' deficiency account balance.

       Net cash flow, as defined, for each calendar quarter is distributed to the partners in accordance with their percentage ownership interests. In addition, amounts required for payment of New York State franchise taxes by the partners, based upon a percentage rate of each partner's pro rata share of partnership revenues pursuant to Article 9, Section 186 of the New York State Tax Code, are distributed to the partners when tax payments are due. Partners' distributions in 1997, 1996 and 1995 were for payment of such taxes, as well as net cash flow distributions.

       The partners have a deficiency in their partners' capital account balance as a result of distributions in excess of their proportionate share of net income. Management anticipates that the deficiencies in the partners' capital account balance will reverse in subsequent years.

       In addition to their respective shares of partnership cash flow, the general partners and/or their affiliates receive an administrative fee of $300,000 per annum (escalated for changes in an Employment Cost Index).


 (3)   Sale of Facility

       The Partnership's interest in the Facility was sold on December 22, 1994 to GECC for $72,000,000. Proceeds from the sale were used to repay outstanding loans, pay a fee to GECC and to partially fund transaction costs. A gain on sale of $4,705,234 was deferred and is being recognized over the term of the lease. In 1997, 1996 and 1995, $234,940, $234,940 and $234,936, respectively, of the gain was recognized.


 (4)   Lease of Facility

       The Partnership entered into a Lease Agreement with M&T on December 22, 1994 to lease the Facility for 20 years with an option to renew for up to eight years at a fair market rental value. The lease is recorded as a capital lease. The lease was subject to repricing to account for changes in assumptions and estimated costs related to certain transaction expenses and the construction costs of other equipment.

       On December 20, 1995 (the repricing date), construction of other equipment was completed and all rights, title and interest in such equipment were transferred to M&T. In addition, the rental payments were revised on the repricing date to account for the changes in assumptions and estimated costs. As a result of the change in rental payments, the Facility under capital lease and related lease obligation were decreased by $727,594 on December 20, 1995.

       At December 31, 1997, the future minimum annual lease payments for the capital lease obligation are as follows:


       1998                                   $         9,700,570
       1999                                             9,700,570
       2000                                             9,700,570
       2001                                             9,700,570
       2002                                             9,700,570
       Thereafter                                     110,006,273
                                                      -----------
                                                      158,509,123

       Less interest                                   88,696,442
               Future minimum annual                   ----------
                 lease payments               $        69,812,681
                                                       ==========


       The lease  payments made in 1995 were interest only as the payments under
       the  lease  were  less  than  the  imputed   interest   under  the  lease
       capitalization.


 (5)   Financing

       On December 9, 1994 a Term Loan, Working Capital and Letter of Credit Financing Agreement was entered into with GECC. It provided for a Tranche A Term Loan for up to $1,500,000 to fund construction for certain alterations to the Facility that was purchased by GECC. In connection therewith, the Tranche A Term Loan was repaid in December 1995. In addition, a Tranche B Term Loan for up to $4,500,000 ($3,193,935 and $3,398,707 outstanding at December 31, 1997 and 1996, respectively) was provided to fund transaction costs not funded by the sale proceeds, operator demobilization costs and an initial lease reserve amount which will be repaid over 12 years. GECC also provided for $1,750,000 ($1,038,050 and $1,305,624 outstanding at December 31, 1997 and 1996, respectively) to fund the payment made to Norcen Energy Resources Limited (Norcen), formerly North Canadian Marketing Inc. (see note 7) pursuant to the Second Amendment to the Gas Purchase Agreement which will be repaid over six years. The Tranche A and B Term Loans carried an interest rate based on either the Commercial Paper Rate or the annual yield on ten-year U.S. Treasury obligations, as defined in the agreement, plus 4.5%. The interest rate on the $1,750,000 loan is at 12.49%. An amendment to the Tranche B Term Loans was entered into on December 20, 1995, which fixed the interest rate at 10.21% effective December 1, 1995. A Working Capital Commitment of $3,000,000 is available to the Partnership as well as up to $5,000,000 for letters of credit related to fuel obligations. At December 31, 1997 and 1996, there are no borrowings outstanding under the Working Capital Commitment. At December 31, 1997, the Partnership has open letters of credit of $1,450,000.

       The total amounts of long-term debt due during each of the next five years are as follows:


           Year ending December 31:
              1998                                    $     530,502
              1999                                          595,892
              2000                                          668,457
              2001                                          309,174
              2002                                          342,742
                                                            =======


 (6)   Lease of Land

       The Facility is on a parcel of land owned by Fonda adjacent to its paper mill. The land is leased to the Partnership. In 1994, the lease was amended to extend the term to 45 years from the start of commercial operation. The rental payment is nominal for the first five years, then $200,000 per year for years 6 through 25 and nominal thereafter. The lease has been assigned to M&T in connection with the sale of the Facility.


 (7)   Commitments

       Affiliates of the Partnership entered into a PPA with NIMO dated as of December 4, 1987, with amendments dated August 28, 1989, October 19, 1990 and September 26, 1991. The PPA was assigned to the Partnership on November 1, 1991. NIMO agreed to purchase all electricity generated by the Facility for the term of 25 years from the date of commercial operation.

       In 1993,  the  Partnership  entered  into an  amendment  to the PPA which required payments on different bases during defined periods. During Period 1, as defined, NIMO was to pay $60.00 per megawatt-hour for the first 400,000 megawatt-hours per year, with the difference between $60.00 and the contract schedule avoided cost rates to be accumulated in an adjustment account and recorded as an asset or liability (deferred revenue). Period 1 was to continue until the adjustment account equaled zero. During Period 2, as defined, NIMO was to purchase electricity at 95% of the contract schedule avoided cost rates for the first 400,000 megawatt-hours per year with the difference between those amounts and 95% of the actual avoided cost tariff rates to be accumulated in an adjustment account and recorded as an asset or liability (deferred revenue). Period 2 was to continue until the 15th anniversary of commercial operation. During Period 3, as defined, NIMO was to purchase the electricity at 90% of the actual avoided cost tariff rates plus or minus an adjustment defined in the agreement to reduce the adjustment account to zero by the end of the term of the PPA. During all periods, amounts in excess of 400,000 megawatt-hours per year were to be purchased by NIMO at the actual energy-only avoided cost tariff rate. The adjustment account balance was secured by a lien on the Facility that was subordinate to GECC's security.

       An amendment to the PPA was entered into as of January 4, 1994 and became effective on November 3, 1994. The amendment requires NIMO to purchase electricity generated by the Facility for 35 years from November 3, 1994. In addition, the NIMO adjustment account at that date was eliminated. Also, during the period through January 1, 2001, the Facility is expected to be on standby availability and will not generate electricity except in the case of certain requirements or if NIMO elects to restart the Facility at an earlier date. In addition, the Partnership became obligated to pay NIMO $210,000 for commencing the PPA after August 4, 1994.

       The Partnership is to receive annual capacity payments from NIMO which it expects to be more than sufficient to cover debt service and fixed costs during the standby availability period.

       The Partnership entered into an Energy Service Agreement (ESA) with Fort James dated as of November 29, 1991 and amended and restated as of October 21, 1994. Fort James will purchase mill requirements for steam from the Facility for the term of 45 years from the start of commercial operation, at a price set forth in and adjusted pursuant to the amended and restated ESA, which will be multiplied by .5 for the first five years of operation and none thereafter. If the Partnership is unable to provide steam to the mill, it is obligated to reimburse the mill for the incremental cost to produce its own steam. In conjunction with the sale to Fonda (see note 1), all of Fort James' rights, title and interest in and to the ESA and Ground Lease were transferred to Fonda.

       The Partnership entered into a natural gas Peak Shaving Supply Agreement with The Consumers' Gas Company Limited (Consumers) as of August 1, 1991, amended as of October 25, 1994. Under this agreement, Consumers can take the Partnership's contracted natural gas, subject to defined limitations, for up to 30 days each year. As compensation, the Partnership receives a fee of $2.00 per million cubic feet of gas taken pursuant to the agreement plus the excess cost of alternate fuel. A portion of the compensation is advanced as an annual minimum payment of $240,000. Revenues realized pursuant to this agreement were $312,000, $360,000 and $240,000 in 1997, 1996 and 1995, respectively.

       The Partnership entered into an Operation and Maintenance Agreement (O&M Agreement) with Stewart & Stevenson Operations, Inc. (the Operator) dated as of November 1, 1991. The O&M Agreement was amended and restated as of October 21, 1994 to conform with the plan for operations associated with the amended and restated PPA. Under the amended agreement, the Operator will operate and maintain the Facility for a period of 12 years and one successive 6-year term, unless 12 months' prior notice is given by the Partnership to the Operator. While the Facility is on standby, compensation includes a fee of $623,900 plus $90 to $110 per equivalent operating hour, as defined, per year escalated by producer price index
       (PPI) plus letter of credit fees and insurance premium less interruption payments. When the Facility is operating, the fee will change to $1,484,256 per year plus $750,108 to $916,798 per year for major facility overhauls, both amounts subject to escalation for PPI.

       The Partnership has entered into various contracts for the supply and transportation of natural gas to the Project. Natural gas is supplied by Norcen. Transportation of natural gas by pipelines is by TransCanada Pipelines Limited (TCPL) from a point near the Alberta/Saskatchewan border to the Province of Quebec near the Canada/U.S. border; by the Iroquois Gas Transmission System, L.P. to the Route 58 gate station connection with St. Lawrence Gas Company, Inc. in upstate New York; and by St. Lawrence Gas Company, Inc. to the Facility. In 1994, the gas supply agreement with Norcen was amended to suspend the Partnership's obligation to purchase gas until January 1, 2001 and to assign the Partnership's contracted pipeline space on TCPL to Norcen. In connection with the amended and restated agreement, the Partnership paid Norcen $1,750,000. The unamortized cost is included in deferred fuel cost at December 31, 1997 and 1996. In addition, the Facility has the capacity to utilize Number 2 heating oil as an alternative fuel. The Partnership maintains an open account with Sprague Energy to purchase such fuel.

       The aforementioned agreements have been assigned to M&T in connection with the sale of the Facility.

       On July 19, 1995, the Partnership entered into a Guarantee Agreement with GECC to induce, execute and deliver a $4,000,000 Pipeline Loan Agreement with St. Lawrence Gas Company, Inc. Under the Guarantee Agreement, the Partnership has unconditionally guaranteed the payment of principal and interest ($3,587,541 outstanding at December 31, 1997) on the Pipeline Loan Agreement and all other amounts due GECC under such agreement.

 (8)   Related-party Transactions

       Affiliates of the general partners receive an administrative fee for managing the operations of the Partnership. The administrative fee for 1997, 1996 and 1995 was $342,006, $329,368 and $318,786, respectively.

       On December 9, 1994, the Partnership entered into an interfacility loan agreement with Kamine/Besicorp South Glens Falls L.P. (KBSGF) and Kamine/Besicorp Carthage L.P. (KBC). The agreement allows the Partnership to borrow funds or advance funds to the extent of available cash, as defined in the loan agreement. Such loans to or from either KBSGF or KBC are required when there are insufficient funds available to pay certain current obligations. At December 31, 1997 and 1996, there are no outstanding amounts due to or from KBSGF or KBC.

KPMG Peat Marwick LLP
New Jersey Headquarters
150 John F. Kennedy Parkway
Short Hills, New Jersey  07078


                          Independent Auditors' Report



The Partners
Kamine/Besicorp Syracuse L.P.:


We have audited the accompanying balance sheets of Kamine/Besicorp Syracuse L.P. as of December 31, 1997 and 1996, and the related statements of operations, partners' deficiency, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the general partners. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kamine/Besicorp Syracuse L.P. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                                  /s/ KPMG Peat Marwick LLP


February 24, 1998

                          KAMINE/BESICORP SYRACUSE L.P.

                                 Balance Sheets

                           December 31, 1997 and 1996


                              Assets                                                              1997                1996
                                                                                                  ----                ----

Current assets:
    Cash                                                                                 $     4,313,991           4,087,855
    Accounts receivable                                                                        2,659,189           3,140,890
    Other receivables                                                                            284,133              89,319
    Prepaid expenses and other current assets                                                    796,627             848,614
                                                                                               ---------           ---------

                  Total current assets                                                         8,053,940           8,166,678
                                                                                               ---------           ---------

Plant and equipment - cogeneration facility (notes 3 and 4)                                  133,955,248         129,032,968
    Less accumulated depreciation                                                             14,769,941          10,945,043
                                                                                             -----------         -----------

                  Plant and equipment, net                                                   119,185,307         118,087,925
                                                                                             -----------         -----------

Deferred financing costs, less accumulated amortization
    of $2,769,773 and $2,026,509 at December 31, 1997
    and 1996, respectively (note 4)                                                           7,910,222           8,653,486
Deferred fuel costs, less accumulated amortization of
    $13,268,928 and $9,131,070 at December 31, 1997
    and 1996, respectively (note 6)                                                          13,710,117          17,847,975
Cash held in escrow (note 1)                                                                 10,752,980           9,413,071
Other assets                                                                                    328,428             358,018
                                                                                             ----------          ----------

                  Total other assets                                                         32,701,747          36,272,550
                                                                                             ----------          ----------

                  Total assets                                                           $   159,940,994         162,527,153
                                                                                             ===========         ===========

               Liabilities and Partners' Deficiency

Current liabilities:
    Loans payable - current (note 4)                                                         36,338,526          33,145,350
    Accounts payable                                                                          3,825,910           6,427,021
    Retainage payable - construction (note 6)                                                         -              45,750
    Amounts due to related parties (note 7)                                                   2,587,790              53,064
    Accrued expenses and other current liabilities                                               27,981             384,085
                                                                                              ---------         -----------
                  Total current liabilities                                                  42,780,207          40,055,270

Loans payable, excluding current installments (note 4)                                      107,070,250         112,080,750
Subordinated loans (note 6)                                                                  20,000,000          20,000,000
                                                                                            -----------         -----------

                  Total liabilities                                                         169,850,457         172,136,020
                                                                                            -----------         -----------

Partners' deficiency (note 2):
    General partners                                                                        (5,124,808)        (4,969,355)
    Limited partners                                                                        (4,784,655)        (4,639,512)
                                                                                             ---------         ----------
                  Total partners' deficiency                                                (9,909,463)        (9,608,867)

Commitments (notes 4, 5, 6 and 9)

                  Total liabilities and partners' deficiency                             $ 159,940,994        162,527,153
                                                                                           ===========        ===========

See accompanying notes to financial statements.

                          KAMINE/BESICORP SYRACUSE L.P.

                            Statements of Operations

                  Years ended December 31, 1997, 1996 and 1995



                                                                 1997               1996               1995
                                                                 ----               ----               ----

Revenues (note 6)                                        $   31,863,289          32,484,975        26,151,260
                                                             ----------         -----------        ----------

Operating expenses:
    Fuel (note 1)                                             2,913,941           4,434,907         2,447,715
    Operations and maintenance (note 6)                       1,124,594           1,015,063           967,150
    Overhaul (note 10)                                         (478,002)          2,721,823                 -
    Rent (note 5)                                                25,774              47,223            47,023
    Management fee (note 7)                                     509,810             292,693           337,992
    Insurance                                                   527,229             541,759           600,983
    Depreciation                                              3,824,898           3,551,713         3,560,896
    Amortization of financing costs                             743,264             730,565           734,053
    Amortization of fuel costs                                4,137,858           4,137,412         4,138,681
    Utilities                                                   686,497             559,768           107,639
    Property tax                                                278,065             224,886            95,933
    Other                                                       405,782             295,753           473,353
                                                              ---------         ----------          ---------

                  Total operating expenses                   14,699,710          18,553,565        13,511,418
                                                             ----------         -----------        ----------

                  Income from operations                     17,163,579          13,931,410        12,639,842
                                                             ---------          -----------        ----------

Other income (expense):
    Interest expense (note 9)                             (17,353,347)          (17,512,465)      (17,200,112)
    Interest income                                           679,555               646,462           728,454
    Other expense, net (note 8)                              (355,696)             (796,615)         (848,361)
                                                           ----------           ------------       -----------

                  Total other expense                     (17,029,488)          (17,662,618)      (17,320,019)
                                                           ----------           -----------        ----------

                  Net income (loss)                       $   134,091            (3,731,208)       (4,680,177)
                                                           ==========           ===========         =========


See accompanying notes to financial statements.

                          KAMINE/BESICORP SYRACUSE L.P.

                       Statements of Partners' Deficiency

                  Years ended December 31, 1997, 1996 and 1995



                                                                   General         Limited
                                                                   partners        partners            Total

Partners' deficiency at December 31, 1994                    $     (394,110)       (367,167)        (761,277)
Net loss (note 2)                                                (2,420,354)     (2,259,823)      (4,680,177)
Partners' distributions (note 2)                                   (159,384)       (148,811)        (308,195)
                                                                  ---------     -----------        ----------
Partners' deficiency at December 31, 1995                        (2,973,848)      2,775,801)      (5,749,649)

Net loss (note 2)                                                (1,929,594)     (1,801,614)      (3,731,208)
Partners' distributions (note 2)                                    (65,913)        (62,097)        (128,010)
                                                                  ----------    -----------        ----------
Partners' deficiency at December 31, 1996                        (4,969,355)     (4,639,512)      (9,608,867)

Net income (note 2)                                                  69,345          64,746          134,091
Partners' distributions (note 2)                                   (224,798)       (209,889)        (434,687)
                                                                  ----------    -----------        ----------

Partners' deficiency at December 31, 1997                    $   (5,124,808)     (4,784,655)      (9,909,463)
                                                                  =========     ============       =========



See accompanying notes to financial statements.

                          KAMINE/BESICORP SYRACUSE L.P.

                            Statements of Cash Flows

                  Years ended December 31, 1997, 1996 and 1995



                                                                                   1997              1996              1995
                                                                                   ----              ----              ----

Cash flows from operating activities:
    Net income (loss)                                                   $       134,091        (3,731,208)       (4,680,177)
    Adjustments to reconcile net income (loss) to net
       cash provided by (used in) operating activities:
          Depreciation                                                        3,824,898         3,551,713         3,560,896
          Amortization of deferred fuel costs                                 4,137,858         4,137,412         4,138,681
          Amortization of financing costs                                       743,264           730,565           734,053
          Changes in operating assets and liabilities:
              Decrease (increase) in accounts receivable                        481,701        (1,005,227)          320,312
              (Increase) decrease in other receivables                         (194,814)           34,592         3,232,484
              Decrease in prepaid expenses and other
                 current assets                                                  51,987           578,098         1,240,534
              Decrease in other assets                                           29,590            47,224           118,797
              Increase in escrow accounts                                    (1,339,909)       (3,585,751)       (4,777,705)
              (Decrease) increase in accounts payable
                 and other accrued expenses                                  (2,601,111)        2,458,218       (10,902,920)
              Increase (decrease) in due to related parties                      34,726              (599)         (284,480)
                                                                              ---------         ---------       -----------

                    Net cash provided by (used in)
                        operating activities                                  5,302,281         3,215,037        (7,299,525)
                                                                              ---------         ---------         ---------

Cash flows from investing activities - construction
    and purchase of plant and equipment, net of
    amounts payable                                                          (2,824,134)      (1,722,750)       (4,670,988)
                                                                              ---------        ---------         ---------

Cash flows from financing activities:
    Proceeds from loans payable                                               4,816,506        2,739,100        37,700,000
    Payments on loans payable                                                (6,633,830)      (6,495,000)       (1,323,000)
    Payments on loan payable - bank                                                   _                -       (24,500,000)
    Partners' distributions                                                    (434,687)        (128,010)         (308,195)
    Increase in deferred financing costs                                              -                -           (58,014)
                                                                                --------      ----------         ---------

                    Net cash (used in) provided by
                        financing activities                                 (2,252,011)     (3,883,910)        11,510,791

                    Net increase (decrease) in cash                             226,136      (2,391,623)          (459,722)

Cash at beginning of year                                                     4,087,855       6,479,478          6,939,200
                                                                              ---------      ----------        -----------

Cash at end of year                                                        $  4,313,991       4,087,855          6,479,478
                                                                              =========      ==========         ==========

Supplemental disclosure of cash flow information -
    cash paid during the year for interest                                 $ 17,413,010      17,625,385        16,397,809
                                                                             ==========     ===========        ==========



See accompanying notes to financial statements.

                          KAMINE/BESICORP SYRACUSE L.P.


                          Notes to Financial Statements

                           December 31, 1997 and 1996



 (1)   Organization and Summary of Significant Accounting Policies

       Organization

       Kamine/Besicorp Syracuse L.P. (the Partnership) is a Delaware limited partnership formed on August 4, 1989. The Partnership was organized for the purpose of constructing, owning and operating a 79.9-megawatt cogeneration facility (the Facility) on premises leased from Hanlin Group, Inc. (Hanlin) near Syracuse, New York. The Facility is operated as a PURPA qualifying cogeneration facility using natural gas as the primary source of fuel.

       The general partners of the Partnership are Kamine Syracuse Cogen Co., Inc. (KS Cogen) and Beta Syracuse, Inc. (Beta) (a subsidiary of Besicorp Group, Inc.), which retained an initial 16% and 50% interest in the Partnership, respectively. Kamine Development Corp. (KDC) is a limited partner with an initial 34% interest in the Partnership. On November 9, 1992, the partnership agreement was amended whereby KS Cogen, Beta, KDC and Ansaldo North America, Inc. (Ansaldo), a limited partner, retain interests of 16%, 35.715%, 19.715% and 28.57%, respectively.

       The Partnership commenced commercial operations as of February 26, 1994. Sales to Niagara Mohawk Power Corporation (NIMO) approximated 99%, 98% and 99% of total revenues in 1997, 1996 and 1995, respectively.

       Summary of Significant Accounting Policies

           Plant and Equipment

           Plant and equipment are stated at cost, less accumulated depreciation. Maintenance and repairs which do not enhance the value or increase the basic productive capacity of the asset are charged to operations as incurred. Depreciation of assets was computed on a straight-line basis over their useful lives of 25 years, commencing on the date the Facility was placed into service.

           Effective November 3, 1994, the Partnership extended the estimated useful life of the Facility to 35 years as a result of the amended and restated Power Purchase Agreement (PPA) (see note 6).

           All costs of the Partnership during the construction period were capitalized to the Facility unless they specifically related to organization and start-up costs, the costs of obtaining financing, the costs of obtaining fuel commitments, or general operating expenses. Construction costs included direct materials and labor costs, purchase of equipment and those indirect costs related thereto. Interest costs during construction were capitalized. Construction costs incurred but not yet paid are classified as either accounts payable, accrued expenses or retainage payable.

           Deferred Financing Costs

         All costs associated with the financing of the Facility are deferred and amortized over the life of the permanent financing.



 (1), Continued

           Deferred Fuel Costs

           Costs associated with obtaining the commitment of natural gas supplies for the Facility are deferred and amortized over the life of the gas supply contract.

           The cost associated with modifying the fuel arrangements through January 1, 2001 (see note 6) to accommodate the revised PPA terms is deferred and amortized during the period from November 1, 1994 (the date the modifications became effective) through December 31, 2000.

           Revenue Recognition

           Revenues are recognized as earned.

           Income Taxes

           Income taxes have not been provided since the Partnership is not a taxable entity. The partners report their share of the Partnership's taxable income or loss on their respective income tax returns.

           Fuel Sales

           Sales of fuel and transportation associated with excess natural gas pipeline capacity purchased by the Partnership to support peak fuel requirements have been treated as a reduction to fuel expense. Total sales related to the disposition of such excess capacity in 1997, 1996 and 1995 amounted to $296,150, $450,786 and $150,721, respectively.

           Financial Instruments

           The carrying values of the Partnership's financial instruments at December 31, 1997 approximate their estimated fair value. The carrying amounts of accounts receivable, accounts payable, accrued expenses and other current liabilities approximate fair value due to the short-term maturity of such instruments. Management believes that the carrying amount of loans payable approximates fair value based on rates that would be offered to the Partnership for loans with similar maturities and characteristics.

           The Partnership has entered into interest rate swap and interest rate cap agreements to manage its interest rate risk. These transactions are entered into with notional amounts scheduled to be consistent with expected outstanding balances associated with loan agreements. The net interest differential, including premiums paid or received, if any, on interest rate swaps and interest rate caps, is recognized on an accrual basis and is recorded as a part of interest expense.

           The counterparty to the interest rate swap and interest rate cap agreements is a major financial institution. Credit loss from counterparty nonperformance is not anticipated.

           Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed
           Of

           The Partnership adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," as of January 1, 1996. The statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairments whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell. Adoption of this statement did not have an impact on the Partnership's financial position or results of operations.

           Use of Estimates

           In conformity with generally accepted accounting principles, management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and revenues and expenses and the disclosure of contingent assets and liabilities in preparing the accompanying financial statements. Actual results could differ from those estimates.

           Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

           Risks and Uncertainties

           The Partnership is principally engaged in a single line of business, the production and sale of electric power to one customer, NIMO.

           The regulated investor-owned utility industry is currently subject to considerable market pressures and changes in the federal and state regulatory environment in which it operates. These pressures are resulting in industry consolidation and pressure to disaggregate electric generation, transmission and distribution assets and to adjust cost structures to meet market conditions. The utility to which the Partnership sells its power, NIMO, made a filing on October 10, 1995 to the Public Service Commission of the State of New York (the Commission) setting forth numerous restructuring proposals, including a significant reduction in the price for power purchased from independent power producers currently under contract with NIMO. NIMO stated in such filing that its financial viability is threatened. In early 1996, NIMO suspended payment of dividends on its common stock. On August 1, 1996, NIMO proposed to buy out 44 independent power contracts in exchange for a combination of cash and securities. An agreement in principle was announced on March 10, 1997 whereby NIMO would restructure or terminate the power contracts for combinations of cash and/or debt securities, common stock and new agreements. On July 10, 1997, NIMO announced that a master restructuring agreement was signed with respect to 29 independent power contracts including the one held by the partnership. On September 25, 1997, NIMO announced that it had reached an agreement in principle with the staff of the New York Department of Public Service on a rate and restructuring plan (including recommended approval of the master restructuring agreement). After a series of hearings and testimony by interested parties, on December 29, 1997 the assigned Administrative Law Judge recommended approval of the rate and restructuring plan with some modifications. On February 24, 1998, the Commission approved the master restructuring agreement. Any restructuring remains subject to the approval of third parties for both the Partnership and NIMO and there is no assurance that a restructuring will be completed or that changes will not occur. The outcome of the industry trends, regulatory changes, the NIMO negotiations and NIMO's financial viability cannot presently be determined.

           Cash Held in Escrow

           The Partnership has established three long-term escrow accounts. These accounts are principally for major maintenance payments and debt payment reserves. The security agent is Deutsche Bank AG, New York Branch (Deutsche Bank AG).

           Reclassifications

           Certain items in the 1996 and 1995 financial statements have been reclassified to conform with the 1997 presentation.


 (2)   Allocation of Income, Losses and Cash Distributions

       A separate capital account has been established and maintained for each partner. Each such account is (a) increased by the amount of such partner's capital contributions, any profits and items of income and gain allocated to such partner, and any increase in such partner's share of the liabilities of the Partnership and the amount of partnership liabilities assumed by the partner; and (b) decreased by the amount of cash and the fair market value of any partnership assets distributed to such partner, the amount of losses allocated to such partner, and any decrease in such partner's share of the liabilities of the Partnership and the amount of any partner liabilities assumed by the Partnership (subject to certain provisions).

       Profits and losses for any calendar year or portion of such year shall be allocated among the partners in proportion to their percentage ownership interests. Net cash flow, as defined, for each quarter shall be distributed to the partners in accordance with their percentage ownership interests.

       In addition, amounts required for payment of New York State franchise taxes by the partners, based upon a rate of each partner's pro rata share of partnership revenues pursuant to Article 9, Section 186 of the New York State Tax Code, are distributed to the partners when tax payments are due. All partners' distributions in 1996 and 1995 were for payment of such taxes. All partners' distributions in 1997 were for payment of such taxes as well as net cash distributions.

       The partners have a deficiency in their partners' capital account balance as a result of distributions as well as their proportionate share of net loss. Management anticipates that the deficiencies in the partners' capital account balance will reverse in subsequent years.


 (3)   Plant and Equipment

       The Facility was constructed under the terms of a turnkey fixed price Engineering, Procurement and Construction (EPC) Contract by Ansaldo.

       Plant and equipment at December 31, 1997 and 1996 includes $10,958,087 of capitalized interest.


 (4)   Financing

       The Partnership entered into agreements with SV Syracuse, Inc. (SVS) and Ansaldo on January 22, 1992 whereby SVS and Ansaldo agreed to provide interim financing of up to $15,000,000 and $5,000,000, respectively, for the development and construction of the Facility until other financing for the construction and completion of the Facility could be obtained.

       On November 9, 1992, the Partnership converted the interim loans to term loans and entered into subordinated financing agreements with SVS and Ansaldo in the amounts of $15,000,000 and $5,000,000, respectively, as contemplated in the interim loan agreements. Each of the subordinated financing agreements provides for interest to be charged at the LIBOR rate, as defined, plus a range of 5.4% to 7.875%, payable quarterly (13.6875% at December 31, 1997). Principal payments are not required to begin until 2003, at which time quarterly payments will begin and continue until October 31, 2008, each agreement's maturity date. SVS was awarded a 12.5% share of the net cash flow generated, as defined, by the Facility, and Ansaldo was awarded its 28.57% limited partner interest as additional compensation for providing financial support for the Facility.

       As of November 9, 1992, the Partnership entered into a financing agreement with Deutsche Bank AG, as agent, and four other banks (the Banks) whereby the Banks agreed to provide construction financing not to exceed $111,800,000. The construction financing bore interest at the base rate, as defined, plus 1.1%, or at the LIBOR rate, as defined, plus 1.9%, as determined at the option of the Partnership, with a maturity date of no later than April 20, 1994. Subject to conditions set forth in the financing agreement, the Banks, at the request of the Partnership, converted the construction financing into a term loan not to exceed $114,300,000. The term loan bears interest at the base rate, as defined, plus a range of 1.5% to 1.625%, or at the LIBOR rate, as defined, plus a range of 2.25% to 2.375%, as determined at the option of the Partnership (8.1875% at December 31, 1997), with a maturity date of no later than October 31, 2008. Principal payments are made quarterly, over a 15-year period. The Banks have been granted a first priority security interest in the Facility and other collateral.

       As of October 20, 1994, the financing agreement was amended and restated to increase the construction financing and term loan commitment by $15,000,000 in conjunction with conversion to the revised PPA terms (see note 6). Loan terms are the same as for the original financing.

       In addition to the above-mentioned financing arrangements, the Banks agreed to provide a working capital loan, not to exceed $2,500,000, until the term loan maturity date. The Partnership is required to repay the aggregate unpaid principal amount at least once each fiscal quarter. The working capital loan bears interest at the base rate, as defined, plus a range of 1.5% to 1.625%. There are no outstanding borrowings under this agreement as of December 31, 1997 and 1996. The Banks also agreed to provide letters of credit not to exceed $5,800,000. At December 31, 1997 letters of credit totaling $431,132 are outstanding.

       On November 3, 1994, Key Bank of New York loaned $24,500,000 to the Partnership for use in making the payment to Norcen Energy Resources
       Limited (Norcen), formerly North Canadian Marketing (see note 6), pursuant to the Second Amendment to the Gas Purchase Agreement. The loan was repaid on December 29, 1995 with the proceeds received from a $24,500,000 LC Loan Facility (LC Loan) from Deutsche Bank AG ($28,531,776 was outstanding at December 31, 1997, the increase to the principal balance represents accrued but unpaid interest). Interest on the LC Loan is equal to LIBOR plus 3.0% (8.8125% at December 31, 1997). Commencing on December 31, 1996 and each successive year thereafter, the interest rate increases by .25% per annum. Until the LC Loan is repaid in full, 80% of the monies otherwise available to equity and cash flow holders will be utilized for repayment of the LC Loan. In addition, when the LC Loan is paid in full and the LC Loan of the Partnership's affiliate,
       Kamine/Besicorp Beaver Falls L.P. (KBF), remains unpaid, 80% of the monies that would be available to the Partnership's equity and cash flow holders will be loaned to KBF to repay its obligation.

       On November 30, 1992, the Partnership entered into agreements with the Onondaga County Industrial Development Agency (IDA) for loans in the amounts of $150,000 and $300,000. These notes represent a deferral of IDA fees that were due at construction loan closing. The loans were made to assist the Facility in making payment of property taxes due. The $150,000 loan is non-interest bearing and is payable in annual installments of $15,000 commencing December 1, 1993 through December 1, 2002. The $300,000 loan bears an interest rate of 6% through November 30, 1997 and 5.82% thereafter, with principal payments scheduled April 1, 1994 through January 1, 2003.

       The total scheduled amounts of loans payable due during each of the next five years are as follows:


                1998                                $      36,338,526
                1999                                        7,818,000
                2000                                        9,111,000
                2001                                        9,111,000
                2002                                       10,533,300
                                                           ==========


       As of November 9, 1992, the Partnership conveyed ownership of the Facility to the IDA. The tax-exempt status of the IDA has caused payment of a fee to the IDA upon its issuance of a mortgage bond in lieu of mortgage recording taxes and exempts the Facility from all sales taxes during the construction of the Facility and from property taxes during IDA ownership. Payments in lieu of real property taxes have been made to the IDA beginning on June 30, 1995. Payments are calculated based on a specified annual payment and percentage of gross steam and net electric revenues, as defined. The IDA has appointed the Partnership as its agent and will convey the Facility to the Partnership in accordance with an installment sale agreement, with the conveyance expected to be on December 31, 2014.


 (5)   Lease of Land

       The Facility is located on a parcel of land leased to the Partnership from Hanlin for a term of 48 years starting February 15, 1991 through February 14, 2039. The Partnership paid rent of $600 per annum for the period February 15, 1991 to February 15, 1993, after which the Partnership pays rent of $45,000 per annum. The lease provides for adjustments related to the consumer price index after December 31, 1991.


 (6)   Commitments

       An affiliate of the Partnership entered into a PPA with NIMO dated as of December 4, 1987 with amendments dated August 25, 1989 and October 19, 1990 with approval by the Commission on various dates through November 21, 1990. There was a subsequent amendment on September 26, 1991 which did not require the approval of the Commission. The PPA was assigned to the Partnership on November 1, 1991. NIMO agreed to purchase all electricity generated by the Facility for a term of 25 years from the date of commercial operation.

       An amendment to the PPA was entered into as of January 4, 1994 and became effective on November 3, 1994 (Commencement Date). The amendment requires NIMO to purchase electricity generated by the Facility for 35 years from the Commencement Date. In addition, during the period through January 1, 2001, the Facility is expected to be on standby availability and will not generate electricity except in the case of certain requirements or if NIMO elects to restart the Facility at an earlier date. The Partnership is to receive annual capacity payments from NIMO which will be more than sufficient to cover debt service and fixed costs during the standby availability period. Also, the Partnership became obligated to pay NIMO $336,000 for commencing the PPA after August 4, 1994.

       The Partnership entered into an Energy Service Agreement (ESA) with the New York State Fair and the Industrial Exhibit Authority dated as of August 6, 1991. The New York State Fair and the Industrial Exhibit Authority will purchase thermal energy from the Facility at a price set forth in and adjusted pursuant to the ESA which shall be 8.5% of the rental revenues for each building that benefits from the delivery of thermal energy during those periods of time that energy services are taken (excluding any revenues derived from the New York State Fair).

       The Partnership entered into a Peak Shaving Agreement with NIMO as of May 28, 1993. Under this agreement, NIMO can take the Partnership's contracted natural gas, subject to defined limitations, for up to 35 days from every November 15 to April 16 of the following year. As compensation, the Partnership receives a fee of $.25 to $.75 per decatherm of gas plus the cost of alternate fuel or the cost of the gas. Revenues realized pursuant to this agreement were $215,112 in 1996. There were no revenues realized pursuant to this agreement in 1997 or 1995.

       The Partnership entered into an Operation and Maintenance Agreement (O&M) with Stewart and Stevenson Operations, Inc. (Operator) dated as of June 17, 1992. Under the O&M, the Operator will operate and maintain the Facility for two successive six-year terms unless six months' prior notice is given by the Partnership to the Operator. The O&M was amended and restated to conform with the plan for operations associated with the amended and restated PPA. While the Facility is on standby availability, compensation includes a fee of $200,000 per year plus $423,900 for the Operator's labor fee; both amounts are subject to escalation by the Employment Cost Index (ECI). When the Facility is operating, the fee will change to $1,108,180 per year subject to escalation for ECI plus reimbursable costs. Major facility overhauls, as defined, will be performed under the direction of the Operator, with costs of the overhaul to be borne by the Partnership. The Partnership is required to establish and fund a reserve account for major facility overhaul costs.

       The Partnership has entered into various contracts for the supply and transportation of natural gas to the project. Natural gas will be supplied by Norcen. Transportation of natural gas by pipelines will be by TransCanada Pipelines Limited (TCPL) from a point near the border between Saskatchewan and Alberta, Canada to Chippewa, Ontario; by Empire State Pipeline Company to Syracuse; and by NIMO to the Facility.

       The natural gas supply and transportation contracts became effective on November 1, 1993 based on the estimated completion date for the Facility and the gas industry standard of contract years beginning on November 1. This caused the Partnership to become responsible for fixed costs associated with these contracts, which the Partnership attempted to minimize through sales of natural gas to third parties utilizing the Partnership's contractual arrangements.

       In 1994, the gas supply agreement with Norcen was amended to suspend the Partnership's obligation to purchase gas until January 1, 2001 and to assign the Partnership's contracted pipeline space on TCPL to Norcen. In connection with the amended agreement, the Partnership paid Norcen $24,500,000. The unamortized cost is included in deferred fuel cost at December 31, 1997.

       The Partnership entered into an EPC Contract Settlement Agreement with Ansaldo as of May 22, 1995. It fixed the net payment obligation to Ansaldo with respect to all remaining work, claims, amounts due under the Commercial Operations Agreement and any other amounts associated with the EPC Contract. As of December 31, 1997 and 1996, $0 and $45,750, respectively, is due to Ansaldo under this settlement.


 (7)   Related-party Transactions

       Additional development fee amounts of $5,000,000 were earned by the developers on the permanent financing closing date based on the unspent amount of the construction loan commitment after payment of all project costs. Of this amount $2,500,000 was payable to these related parties at December 31, 1997.

       In addition to their respective shares of partnership cash flow, the general partners and/or their affiliates will receive a management fee per annum, as defined, and an operation and maintenance management fee per annum, as defined (both adjusted for inflation). The management fees for 1997, 1996 and 1995 were $509,810, $292,693 and $337,992, respectively, of which a portion thereof is unpaid and included in amounts due to related parties at December 31, 1997, 1996 and 1995.


 (8)   Other Income

       The Partnership entered into a Commercial Operations Agreement (the Agreement) as of March 8, 1994 with Ansaldo. The Agreement required Ansaldo to pay the Partnership a penalty for the aggregate amount of the difference between actual electric revenues and fuel costs (gross margin) and projected gross margin, as defined in the Agreement, and certain other payments during the period from commencement of commercial operations to the date of operational acceptance under the construction contract. Included in other income for the year ended December 31, 1995 are penalties of $21,159.

 (9)   Derivative Financial Instruments Held - Other Than Trading

       On December 31, 1992, the Partnership entered into an interest rate swap agreement effective from November 1, 1993 through October 31, 2008 whereby floating rate debt (senior debt) based on LIBOR plus a range of 2.25% to 2.375% over the scheduled life of the debt has been effectively converted to fixed rate debt of 7.745% plus a range of 2.25% to 2.375%. In 1997, 1996 and 1995, this contract resulted in interest charges of $2,154,558, $2,438,102 and $1,970,529, respectively, for the excess of the fixed rate over the variable rate. The notional principal amount at December 31, 1997 and 1996 is $101,738,000 and $107,328,000,
       respectively. The fair value of the Partnership's future payment obligation over the remaining life of the agreement is estimated to be approximately $11,100,000, based on discounted cash flows using current interest rates.

       On December 1, 1992, the Partnership also entered into an interest rate cap agreement effective from October 29, 1993 through October 31, 2008 whereby floating rate debt (subordinated loans) based on LIBOR plus a range of 7.75% to 7.875% was limited to a rate of no higher than 8.7% plus a range of 7.75% to 7.875%. In 1997 and 1996, $370,091 and $389,191,
       respectively, of costs resulted from this contract. No costs resulted from this contract in 1995. The cost of this agreement will be realized as a .35% premium on the previously described interest rate swap agreement from November 1, 1995 through October 31, 2008. The notional principal amount is $20,000,000 at December 31, 1997 and 1996. The fair value of the Partnership's future payment obligation over the remaining life of the agreement is estimated to be approximately $1,700,000, based on discounted cash flows using current interest rates.


(10)   Overhaul expense

       The facility underwent a major overhaul during 1996. Significant expenses were incurred related to the disassembly of the turbine, destacking of the rotor and the inspection, refurbishment and repair of all the facility's components. During 1997, the Partnership recovered $500,000 from the construction contractor for the costs incurred during 1996.
       This amount was recorded as a reduction to overhaul expense in 1997.

KPMG Peat Marwick LLP
New Jersey Headquarters
150 John F. Kennedy Parkway
Short Hills, New Jersey  07078

                          Independent Auditors' Report


The Partners
Kamine/Besicorp Beaver Falls L.P.:


We have audited the accompanying balance sheets of Kamine/Besicorp Beaver Falls L.P. as of December 31, 1997 and 1996, and the related statements of operations, partners' equity (deficiency), and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the general partners. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kamine/Besicorp Beaver Falls L.P. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                 /s/ KPMG Peat Marwick LLP



February 24, 1998

                        KAMINE/BESICORP BEAVER FALLS L.P.

                                 Balance Sheets

                           December 31, 1997 and 1996

                                  Assets                                                   1997               1996
                                                                                           ----               ----

Cash                                                                                 $   2,385,298           7,995,240
Accounts receivable                                                                      3,025,742           3,144,776
Other receivables                                                                                -             146,379
Prepaid expenses and other assets                                                          778,596             954,636
                                                                                    ---------------     ---------------

                  Total current assets                                                   6,189,636          12,241,031
                                                                                    ---------------     ---------------

Plant and equipment - cogeneration facility
    (notes 3, 4  and 5)                                                                 130,618,862         129,298,800
       Less accumulated depreciation                                                      9,901,407           6,058,454
                                                                                    ---------------     ---------------

                  Plant and equipment, net                                              120,717,455         123,240,346
                                                                                    ---------------     ---------------

Other assets:
    Deferred financing costs, less accumulated amortiza-
       tion of $3,912,605 and $2,416,876 in 1997 and
       1996, respectively (note 4)                                                       14,381,248          15,876,977
    Deferred fuel costs, less accumulated amortization
       of $9,804,763 and $6,107,719 in 1997 and 1996,
       respectively (note 6)                                                             13,354,470          17,051,514
    Deferred rent (note 5)                                                               10,567,882           8,823,437
    Cash held in escrow (note 1)                                                         13,077,914           6,675,000
                                                                                    ---------------     ---------------

                  Total assets                                                   $      178,288,605         183,908,305
                                                                                    ===============     ===============

              Liabilities and Partners' Equity

Current liabilities:
    Loans payable - current (note 4)                                                     16,383,419          28,515,869
    Subordinated loans (note 4)                                                             600,000             300,000
    Accounts payable                                                                        683,666           2,231,302
    Accrued expenses and other current liabilities                                        6,457,040           8,454,423
    Retainage payable - construction (note 3)                                                50,000           6,853,452
                                                                                    ---------------     ---------------
                  Total current liabilities                                              24,174,125          46,355,046

Loans payable excluding current installments (note 4)                                   126,975,000         115,925,000
Subordinated loans (note 4)                                                              18,885,000          19,700,000
                                                                                    ---------------     ---------------

                  Total liabilities                                                     170,034,125         181,980,046
                                                                                    ---------------     ---------------

Partners' equity (note 2):
    General partners                                                                      5,464,399          1,276,441
    Limited partner                                                                       2,790,081            651,818
                                                                                    ---------------      -------------
                  Total partners' equity                                                  8,254,480          1,928,259

Commitments (notes 4, 5, 6 and 8)                                                  ----------------      -------------

                  Total liabilities and partners' equity                         $      178,288,605         183,908,305
                                                                                    ===============     ===============


See accompanying notes to financial statements.

                        KAMINE/BESICORP BEAVER FALLS L.P.

                            Statements of Operations

                  Years ended December 31, 1997, 1996 and 1995



                                                                1997              1996               1995
                                                                ----              ----               ----

Revenues (note 6)                                         $  36,564,761         37,917,820        16,450,684
                                                             ----------         ----------        ----------

Operating expenses:
    Fuel (note 1)                                             1,773,717          5,842,570           708,926
    Operations and maintenance (note 6)                       1,109,315          1,205,748           499,440
    Depreciation                                              3,842,953          3,642,583         2,415,871
    Management fee (note 7)                                     483,698            293,293           133,885
    Rent (note 5)                                               255,556            255,556           165,452
    Amortization of deferred fuel costs                       3,697,044          3,688,199         2,419,520
    Amortization of financing costs                           1,495,729          1,452,327           964,549
    Property tax                                                332,366            283,445           164,746
    Other                                                     1,447,897            919,681           672,054
                                                             ----------         ----------         ---------

                  Total operating expenses                   14,438,275         17,583,402         8,144,443
                                                             ----------         ----------         ---------

                  Income from operations                     22,126,486         20,334,418         8,306,241
                                                             ----------         ----------         ---------

Other income (expense):
    Interest expense (note 8)                               (16,189,862)       (15,905,220)      (10,233,286)
    Interest income                                           1,087,926            669,438           176,540
    Other expenses                                             (233,759)          (370,984)         (596,064)
                                                             ----------         -----------       -----------

                  Total other expense                       (15,335,695)       (15,606,766)      (10,652,810)
                                                             ----------         -----------       -----------

                  Net income (loss)                       $   6,790,791          4,727,652        (2,346,569)
                                                             ==========         ==========        ==========


See accompanying notes to financial statements.

                        KAMINE/BESICORP BEAVER FALLS L.P.

                   Statements of Partners' Equity (Deficiency)

                  Years ended December 31, 1997, 1996 and 1995



                                                                    General           Limited
                                                                    partners          partner            Total

Partners' deficiency at December 31, 1994                     $     (117,755)         (60,023)        (177,778)
Net loss (note 2)                                                 (1,553,429)        (793,140)      (2,346,569)
Partners' distributions (note 2)                                     (56,193)         (28,690)         (84,883)
                                                                 -------------     -------------   -------------
Partners' deficiency at December 31, 1995                         (1,727,377)        (881,853)      (2,609,230)

Net income (note 2)                                                3,129,706        1,597,946        4,727,652
Partners' distributions (note 2)                                    (125,888)         (64,275)        (190,163)
                                                                 -------------     -------------   -------------
Partners' equity at December 31, 1996                              1,276,441          651,818        1,928,259

Net income (note 2)                                                4,495,504        2,295,287        6,790,791
Partners' distributions (note 2)                                    (307,546)        (157,024)        (464,570)
                                                                 -------------     -------------   -------------

Partners' equity at December 31, 1997                         $    5,464,399        2,790,081        8,254,480
                                                                 =============     =============   =============


See accompanying notes to financial statements.

                        KAMINE/BESICORP BEAVER FALLS L.P.

                            Statements of Cash Flows

                  Years ended December 31, 1997, 1996 and 1995


                                                                                  1997             1996               1995
                                                                                  ----             ----               ----

Cash flows from operating activities:
    Net income (loss)                                                    $       6,790,791      4,727,652         (2,346,569)
    Adjustments to reconcile net income (loss) to net
       cash provided by (used in) operating activities:
          Depreciation                                                           3,842,953      3,642,583          2,415,871
          Amortization of deferred fuel costs                                    3,697,044      3,688,199          2,419,520
          Amortization of financing costs                                        1,495,729      1,452,327            964,549
          Changes in operating assets and liabilities:
              Decrease (increase) in accounts receivable                           119,034     (1,064,979)        (2,079,797)
              Decrease (increase)  in other receivables                            146,379        (46,284)          (100,095)
              Decrease (increase) in prepaid expenses
                 and other assets                                                  176,040        (12,216)           780,588
              Increase in deferred rent                                         (1,744,445)    (1,744,445)        (2,578,992)
              Increase in cash held in escrow                                   (6,402,914)    (2,088,725)        (4,586,275)
              (Decrease) increase in accounts payable                           (1,547,636)    (1,371,739)         3,603,041
              (Decrease) increase in due to related parties                              -       (111,715)           111,715
                                                                                -----------    -----------         ---------

                 Net cash provided by (used in)
                    operating activities                                         6,572,975      7,070,658         (1,396,444)
                                                                                ----------     ----------          ---------

Cash flows from investing activities - construction
    and purchase of property and equipment,
    net of amounts payable                                                     (10,120,897)    (1,090,513)       (20,737,095)
                                                                                -----------     ----------        ----------

Cash flows from financing activities:
    Proceeds from loan payable                                                  18,635,823      3,503,369         42,400,000
    Payments on loans payable                                                  (20,233,273)    (5,362,500)                 -
    Proceeds from subordinated loans                                                     -              -          4,600,000
    Payments on loans payable - bank                                                     -              -        (19,500,000)
    Partners' distributions                                                       (464,570)      (190,163)           (84,883)
    Decrease in deferred financing costs                                                 -              -         (1,484,325)
                                                                                -----------      --------          ---------

                 Net cash (used in) provided by
                    financing activities                                        (2,062,020)    (2,049,294)        25,930,792
                                                                                -----------     ---------         ----------

                 Net (decrease) increase in cash                                (5,609,942)     3,930,851          3,797,253

Cash at beginning of year                                                        7,995,240      4,064,389            267,136
                                                                                -----------     ---------         ----------

Cash at end of year                                                      $       2,385,298      7,995,240          4,064,389
                                                                                ===========     =========          =========

Supplemental disclosure of cash flow information -
     cash paid during the year for interest, net of
     amounts capitalized of $3,881,090 in 1995
    (note 3)                                                             $      16,189,862     15,974,203         10,164,303
                                                                                ===========    ==========         ==========


See accompanying notes to financial statements.


                        KAMINE/BESICORP BEAVER FALLS L.P.

                          Notes to Financial Statements

                           December 31, 1997 and 1996



 (1)   Organization and Summary of Significant Accounting Policies

       Organization

       Kamine/Besicorp Beaver Falls L.P. (the Partnership) is a Delaware limited partnership formed on August 4, 1989. The Partnership was organized for the purpose of constructing, owning and operating a 79-megawatt cogeneration facility (the Facility) on the premises of FiberMark Inc. (FiberMark), formerly Specialty Paperboard, Inc., in Beaver Falls, New York. The Facility operates as a PURPA qualifying cogeneration facility using natural gas as the primary source of fuel.

       The general partners of the Partnership are Kamine Beaver Falls Cogen Co. , Inc. (a New York corporation) and Beta Beaver Falls, Inc. (a New York corporation), which retain a 16% and 50.2% interest in the Partnership, respectively. The limited partner is Kamine Development Corp. (KDC) with a 33.8% interest in the Partnership.

       The Partnership commenced commercial operations as of May 7, 1995. Sales to Niagara Mohawk Power Corporation (NIMO) approximated 97%, 96% and 99% of total revenues in 1997, 1996 and 1995, respectively.

       Summary of Significant Accounting Policies

           Plant and Equipment

           Plant and equipment are stated at cost, less accumulated depreciation. Maintenance and repairs which do not enhance the value or increase the basic productive capacity of the asset are charged to operations as incurred. Depreciation of assets is computed on a straight-line basis over their useful lives, commencing on the date the Facility was placed into service.

           Effective November 3, 1994, the Partnership extended the estimated useful life of the Facility to 35 years as a result of the amended and restated Power Purchase Agreement (PPA) (see note 6).

           All costs of the Partnership during the construction period were capitalized to the project unless they specifically related to organization and start-up costs, the costs of obtaining financing, the costs of obtaining fuel commitments, or general operating expenses. Costs included were direct materials and labor costs, purchase of equipment, and those indirect costs related thereto. Interest costs pursuant to construction financing were capitalized. Construction costs incurred but not yet paid are classified as either accounts payable, accrued expenses or construction retainage payable dependent upon their payment terms.

           Deferred Financing Costs

           All costs associated with the permanent financing of the Facility are deferred and amortized over the life of the permanent financing.

           Deferred Fuel Costs

           Costs associated with obtaining the commitment of natural gas supplies for the Facility are deferred and amortized over the life of the gas supply contract.

           The cost associated with modifying the fuel arrangements until January 1, 2001 to accommodate the revised PPA terms (see note 6) is deferred and amortized during the period from March 1, 1995 (the scheduled commencement of deliveries under the gas purchase agreement) through December 31, 2000.

           Revenue Recognition

           Revenues are recognized as earned.

           Income Taxes

           Income taxes will not be provided for since the Partnership is not a taxable entity. The partners report their respective share of the Partnership's taxable income or loss on their respective income tax returns.

            Fuel Sales

           Sales of fuel and transportation associated with excess natural gas pipeline capacity purchased by the Partnership to support peak fuel requirements have been treated as a reduction to fuel expense. Total sales related to the disposition of such excess capacity in 1997, 1996 and 1995 amounted to $196,009, $573,558 and $140,383, respectively.

           Financial Instruments

           The carrying values of the Partnership's financial instruments at December 31, 1997 approximate their estimated fair value. The carrying amounts of accounts receivable, accounts payable, accrued expenses and other current liabilities approximate fair value due to the short-term maturity of such instruments. The carrying amount of loans payable approximates fair value since interest rates on such loans fluctuate with changes in the base rate of the lending institution.

           The Partnership has entered into interest rate swap and interest rate cap agreements to manage its interest rate risk. These transactions are entered into with notional amounts scheduled to be consistent with expected outstanding debt balances associated with loan agreements. The net interest differential, including premiums paid or received, if any, on interest rate swaps and interest rate caps, is recognized on an accrual basis and is recorded as a part of interest expense.

           The counterparty to the interest rate swap and interest rate cap agreements is a major financial institution. Credit loss from counterparty nonperformance is not anticipated.

           Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed
           Of

           The Partnership adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," as of January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairments whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell. Adoption of this Statement did not have an impact on the Partnership's financial position or results of operations.

           Use of Estimates

           In conformity with generally accepted accounting principles, management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and revenues and expenses and the disclosure of contingent assets and liabilities in preparing the accompanying financial statements. Actual results could differ from those estimates.

           Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

           Risks and Uncertainties

           The Partnership is principally engaged in a single line of business, the production and sale of electric power to one customer, NIMO.

           The regulated investor-owned utility industry is currently subject to considerable market pressures and changes in the federal and state regulatory environment in which it operates. These pressures are resulting in industry consolidation and pressure to disaggregate electric generation, transmission and distribution assets and to adjust cost structures to meet market conditions. The utility to which the Partnership sells its power, NIMO, made a filing on October 10, 1995 to the Public Service Commission of the State of New York (the Commission) setting forth numerous restructuring proposals, including a significant reduction in the price for power purchased from independent power producers currently under contract with NIMO. NIMO stated in such filing that its financial viability is threatened. In early 1996, NIMO suspended payment of dividends on its common stock. On August 1, 1996, NIMO proposed to buy out 44 independent power contracts in exchange for a combination of cash and securities. An agreement in principle was announced on March 10, 1997 whereby NIMO would restructure or terminate the power contracts for combinations of cash and/or debt securities, common stock and new agreements. On July 10, 1997, NIMO announced that a master restructuring agreement was signed with respect to 29 independent power contracts, including the one held by the Partnership. On September 25, 1997, NIMO announced that it had reached an agreement with the staff of the New York Department of Public Service on a rate and restructuring plan (including recommended approval of the master restructuring agreement). After a series of hearings and testimony by interested parties, on December 29, 1997 the assigned Administrative Law Judge recommended approval on the rate and restructuring plan with some modifications. On February 24, 1998, the Commission approved the master restructuring agreement, Any restructuring remains subject to the approval of third parties for both the Partnership and NIMO and there is no assurance that a restructuring will be completed or that changes will not occur. The outcome of the industry trends, regulatory changes, the NIMO negotiations and NIMO's financial viability cannot presently be determined.

           Cash Held in Escrow

           An escrow arrangement has been established for receipt of all revenues and payment of all obligations of the Partnership. The security agent is Deutsche Bank A.G., New York branch (Deutsche
           Bank). Amounts in the collection account, which represent general funds, are classified as cash on the balance sheets. Funds in other accounts, which are set aside for specific purposes, are classified as cash held in escrow, which at December 31, 1997 consists of an escrow reserve for debt payments, major maintenance payments and capital expenditures.

           Reclassification

           Certain items in the 1996 and 1995 financial statements have been reclassified to conform with the 1997 presentation.


 (2)   Allocation of Income, Losses and Cash Distributions

       A separate capital account shall be established and maintained for each partner. Each account shall be (a) increased by the amount of such partner's capital contributions, any profits and items of income and gain allocated to such partner, any increase in such partner's share of the liabilities of the Partnership and the amount of partnership liabilities assumed by the partner, and (b) decreased by the amount of cash and the fair market value of any partnership assets distributed to such partner, the amount of losses allocated to such partner, any decrease in such partner's share of liabilities of the Partnership and the amount of any partner liabilities assumed by the Partnership (subject to certain provisions).

       Profits and losses for any calendar year or portion of such year shall be allocated among the partners in proportion to their percentage ownership interests. Net cash flow for each quarter shall be distributed to the partners in accordance with their percentage ownership interests.

       In addition, amounts required for payment of New York State franchise taxes by the partners, based upon a rate of each partner's pro rata share of partnership revenues pursuant to Article 9, Section 186 of the New York State Tax Code, are distributed to the partners when tax payments are due. All partners' distributions in 1997, 1996 and 1995 were for payment of such taxes.

 (3)   Plant and Equipment

       The Facility was constructed under the terms of a turnkey fixed-price Engineering, Procurement and Construction Contract by Ansaldo North America, Inc. (Ansaldo).

       Plant and equipment at December 31, 1997 and 1996 includes $10,186,445 of capitalized interest.


 (4)   Financing

       As of May 7, 1993, the Partnership entered into a financing agreement with Deutsche Bank, as administrative agent, and seven other banks (the Banks) whereby the Banks agreed to provide construction financing not to exceed $140,000,000. The construction financing bore interest at the base rate, as defined, plus 1.0%, or at the LIBOR rate, as defined, plus 1.9%, as determined at the option of the Partnership, with a maturity date not later than November 29, 1995. Subject to conditions set forth in the financing agreement, the Banks, at the request of the Partnership, converted the construction financing into a term loan not to exceed $140,000,000. The term loan bears interest at the base rate, as defined, plus a range of 1.25% to 1.50%, or at the LIBOR rate, as defined, plus a range of 2.25% to 2.50%, as determined at the option of the Partnership, with a maturity date of no later than September 30, 2007 (8.1875% at December 31, 1997). Principal payments are due quarterly over a 12-year period. The Banks have been granted a first priority security interest in the Facility and other collateral.

       As of October 20, 1994, the financing agreement was amended and restated to increase the construction financing and term loan commitment by $10,000,000 in conjunction with conversion to the revised PPA terms (see note 6). Loan terms are the same as for the original financing.

       In addition to the above-mentioned financing arrangement, the Banks agreed to provide a working capital loan, not to exceed $3,000,000, until the term loan maturity date. The Partnership is required to repay the aggregate unpaid principal amount at least once each fiscal quarter. The working capital loan bears interest at the base rate, as defined, plus a range of 1.25% to 1.50%. There are no outstanding borrowings as of December 31, 1997 and 1996. The Banks also agreed to provide letters of credit not to exceed $5,400,000. At December 31, 1997, letters of credit totaling $200,000 were outstanding.

       On November 3, 1994, Key Bank of New York loaned $19,500,000 to the Partnership, which was secured by a letter of credit issued by Deutsche Bank for use in making the payment to Norcen Energy Resources Limited (Norcen), formerly North Canadian Marketing (see note 6), pursuant to the Second Amendment to the Gas Purchase Agreement. Interest on the loan was at the LIBOR rate plus .55%. The loan was repaid on December 29, 1995 with the proceeds received from a $19,500,000 LC Loan Facility (LC Loan) from Deutsche Bank ($6,633,419 was outstanding at December 31, 1997, the increase to the original principal balance represents accrued but unpaid interest). Interest on the LC Loan is equal to LIBOR plus 3.0% (8.75% at December 31, 1997). Commencing on December 31, 1996 and each successive year thereafter, the interest rate will increase by .25% per annum. Until the LC Loan is repaid in full, all of the monies otherwise available to equity and cash flow holders will be utilized for repayment of the LC Loan. In addition, when the Partnership's LC Loan is paid in full and the LC Loan of the Partnership's affiliate, Kamine/Besicorp Syracuse L.P.
       (KBS), remains unpaid, all monies that would be available to the Partnership's equity and cash flow holders will be loaned to KBS to repay its obligation.

       As of May 7, 1993, the Partnership entered into subordinated financing agreements with SV Beaver Falls, Inc. (SVBF) and Ansaldo whereby SVBF and Ansaldo agreed to provide financing ($10,000,000 each) to be funded during the construction of the Facility. Each of the subordinated financing agreements provides for interest to be paid quarterly at the LIBOR rate, as defined, plus a spread of 5.4%, or at the base rate, as defined, plus a spread of 6.5% during construction, and LIBOR plus a range of 7.75% to 8.0% or base rate plus a range of 6.75% to 7.0% thereafter (13.6875% at December 31, 1997). Principal payments are paid quarterly and continue until maturity at September 30, 2009. SVBF and Ansaldo will each receive a 5.5% and 6.0% share, respectively, of the net cash flow generated, as defined, by the Facility as additional compensation for providing the subordinated financing.

       The Partnership entered into four interest rate protection agreements with Deutsche Bank Capital Corporation. The first provided that the Partnership would be reimbursed for interest paid if LIBOR exceeded 7.0% based on an agreed-upon estimated construction loan drawdown schedule which covered the expected construction period. This instrument expired on June 30, 1995. The second agreement fixes the term loan interest rate from July 1, 1995 through the entire scheduled term of the loan at a range of 8.95% to 10.77%. The third and fourth agreements provide that the Partnership will be reimbursed for interest paid on subordinated debt to the extent LIBOR exceeds 8.0% during the scheduled term of the subordinated debt.

       The total scheduled amounts of loans payable due during each of the next five years are as follows:


                     1998                            $     16,983,419
                     1999                                  11,862,500
                     2000                                  12,012,500
                     2001                                  12,887,500
                     2002                                  14,406,250
                                                           ==========


       As of May 7, 1993, the Partnership conveyed ownership of the Facility to the Lewis County Industrial Development Agency (the IDA). The tax-exempt status of the IDA has caused payment of a fee to the IDA upon its issuance of a mortgage bond in lieu of mortgage recording taxes and exempts the Facility from all sales taxes during the construction of the project and from property taxes during IDA ownership of the Facility. Payments in lieu of real property taxes (PILOT) will be made to the IDA, as defined in the PILOT Agreement. The IDA has appointed the Partnership as its agent and will convey the Facility to the Partnership in accordance with an installment sale agreement, with the expected conveyance to be 20 years after the start of commercial operation.


 (5)   Lease of Land

       The Partnership leases land for the Facility from FiberMark. The Partnership pays rent of $1 per year through May 2041, plus cash payments totaling $11,500,000 on various milestone dates, all of which has been paid at December 31, 1997. These payments are deferred and amortized on a straight-line basis over the term of the lease.


 (6)   Commitments

       An affiliate of the Partnership entered into a PPA with NIMO dated as of September 19, 1989 with amendments dated April 9, 1991 and September 26, 1991, all approved by the Commission. NIMO agreed to purchase all electricity generated by the Facility for a term of 25 years from the date of commercial operation.

       An amendment to the PPA was entered into as of January 4, 1994 and became effective on May 7, 1995 (Commencement Date). The amendment requires NIMO to purchase electricity generated by the Facility for 35 years from the Commencement Date. In addition, during the period from the Commencement Date through January 1, 2001, the Facility is expected to be on standby availability and will not generate electricity except in the case of certain requirements or if NIMO elects to restart the Facility at an earlier date. The Partnership is to receive annual capacity payments from NIMO, which management expects to be more than sufficient to cover debt service and fixed costs during the standby availability period.

       The Partnership has entered into an Energy Service Agreement (ESA) with FiberMark for two of FiberMark's mills. The term of the ESA, as amended, is 40 years from Commercial Operation, as defined by the PPA. On March 22, 1996, FiberMark sold one of its two paper mills in Beaver Falls, New York to Armstrong Gasket Products, Inc. (Armstrong). In connection with this sale, all of FiberMark's rights, title and interest in and to the ESA were transferred to Armstrong.

       The Partnership entered into a Natural Gas Peak Shaving Supply Agreement with The Consumers' Gas Company Ltd. (Consumers) as of August 1, 1991. Under this agreement, Consumers can take the Partnership's contracted natural gas, subject to defined limitations, for up to 30 days each year. As compensation, the Partnership receives $2 per million cubic feet of gas taken pursuant to the agreement plus the excess cost of alternate fuel. Revenues realized pursuant to this agreement were $320,000 and $483,000 in 1997 and 1996, respectively. There were no revenues recognized pursuant to this agreement in 1995.

       The Partnership entered into an Operation and Maintenance Agreement (O&M) with Stewart and Stevenson Operations, Inc. (Operator) dated as of April 25, 1993. Under the O&M, the Operator will operate and maintain the Facility for two successive six-year terms unless six months' prior notice is given by the Partnership to the Operator. The O&M was amended and restated as of October 9, 1994 to conform with the plan for operations associated with the amended and restated PPA. While the Facility is on standby availability, compensation will include a fee of $200,000 per year plus $423,900 for the Operator's labor fee; both amounts are subject to escalation by the Employment Cost Index (ECI). When the Facility is operating, the fee will change to $1,164,390 per year subject to escalation for ECI plus reimbursable costs. Major facility overhauls, as defined, will be performed under the direction of the Operator, with costs of the overhaul to be borne by the Partnership. The Partnership is required to establish and fund a reserve account for major facility overhaul costs. The agreement also provides for the Partnership to pay the Operator a mobilization fee of $779,291 prior to the acceptance date.

       The Partnership has entered into various contracts for the supply and transportation of natural gas to the project. Natural gas will be supplied by Norcen. Transportation of natural gas by pipelines will be by TransCanada Pipeline Limited (TCPL) from a point near the Alberta/Saskatchewan, Canada border to Waddington, New York; by Iroquois Gas Transmission System, L.P. to a gate station near New Bremen, New York; and by St. Lawrence Gas Company, Inc. to the Facility.

       In 1994, the gas supply agreement with NORCEN was amended to suspend the Partnership's obligation to purchase gas until January 1, 2001 and to assign the Partnership's contracted pipeline space on TCPL to NORCEN. In connection with the amended agreement, the Partnership paid NORCEN $19,500,000. The cost is included in deferred fuel costs at December 31, 1997 and 1996.

 (7)   Related-party Transactions

       Additional development fee amounts of $2,000,000 were earned by the developers on the permanent financing closing date based on the unspent amount of the construction loan commitment after payment of all project costs. In addition, the general partners are paid a construction monitoring fee during the construction of the Facility. Through December 31, 1997, payments to the general partners for monitoring fees amounted to $5,407,802, which was capitalized as part of the Facility.

       In addition to their respective shares of partnership cash flow, the general partners and/or their affiliates will receive a management fee per annum, as defined, and an operation and maintenance management fee per annum, as defined (both adjusted for inflation). The management fees for 1997, 1996 and 1995 were $483,698, $293,293 and $133,885, respectively, of which a portion thereof for 1995 was unpaid and included in amounts due to related parties.


 (8)   Derivative Financial Instruments Held - Other Than Trading

       On May 28, 1993, the Partnership entered into an interest rate swap agreement effective from July 1, 1995 through June 30, 2007 whereby floating rate debt (senior debt) based on LIBOR plus a range of 2.25% to 2.50% over the scheduled life of the debt has been effectively converted to fixed rate debt with a range of 6.7% to 8.27% plus a range of 2.25% to 2.50%. For the years ended December 31, 1997 and 1996, $947,036 and
       $1,205,025 of costs, respectively, resulted from this contract. The notional principal amount of this agreement at December 31, 1997 was $120,498,000. The fair value of the Partnership's future payment obligation over the remaining life of the agreement is estimated to be approximately $10,400,000 based on discounted cash flows using current interest rates.

       On May 28, 1993, the Partnership entered into two interest rate cap agreements, both effective from May 28, 1993 through June 30, 2008, whereby floating rate debt (subordinated debt) based on LIBOR plus a range of 7.75% to 8.00% was limited to a rate of no higher than a range of 8.00% to 11.00%, plus a range of 7.75% to 8.00%. For the years ended December 31, 1997 and 1996, $251,899 and $264,064, respectively, of costs resulted from this contract. The cost of this agreement will be realized as a .20% premium on the previously described interest rate swap agreement. The notional principal amount of each agreement at December 31, 1997 was $20,000,000. The fair value of the Partnership's future payment obligations over the remaining life of the agreement is estimated to be approximately $1,100,000 based on discounted cash flows using current interest rates.

                                                                      ANNEX A-1


                          AGREEMENT AND PLAN OF MERGER

                            DATED NOVEMBER 23, 1998

                                  BY AND AMONG

                              BESICORP GROUP INC.

                             BGI ACQUISITION CORP.

                                      AND

                              BGI ACQUISITION LLC


                                                                                                               Page

                                TABLE OF CONTENTS
                                                                                                               Page

ARTICLE I

         THE MERGER...............................................................................................A-5
         1.1             The Merger...............................................................................A-5
         1.2             Consummation of the Merger...............................................................A-5
         1.3             Effects of the Merger....................................................................A-5
         1.4             Certificate of Incorporation; Bylaws.....................................................A-5
         1.5             Directors and Officers...................................................................A-6
         1.6             Time and Place of Closing................................................................A-6
         1.7             Further Assurances.......................................................................A-6

ARTICLE II

         CONVERSION AND EXCHANGE OF SHARES........................................................................A-6
         2.1             Conversion of Shares.....................................................................A-6
         2.2             The Additional Amount....................................................................A-6
         2.3             Exchange Procedures......................................................................A-8
         2.4             Adjustment of Merger Consideration.......................................................A-9
         2.5             Options, Warrants and Restricted Shares..................................................A-9
         2.6             Escrow Agreement.........................................................................A-9

ARTICLE III

         PRECLOSING TRANSACTIONS..................................................................................A-9
         3.1             General..................................................................................A-9
         3.2             The Distribution.........................................................................A-9
         3.3             The Power Facility Sales.................................................................A-10
         3.4             Further Assurances.......................................................................A-10

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES...........................................................................A-11
         4.1             General Statement........................................................................A-11
         4.2             Representations and Warranties of the Company............................................A-11
                         4.2.1      Organization and Authority....................................................A-11
                         4.2.2      Authority Relative to this Agreement and Related Matters......................A-11
                         4.2.3      Required Filings..............................................................A-12
                         4.2.4      No Conflicts..................................................................A-12
                         4.2.5      Capitalization................................................................A-12
                         4.2.6      Subsidiaries..................................................................A-13
                         4.2.7      SEC Documents.................................................................A-13
                         4.2.8      Financial Statements..........................................................A-13
                         4.2.9      Liabilities...................................................................A-13
                         4.2.10     Absence of Changes or Events..................................................A-14

                                                                                A-2



                                                                                                               Page

                         4.2.11     Status of Distribution........................................................A-14
                         4.2.12     Ownership of Properties.......................................................A-14
                         4.2.13     Tax Matters Definitions.......................................................A-15
                         4.2.14     Returns.......................................................................A-15
                         4.2.15     Tax Liabilities...............................................................A-15
                         4.2.16     Issues with Taxing Authorities................................................A-15
                         4.2.17     Miscellaneous Tax Matters.....................................................A-15
                         4.2.18     Permits.......................................................................A-16
                         4.2.19     Contracts.....................................................................A-16
                         4.2.20     Partnership Contracts.........................................................A-17
                         4.2.21     ERISA Matters.................................................................A-17
                         4.2.22     Labor Relations...............................................................A-17
                         4.2.23     Absence of Litigation.........................................................A-18
                         4.2.24     Injunctions; Judgments........................................................A-18
                         4.2.25     Compliance with Law...........................................................A-18
                         4.2.26     Environmental Matters.........................................................A-18
                         4.2.27     Owned Real Estate.............................................................A-19
                         4.2.28     Leased Premises...............................................................A-19
                         4.2.29     Intellectual Property.........................................................A-19
                         4.2.30     Brokers.......................................................................A-19
                         4.2.31     Fairness Opinion..............................................................A-19
                         4.2.32     Form 10 Registration, Proxy Statement and Information Statement...............A-19
                         4.2.33     Full Disclosure...............................................................A-20
         4.3             Representations and Warranties of Parent and Purchaser...................................A-20
                         4.3.1      Organization and Authority....................................................A-20
                         4.3.2      Authority Relative to this Agreement..........................................A-20
                         4.3.3      Required Filings..............................................................A-20
                         4.3.4      No Conflicts..................................................................A-20
                         4.3.5      Capitalization................................................................A-21
                         4.3.6      Investment Intent.............................................................A-21
                         4.3.7      Financing.....................................................................A-21
                         4.3.8      Proxy Statement...............................................................A-21

ARTICLE V

         CONDUCT OF BUSINESS PENDING THE MERGER...................................................................A-21
         5.1             Obligations of Each of the Parties.......................................................A-21
         5.2             Access...................................................................................A-21
         5.3             The Company's Obligations................................................................A-22
         5.4             Proxy Statement; Other Regulatory Matters................................................A-23
         5.5             Acquisition Proposals....................................................................A-24
         5.6             Board Action.............................................................................A-25
         5.7             Indemnification and Insurance............................................................A-25
         5.8             Surviving Corporation....................................................................A-26
         5.9             Parent's Financing.......................................................................A-26
         5.10            Liabilities..............................................................................A-26

                                                                                A-3




         5.11            Other Company Covenants..................................................................A-26
         5.12            Parent Covenant..........................................................................A-26

ARTICLE VI

         CONDITIONS TO CLOSING; CLOSING DELIVERIES; BASE AMOUNT...................................................A-26
         6.1             Conditions to Each Party's Obligations...................................................A-26
         6.2             Conditions to the Company's Obligations..................................................A-26
         6.3             Conditions to Parent's and Purchaser's Obligations.......................................A-27
         6.4             Closing Deliveries.......................................................................A-28

ARTICLE VII

         TERMINATION/EFFECT OF TERMINATION........................................................................A-28
         7.1             Right to Terminate.......................................................................A-28
         7.2             Certain Effects of Termination...........................................................A-29
         7.3             Remedies.................................................................................A-30
         7.4             Right to Damages; Expense Reimbursement..................................................A-30

ARTICLE VIII

         MISCELLANEOUS............................................................................................A-31
         8.1             Survival of Representations, Warranties and Agreements...................................A-31
         8.2             Amendment................................................................................A-31
         8.3             Publicity................................................................................A-31
         8.4             Notices..................................................................................A-32
         8.5             Expenses; Transfer Taxes.................................................................A-32
         8.6             Entire Agreement.........................................................................A-32
         8.7             Non-Waiver...............................................................................A-33
         8.8             Counterparts.............................................................................A-33
         8.9             Severability.............................................................................A-33
         8.10            Applicable Law...........................................................................A-33
         8.11            Binding Effect; Benefit..................................................................A-33
         8.12            Assignability............................................................................A-33
         8.13            Governmental Reporting...................................................................A-33
         8.14            Defined Terms............................................................................A-33
         8.15            Headings.................................................................................A-35
         8.16            Interpretation...........................................................................A-35



         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into this 23 day of November, 1998, by and among BGI Acquisition LLC, a Wyoming limited liability company ("Parent"), BGI Acquisition Corp., a New York corporation ("Purchaser"), and Besicorp Group Inc., a New York corporation formed under the name Bio-Energy Systems Inc. (the "Company").


                                    RECITALS:


         A. The respective boards of directors of Purchaser and the Company and the board of managers of Parent have each adopted a plan of merger as set forth in this Agreement pursuant to which Purchaser will merge with and into the Company on the terms and subject to the conditions set forth in this Agreement (the "Merger") and the New York Business Corporation Law (the "NYBCL").

         B. It is a condition to the consummation of the Merger by Purchaser that, prior to the Merger, the Company distribute to its shareholders all of the outstanding capital stock of Besicorp Ltd., a New York corporation ("BL") to which the Company shall have transferred certain of its assets and liabilities, and subsidiaries, as described herein.

         C.  Parent,   Purchaser   and  the  Company   desire  to  make  certain
representations, warranties, covenants and agreements in connection with the Merger.

         D. It is a condition to the willingness of Parent and Purchaser to enter into this Agreement, and to Parent and Purchaser obligations hereunder that BL enter into the Indemnification Agreement and the Escrow Agreement and that the Escrow Agreement be funded as herein provided.

         E. Capitalized terms used in this Agreement have the meaning identified in Section 8.14 of this Agreement.


                               A G R E E M E N T S


         Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined herein, and a cross-reference to defined terms is set forth at Section 8.14 to this Agreement), in accordance with this Agreement and the NYBCL, Purchaser shall merge with and into the Company, the separate existence of Purchaser shall cease and the Company shall continue as the surviving corporation. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation," and Purchaser and the Company are sometimes referred to collectively herein as the "Constituent Corporations."

         1.2 Consummation of the Merger. In order to effectuate the Merger, on the Closing Date (as herein defined), the parties hereto will cause a certificate of merger (the "Certificate of Merger") to be filed with the Secretary of State of the State of New York and such counties within the state of New York as required by Section 904 of the NYBCL, in such form as required by, and executed in accordance with the NYBCL.

The Merger shall be effective as of the time of filing of the Certificate of Merger or if later, the time specified in the Certificate of Merger (the "Effective Time") in accordance with Section 906 of the NYBCL.

         1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects provided in this Agreement and as set forth in Section 906 of the NYBCL.

         1.4 Certificate of Incorporation; Bylaws. At and after the Effective Time, the Certificate of Incorporation and By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be adopted as the Certificate of Incorporation and By-Laws of the Surviving Corporation, and shall thereafter continue in effect until amended as provided therein and in accordance with the NYBCL.

         1.5 Directors and Officers. At and after the Effective Time, the directors and officers of Purchaser holding office immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

         1.6 Time and Place of Closing. Subject to the provisions of Article VI and Section 7.1, the transactions contemplated by this Agreement shall be consummated (the "Closing") at 10:00 a.m., prevailing business time, at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C., 1345 Avenue of the Americas, New York, NY on the day which is three (3) business days after the first date on which each of the conditions to Closing set forth in Article VI hereof shall have been satisfied or waived (and continue to be satisfied or waived), or on such other date, or at such other place, as shall be agreed upon by the parties hereto, subject to Section 7.1.2(a). The date on which the Closing shall occur in accordance with the preceding sentence is referred to in this Agreement as the "Closing Date."

         1.7 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Company or Purchaser, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Purchaser, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such corporations, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such corporations and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                        CONVERSION AND EXCHANGE OF SHARES

         2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger, and without any action on the part of the holders thereof:

                      2.1.1 Each share of common stock, $.10 par value, of the Company (the "Common Stock") issued and outstanding immediately prior to the Effective Time (other than Common Shares held as treasury shares by the Company or its Subsidiaries) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive in cash the sum of $34.50 plus the Additional Amount (as herein defined) without interest (the "Merger Consideration"). Each such share of Common Stock outstanding immediately prior to the Effective Time shall be deemed to be no longer outstanding and shall represent solely the right to receive the Merger Consideration upon surrender of the certificate formerly representing the Common Stock in accordance with the provisions of this section.

                      2.1.2 Each share of Common Stock issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by the Company or is held by any of the Company's Subsidiaries immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, be canceled and retired and cease to exist, without any conversion thereof.

                      2.1.3 Each share of common stock, par value $.01 per share of Purchaser outstanding immediately prior to the Effective Time shall be converted into and exchanged into one validly issued, fully-paid and non-assessable share of common stock, $.10 par value, of the Surviving Corporation.

         2.2 The Additional Amount. In order to provide for the determination of the Additional Amount as of the Effective Time, the parties agree as follows:

                      2.2.1 Components of the Base Amount. As used herein:

                      (a) The "Additional Amount" is the amount by which (1) the quotient of the Base Amount as of the Effective Time divided by the number of shares of Common Stock outstanding as of immediately prior to the Effective Time exceeds (2) $34.50.

                      (b) the "Base Amount" is the dollar amount determined by [A less B plus C] where

                          A is equal to (i) $500,000 plus (ii) to the extent not received in cash, the amount of a claimed tax refund for fiscal year 1998 not to exceed $82,387, (iii) the sum of the cash and cash equivalents on hand or in accounts which are solely owned by the Company or a Remaining Subsidiary (free balances only) free of all Encumbrances as of the Effective Time, plus (iv) the product of .9975 of the closing price of a share of Common Stock of Niagra Mohawk Corporation ("NIMO Stock") on the New York Stock Exchange as of the trading day immediately preceding the Closing Date multiplied by the number of shares of NIMO Stock held by the Company as of the Effective Time (not to exceed 50,000 shares) less (v), to the extent not already contributed pursuant to the Escrow Agreement, $6,000,000.

                              B is the dollar  amount of the  Adjustment  Amount
                                (as defined below).

                              C is  the  product  of  .8357  multiplied  by  the
                                Specified Current Liabilities (as defined below).

                      (c) the "Adjustment Amount" is the sum of (i) all Liabilities of the Company or a Remaining Subsidiary as of the
         Effective  Time  (including  the  Specified  Current   Liabilities  but
         excluding the Excluded Liability (as defined below) and the intercompany Liabilities described in Section 3.2.2) which are in the reasonable judgment of Parent both fixed and quantifiable, (ii) without duplication of any item in the preceding clause (i), that amount which Parent and the Company agree, each acting reasonably, represents the Damages (as defined in the Indemnification Agreement) and other damages, if any, incurred or reasonably likely to be incurred by the Company, any Remaining Subsidiary, Purchaser or Parent, directly or indirectly as a result of, or arising out of the breach by the Company of any of its representations or warranties under this Agreement, and
         (iii) all transfer, documentary, sales, use, stamp, real estate, registration and other similar Taxes and similar fees (including penalties and interest) incurred by the Company, any of its Subsidiaries, Purchaser or Parent in connection with the Transactions.

                      (d) the "Specified Current Liabilities" are the Liabilities of the Company or any Remaining Subsidiary (actual or accrued) for unpaid federal income Taxes for the current fiscal year based on the consolidated net income of the Company through the Effective Time.

                      (e) the "Excluded Liability" is the Liability of the Company or its Subsidiaries for New York State income Taxes for the Company's current fiscal year.

                      2.2.2 Determination of Base Amount. The Base Amount will be determined from a statement of the components of the Base Amount ( the "Statement") as provided in this Section 2.2. Not later than twenty days prior to Closing, the Company will prepare and deliver to Parent and Purchaser the Statement setting forth in reasonable detail the components of the Base Amount and the calculation of the Additional Amount. The Statement will be prepared in accordance with generally accepted accounting principles applied in preparation of the Financial Statements, it being understood that items will be reflected regardless of materiality and all accruals known or contemplated for Liabilities of the Company or a Remaining Subsidiary as of the Effective Time will be reflected. The Company will provide appropriate evidence of the components of the Base Amount and Additional Amount and will permit, and fully cooperate with Purchaser in obtaining full access to the Company's records and its accountant's work papers for purposes of independently verifying the components of the Base Amount and Additional Amount. The Statement will be certified by the Chief Executive Officer and Chief Financial Officer of the Company on behalf of the Company, contain an unqualified representation and warranty of such officers that the information set forth in the Statement is true and correct and be reviewed by the Company's regular independent auditors. Within five days of the receipt by Parent and Purchaser of the Statement, Parent and Purchaser shall notify the Company in writing of their acceptance or rejection of the Statement. In the event that Parent and Purchaser reject the Statement such notice shall set forth a schedule detailing the disputed components of the Statement. The Company, Parent and Purchaser shall use their reasonable best efforts to reach agreement on such disputed components of the Statement prior to the Closing. In the event that the Company, Parent and Purchaser are unable to reach an agreement on the Statement within three days prior to Closing this Agreement will be deemed terminated pursuant to Section 7.1.1 hereof.

         2.3          Exchange Procedures.

                      2.3.1 Immediately prior to the Effective Time, Parent will deposit or cause to be deposited with Continental Stock Transfer & Trust Co., or another paying agent mutually acceptable to Parent and the Company (the "Paying Agent"), in trust for the holders of record of Common Stock immediately prior to the Effective Time (the "Company Shareholders") cash in an aggregate amount equal to the Merger Consideration (such deposit with the Paying Agent pursuant to this paragraph is referred to as the "Payment Fund"). The Payment Fund shall not be used for any purpose except as provided in this Agreement.

                      2.3.2 As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each Company Shareholder a letter of transmittal and instructions for use (the "Letter of Transmittal") in effecting the surrender of certificates representing Common Stock outstanding immediately prior to the Effective Time ("Certificates") in appropriate and customary form. The Letter of Transmittal shall be in customary form, include provisions stating that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, provide instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration and provide such other provisions as Purchaser may reasonably specify (including those provisions described in this Section 2.3). Upon surrender of a Certificate for cancellation to the Paying Agent, together with such Letter of Transmittal, duly and properly executed, the holder of such Certificate shall be entitled to receive in exchange therefore the portion of the Merger Consideration represented by the Certificate pursuant to Section 2.1.1 of this Agreement. If the Merger Consideration (or any portion thereof) is to be delivered to any person othe than the person in whose name the Certificate representing Common Stock surrendered in exchange therefor is registered on the record books of the Company, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate. Until surrendered as contemplated by this Section 2.3, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the Merger Consideration with respect to the shares of Common Stock represented thereby.

                      2.3.3 At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Section 2.3. In the event of a transfer of ownership of shares of Common Stock which is not registered in the transfer records of the Company, payment may be made with respect to such Common Stock to such a transferee only if the Certificate representing such shares of Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have been paid.

                      2.3.4 In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, upon the posting by such person of a bond in such amount as the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in respect of such lost,stolen or destroyed Certificate, the Merger Consideration with respect to the shares of Common Stock represented thereby.

                      2.3.5 Any portion of the Payment Fund which remains unclaimed by the Company Shareholders for nine (9) months after the Effective Time shall be delivered to the Surviving Corporation upon demand of the Surviving Corporation, and the holders of Common Stock shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration in respect of their Common Stock. Neither Parent, Purchaser nor the Surviving Corporation shall be liable to any holder of Common Stock for any such Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                      2.3.6 Purchaser or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a Certificate surrendered for the Merger Consideration such amount as Purchaser or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code as of 1986, as amended (the "Code"), or any provision of any state local or foreign tax law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificate.

                      2.3.7 In the case of 100,000 shares of Common Stock held of record by Martin Enowitz or his assigns which the Company represents are the subject of a dispute between the Company and Enowitz, appropriate provision will be made in the Paying Agent agreement for the holding of the Merger Consideration payable in respect of such shares in escrow pending resolution of the dispute. Purchaser agrees that the rights of Purchaser, Parent or the Surviving Corporation to such Merger Consideration, if any, will be assigned without recourse to BL.

                      2.3.8 The fees and expenses of the Paying Agent will be paid from earnings on the Payment Fund. To the extent earnings on the Payment Fund are insufficient to pay such fees and expenses, such fees and expenses shall be paid from the Escrow Fund (as defined in the Escrow Agreement) pursuant to the Escrow Agreement. The Company and Parent and Purchaser agree that any interest earned on the Payment Fund will be transferred to the Escrow Agent and become part of the Escrow Fund.

         2.4 Adjustment of Merger Consideration. In the event of any reclassification, stock split, stock dividend or other general distribution of securities, cash or other property with respect to Common Stock other than the Distribution and related transaction (or if a record date with respect to any of the foregoing should occur) on or after the date of this Agreement and on or prior to the date of the Effective Time, appropriate and equitable adjustments, if any, shall be made to the calculation of the Merger Consideration and all references herein shall be deemed to be to the Merger Consideration as so adjusted.

         2.5 Options, Warrants and Restricted Shares. Prior to the Effective Time, the Company will (a) cause each outstanding option to purchase Common Stock (each, a "Stock Option") granted under the Besicorp Group, Inc. Amended and Restated 1993 Incentive Plan (the "1993 Plan") or pursuant to any other stock option plan or restricted agreement entered into by the Company with any employee or director of the Company or any Subsidiary thereof, whether or not then vested or exercisable, to become vested and exercisable, (b) cause each outstanding warrant to purchase Common Stock (each, a "Warrant") to become exercisable to the extent not currently exercisable, and (c) take such action as is necessary to cause each holder of a Stock Option or Warrant to exercise such Stock Option or Warrant in full including paying in cash the exercise price (it being understood that neither the Company nor any Remaining Subsidiary will directly or indirectly provide or guarantee any financing or loan arrangements for the payment of the exercise price) so that there are no outstanding Stock Options or Warrants at the Effective Time.

         2.6 Escrow Agreement. At Closing, the Company will cause $6,000,000 in cash to be delivered to the Escrow Agent under the Escrow Agreement.

                                   ARTICLE III

                             PRECLOSING TRANSACTIONS

         3.1 General. The Company recognizes that the obligations of Parent and Purchaser under this Agreement are subject to the completion by the Company of each of the Distribution and the Power Facility Sales (each, as defined below). The Company agrees to use its reasonable best efforts to effect the Distribution and the Power Facility Sales in accordance with this Agreement.

         3.2          The Distribution.


                      3.2.1 Actions. Promptly following the execution of this Agreement, the Company will cause the following actions to be taken in accordance with the requirements of applicable law, including the NYBCL, and the Company's and its Subsidiaries' certificate of incorporation and bylaws with the objective of effecting the spinoff to shareholders of the Company immediately prior to the Effective Time of BL and the Distributed Subsidiaries and the complete separation of BL and the Distributed Subsidiaries from the Company and the Remaining Subsidiaries:

                      (a)     the due and valid formation of BL;

                      (b) the transfer to, and assumption by BL of all of the assets, personnel, employee benefit plans and Liabilities of the Company (other than the Retained Assets and Permitted Liabilities) and the Remaining Subsidiaries and the transfer to BL of all of the outstanding capital stock of the Distributed Subsidiaries;

                      (c) the execution and delivery by the Company and BL of such agreements and arrangements which are customary in connection with spinoffs and which provide for, among other matters, the provision of transition, support and administrative services (including access to, and cooperation regarding historical financial and tax information and knowledgeable personnel) to the Company by BL without cost to the Company and indemnification of the Company by BL and its subsidiaries for any failure of BL to discharge and pay in full all of the Liabilities so assumed or the failure of any Distributed Subsidiaries to discharge and pay in full its Liabilities when due including by means of the Indemnification Agreement and Escrow Agreement, all on terms reasonably acceptable to Purchaser and Parent;

                      (d) the withdrawal of the Remaining Subsidiaries as general or limited partners of the Partnership or the assignment to, and assumption by a Distributed Subsidiary of all of the general and limited partnership interests of the Remaining Subsidiary;

                      (e) distribute to the shareholders of the Company immediately prior to the Effective Time all of the outstanding capital stock of BL with a record date to be established by the Board to be coordinated with the Closing;

                      (f) the establishment of the fair market value of the BL capital stock;

                      (g) provide for the assumption by BL of all Employee Benefit Plans;

                      (h) prior to consummation of the Distribution, Reina Distributing, Inc. and BL to enter into a written lease providing for the building and improvements located thereon at 1151 Flatbush Avenue, Kingston, New York on the terms set forth in Schedule 3.2.1 to this Agreement;

                      (i) prior to consummation of the Distribution, the Company and BL to execute and deliver the Indemnification Agreement in the form of Exhibit A hereto (the "Indemnification Agreement") and the Escrow Agreement in the form of Exhibit B hereto (the "Escrow Agreement");

                      (j) the preparation and distribution to its stockholders of record prior to the Effective Time of the Information Statement and the filing and effectiveness of the Form 10 Registration all in accordance with applicable law including the Securities Act of 1934, as amended (the "Exchange Act"); and

                      (k) all other actions necessary or appropriate to effect the distribution of BL to the shareholders of the Company.

The foregoing transactions are collectively referred to herein as the "Distribution."

                      3.2.2 Defined Terms. The "Retained Assets" are those assets listed on Schedule 3.2.2 hereto and the "Permitted Liabilities" are the Specified Current Liabilities and Excluded Liability and the intercompany Liabilities of the Company to a Remaining Subsidiary as identified in Schedule 3.2.2.

                      3.2.3 Agreements. The Company agrees to use its best efforts to effect the Distribution in the manner contemplated hereby and to take, or cause to be taken, all actions necessary or appropriate so that the Distribution will be so accomplished no later than the Closing Date.

         3.3 The Power Facility Sales. The Company agrees to use its best efforts to cause the Partnerships to dispose of the Carthage Cogeneration Facility, South Glens Falls Cogeneration Facility, Natural Dam Cogeneration Facility, Syracuse Cogeneration Facility and Beaver Falls Cogeneration Facility for cash and without any Liability of any Remaining Subsidiary (the "Power Facility Sales"). The Company will consult with Purchaser on a regular basis and keep Purchaser reasonably informed as to the status and terms of the Power Facility Sales.

         3.4 Further Assurances. If, at any time after the Effective Time, BL shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in BL or its Subsidiaries its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets contributed to any of the Distributed Subsidiaries in connection with the Distribution or (ii) otherwise carry out the Distribution, the Surviving Corporation will upon reasonable request of BL execute and deliver all such deeds, bills of sale, assignments and assurances and do all such other acts and things as may be necessary, desirable or proper to carry out the Distribution. Any expenses incurred by the Surviving Corporation under this Section 3.4 shall be paid by BL.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 General Statement. The parties make the representations and warranties to each other which are set forth in this Article IV. All representations and warranties of the Company are made subject to the exceptions noted in the schedule delivered by the Company to Parent and Purchaser concurrently herewith and identified by the parties as the "Company Disclosure Schedule."

         4.2  Representations  and  Warranties  of  the  Company.   The  Company
represents and warrants to Parent and Purchaser that, except as set forth in the Company Disclosure Schedule:

                      4.2.1 Organization and Authority. Each of the Company and each Subsidiary: (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the State of its incorporation; and (ii) has all necessary corporate or partnership power and authority to conduct its business as now being conducted or as proposed to be conducted through Closing. Each of the Company and each Remaining Subsidiary is duly qualified as a foreign corporation and in good standing in each jurisdiction in which the nature of its business or the nature or location of its assets require such qualification. All of the Subsidiaries are listed in the Company Disclosure Schedule.True and complete copies of the certificate of incorporation and bylaws or agreement of limited partnership, as the case may be, of each of the Company and each Subsidiary are set forth as exhibits to the Company SEC Documents or have been made available to Purchaser. As used in this Agreement: "Subsidiary" means any corporation, partnership, joint venture or other legal entity and of which the Company or BL, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), either (A) owns, directly or indirectly, 25% or more of the capital stock or other equity interests, the holders of which are generally entitled to vote with respect to matters to be voted on in such corporation, partnership, joint venture or other legal entity or a 25% or more of the interest in the assets of the corporation, partnership, joint venture or other legal entity upon its liquidation or (B) is otherwise a Significant Subsidiary (as such term is defined in Section 1-02(w) of Regulation S-X of the Securities Act of 1933, as amended (the "Securities Act")); "Remaining Subsidiary" means each of Beta Carthage, Inc., a New York corporation, Beta South Glen Falls, Inc., a New York corporation, Beta Natural Dam, Inc., a New York corporation, Beta Syracuse Inc. a New York corporation, Beta Beaver Falls Inc., a New York corporation, Beta Nova, Inc., a New York corporation, Beta N Ltd., a New York corporation, Beta C&S Ltd., a New York corporation, and Reina Distributing, Inc., a New Yor corporation, and the "Distributed Subsidiaries" are BL and all other Subsidiaries of the Company now or hereafter existing other than the Remaining Subsidiaries.

                      4.2.2 Authority Relative to this Agreement and Related Matters. The Board of Directors of the Company (the "Board"), at a meeting duly called and held has (A) determined that the Merger Agreement and Merger are fair to, and in the best interests of, the Company and its shareholders, (B) adopted and approved this Agreement and the Merger, and (C) resolved to submit to the shareholders of the Company and recommend to the shareholders of the Company that they adopt and authorize the Merger Agreement , the Merger and, if legally required, the Distribution (collectively, the Merger, Distribution and Power Facility Sales and with the other transactions contemplated hereby and thereby, the "Transactions"). The Company has full corporate power and authority, subject to shareholder adoption and authorization of with respect to the Merger Agreement, to enter into and perform this Agreement and the other agreements to be entered into in connection with this Agreement and the Transactions (the "Transaction Agreements") to which it is a party. The execution and delivery of this Agreement and each of the othe Transaction Agreements by the Company and the performance by the Company of their respective obligations hereunder and thereunder have been (or in the case of Transaction Agreements not yet entered into, will be) duly authorized and approved by all requisite corporate action other than the approval of the holders of at least two-thirds of the outstanding shares of Common Stock voting at the Meeting with respect to the Merger and, if legally required, the Distribution. This Agreement has been and, when executed, each of the other Transaction Agreements will have been, duly executed and delivered by duly authorized officers of the Company and constitutes, or will constitute when so executed and delivered, a valid, legal and binding obligation of the Company or relevant Subsidiary enforceable against it in accordance with its terms. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock voting at the Meeting with respect to the adoption and authorization of the Merger Agreement are the only votes of the holders of any class or series of the Company's capital stock necessary to approve the Transactions. None of the holders of shares of capital stock of the Company have the right to dissent or demand appraisal of their shares under the NYBCL or otherwise as a result of any of the Transactions.

                      4.2.3 Required Filings. No consent, approval or authorization of, expiration or termination of any waiting period requirement of, or filing, registration, qualification, declaration or designation
("Authorization") with or by, any federal, state, local or foreign court, administrative agency, commission or other governmental authority or instrumentality ("Governmental Entity") is required for the execution and delivery by the Company of this Agreement or any of the other Transaction Agreements or the consummation by any of the Company or any Subsidiary of any of the Transactions, except for (i) the filing and recordation by the Company of the Merger as required by the NYBCL, (ii) the filing with the United States Securities and Exchange Commission (the "SEC") of the Proxy Statement, the Form 10 Registration and the Information Statement with respect to the Merger and Distribution, respectively, under the Exchange Act and (iii) filings pursuant to applicable state securities laws.

                      4.2.4 No Conflicts. Neither the execution and delivery of this Agreement or the other Transaction Agreements by the Company nor the consummation by Company of any of the Transactions, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the certificate, articles or other instrument of incorporation or limited partnership or by-laws or agreement of limited partnership or other similar instrument or of any statute, law or administrative regulation, or of any order, writ, injunction, judgment or decree of any Governmental Entity or of any arbitration award to which any of the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, or (ii) violate, conflict with, breach, constitute a default (or give rise to an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other claims, equities, security interests, preemptive rights, judgments and other encumbrances ("Encumbrance")upon any of the properties or assets of the Company or any Subsidiary under, any written or oral note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or written or oral obligation to which Company is a party or to which they or any of their respective properties or assets are subject (each being an "Obligation"), except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other Encumbrances that do not and could not, individually or in the aggregate (x) have a Material Adverse Effect (as defined herein) on the Company, or (y) materially impair the ability of the Company to perform its obligations under any Transaction Agreement. Without limiting the generality of the foregoing, the Company is not subject to any Obligation pursuant to which timely performance of this Agreement or any of the Transactions may be prohibited, prevented or materially delayed. As used in this Agreement, with respect to a Person, "Material Adverse Effect" means an effect which involves $10,000 or more on the business, operations (or results of operations), condition (financial or otherwise), properties, assets, liabilities, or prospects of such Person or its Subsidiaries, and "Person" means an individual, partnership, corporation, limited liability company, business, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity of whatever nature or a group, including any pension, profit sharing or other benefit plan or trust.

                      4.2.5 Capitalization. The authorized capital stock of the Company consists solely of 5,000,000 shares of Common Stock, $0.10 par value per share, and 7,500,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"). As of November 16, 1998, (i) 2,969,195 shares of Common Stock were outstanding, all of which are entitled to vote as a class, (ii) 265,763 shares of Common Stock were held in the treasury of the Company, (iii) Stock Options or Warrants with respect to 82,240 shares of Common Stock had been granted or issued and are outstanding under the 1993 Plan and (iv) no shares of Preferred Stock were outstanding. There are no other shares of capital stock of the Company authorized, issued or outstanding. The number of shares of Common Stock outstanding is subject to increase to no more than 3,051,435 shares outstanding upon the exercise or conversion of Stock Options and Warrants which are set forth on Schedule 4.2.5 of the Company Disclosure Schedule. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.2.5 of the Company Disclosure Schedule, there are no subscriptions, options, stock appreciation rights, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, or register the sale of, any securities of any kind. There are no agreements or obligations of any kind or character to which the Company is a party, or as to which the Company has knowledge, with respect to the voting of Common Stock or the election of Directors to its Board ("Directors").
Schedule 4.2.5 of the Company Disclosure Schedule sets forth the name of the holder, number of shares underlying and exercise price of each Stock Option and Warrant outstanding on the date hereof.

                  4.2.6   Subsidiaries.     All of the outstanding shares of
capital stock or other equity interests of each Remaining Subsidiary (i) are validly issued, fully paid and nonassessable and free of any preemptive rights, and (ii) except as disclosed in Schedule 4.2.6 to the Company Disclosure Schedule, are owned of record and beneficially by the Company free and clear of all Encumbrances. There are no outstanding subscriptions, options, stock appreciation rights, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Remaining Subsidiary obligating such Remaining Subsidiary to issue any securities of any kind or which would otherwise affect the Distribution. There are no agreements or obligations of any kind or character with respect to the voting of shares of capital stock or the election of directors of any Remaining Subsidiary. Schedule 4.2.6 lists (iii) each Subsidiary and the Company's direct or indirect ownership interest in such Subsidiary and (iv each Subsidiary of which the Company or one of its Subsidiaries is a general or limited partner (each such Subsidiary of the Company, a "Partnership") and the Company's direct or indirect ownership interest in such Partnership. Except for the Subsidiaries, the Company does not have, directly or indirectly, any equity or ownership interest, or any investment, in any Person.

                      4.2.7 SEC Documents. The Company has timely filed (and has delivered to Purchaser a true and complete copy of) each report, schedule, registration statement and definitive proxy statement required to be filed or filed by the Company with the SEC (including, without limitation, reports required to be filed pursuant to Section 13(d) or 13(g) of the Exchange Act) since January 1, 1995 (the "SEC Documents"). As of their respective dates, the SEC Documents comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC thereunder, and none of the SEC Documents, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has corrected and updated, prior to the date hereof, all statements in the SEC Documents which have required correction or updating, as the case may be, and have filed all necessary amendments to the Company SEC Documents as required by applicable law.

                      4.2.8 Financial Statements. Each of the consolidated financial statements (including the notes thereto) included in the SEC Documents (the "Financial Statements") complies, as of their respective dates, with all applicable accounting requirements and rules and regulations of the SEC with respect thereto, has been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and presents fairly the consolidated financial position of the Company at the dates thereof and the consolidated results of its operations, cash flows and changes in financial position for the periods indicated therein, subject, in the case of interim Financial Statements, to normal, recurring year-end adjustments which are not material individually or in the aggregate. The books, accounts and records of the Company are, and have been, maintained in such Company's usual, regular and ordinary manner, in accordance with generally accepted accounting practices, and all transactions to which the Company is or has been a party are properly reflected therein.

                      4.2.9 Liabilities. Neither the Company nor any Remaining Subsidiary has any obligation or liability of any kind or nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent, known or unknown or otherwise), whether or not required by GAAP to be provided or reserved against on a balance sheet (all the foregoing herein collectively being referred to as the "Liabilities"), except for:

                      (a) Liabilities specifically provided for or reserved against in the balance sheet contained in the Financial Statements or the balance sheet contained in the most recent interim financial statement in a Company SEC Document filed prior to the date of this Agreement (the "Interim Balance Sheet");

                      (b) as of the Effective Time, Permitted Liabilities and Liabilities taken into account in determining the Adjustment Amount as agreed to by Purchaser and Parent; and

                      (c) Liabilities of the Company or a Remaining Subsidiary which have been incurred since the date of the Interim Balance Sheet, in the ordinary course of business and consistent with past practice which are not material.

Without limiting the generality of the foregoing, upon consummation of the Distribution neither the Company nor any Remaining Subsidiary will have any Liability with respect to the Liabilities of the Distributed Subsidiaries or the business and operations of the Distributed Subsidiaries.

                      4.2.10 Absence of Changes or Events. Except as specifically disclosed in the SEC Documents filed prior to the date of this Agreement and furnished to Purchaser, since June 30, 1998: (x) neither the Company nor any Subsidiary has suffered or been threatened with (and the Company has no knowledge of any facts which may cause or result in) any material adverse change in its assets, properties, liabilities, condition (financial or otherwise) or prospects; and (y) the Company and each Subsidiary has operated only in the usual and ordinary course of business consistent with past practice except as contemplated by the Power Facility Sales or the Distribution. Without limiting the generality of the foregoing, since such date, neither the Company nor any Subsidiary has:

                      (a) sold, assigned, leased, exchanged, transferred or otherwise disposed of any material portion of its assets or property, except in the usual and ordinary course of business consistent with past practice other than the sale of shares of common stock of Niagra Mohawk Power Corporation ("NIMO") and the Power Facility Sales;

                      (b) suffered any material casualty, damage or loss, or any material interruption in use, of any material assets or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

                      (c) paid, declared or set aside any dividends or other distributions on its securities of any class or purchased or redeemed any of its securities of any class;

                      (d)   made any change in accounting methods or principles;

                      (e) with respect to the Remaining Subsidiaries, made or committed to make capital expenditures;

                      (f) with respect to the Remaining Subsidiaries, increased the compensation payable to any officer or employee except in the ordinary course of business;

                      (g) with respect to the Remaining Subsidiaries, elected any director or hired any officer or employee;

                      (h) borrowed any money or issued any bonds, notes, debentures or other evidence of indebtedness;

                      (i) acquired by merger, consolidation or acquisition of stock or assets any Person or business;

                      (j) adopted, amended or terminated any Employee Benefit Plan (as defined herein) except as contemplated by Section 2.5; or

                      (k) agreed in writing or otherwise to take any of the foregoing actions.

                      4.2.11 Status of Distribution. The Distribution will not result in any federal or state income tax liability to the Company. In connection with the Distribution, the Company (a) will have sufficient capital so that upon completion of the Distribution, the fair market value of the assets of the Company less the amount of its stated capital will exceed its Liabilities and (b) is solvent and will be solvent prior to and immediately following the consummation of the Distribution.

                      4.2.12 Ownership of Properties. The Company and each Remaining Subsidiary has good and marketable title to its respective properties and assets purported to be owned by them respectively (including all assets reflected on the Financial Statements) free and clear of any Encumbrances, except: (i) statutory liens for Taxes not yet due, (ii) statutory liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iii) liens incurred or deposits made in the ordinary course of business, in connection with workers' compensation and unemployment insurance; and (iv) minor imperfections of title which do not in the aggregate materially detract from the value or use of the asset in question. The Company and its Subsidiaries have in effect insurance policies of the type and with coverages which are customary for companies in the businesses in which the Company and its Subsidiaries are engaged.

                      4.2.13 Tax Matters Definitions. As used in this Agreement the following terms shall have the following meanings:

                      (a) the term "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes; and

                      (b) the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

                      4.2.14 Returns. There have been properly completed and filed on a timely basis and in correct form all Returns required to be filed by the Company. As of the time of filing, the Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of such Company or any other information required to be shown thereon. Except as disclosed in Section 4.2.14 to the Company Disclosure Schedule, an extension of time within which to file any Return which has not been filed has not been requested or granted.

                      4.2.15 Tax Liabilities. With respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been fully complied with, and all amounts required to be paid by any of the Company or any of its Subsidiaries (other than the Permitted Liabilities), to taxing authorities or others, on or before the date hereof have been paid. The unpaid Taxes of the Company do not exceed the reserve for tax liability with respect to the Company (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Company Disclosure Schedule as adjusted for the passage of time through the Closing Date, in accordance with the past practices of the Company.

                      4.2.16  Issues with Taxing Authorities.    No issues have
been raised (and are currently pending) by any taxing authority in connection with any of the Returns filed by the Company or any of its Subsidiaries. No waivers of statutes of limitation with respect to such Returns have been given by or requested from the Company or any of its Subsidiaries. The Company Disclosure Schedule sets forth (i) the taxable years of each of the Company or any of its Subsidiaries as to which the respective statutes of limitations with respect to Taxes have not expired, and (ii) with respect to such taxable years sets forth those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. No deficiencies have been asserted or assessments made as a result of any such examinations.

                      4.2.17 Miscellaneous Tax Matters. Neither the Company nor any Remaining Subsidiary (i) is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement; (ii) has agreed to make, or is required to make, any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise. Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code.

                      4.2.18 Permits. The Company and its Remaining Subsidiaries hold or have received all consents, permits, authorizations, approvals, licenses and certifications of Governmental Entities (collectively, the "Permits") required in connection with the ownership and operation of their respective properties and the conduct of their respective businesses as now being conducted, except for such consents, permits, authorizations, approvals, licenses and certificates which if not held or received would not have a Material Adverse Effect on the Company.

                      4.2.19 Contracts. Except as filed as an exhibit to the SEC Documents, none of the Company or any Remaining Subsidiary is a party to, or bound by, any undischarged written or oral:

                      (a) employment or consulting agreement which is not terminable by the Company at will without premium or penalty or other payment;

                      (b)     collective bargaining agreement;

                      (c) lease or sublease, either as lessee or sublessee, lessor or sublessor, of real or personal property or intangibles;

                      (d) loan or  credit  agreement,  pledge  agreement,  note, security agreement, mortgage, debenture, indenture, factoring agreement, credit card agreement, letter of credit or banker's acceptance;

                      (e)     governmental order or directive;

                      (f) agreement for the treatment or disposal of hazardous materials;

                      (g)     partnership or joint venture agreement;

                      (h)     architect's agreement or construction contract;

                      (i) lease which is required by GAAP to be classified as a capital lease;

                      (j)  reciprocal   easement  or  operating  agreement  with
         respect to any parcel of the Real Estate or any of the Leased Premises;

                      (k)     secrecy or confidentiality agreement;

                      (l) rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross- currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), or any combination of these transactions;

                      (m)     supply or requirements contract;

                      (n) agreement or arrangement not specifically enumerated above concerning or which provides for the receipt or expenditure of any money;

                      (o) agreement to indemnify or pay or advance expenses of any Person including any officer, director, employee or agent of the Company, any Subsidiary or any ERISA Affiliate; or

                      (p) agreement or arrangement by which the Company or any Remaining Subsidiary has guaranteed or otherwise has any Liability for any Liability of any Distributed Subsidiary.

Such agreements, leases, subleases and other instruments or arrangements required to be disclosed in response to this Section 4.2.19, the "Contracts," and each a "Contract". Each Contract is in full force and binding upon the Company and, to the Company's knowledge, the other parties thereto. None of the Company on the one hand, nor any of the other parties thereto, on the other hand, are in default under any Contract. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default under any Contract by the Company, on the one hand, or the other contracting party, on the other hand. None of the Company has released or waived any of its respective rights under any Contract. The Company is not subject to any legal obligation to renegotiate, nor does the Company have knowledge of a claim for a legal right to renegotiate, any contract, loan, agreement, lease, sublease or instrument to which it is now or has been a party.

                      4.2.20 Partnership Contracts. Each of the Partnerships has settled pursuant to valid and enforceable settlement agreements all Liabilities of each such Partnership on terms such that none of the Remaining Subsidiaries has any Liability with respect to the Liabilities of the Partnerships. Neither the Company nor any of the Remaining Subsidiaries has any Liability for any of the Liabilities of any Partnership.

                      4.2.21  ERISA Matters.

                      (a) The Company, its Subsidiaries, any affiliate of the Company or its Subsidiaries, as determined under Code Section 414(b),
         (c), (m) or (o) (the "ERISA Affiliate"), severally or jointly, maintains, administers or contributes to, and have any liability with respect to, only those employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA), bonus, deferred compensation, stock purchase, stock option, stock appreciation, severance, salary continuation, vacation, holiday, sick leave, fringe benefit, employee discount, personnel policy, allowances, incentives, insurance, welfare or similar plan, program, policy or arrangement which are described in the Company Disclosure Schedule (the "Employee Benefit Plans").

                      (b) None of the Company, its Subsidiaries or any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") as a result of the voluntary or involuntary termination of any pension plan subject to Title IV of ERISA; neither the Company nor any ERISA Affiliate has made a complete or partial withdrawal from a multiemployer plan, as such term is defined in
         Section 3(37) of ERISA, resulting in withdrawal liability, as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 or ERISA); neither the Company nor any ERISA Affiliate would incur any withdrawal liability on a complete withdrawal from any Employee Benefit Plan as of the Closing Date, under applicable law and conditions of each such Employee Benefit Plan without regard to any limitation, reduction or adjustment of liability under Title IV of ERISA or any Employee Benefit Plan provision; and neither the Company nor any ERISA Affiliate has any contingent liability under Section 4024 of ERISA.

                      (c) The aggregate present value of all accrued benefits pursuant to each Employee Benefit Plan subject to Title IV of ERISA, determined on the basis of current participation and projected compensation for active participants, and including the maximum value of all subsidized benefits, and earnings, mortality and other actuarial assumptions set forth in the 1994 actuarial report for the Employee Benefit Plan does not exceed the current fair market value of such Employee Benefit Plan's assets, and except as required by Section 4980B of the Code, neither the Company nor any ERISA Affiliate has any obligation to provide benefits to any individual not employed by the Company or any ERISA Affiliate.

                      (d) Each Employee Benefit Plan complies with and is and has been operated in accordance with its terms and each applicable provision of ERISA, the Code, other federal statutes, state law and the regulations and rules thereunder. With respect to each Employee Benefit Plan intended to qualify under Section 401(a) of the Code, a favorable determination as to such qualification of such Employee Benefit Plan and each amendment thereto has been made by the Internal Revenue Service and each such Employee Benefit Plan remains qualified under the Code and each trust funding any Employee Benefit Plan is and has been tax-exempt. Neither the Company nor any ERISA Affiliate has failed to make any contributions or pay any amounts required on or before the Closing Date by the terms of any Employee Benefit Plan, collective bargaining agreement, ERISA or any other applicable law.

                      4.2.22 Labor Relations. Neither the Company nor any Remaining Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company and there are no known organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit. There are no strikes, slowdowns, work stoppages or material labor relations controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries, and any of their employees, and neither the Company nor any Subsidiary has experienced any such strike, slowdown, work stoppage or material controversy within the past three years.

                      4.2.23 Absence of Litigation. Except as set forth in the SEC Documents filed prior to the date hereof, there is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before or by any Governmental Entity, pending or, to the Company's knowledge, threatened against the Company or any Remaining Subsidiary or any of the officers, directors or employees of the Company or any Remaining Subsidiary, which, if decided adversely to the Company or any Remaining Subsidiary, officer, director or employee could have a Material Adverse Effect on the Company or any Subsidiary or would materially impair the consummation of any of the Transactions. There are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company, would have a Material Adverse Effect on the Company or any Remaining Subsidiary or would materially impair the consummation of any of the Transactions. The Company has not made any material oral or written warranties with respect to the quality or absence of defects of its products or services which it has sold or performed which are in force as of the date hereof, excep for those warranties which are described in the Company Disclosure Schedule.

                      4.2.24  Injunctions; Judgments.   Neither the Company nor
any Remaining Subsidiary is a party to, or bound by, any judgment, writ, injunction, decree, order or arbitration award (or agreement entered into with any Governmental Entity in connection with any administrative, judicial or arbitration proceeding) with respect to or affecting the properties, assets, personnel or business activities of the Company.

                      4.2.25 Compliance with Law. Neither the Company nor any Subsidiary is in violation of, in noncompliance with, or delinquent with respect to, any judgment, writ, injunction, decree, order or arbitration award or law, statute, or regulation of or agreement with, or any permit from, any Governmental Entity to which the property, assets, personnel or business activities of the Company or any of its Subsidiaries are subject, which violation, noncompliance or delinquency could have a Material Adverse Effect on the Company or any Remaining Subsidiary or materially impair the ability of the Company to carry out or realize the intended benefits of the Transactions.

                      4.2.26  Environmental Matters. The Company and each
Subsidiary are and at all times have been, and all real property currently or previously owned, leased, occupied, used by or under the control of the Company or such Subsidiary, and all operations or activities of the Company or its Subsidiaries (including those conducted on or taking place at any of such real property) are and at all times have been, in compliance with and not subject to any material liability or obligation under any Environmental Law or Environmental Permit (and any monitoring agreement thereunder). The Company and its Subsidiaries have every Environmental Permit required under Environmental Laws for the operation of their respective businesses. As used in this
Agreement: "Environmental Laws" means all applicable federal, state or local laws, rules, regulations, ordinances or principles of common law relating to the generation of electricity or to the protection of health and safety, pollution, or to environmental matters of any kind whatsoever, including with respect to the storage, treatment, generation, transportation, spillage, use for the generation of electricity or thermal energy, discharge, emission, leakage, disposal or other release or threatened release of any hazardous (or otherwise regulated under Environmental Law) material, substance or waste of any kind whatsoever ("Hazardous Materials") and "Environmental Permits" means any permits, licenses, notifications, certifications, consents or approvals required under any Environmental Law from a Governmental Entity or third party. There are no underground storage tanks on any such real property. There is no condition or circumstance regarding the Company, any Subsidiary or their respective businesses or any such real property or the operations or activities thereon, which, with the passing of time or upon notice to any other party, is possible of giving rise to a material violation of, or material liability or obligation under, any Environmental Law or Environmental Permit. Neither the Company nor its Subsidiaries nor any Person, the acts or omissions of which may be attributable to, or the responsibility of, or liability to, the Company or its Subsidiaries has, or has arranged to have, any Hazardous Materials, treated, stored or disposed of at, or transported to, any facility or property the remediation or cleanup of which, or the response costs related thereto, could be attributed in any manner to, or otherwise become responsibilities of or liabilities to, the Company or its Subsidiaries. There are no allegations, claims, demands, citations, notices of violation, or orders of noncompliance made against, issued to or received by the Company or its Subsidiaries within the past (5) years relating or pursuant to any Environmental Law or Environmental Permit except those which have been corrected or complied with to the satisfaction of the Governmental Entity or other claimant, and no such allegation, claim, demand, citation, notice of violation or order of noncompliance is threatened, imminent, likely or contemplated. The Company and its Subsidiaries have not contractually created or assumed any liabilities or obligations or indemnifications related to Environmental Law at or related to any real property currently or formerly owned, operated or leased by the Company or its Subsidiaries.

                      4.2.27 Owned Real Estate. All of the real estate and any interest in real estate held by the Company or any Subsidiary is identified (including by street address and Subsidiary owner) in the Company Disclosure Schedule as being so owned (the "Real Estate"). Each Remaining Subsidiary so indicated as owning Real Estate has insurable title to its Real Estate, subject only to general real estate taxes not delinquent and to Encumbrances, covenants, conditions, restrictions and easements of record, none of which makes title to any of such Real Estate uninsurable and none of which are violated by the Remaining Subsidiary or interfere with such Remaining Subsidiary's use or occupancy thereof. None of the Real Estate held by a

Remaining Subsidiary is subject to any leases or tenancies. None of the improvements comprising the Real Estate or the businesses conducted by any of the Company thereon, are in violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility easement. No material expenditures are required to be made for the repair or maintenance of any improvements on any of the Real Estate for or with respect to any period ending on or including the Closing Date. All taxes on any Real Estate owned by the Company or any Remaining Subsidiaries for or with respect to any period ending on or including the Closing Date have been paid or accrued in full.

                      4.2.28 Leased Premises. Neither the Company nor any Remaining Subsidiary leases (or has any commitment to lease) any real estate. The Distributed Subsidiaries lease (or have a commitment to lease) the premises identified in the Company Disclosure Schedule as being so leased (the "Leased Premises"). The Leased Premises are leased to the indicated Subsidiary pursuant to written leases, true, correct and complete copies of which have been delivered to Purchaser prior to the date hereof or are contained in the SEC Documents. The improvements comprising the Leased Premises, and the businesses conducted by the Company thereon, are not in violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility or other easements.

                      4.2.29  Intellectual Property.  No Intellectual Property
has infringed, infringes or in any material way has damaged or damages any of the rights, title or interests of any third party (nor has any third party given the Company notice of any claimed infringement or damage). "Intellectual Property" means all of the following, whether owned, used or licensed by the Company or any Remaining Subsidiary: (i) all common law, federally registered, state registered and foreign trademarks and service marks and all applications for federal, state or foreign registration of trademarks or service marks, (ii) all slogans, trade dress and trade names, (iii) all proprietary know-how and methods, (iv) all trade secrets, (v) all federal and foreign patents and patent applications, (vi) all copyright registrations and material unregistered copyrights, and (vii) all computer software.

                      4.2.30 Brokers. No broker, finder, investment banker or other Person (other than Josephthal & Co., whose compensation arrangement is set forth in the Company Disclosure Schedule) is entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from the Company in connection with the Merger.

                      4.2.31 Fairness Opinion. The Company has received the written opinion of Josephthal & Co. (the "Fairness Opinion") on the date of this Agreement to the effect that, as of the date of this Agreement, the Merger Consideration to be received by stockholders of the Company is fair from a financial point of view. The Company has provided a true and correct copy of the Fairness Opinion to Purchaser. The Company is authorized by Josephthal & Co. to include a copy of such opinion in the Proxy and Information Statement.

                      4.2.32 Form 10 Registration, Proxy Statement and Information Statement. None of the information (other than information provided by Parent and Purchaser) included or incorporated by reference in the (i) Form 10 registration statement relating to the registration under the Exchange Act of shares of common stock of BL to be distributed to shareholders of the Company in the Distribution (as supplemented or amended, the "Form 10 Registration"), (ii) the proxy statement relating to the Transactions to be approved at the Meeting (as amended or supplemented, the "Proxy Statement") and the information statement relating to the Distribution (as supplemented or amended, the "Information Statement") will (x) in the case of the Form 10 Registration, at the time it becomes effective, ontain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (iii) in the case of the Proxy Statement and the Information Statement, at the time of the mailing thereof, at the time of the Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form 10 Registration and the Proxy Statement and the Information Statement will each comply as to form in all material respects with the provisions of the Exchange Act and applicable law.

                      4.2.33 Full Disclosure. The representations, warranties and statements of the Company in this Agreement or contained in any schedule, list or document delivered pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations, warranties and statements are made, not misleading. The copies of all documents furnished by the Company pursuant to or in connection with this Agreement are true, complete and correct. True, complete and accurate copies of each document referred to in the Company Disclosure Schedule are contained therein or have been furnished to Purchaser prior to the date hereof.

         4.3 Representations and Warranties of Parent and Purchaser. Parent and Purchaser jointly and severally represent and warrant to the Company that:

                      4.3.1 Organization and Authority. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wyoming. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of Parent and Purchaser has all necessary corporate power and authority to conduct its business as now being conducted.


                      4.3.2 Authority Relative to this Agreement. Each of Parent and Purchaser has full corporate power and authority to enter into and perform this Agreement and each of the other Transaction Agreements to which it is a party. The execution and delivery of this Agreement and each of the other Transaction Agreements by Purchaser and Parent and the performance by Purchaser and Parent of their respective obligations hereunder or thereunder have been duly authorized by all requisite corporate action. This Agreement has been, and each of the other Transaction Agreements to which it is a party will be, duly executed and delivered by duly authorized officers of Purchaser and Parent and constitutes, or will constitute when so executed and delivered, a valid and binding obligation of Purchaser and Parent enforceable against it in accordance with its terms.

                      4.3.3 Required Filings. No Authorization is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the other Transaction Agreements by Purchaser or the consummation by Purchaser of the Transactions.

                      4.3.4 No Conflicts. Neither the execution and delivery of this Agreement or any of the other Transaction Agreements by Parent or Purchaser, nor the consummation by Parent or Purchaser of the Transactions, will
(i) conflict with or result in a breach of any of the terms or provision of the Certificate of Incorporation or By-Laws of Purchaser, or Articles of Organization of Parent or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which Purchaser is a party or by which Parent or Purchaser is bound; or (ii) violate, conflict with, breach, constitute a default (or give rise to an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other Encumbrance upon any of the properties or assets of Parent or Purchaser under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Purchaser is a party or to which Parent or Purchaser or any of its properties or assets are subject (the "Purchaser Obligations"), except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other Encumbrances that do not and will not, individually or in the aggregate, (x) have a Material Adverse Effect on Parent or Purchaser or (y) materially impair Parent or Purchaser's ability to perform its obligations under this Agreement or any of the other Transaction Agreements. Without limiting the generality of the foregoing, Purchaser is not subject to any Purchaser Obligation pursuant to which timely performance of this Agreement or any of the Transactions may be prohibited, prevented or materially delayed.

                      4.3.5 Capitalization. The authorized capital stock of Purchaser consists of 10,000 shares of common stock, $.01 par value, of which 1,000 shares are outstanding. All of the outstanding shares of common stock of Purchaser are entitled to vote as a class and are owned of record by Parent.

                      4.3.6 Investment Intent. Each of Parent and Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and is acquiring the Common Stock for its own account for investment and with no present intention of distributing or reselling such Common Stock or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act.

                      4.3.7 Financing. Purchaser has delivered to the Company a true and correct copy of a letter from a bank (the "Lender"), stating Lender's interest in providing debt financing ("Financing") to Parent, which, together with equity to be contributed to Purchaser will be in an amount necessary to pay the Merger Consideration and consummate the Merger, subject to the negotiation, preparation and execution of binding documents with respect to the Financing, and to the fulfillment of the conditions precedent contained in such letter. None of the Financing will be an obligation of or secured by a lien on the assets of the Surviving Corporation. Parent and Purchaser have no present intention to liquidate the Surviving Corporation.

                      4.3.8 Proxy Statement. None of the information included in the Proxy Statement and provided by the Parent and Purchaser in writing for use in the Proxy Statement will, at the time of the mailing thereof, at the time of the Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

         5.1 Obligations of Each of the Parties. From and after the date hereof and until and including the Effective Time, the following shall apply with equal force to the Company, on the one hand, and Parent and Purchaser, on the other hand:

                      5.1.1 Each party shall promptly give the other party written notice of the existence or occurrence of any event or condition which would make any representation or warranty herein contained of either party untrue or which might reasonably be expected to prevent the consummation of the transactions contemplated hereby. In the case of the Company, such notice shall include a reasonably detailed description of such event or condition, the representation or warranty to which it relates and an estimate of the damages, if any, associated therewith.

                      5.1.2 No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party or which would result in any representation or warranty herein of that party being untrue in any material respect at any time after the date hereof through and including the Closing Date as if then originally made.

                      5.1.3 Subject to the terms and conditions of this Agreement, each of the parties agrees to use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Transactions and the other transactions contemplated by this Agreement as expeditiously as reasonably practicable; provided, however, that nothing in this Section 5.1.3 shall in any event require any party to (i) expend funds which are not commercially reasonable in relation to the transactions contemplated hereby or
(ii) take or cause to be taken, any action which would have a Material Adverse Effect with respect to it.

         5.2 Access. Subject to any restrictions under applicable law, the Company shall continue to give to Purchaser's and Parent's respective officers, employees, agents, attorneys, consultants and accountants reasonable access for reasonable purposes in light of the transactions contemplated by this Agreement during normal business hours to all of the properties, books, contracts, documents, present and expired insurance policies, records and personnel of or with respect to the Company or any Subsidiary and shall furnish to Parent and Purchaser and such persons as Parent or Purchaser shall designate to the Company such information as Purchaser or such persons may at any time and from time to time reasonably request. It is expressly understood and agreed that all information obtained pursuant to this Section 5.2 is subject to the terms and conditions of the Confidentiality Letter dated September 2, 1998, executed by Parent and Parent expressly reaffirms its obligations thereunder. Without limiting the generality of the foregoing, the Company will permit Parent and Purchaser to conduct a Phase I and Phase II environmental investigation with an environmental consultant selected by Purchaser of the Real Estate held by Reina Distributing, Inc. The Company will pay the costs of such investigation promptly upon receipt of such consultant's billing statement.

         5.3 The Company's Obligations. From and after the date hereof and until and including the Effective Time:

                      5.3.1 The Company shall, and shall cause each Remaining Subsidiary to, carry on its business with the objective of effecting the Distribution and Power Facility Sales and, in all other respects with the objective of winding up the remaining business of the Company and the Remaining Subsidiaries so that the Company and the Remaining Subsidiaries will have no assets other than cash and cash equivalents and the Retained Assets and no Liabilities other than the Permitted Liabilities and at Closing, Liabilities taken into account in the calculation of the Adjustment Amount as reflected in the Statement as finally agreed to by Purchaser. Without the prior written consent of Purchaser, and without limiting the generality of any other provision of this Agreement including the foregoing, the Company shall not, and shall not permit any Remaining Subsidiary to:

                              (a) amend its Certificate of Incorporation, By-Laws or other organizational documents;

                              (b)  make any  change  in its  authorized  capital
                      stock; adjust, split, combine or reclassify any capital stock; or, other than issuances of shares of Common Stock pursuant to the valid exercise of Stock Options or Warrants outstanding on the date hereof in accordance with
                      Section 2.4 of this Agreement, issue any shares of stock of any class, or issue or become a party to any subscription, warrant, rights, options, convertible securities or other agreements or commitments of any character relating to its issued or unissued capital stock, or other equity securities, or grant any stock appreciation or similar rights, or amend the terms of any Stock Option or Warrant except as contemplated by Section 2.5;

                              (c) incur any  indebtedness  for borrowed money or
                      assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, including the Distributed Subsidiaries;

                              (d) other than in connection with the Distribution
                      or Power Facility Sales, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, except pursuant to contracts or agreements in force at the date of this Agreement, the sale of the NIMO stock, or as specifically set forth in this Agreement with respect to the Transactions;

                              (e) other than in connection with the Distribution
                      make any (x) investments, either by purchase of stock or securities, in (y) contributions to capital of, or (z) purchases of any property or assets from, any other individual, corporation or other entity;

                              (f) except as necessary to effect the Distribution
                      or eliminate a Liability of the Company or Remaining Subsidiary (with respect to which the Company shall notify Purchaser promptly in writing), and except for transactions in the ordinary course of business consistent with past practice and those transactions contemplated by the provisions of this Agreement, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts;

                              (g) change its method of  accounting  in effect at
                      December 31, 1997, except as may be required by changes in GAAP upon the advice of its independent accountants;

                              (h) increase the compensation payable to any employee, or enter into any new employment agreements with new or existing employees which create other than an at will relationship, in each case, except in the ordinary course of business consistent with past practices other than bonuses to officers and employees which are paid prior to the Effective Time;

                              (i)  pay or  declare  any  dividend  or  make  any
                      distribution (other than the Distribution) on its securities of any class or purchase or redeem any of its securities of any class;

                              (j)      make any Tax election or settle or
                      compromise any Tax liability;

                              (k) fail to  maintain  in full  force  and  effect
                      insurance coverage substantially similar to that in effect on the date hereof; or

                              (l) enter into any business or contract not related to the Distribution, Power Facility Sales or the Merger other than contracts which are not material and which will be fully performed prior to the Effective Time.

                      5.3.2 The Company shall cause the Distributed Subsidiaries to carry on their respective businesses only in the ordinary course consistent with past practice and shall not and shall cause the Distributed Subsidiaries not to create any Liabilities of the Company or any Remaining Subsidiary for the Liabilities of the Distributed Subsidiaries following the Effective Time.

                      5.3.3 The Company shall furnish to Purchaser the Company's internal unaudited statement of condition and statement of income for each month ending after the date of this Agreement. Such monthly statements shall be prepared in accordance with existing practice and shall fairly present in all material respects the consolidated financial position and results of operation for the Company as of and for the periods indicated therein in accordance with past practice. The Company will advise Purchaser upon request as to the status of the components of the Base Amount and Additional Amount and provide reasonable evidence supporting the determination of the amount of such components.

         5.4          Proxy Statement; Other Regulatory Matters.

                      5.4.1 The Company will (i) call a meeting of its shareholders (the "Meeting") for the purpose of voting upon adoption and authorization of the Merger, (ii) hold the Meeting as soon as practicable following the date of this Agreement, (iii) subject to Section 5.6 recommend to its shareholders the approval of the Merger through its Board of Directors and
(iv) use its best efforts to obtain the necessary adoption and authorization of this Agreement by the shareholders of the Company.

                      5.4.2 The Company will (i) as soon as practicable following the date of this Agreement, prepare in correct and appropriate form and file with the SEC the Form 10 Registration and a preliminary Proxy Statement and Information Statement and (ii) use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Form 10 Registration to be effective and each of the Proxy and the Information Statement to be cleared by the SEC. The Company will notify Purchaser of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Form 10 Registration, the Proxy or the Information Statement or for additional information and will supply Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Form 10 Registration or the Proxy Statement and Information Statement or any of the Transactions. The Company shall give Purchaser and its counsel (who shall provide any comments thereon as soon as practicable) the opportunity to review the Form 10 Registration, the Proxy Statement and the Information Statement prior to being filed with the SEC and shall give Purchaser and its counsel (who shall provide any comments thereon as soon as practicable) the opportunity to review all amendments and supplements to the Form 10 Registration, the Proxy and the Information Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company and Purchaser agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement and the Information Statement have been cleared by the SEC, the Company shall mail the Proxy Statement and the Information Statement, respectively, to the stockholders of the Company. The Purchaser and the Parent shall supply to the Company on a timely basis in connection with the preparation of the Proxy Statement and the Information Statement all information necessary to be included therein with respect to the Purchaser and the Parent.

                      5.4.3 Each party agrees to notify the other of, and to correct, any information contained in the Form 10 Registration, the Proxy Statement and Information Statement furnished by such party to the other for inclusion therein, which information shall be, at the time of furnishing, or become, prior to the Meeting, false or misleading in any material respect. If at any time prior to the Meeting or any adjournment thereof there shall occur any event that should be set forth in an amendment to the Form 10 Registration Proxy Statement or the Information Statement, the Company will prepare and mail to its stockholders such an amendment or supplement.

                      5.4.4 The Company will file all reports, schedules and definitive proxy statements (including the Proxy Statement and the Information Statement) (the "Company Filings") required to be filed by the Company with the SEC (including reports required by Section 13(d) or 13(g) of the Exchange Act and will provide copies thereof to the Company promptly upon the filing thereof. As of its respective date, the Company represents, warrants and covenants that each the Company Filing will comply in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder and none of the Company Filings will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Upon learning of any such false or misleading information, the Company will cause all required the Company Filings (including the Proxy Statement and the Information Statement) to be corrected, filed with the SEC and disseminated to holders of the Common Stock, in each case as and to the extent required by applicable law.

                      5.4.5  Subject to the terms and conditions herein
provided, the Company and Parent and Purchaser will cooperate and consult with one another in (a) determining which consents, approvals, Permits, authorizations or waivers (collectively, "Consents") are required to be obtained prior to the Effective Time from Governmental Entities or other third parties in connection with the execution and delivery of this Agreement (including those Consents with respect to those matters disclosed as a result of Section 4.2.4 of this Agreement or with respect to any of the Transactions or the Transaction Agreements and the consummation of the transactions contemplated hereby or thereby, (b) preparing all Consents and all other filings, submissions and presentations required or prudent to obtain all Consents, including by providing to the other party drafts of such material reasonably in advance of the anticipated filing or submission dates, and (c) timely seeking all such Consents (it being understood that the parties will make or seek to Consents, whether mandatory or voluntary and that each party will be responsible and pay for the costs, penalties and expenses associated with the Consents required with respect to it). The Company will obtain and deliver to Purchaser at or prior to Closing originals of full and complete releases of the Company and each Remaining Subsidiary from any and all Liabilities of the Company or such Remaining Subsidiary (x) fo Liabilities (other than Permitted Liabilities) of any
Distributed Subsidiary (the "Third Party Releases") (y) to provide indemnification by contract, law or otherwise to any current director, officer, employee agent or affiliates except to the extent of the Surviving Corporation rights under the Escrow Agreement or the D&O Insurance, the form and substance of which shall be reasonably acceptable to Purchaser and Parent ("D&O Releases").

         5.5          Acquisition Proposals.
                      ----------------------

                      5.5.1 From and after the date hereof and until and including the Effective Time (or earlier termination of this Agreement), the Company shall immediately cease and cause to be terminated any activities, discussions or negotiations with respect to an Acquisition Proposal (as defined herein), and the Company shall not, nor shall it permit any Subsidiary, or authorize or permit any of its officers, directors or employees or holders of more than five percent of its outstanding shares of Common Stock or any investment banker, financial advisor, attorney, accountant or other representative or agent of the Company or any

Subsidiary, to, directly or indirectly, (i) solicit, initiate, or encourage (including by way of furnishing or otherwise providing, or providing access to nonpublic information) any Acquisition Proposal; (ii) participate in any discussions or negotiations relating to any Acquisition Proposal (or any inquiry relating to an Acquisition Proposal) or take any other action to facilitate any inquiries or the making of any proposal that constitutes an Acquisition
Proposal; or (iii) enter into any letter of intent, agreement in principle or definitive agreement with respect to any Acquisition Proposal; provided, however, that nothing contained in this Section 5.5 shall prohibit the Company or the Board from furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity with respect to any unsolicited Acquisition Proposal if (but only if): (a) the Board determines reasonably and in good faith, after due investigation and after consultation with and based upon the advice of its outside financial advisor, that such Acquisition Proposal is a Superior Proposal (as defined below); (b) the Board determines reasonably and in good faith, after due investigation and after consultation with and based upon the advice of outside counsel, that the failure to take such action would cause the Board to violate its fiduciary duties to stockholders under applicable law in the context of the Transactions; and (c) the Company (x) provides at least two business days' notice to Acquiror to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement substantially similar to the
Confidentiality  Agreement.  Notwithstanding  the  foregoing,  nothing  in  this
Section 5.5 will restrict the Company from effecting the Power Facility Sales as contemplated hereby.

                      5.5.2 Notwithstanding anything in this Agreement to the contrary, the Company shall promptly advise Parent orally and in writing of the receipt by it (or by any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal or any inquiry which could reasonably lead to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person or entity making any such Acquisition Proposal. The Company agrees that it will fully enforce (including by way of obtaining an injunction), and not waive any provision of, any confidentiality agreement to which it is a party.

                      5.5.3 For purposes of this Agreement: "Acquisition Proposal" means any bona fide offe or proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any Subsidiary or any purchase of all or any significant portion of the assets or capital stock of the Company or any significant Subsidiary or any other business combination (including the acquisition of any equity interest therein) involving the Company excluding, however, any proposal or transaction with respect to the Power Facilities; and "Superior Proposal" means an Acquisition Proposal which the Board believes in good faith, after due investigation (taking into account, among other things, the financing terms and the likelihood of consummation) and based upon the advice of its outside legal and financial advisors, is more favorable to the Company's stockholders from a financial point of view than the Merger (taking into account the Distribution).

         5.6 Board Action. The Board shall not (i) withdraw or modify its approval, adoption or recommendation of this Agreement, the Merger or any of the Transactions , (ii) approve, adopt or recommend or publicly propose to approve, adopt or recommend an Acquisition Proposal, (iii) cause the Company to enter into any letter agreement, agreement in principle or definitive agreement with respect to an Acquisition Proposal, or (iv) resolve to do any of the foregoing unless the Company receives an unsolicited Acquisition Proposal in accordance with Section 5.5 and the Board determines reasonably and in good faith, after due investigation (a) based upon the advice of its outside financial advisor that a pending Acquisition Proposal is more favorable to the Company Stockholders than the Merger and the Distribution, taken as a whole, (b) such Acquisition Proposal is reasonably likely to be consummated, (c) there is a substantial probability that the approval of the Merger and the Distribution will not be obtained due to the pending Acquisition Proposal, and (d) based upon the advice of outside counsel, that the failure of the Board to withdraw or modify its approval, adoption or recommendation of this Agreement or the Merger, or approve or recommend such Acquisition Proposal would cause the Board to violate its fiduciary duties to stockholders under applicable law in the context of the Transactions. In such case, the Board may withdraw or modify its recommendation, and approve and recommend such Acquisition Proposal, provided the Board provides to Parent and Purchaser written notice of the Company's intention to accept the Superior Proposal at least two business days prior to taking such action and, at the end of such two business day period (x) simultaneously terminates this
Agreement, (y) concurrently causes the Company to enter into a definitive acquisition agreement with respect to such Superior Proposal and (z)
concurrently pays to Purchaser the Termination Payment and Covered Expenses pursuant to Section 7.4.2. Nothing contained in this Section 5.6 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act; provided that the Company does not withdraw or modify its position with respect to the Merger or approve or recommend an Acquisition Proposal, except under the circumstances described in the immediately preceding sentence and on two business days' notice to Purchaser to the effect that it is taking such action.

         5.7          Indemnification and Insurance.
                      -----------------------------

                      5.7.1 Purchaser and the Company agree that prior to the Effective Time, the Company will procure and pay for officers' and directors' liability insurance ("D&O Insurance") covering each present and former director, officer, employee and agent of the Company and each Subsidiary and each present and former director, officer, employee, agent or trustee of any employee benefit plan for employees of the Company (individually, an "Indemnified Person", and collectively, the "Indemnified Persons"), who is currently covered by the Company's officers' and directors' liability insurance or will be so covered on the Closing Date with respect to actions and omissions occurring on or prior to the Closing Date (including, without limitation, any which arise out of or relate to the transaction contemplated by this Agreement). Purchaser shall not be required to provide or cause the Surviving Corporation to provide any such insurance for the Indemnified Persons.

                      5.7.2 Purchaser and the Surviving Corporation hereby jointly and severally agree that, for the lesser of (a) six (6) years after the Closing Date, or (b) the period during which the Surviving Corporation maintains its existence, the provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation shall provide indemnification to the Indemnified Persons on terms, in a manner, and with respect to matters, which are no less favorable (in favor of persons indemnified) than the Company Certificate of Incorporation and By-Laws, as in effect on the date hereof, and further agree that such indemnification provisions shall not be modified or amended except as required by law, unless such modification or amendment expands the rights of the Indemnified Persons to indemnification. Notwithstanding the foregoing, it is expressly understood and agreed that the obligation of the Surviving Corporation to provide such indemnification is limited to the D&O Insurance and the Surviving Corporation's rights under the Escrow Agreement and that the provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation may be amended accordingly.

         5.8 Surviving Corporation. The Surviving Corporation or its successors will maintain its or their existence until at least March 31, 2003.

         5.9 Parent's Financing. Parent will use its reasonable best efforts to obtain the proceeds of the Financing.

         5.10 Liabilities. The Company agrees to use its best efforts so that neither the Company nor any Remaining Subsidiary will have as of the Effective Time any Liability other than the Permitted Liabilities and Liabilities, if any, included in the calculation of the Adjustment Amount as agreed to by Parent and Purchaser.

         5.11 Other Company Covenants. Prior to the Effective Time, the Company will (a) as soon as practicable, obtain from General Electric Capital Corporation ("GECC") a release from pledge of all of the outstanding shares of any Remaining Subsidiary which have been pledged to GECC, and (b) cause to be paid in full at or prior to the Closing all expenses associated with the transactions contemplated hereby including fees and expenses of investment bankers, counsel, accountants, consultants and other advisors to the Company, all severance, bonus and other compensation payable in connection with or as a result of the Merger and all other expenses of the Company and each of the Remaining Subsidiaries.

         5.12 Parent Covenants. Parent agrees to cause the Surviving Corporation to amend its Certificate of Incorporation within thirty (30) days after the Closing Date to change the name of the Surviving Corporation to a name which does not include the word "Besicorp". The Surviving Corporation agrees to (a) quitclaim without recourse to BL the net proceeds of any recovery under a derivative claim against its officers or directors and (b) file all income Tax Returns for the current fiscal year and pay all Taxes shown to be due thereon.


                                   ARTICLE VI

             CONDITIONS TO CLOSING; CLOSING DELIVERIES; BASE AMOUNT

         6.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                      6.1.1 The Merger Agreement and, to the extent required under the NYBCL, the Distribution shall have been adopted and authorized by th requisite vote of the stockholders of the Company.

                      6.1.2 This Agreement, the Merger and (to the extent approval thereof is necessary to consummate the Transactions) the Transactions shall have been approved by each Governmental Entity whose approval is required for the consummation of the Merger or such Transactions, such approvals shall remain in full force and effect and all waiting periods relating to such approvals shall have expired.

                      6.1.3 No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, judgment, decree, injunction or other order (whether temporary, preliminary or permanent)which is then in effect and has the effect of making the Merger or any of the Transactions illegal.

         6.2 Conditions to the Company's Obligations. The obligation of the Company to consummate the transactions contemplated hereby is subject to the fulfillment (or waiver) of all of the following conditions prior to the Effective Time, upon the non-fulfillment (and non-waiver) of any of which this Agreement may, at the Company's option, be terminated pursuant to and with the effect set forth in Article VII:

                      6.2.1 Each and every representation and warranty made by Parent and Purchaser shall be true and correct when made and as if originally made on and as of the Closing Date.

                      6.2.2 All obligations of Parent and Purchaser to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Purchaser would be required to perform at the Closing if the transaction contemplated hereby was consummated shall have been fully performed.

                      6.2.3 Purchaser shall have delivered to the Company the written opinion of Altheimer & Gray, counsel for Purchaser, dated as of the Closing Date, in substantially the form of Exhibit C attached hereto.

                      6.2.4 Immediately prior to the Merger Purchaser is, and assuming that the condition set forth in Section 6.3.1 is satisfied, immediately following the effectiveness of the Merger the Surviving Corporation shall be, solvent.

         6.3 Conditions to Parent's and Purchaser's Obligations. The obligations of Parent and Purchaser to consummate the transactions contemplated hereby is subject to the fulfillment (or waiver) of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment (and non-waiver) of any of which this Agreement may, at Purchaser's option, be terminated pursuant to and with the effect set forth in Article VII:

                      6.3.1 The representations and warranties made by the Company shall be true and correct when made and as if originally made on and as of the Closing Date, except to the extent reflected in the Statement as finally agreed to by Parent and Purchaser.

                      6.3.2 All obligations of the Company to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which the Company would be required to perform at the Closing if the transaction contemplated hereby was consummated)shall have been fully performed.

                      6.3.3 No suit, proceeding or investigation shall have been commenced (to Purchaser's knowledge) by any Governmental Entity on any grounds to restrain, enjoin or hinder, or seek material damages on account of, the consummation of any of the Transactions or the other transactions contemplated hereby.

                      6.3.4 The Company shall have delivered to Purchaser the written opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C., counsel to the Company, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.

                      6.3.5 Since June 30, 1998 there shall have been no changes, either individually or in the aggregate, taking into account the completion of the Transactions other than the Merger, in the results of operations, condition (financial or otherwise), properties, assets, business or prospects of the Company or any Subsidiary which has had or would be reasonably likely to have a Material Adverse Effect on the Company or any Remaining Subsidiary.

                      6.3.6 There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which imposes any condition or restriction upon Purchaser, the Surviving Corporation or its Subsidiaries which would in Purchaser's opinion be commercially unreasonable from a financial standpoint relative to the transactions contemplated by this Agreement.

                      6.3.7 Purchaser shall be satisfied in its reasonable discretion that each of the Distribution and the Power Facility Sales shall have been completed as provided in this Agreement and that neither the

Surviving Corporation nor any of the Remaining Subsidiaries has any Liability as a result of or arising out of the Distribution or Power Facility Sales.

                      6.3.8 The Indemnification Agreement and the Escrow Agreement shall have been executed and delivered by BL and shall each be valid, legal, binding and enforceable obligations of BL, and the Company shall have deposited $6,000,000 in cash with the Escrow Agent under the Escrow Agreement.

                      6.3.9 The Base Amount shall be no less than $ 105,275,000.

                      6.3.10 Purchaser shall have received the proceeds of the Financing.

                      6.3.11 Neither the Company nor any Remaining Subsidiary shall have any Liabilities other than the Permitted Liabilities and the Liabilities taken into account in determining the Adjustment Amount as agreed to by Purchaser and Parent.

                      6.3.12 The Company shall have received all of the Consents and obtained the Third Party Releases and DB&O Releases (it being understood that this condition with respect to the Third Party Releases will be satisfied if Third Party Releases with respect to Liabilities aggregating no more than $50,000 are not obtained).

                      6.3.13 The number of shares of Common Stock outstanding immediately prior to the Effective Time does not exceed 3,051,435.

                      6.3.14 Purchaser shall have received the results of a Phase I and, if reasonably requested by Purchaser, Phase II environmental investigation of the Real Estate held by Reina Distributing, Inc. with results satisfactory to Parent and Purchaser in their sole discretion.

         6.4          Closing Deliveries.
                      ------------------

                      6.4.1 At the Closing, the Company shall cause to be executed and delivered to Parent and Purchaser all of the following:

                      (a) a closing certificate dated the Closing Date and executed on behalf of the Company by a duly authorized officer of the Company to the effect set forth in Sections 6.3.1, 6.3.2, 6.3.5, 6.3.6, 6.3.10(g), 6.3.11, 6.3.12 and 6.3.13;

                      (b) certified copies of such corporate records of the Company and the Subsidiaries and copies of such other documents as Purchaser or its counsel may reasonably have requested in connection with the consummation of the transactions contemplated hereby;

                      (c) D&O Releases and resignations of all of the officers and directors of each of the Remaining Subsidiaries and the Company in form satisfactory to Purchaser and Parent;

                      (d)    the Indemnification Agreement and Escrow Agreement;
         and

                      (e) the minute books and corporate records of the Company and the Remaining Subsidiaries and originals of the stock certificates evidencing all of the outstanding capital stock of each of the Remaining Subsidiaries free of all Encumbrances.

                      6.4.2 At the Closing, Parent and Purchaser shall cause to be delivered to the Company all of the following:

                      (a) a closing certificate dated the Closing Date and executed on behalf of Parent and Purchaser by a duly authorized officer of Parent and Purchaser to the effect set forth in Sections 6.2.1,
         6.2.2 and 6.2.4; and

                      (b) certified copies of such corporate records of Parent and Purchaser and copies of such other documents as the Company or its counsel may reasonably have requested in connection with the consummation of the transactions contemplated hereby.

                                   ARTICLE VII

                        TERMINATION/EFFECT OF TERMINATION

         7.1 Right to Terminate. Anything to the contrary herein notwithstanding, this Agreement and the transaction contemplated hereby may be terminated at any time prior to the Effective Time by prompt notice given in accordance with Section 8.4:

                      7.1.1  by  the  mutual  written   consent  of  Parent  and
Purchaser and the Company (with the approval of their respective Boards of Directors);

                      7.1.2 by Purchaser and Parent, or the Company (with the approval of the Board) if:

                              (a)       the Effective Time shall not have
         occurred at or before 11:59 p.m. on February 15, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1.2 shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of the failure of the Effective Time to have occurred as of such time; or

                            (b) upon a vote at the Meeting any of this Agreement or any of the Transactions required to be adopted or authorized by the shareholders of the Company shall fail to be adopted and authorized.

                      7.1.3 by Parent and Purchaser, by giving written notice of such termination to the Company, if:

                              (a) there has been a material breach of any material agreement or covenant on the part of the Company which has not been cured or adequate assurance of cure given, in either case within ten (10) business days following notice of such breach from Purchaser or either of the Indemnification Agreement or the Escrow Agreement shall not be a valid, legal and binding agreement or enforceable against BL;

                              (b)      there has been a breach of a
representation or warranty of the Company the Damages from which Purchaser reasonably determines would cause the Base Amount to be less than $105,275,000;

                              (c)  the  Board   shall   have  taken  any  action
contemplated by clause (i), (ii), (iii) or (iv) of Section 5.6;

                              (d) a tender offer or exchange offer for 15% or more of the shares of Common Stock of the Company is commenced, and the Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholder within the time period required by
         Section 14e-2 of the Exchange Act (the taking of no position by the expiration of such period with respect to the acceptance of such tender offer or exchange offer by its shareholders constituting such a failure) or any Person acquires by any means 20% or more of the outstanding shares of Common Stock;

                              (e)      the Company shall have breached any of
its covenants or agreements in Section 5.5;

                              (f) there shall be pending or threatened any proceeding seeking material damages on account of this Agreement or the consummation of the Merger or any of the other Transactions which Purchaser determines in good faith, after due investigation and consultation with counsel representing the Company in such proceeding, could reasonably be expected to result in the Company incurring a material amount of damages or expenses relative to the protections to Parent afforded by the Escrow Agreement, after taking into account applicable insurance coverage; or

                              (g) the Base Amount is less than $105,275,000.

                      7.1.4 by the Company (with the approval of the Board ), by giving written notice of such termination to Parent and Purchaser, if:

                              (a) there has been a material breach of any agreement herein on the part of Purchaser which has not been cured or adequate assurance of cure given, in either case within ten (10) business days following notice of such breach from the Company;

                              (b)      there has been a breach of a
         representation or warranty of Parent or Purchaser herein which could reasonably be expected to prevent Parent or Purchaser from fulfilling their obligations under this Agreement and which, in the reasonable opinion of the Company, by its nature cannot be cured within twenty
         (20) days (or, if sooner, the Closing Date);

                              (c) if the Board determines to enter into and enters into a definitive agreement providing for a Superior Proposal which was obtained consistent with Section 5.5; provided, however, that the Company shall have no right to terminate this Agreement under this
         Section 7.1.4(c) unless (i) the Company has provided Purchaser with written notice of the material terms of the Superior Proposal at least two business days prior to such termination, and (ii) the Company simultaneously pays to Purchaser the Termination Payment and Covered Expenses required under Section 7.4.2.

         7.2 Certain Effects of Termination. In the event of the termination of this Agreement as provided in Section 7.1:

                      7.2.1 each party, if so requested by the other party, will return promptly every document furnished to it by or on behalf of the other party in connection with the transaction contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made; and

                      7.2.2 the obligation of Purchaser under the Confidentiality Letter referred to in Section 5.2 shall continue indefinitely (subject to its terms) notwithstanding any termination of this Agreement.

This Section 7.2 shall survive any termination of this Agreement.

         7.3 Remedies. Notwithstanding any termination right granted in Section 7.1, in the event of the nonfulfillment of any condition to a party's closing obligations, in the alternative, such party may elect to do one of the following:

                      (a) proceed to close despite the nonfulfillment of any closing condition without waiving any claim for any breach and specifically in the case of Parent and Purchaser without waiving any right to proceed under the Indemnification Agreement;

                      (b) decline to close, terminate this Agreement as provided in Section 7.1, and thereafter exercise the remedies provided, or seek damages to the extent permitted in Section 7.4; or

                      (c) seek specific performance of the obligations of the other party. Each party hereby agrees that, in the event of any breach of this Agreement by such party, the remedies available to the other party at law would be inadequate and that such party's obligations under this Agreement may be specifically enforced.

         7.4          Right to Damages; Expense Reimbursement.
                      ---------------------------------------

                      7.4.1 If this  Agreement is terminated in accordance  with
Section 7.1, neither party will have any claim against the other, subject to the following sentence and, if applicable, the remaining provisions of this Section
7.4. A party terminating this Agreement in accordance with Section 7.1 (other than Section 7.1.1) will retain any and all of such party's legal and equitable rights and remedies if, but only if, the circumstances giving rise to such termination were (i) caused by the other party's willful failure to comply with a material covenant set forth herein or (ii) that a material representation or warranty of the other party was materially false when made and that party knew or should have reasonably known such representation or warranty was materially false when made. In either of such events, termination shall not be deemed or construed as limiting or denying any legal or equitable right or remedy of said party, and said party shall also be entitled to recover its costs and expenses which are incurred in pursuing its rights and remedies (including reasonable attorneys' fees).

                      7.4.2 If (x) the Company terminates this Agreement pursuant to Section 7.1.4(c) or 5.6 or (y) Purchaser and Parent terminate this Agreement pursuant to 7.1.3(c), (d)or (e), and Parent and Purchaser are ready, willing and able to execute or have executed definitive documentation to effect the Financing or substantially similar financing arrangements, with an able financing source, the Company will (a) pay Purchaser $3,500,000 in cash immediately upon such termination (the "Termination Payment"), by wire transfer of same-day funds to an account designated by Purchaser and (b) reimburse Parent and Purchaser for their out-of-pocket costs and expenses reasonably incurred and due to third parties in connection with this Agreement and the Transactions (including fees and disbursements of counsel, accountants, financial advisors and consultants, commitment fees, due diligence expenses, travel costs, filing fees, and similar fees and expenses, all of which shall be conclusively established by Purchaser's good faith statement therefor) (collectively, "Covered Expenses"), up to a maximum of $600,000, by wire transfer of same-day funds to an account designated by Purchaser, immediately following receipt of Purchaser's statement evidencing the Covered Expenses.

                      7.4.3 If this Agreement is terminated  pursuant to Section
7.1.2(b), (x) the Company will pay to Purchaser immediately upon such termination Parent and Purchaser's Covered Expenses up to a maximum of $600,000 by wire transfer of same day funds to an account designated by Purchaser and (y) if Michael Zinn or his direct or indirect transferees have failed to vote in person or by proxy at least 1,600,000 shares in favor of the Merger and any other matter presented to stockholders in connection with the Merger, the Company shall pay the Termination Payment to Purchaser immediately upon such termination by wire transfer of same day funds to an account designated by Purchaser. If this Agreement is terminated pursuant to (x) Section 7.1.2(b) or
(y) by the Company, or Parent and Purchaser pursuant t Section 7.1.2(a) and the Company, on or before March 31, 1999, enters into a written agreement to effect an Acquisition Proposal with, or an Acquisition Proposal is or has been made by, a party other than Parent, Purchaser or any of their Subsidiaries, and the Acquisition Proposal is thereafter consummated the Company will pay to Purchaser the Termination Payment plus the amount of Parent's and Purchaser's Covered
Expenses (to the extent not paid under the first sentence of this Section 7.4.3). The Termination Payment contemplated by the prior sentence shall be paid in same-day funds by wire transfer to an account designated by Purchaser immediately prior to consummation of such Acquisition Proposal.

                      7.4.4 If this Agreement is terminated by Parent and Purchaser pursuant to Section 7.1.3(a) (other than by virtue of a breach of Sections 5.5 or 5.6), (b), (f), or (g) the Company shall reimburse Parent and Purchaser for their Covered Expenses up to a maximum of $600,000, by wire transfer of same-day funds to an account designated by Parent and Purchaser, immediately following receipt of Purchaser's statement evidencing such expenses. If this Agreement is terminated as provided in the immediately preceding sentence and the Company, on or before March 31, 1999, enters into a written agreement to effect an Acquisition Proposal with, or an Acquisition Proposal is or has been made by, a party other than Parent, Purchaser or any of their Subsidiaries, and the Acquisition Proposal is thereafter consummated the Company will pay to Purchaser the Termination Payment plus the amount of Parent's and Purchaser's Covered Expenses (to the extent not paid under the first sentence of this Section 7.4.4). The Termination Payment contemplated by the prior sentence shall be paid in same-day funds by wire transfer to an account designated by Purchaser immediately prior to consummation of such Acquisition Proposal.

                      7.4.5 If Purchaser and Parent terminate this Agreement solely as a result of the failure of the conditions set forth in to Section 6.3.10, Parent and Purchaser shall reimburse the Company for its Covered Expenses up to $600,000 by wire transfer of same day funds to an account designated by the Company, immediately following receipt of the Company's statement evidencing such expenses.

                      7.4.6 If the Company or Parent and Purchaser fail to promptly pay any amounts owing pursuant to this Section 7.4. when due, the Company or Parent and Purchaser, as the case may be, shall in addition to paying such amounts pay all costs andexpenses (including, fees and disbursements of counsel) incurred in collecting such amounts, together with interest on such amounts (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by the Company or Parent and Purchaser, as the case may be, at the rate of 9% per annum as in effect from time to time during such period. This Section 7.4 shall survive the termination of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Survival of Representations, Warranties and Agreements. All of the representations, warranties, and agreements contained in this Agreement or in any certificate or other document delivered pursuant to this Agreement shall survive the Merger for a period of five years following the Effective Time, subject to the terms of the Indemnification Agreement.

         8.2 Amendment. This Agreement may be amended by the parties hereto, with the approval of their respective Boards of Directors, at any time prior to the Effective Time, whether before or after approval hereof by the stockholders of the Company, but, after such approval by the stockholders of the Company, no amendment shall be made without the further approval of such stockholders if such amendment would violate Section 903 of the NYBCL. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.3 Publicity. Except as otherwise required by law or applicable stock exchange rules, press releases and other publicity concerning the transactions contemplated by this Agreement shall be made only with the prior agreement of the Company and Purchaser.

         8.4 Notices. All notices required or otherwise given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand by facsimile, or by nationally recognized private courier shall be deemed given on the day of receipt (if such day is a business day or, if such day is not a business day, the next succeeding business day); provided, however, that a notice delivered by facsimile shall only be effective if and when confirmation is received of receipt of the facsimile at the number provided in this Section 8.4. All notices shall be addressed as follows:

                      If to the Company:

                              Besicorp Group Inc.
                              1151 Flatbush Road
                              Kingston, New York   12401
               Attention: Frederic M. Zinn, Esq., General Counsel
                                Fax: 914-336-7172


                      with a copy to:

               Robinson Brog Leinwand Greene Genovese & Gluck P.C.
                              1345 Avenue of the Americas
                              New York, New York  10105
                              Attention:  A. Mitchell Greene, Esq.
                              Fax:  (212) 956-2164

                      If to Purchaser or the Surviving Corporation:

                              BGI Acquisition LLC
                              950 Third Avenue, 23rd Floor
                              New York, New York   10022
                              Attention:  President
                              Fax:  212-688-7908


                      with a copy to:

                              Altheimer & Gray
                              10 South Wacker Drive, Suite 4000
                              Chicago, Illinois  60606
                              Attention: Paul M. Daugerdas, Esq.
                              Fax:  (312) 715-4800

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 8.4.

         8.5 Expenses; Transfer Taxes. Except as set forth in Section 7.4 herein, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, financial advisors', attorneys', accountants' and other professional fees and expenses.

         8.6 Entire Agreement. This Agreement, the Confidentiality Agreement referred to in Section 5.2 and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each Exhibit and schedule (including the Company Disclosure Schedule) shall be considered incorporated into this Agreement.

         8.7 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

         8.8   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         8.9 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

         8.10 Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts made in that State.

         8.11 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Except as expressly provided herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, without limitation, third party beneficiary rights.

         8.12 Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party.

         8.13 Governmental Reporting. Anything to the contrary in this Agreement notwithstanding, nothing in this Agreement shall be construed to mean that a party hereto or other person must make or file, or cooperate in the making or filing of, any return or report to any Governmental Entity in any manner that such person or such party reasonably believes or reasonably is advised is not in accordance with law.

         8.14 Defined Terms. The following terms are defined in the following sections of this Agreement:


Defined Term                                               Where Found

Acquisition Proposal                                       5.5.3
Additional Amount                                          2.2.2(a)
Adjustment Amount                                          6.5.2
Agreement                                                  Preamble
Authorization                                              4.2.3
BL                                                         Preamble
Base Amount                                                2.2.1(a)
Board                                                      4.2.2
Certificate of Merger                                      1.2
Certificates                                               2.3.2
Closing                                                    1.6
Closing Date                                               1.6
Code                                                       2.3.6
Common Stock                                               2.1.1
Company                                                    Preamble
Company Disclosure Schedule                                4.1
Company Filings                                            5.4.3
Company Shareholders                                       2.3.1
Consents                                                   5.4.4
Constituent Corporation                                    1.1
Contract                                                   4.2.19
Contracts                                                  4.2.19
Covered Expenses                                           7.4.2
D&O Insurance                                              5.7.1
D&O Releases                                               5.4.5

Defined Term                                               Where Found
 efined Term                                               Where Found
Directors                                                  4.2.5
Distributed Subsidiaries                                   4.2.1
Distribution                                               3.2.1
Effective Time                                             1.2
Employee Benefit Plans                                     4.2.21(a)
Encumbrance                                                4.2.4
Environmental Laws                                         4.2.26
Environmental Permits                                      4.2.26
ERISA                                                      4.2.21(a)
ERISA Affiliate                                            4.2.21(b)
Escrow Agreement                                           3.2.1((i)
Exchange Act                                               3.2.1(j)
Excluded Liability                                         2.2.1(e)
Fairness Opinion                                           4.2.31
Financial Statements                                       4.2.8
Financing                                                  4.3.7
Form 10 Registration                                       4.2.32
GAAP                                                       4.2.8
GECC                                                       5.11
Governmental Entity                                        4.2.3
Hazardous Material                                         4.2.26
Indemnification Agreement                                  3.2.1(i)
Indemnified Person                                         5.7.1
Indemnified Persons                                        5.7.1
Information Statement                                      4.2.32
Intellectual Property                                      4.2.29
Interim Balance Sheet                                      4.2.9(a)
Leased Premises                                            4.2.28
Lender                                                     4.3.7
Letter of Transmittal                                      2.3.2
Liabilities                                                4.2.9
Material Adverse Effect                                    4.2.4
Meeting                                                    5.4.1
Merger                                                     Preamble
Merger Consideration                                       2.1.1
1993 Plan                                                  2.5
NIMO                                                       4.2.10(a)
NYBCL                                                      Preamble
NYSERDA                                                    5.4.4
Obligation                                                 4.2.4
Parent                                                     Preamble
Partnership                                                4.2.6
Paying Agent                                               2.3.1
Payment Fund                                               2.3.1
PBGC                                                       4.2.21(b)
Permits                                                    4.2.18

Defined Term                                               Where Found
 efined Term                                               Where Found
Permitted Liabilities                                      3.2.2(b)
Person                                                     4.2.4
Plans                                                      2.5
Power Facility Sales                                       3.3
Preferred Stock                                            4.2.5
Proxy Statement                                            4.2.32
Purchaser                                                  Preamble
Purchaser Obligations                                      4.3.4
Real Estate                                                4.2.27
Remaining Subsidiary                                       4.2.1
Retained Assets                                            3.2.1(a)
Return                                                     4.2.13(b)
Returns                                                    4.2.13(b)
SEC                                                        4.2.3
SEC Documents                                              4.2.7
Securities Act                                             4.2.1
Special Account                                            6.5.1
Specified Current Liabilities                              6.5.1(b)
Statement                                                  3.2.2
Stock Option                                               2.4
Subsidiary                                                 4.2.1
Superior Proposal                                          5.5.3
Surviving Corporation                                      1.1
Tax                                                        4.2.13(a)
Taxes                                                      4.2.13(a)
Termination Date                                           7.1.2(a)
Termination Payment                                        7.4.2
Third Party Releases                                       5.4.5
Transaction Agreements                                     4.2.2
Transactions                                               4.2.2
Warrants                                                   2.5

         8.15 Headings. The headings contained in this Agreement and the Agreement's Table of Contents are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         8.16 Interpretation. Whenever the term "including" is used in this Agreement it shall mean "including, without limitation," (whether or not such language is specifically set forth) and shall not be deemed to limit the range of possibilities to those items specifically enumerated. All joint obligations herein shall be deemed to be joint and several whether or not specifically so specified.

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger on the date first above written.

                                        PARENT:

                                        BGI ACQUISITION LLC

                                        By:  /s/ James Haber
                                             -----------------------------------
                                             James Haber, President of the
                                             Sole Manager of BGI Acquisition LLC


                                        PURCHASER:

                                        BGI ACQUISITION CORP.

                                        By:  /s/ James Haber
                                             -----------------------------------
                                             James Haber
                                             Its:  President


                                        THE COMPANY:

                                        BESICORP GROUP, INC.

                                        By:  /s/ Michael F. Zinn
                                             -----------------------------------
                                             Name: Michael F. Zinn
                                             Its:  President and Chief Executive
                                                   Officer

                                                                 Annex A-2


This AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into this 28th day of January, 1999, by and among BGI Acquisition LLC, a Wyoming limited liability company ("Parent"), BGI Acquisition Corp., a New York corporation ("Purchaser"), and Besicorp Group Inc., a New York corporation formed under the name Bio-Energy Systems Inc. (the "Company").


                                    RECITALS:

         A. Parent, Purchaser and the Company are parties to an Agreement and Plan of Merger (the "Initial Plan") dated November 23, 1998.

         B. Capitalized terms used in this Amendment have the meanings ascribed to them by the Initial Plan.


                               A G R E E M E N T S

         Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Base Amount. Clause (ii) of Section 2.2.1(b)(A) of the Initial Plan is hereby amended to read in its entirety as follows:

            to the extent not received in cash, the amount of a claimed tax refund for fiscal year 1998 not to exceed $3,909,

         2. Enowitz Shares. Section 2.3.7 of the Initial Plan is hereby amended to read in its entirety as follows:

                  In the case of 100,000 shares of Common Stock held of record by Martin Enowitz or his assigns which the Company represents are the subject of a dispute between the Company and Mr. Enowitz (the "Disputed Shares"), appropriate provision will be made in the Paying Agent Agreement, or another agreement with the Paying Agent, for the holding in escrow pending resolution of the dispute of (1) the Disputed Shares,
         (2) the Merger Consideration payable in respect of such Disputed Shares and (3) any shares of capital stock of BL distributable with respect to such Disputed Shares. Purchaser agrees that the rights, if any, of Purchaser, Parent and the Surviving Corporation to the Disputed Shares, the Merger Consideration payable in respect of such Disputed Shares and any shares of capital stock of BL distributable with respect to such Disputed Shares, if any, will be assigned without recourse to the Paying Agent for the benefit of the holders of Common Stock issued and outstanding immediately prior to the Effective Time on a pro rata basis.

         3. Further Assurances and Related Matters. Section 3.4 of the Initial Plan is hereby amended to read in its entirety as follows:

                  Further Assurances and Related Matters. If, at any time after the Effective Time, BL shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in BL or its Subsidiaries its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets contributed to any of the Distributed Subsidiaries in connection with the Distribution or (ii) otherwise carry out the Distribution, the Surviving Corporation will upon reasonable request of BL execute and deliver all such deeds, bills of sale, assignments and assurances and do all such other acts and things as may be necessary, desirable or proper to carry out the Distribution. If, at any time prior to the Distribution, Purchaser or the Company shall consider or be advised that the composition of the Retained Assets would be unduly expensive or impractical to, the Surviving Corporation, assets of equal value that were to be distributed to BL pursuant to the Distribution may be substituted for such of the Retained Assets as may be necessary in order to prevent the composition of the Retained Assets from having such an effect on the Surviving Corporation, subject to the approval of Parent and the Company, which approval will not be reasonably refused, in which case the Retained Assets shall be deemed to include the assets so excluded from the Distribution and the Retained Assets shall be deemed to exclude the assets so substituted and the parties hereto shall execute any agreements, instruments, waivers or assurances or any take any other actions as are necessary, desirable or proper in connection with such substitution. Any expenses incurred by the Surviving Corporation under this Section 3.4 shall be paid by BL.

         4. Right to Terminate. Section 7.1.2 (a) of the Initial Plan is hereby amended to read in its entirety as follows:

                  subject to Section 7.5 hereof,  the  Effective  Time shall not have occurred at or before 11:59 p.m. on March 1, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1.2 shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of the failure of the Effective Time to have occurred as of such time; or

         5. Right to Change Termination Date. The Plan of Merger is hereby amended inserting Section 7.5 as follows:

                  7.5 Right to Change Termination Date. The Company has the right (the "Extended Right"), in its sole discretion, exercisable at any time prior to 11:59 pm on February 26, 1999, by written notice to Parent, to extend the Termination Date to 11:59 pm on March 15, 1999, in which case for all purposes pursuant to the Agreement the Termination Date shall be deemed to mean March 15, 1999; provided, however, that if the Company exercises the Extended Right and the Agreement is terminated thereafter prior to the Effective Time pursuant to Section 7.1.1, Section 7.1.2 (unless the failure of Parent or Purchaser to fulfill any of their obligations under this Agreement has been the cause of the failure of the Effective Time to have occurred as of such time), Section 7.1.3 or Section 7.1.4(c), the Company shall be obligated to pay to Parent immediately, in addition to any amounts, if any, owing pursuant to Section 7.4 hereof, a sum of $1,400,000 in cash by wire transfer of same-day funds to an account designated by Parent.

         6. Effect of Amendment. Except as amended by this Amendment, the Initial Plan shall remain in full force and effect. This Amendment shall not constitute a waiver or amendment of any provision of the Initial Plan not referred to herein.

         7. Entire Agreement. This Amendment, the Initial Plan, the Confidentiality Agreement referred to in Section 5.2 to the Initial Plan and the instruments to be delivered by the parties pursuant to the provisions of the Initial Plan constitute the entire Initial Plan between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

         8.   Counterparts.   This   Amendment   may  be  executed  in  multiple
counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         9. Applicable Law. This Amendment shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts made in that State.

         10. Assignability. This Amendment shall not be assignable by either party without the prior written consent of the other party.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                               PARENT:

                                  BGI ACQUISITION LLC

                                  By: /S/ James Haber
                                          ------------
                                          James Haber, President of the
                                          Sole Manager of BGI Acquisition LLC


                               PURCHASER:

                                  BGI ACQUISITION CORP.

                                  By: /s/ James Haber
                                          -----------
                                          James Haber
                                          Its:  President


                               THE COMPANY:

                                  BESICORP GROUP, INC.

                                  By: /s/ Michael J. Daley
                                          ----------------
                                          Michael J. Daley
                                          Its: Executive Vice President

                                                                  Annex A-3


         This AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into this 16th day of February, 1999, by and among BGI Acquisition LLC, a Wyoming limited liability company ("Parent"), BGI Acquisition Corp., a New York corporation ("Purchaser"), and Besicorp Group Inc., a New York corporation formed under the name Bio-Energy Systems Inc. (the "Company").


                                    RECITALS:

         A. Parent, Purchaser and the Company are parties to an Agreement and Plan of Merger (the "Initial Plan") dated November 23, 1998, as amended by that certain Amendment No. 1 to the Initial Plan dated January 28, 1999 (the Initial Plan, as amended, is the "Amended Plan").

         B. Capitalized terms used in this Amendment have the meanings ascribed to them by the Amended Plan.

                               A G R E E M E N T S

         Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Base Amount. Clause (v) of Section 2.2.1(b)(A) of the Amended Plan is hereby amended to read in its entirety as follows:

         "to the extent not already contributed pursuant to the Escrow Agreement , $6,500,000."

         2. Escrow Agreement. Section 2.6 of the Amended Plan is hereby amended to read in its entirety as follows:

         "At Closing, the Company will cause $6,500,000 in cash to be delivered to the Escrow Agent under the Escrow Agreement."

         3. Conditions to Parent's and Purchaser's Obligations. Section 6.3.8 of the Amended Plan is hereby amended to read in its entirety as follows:

         "The Indemnification Agreement and the Escrow Agreement shall have been executed and delivered by BL and shall each be valid, legal, binding and enforceable obligations of BL, and the Company shall have deposited $6,500,000 in cash with the Escrow Agent under the Escrow Agreement."

         4. Exhibit B to the Amended Plan. The first sentence of Section 2(b) of Exhibit B to the Amended Plan is hereby amended to read in its entirety as follows:

         "Simultaneously with the execution of this Agreement, Besicorp shall deposit with the Escrow Agent the sum of six million five hundred thousand dollars ($6,500,000) ("the Escrow Fund")."

         5. Entire Agreement. This Amendment, the Amended Plan, the Confidentiality Agreement referred to in Section 5.2 to the Amended Plan and the instruments to be delivered by the parties pursuant to the provisions of the Amended Plan constitute the entire Amended Plan between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

         6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         7. Applicable Law. This Amendment shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts made in that State.

         8. Assignability. This Amendment shall not be assignable by either party without the prior written consent of the other party.

     IN WITNESS WHEREOF the parties have executed this Amendment on the date first above written.

                                             PARENT:

                                             BGI ACQUISITION LLC

                                             By: /s/ James Haber
                                                 _____________________________
                                                     James Haber, President of
                                                     the Sole Manager of BGI
                                                     Acquisition LLC


                                             PURCHASER:

                                             BGI ACQUISITION CORP.

                                             By: /s/ James Haber
                                                 _____________________________
                                                     James Haber
                                                     Its: President


                                             THE COMPANY

                                             BESICORP GROUP INC.

                                             By: /s/ Michael J. Daley
                                                 ____________________
                                                    Michael J. Daley
                                                    Its: Executive Vice
                                                         President

                                                                       ANNEX B


                                November 20, 1998



PRIVATE AND CONFIDENTIAL

The Board of Directors
Besicorp Group Inc.
1151 Flatbush Road
Kingston, New York  12401

Dear Board Member:

         Josephthal & Co. Inc. ("Josephthal") understands that BGI Acquisition LLC ("Parent"), its wholly owned subsidiary, BGI Acquisition Corp. ("Purchaser") and Besicorp Group, Inc. ("Besicorp") are considering a proposed transaction in which Purchaser will merge with and into Besicorp (the "Merger") pursuant to the Agreement and Plan of Merger presented to Besicorp's Board of Directors on November 20, 1998 (the "Agreement") by and among Besicorp, Parent and Purchaser. As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, each share of common stock, $0.10 par value, of Besicorp (the "Common Shares") issued and outstanding immediately prior to the Effective Time of the Merger (other than Common Shares held as treasury shares by Besicorp or its subsidiaries) shall, by virtue of the Merger be converted into the right to receive the Merger Consideration. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement.

     Josephthal further understands that prior to the Effective Time: (i) Besicorp will form BL for the purpose of holding substantially all of the operating assets and all Liabilities of Besicorp and the Remaining Subsidiaries and all the outstanding capital stock of the Subsidiaries other than the Remaining Subsidiaries; and (ii) Besicorp will distribute to each of its stockholders all of the outstanding capital stock of BL ("the Distribution"). Josephthal has not been involved in forming BL or the Distribution and has not assumed any responsibility for making or obtaining an independent evaluation or appraisal of BL's properties or other assets nor does Josephthal opine on the capital requirements or availability of capital for BL.

     You have requested our opinion as to the fairness from a financial point of view to Besicorp and its stockholders of the consideration to be paid by the Purchaser to the holders of Common Shares in the Merger.

     In conducting our analyses and arriving at the opinion expressed herein, we have reviewed those materials and considered those financial and other factors that we deemed relevant under the circumstances, including, among others, the following: (i) the Agreement; (ii) a draft of the Proxy Statement dated November 13, 1998; (iii) certain historical financial, operating and other data that are publicly available or were furnished to us by Besicorp including, but not limited to: (a) financial analyses prepared by management of Besicorp;
(b) Besicorp's Form 10-KSB for the period ended and as of March 31, 1998; (c) Besicorp's Form 10-QSB for the period ended and as of June 30, 1998; (d) Besicorp's Draft Form 10-QSB for the period ended and as of September 30, 1998 and e) Besicorp's internally generated operating reports; (iv) publicly available financial, operating and stock market data for companies engaged in businesses we deemed comparable to Besicorp; (v) publicly available financial, operating and stock market data for companies in the power industry which had been involved in a merger or acquisition since May 1997; and (vi) such other factors as we deemed appropriate. We have met with senior officers of Besicorp to discuss the prospects for Besicorp's business and their estimates of future financial performance, and such other matters as we believed relevant. Our opinion is solely and necessarily based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof. We assume no responsibility to update or revise our opinion upon circumstances or events occurring after the date hereof.

    In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have neither attempted independently to verify nor assumed responsibility for verifying any of this information. We have not conducted a physical inspection of Besicorp's properties or facilities, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of these properties or facilities. We have assumed that management's financial analyses have been prepared on a good faith reasonable basis reflecting the best currently available estimates and judgments of Besicorp's management. We have also assumed that the Pre closing Transactions described in
Article III of the Agreement as well as the Conditions to Closing in Article VI of the Agreement will be completed or satisfied as the case may be. We do not perform legal services or render legal advice.

         In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of Besicorp; (ii) the business prospects of Besicorp; (iii) the historical and current market for the Common Shares and (iv) the nature and terms of other acquisition transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. In that regard, we have not considered any acquisition or similar transaction to which Besicorp might become a party whether announced or not, that has not closed prior to the date hereof. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of Common Shares of Besicorp in the Merger. Our opinion does not address the Distribution or the potential trading value or trading volume of BL nor does it address in any way Besicorp's underlying business decision to effect the Merger, the Distribution or to form BL.

         Josephthal has been retained by Besicorp to render this opinion and provide other financial advisory services, and will receive fees for these services. In addition, Besicorp has agreed to indemnify Josephthal for certain liabilities arising out of our engagement. In the ordinary course of our business, Josephthal may actively trade the Common Shares for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in these securities.

         This opinion is solely for the use of the Besicorp (including its Board of Directors) and is not to be publicly-disclosed, used, excerpted, reproduced or disseminated, quoted or referred to at any time, in any manner or for any purpose, without the prior written consent of Josephthal provided that Besicorp may include this opinion as an annex to the Proxy Statement to be filed with the Securities and Exchange Commission and delivered to the stockholders of Besicorp. This opinion does not constitute a recommendation to any holder of Besicorp Common Shares as to how any such stockholder should vote on any aspect of the Merger including the Distribution, nor does this opinion address the relative merits of the Merger, the Distribution or any other transactions or business strategies discussed by the Board of Directors of Besicorp as alternatives to the Merger or the decision of the Board of Directors of Besicorp to proceed with the Merger.

Based upon and subject to the foregoing it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration to be received by the holders of Common Shares of Besicorp in the Merger is fair from a financial point of view.

                                Very truly yours,

                               /s/ JOSEPHTHAL & CO. INC.

                                                                      Annex C


OWNED BY NEWCO OR ITS SUBSIDIARIES FOLLOWING THE SPIN-OFF



Name of Subsidiary                                Description



SunWize Technologies, Inc.                        All activities of the photovoltaic business


Bio-Energy Systems, Inc.                          Had been involved in activities of the solar thermal business.
                                                  As of March 1998 ceased operations


Bio-Hydroponics, Inc.                             Inactive - no material assets or liabilities


Bio-Energy Services Corp.                         Sold or held interests in very small cogeneration and solar thermal projects in NY, NJ, CA



Beta Allegany, Inc.                               Holds the partnership interest in the limited partnership that owned the Allegany power plant in NY


Beta Hydroponics, Allegany,                       Inactive - no material assets or liabilities
Inc.

Beta Partnerships, Inc.                           Newly formed. Will own the limited partnership and general partnership interests in the limited partnerships that owned five power projects in NY


Besicorp Development Inc.                         Newly formed.  Start-up development company


Besicorp Services Inc.                            Newly formed. Will own equipment and furniture.  Will also be the common paymaster for all employees.  Will provide
                                                  services to the other subsidiaries


Besicorp International
Power Corp.                                       Inactive - no material assets or liabilities


Beta International Power                          Inactive - no material assets or liabilities
Corp.

Beta Worldwide Power Inc.                         Owns Beta Global  Development,  which owns 50% of the
                                                  company that is developing the  Krishnapatnam  India project and 50% of the company  exploring  development opportunities in Brazil. Also owns 100% of Beta Global Development II
                                                  which owns 50% of the company exploring development opportunities in Brazil



Beta Mexico Inc.                                 Owns a 79% interest in a company that is exploring
                                                  development opportunities in Mexico


Beta Brasil Inc.                                  Inactive - no material assets or liabilities


Beta BGE Inc.                                     Inactive - no material assets or liabilities


OWNED BY SURVIVING CORPORATION
FOLLOWING THE SPIN-OFF AND THE MERGER



Name of Subsidiary                                Description



Beta Beaver Falls, Inc.                           Held the general partnership interest in the limited partnership that owned the Beaver Falls power plant in NY


Beta Carthage, Inc.                               Held the general partnership interest in the limited partnership that leased the Carthage power plant in NY


Beta C&S Limited                                  Held limited  partnership interests in the limited  partnerships that leased the Carthage and South Glens Falls power plants in NY


Beta "N"Limited                                   Held the limited partnership interest in the limited partnership that leased the Natural Dam power plant in NY


Beta Natural Dam, Inc.                            Held the general partnership interest in the limited partnership that leased the Natural Dam power plant in NY


Beta Nova, Inc.                                   Held the general partnership interest in the limited partnership that owned the right to receive development payments in
                                                  certain power projects.


Beta South Glens Falls, Inc.                      Held the general partnership interest in the limited partnership that leased the South Glens Falls power plant in NY


Beta Syracuse, Inc.                               Held the general partnership interest in the limited partnership that owned the Syracuse power plant in NY


Reina Distributing, Inc.                          Owns the real property that comprises the corporate headquarters and rental storage units



                              Besicorp Group Inc.
                               1151 Flatbush Road
                            Kingston, New York 12401

                         -----------------------------

                                      PROXY

For Special Meeting of Shareholders of Besicorp Group Inc. to be held on March 19, 1999

                        --------------------------------

         This Proxy is solicited on behalf of the Board of Directors.

         The undersigned hereby appoints Frederic Zinn and Michael J. Daley as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Besicorp Group Inc. held of record by the undersigned on February 3, 1999 at the Special Meeting of Shareholders to be held on March 19, 1999, or any adjournment or postponement thereof.

1.       TO ADOPT THE AGREEMENT AND PLAN OF MERGER DATED NOVEMBER 23,
         1998, AS AMENDED BY AMENDMENT NO. 1 AND AMENDMENT NO. 2, BY AND AMONG BESICORP GROUP INC., BGI ACQUISITION LLC AND BGI ACQUISITION CORP. AND THE MERGER PROVIDED FOR THEREIN.

         {   } FOR         {   } AGAINST             {   } ABSTAIN

2. TO CONSIDER AND ACT UPON ANY OTHER BUSINESS AS MAY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE COMPANY'S TRANSFER AGENT.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. (IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED

FOR PROPOSAL 1 and in the discretion of the named proxies with respect to any other matter that may properly come before the meeting or any adjournment or postponement thereof.)

                                               ---------------------------------
                                                            Signature
                                               ---------------------------------
                                                     Signature, if held jointly

                                             Dated _____________________, 1999

Please date and sign exactly as name appears on your stock certificate. Joint owners should each sign personally. Trustees, custodians, executors and others signing in a representative capacity should indicate the capacity in which they sign.

NOTE: YOU MAY ALSO RETURN THIS PROXY CARD BY FACSIMILE TRANSMISSION TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY ("CONTINENTAL"). TO RETURN THIS CARD BY FAX, YOU MUST PHOTOCOPY BOTH SIDES OF THE SIGNED PROXY CARD SO THAT THEY APPEAR ON THE SAME PAGE AND FAX THE PHOTOCOPY TO CONTINENTAL AT (212) 509-5152,
Attn: Proxy Department. IF YOU HAVE ANY QUESTIONS REGARDING THIS PROCEDURE CALL CONTINENTAL AT (212) 509-4000 x520.